As filed with the Securities and Exchange Commission on September 15, 1998

                                                     Registration No. 333-52889

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                               ---------------

                              Amendment No. 2 to
                                   FORM S-1
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                    SEACOAST FINANCIAL SERVICES CORPORATION
            (Exact name of registrant as specified in its charter)



           Massachusetts                        6712                                04-1659040
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. employer identification number)
 incorporation or organization)      Classification Code Number)

                              791 Purchase Street
                       New Bedford, Massachusetts 02740
                                 (508) 984-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 ---------------
                               KEVIN G. CHAMPAGNE
                     President and Chief Executive Officer


                    SEACOAST FINANCIAL SERVICES CORPORATION

      791 Purchase Street, New Bedford, Massachusetts 02740 (508) 984-6000 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ---------------
                                  Copies to:

                             Peter W. Coogan, Esq.
                          Carol Hempfling Pratt, Esq.
                            Foley, Hoag & Eliot LLP
                             One Post Office Square
                          Boston, Massachusetts 02109
                               ---------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS SUPPLEMENT


                    SEACOAST FINANCIAL SERVICES CORPORATION


                SAVINGS BANKS EMPLOYEES RETIREMENT ASSOCIATION
                                  401(k) PLAN
                    as adopted by Compass Bank for Savings


       (Participation Interests in up to 580,000 shares of Common Stock)


     This Prospectus Supplement is being provided to participants (the "Participants") in the Savings Banks Employees Retirement Association ("SBERA") 401(k) Plan as adopted by Compass Bank for Savings (the "Plan"). Seacoast Financial Services Corporation ("Seacoast Financial"), the parent company of Compass Bank for Savings (the "Bank"), is converting from a mutual bank holding company to a stock bank holding company (the "Conversion"), and is offering for sale shares of common stock of Seacoast Financial, par value $.01 per share (the "Common Stock"), to certain depositors and the public (the "Offering"). Participants are being given the opportunity to direct the trustee of the Plan (the "Trustee") to purchase Common Stock in the Offering with amounts in the Plan allocated to their accounts. The Plan would invest in Common Stock through the Seacoast Financial Stock Fund ("Employer Stock Fund").

     Because the Plan actually purchases the Common Stock, Participants would acquire a "participation interest" in the shares and would not own the shares directly. This Prospectus Supplement relates to Participants' initial election to direct that all or a portion of their Plan accounts be invested in the Employer Stock Fund in the Offering and to their election to invest future contributions in the Employer Stock Fund following the Offering.


     The Prospectus of Seacoast Financial dated               , 1998 (the
"Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion and Offering and the financial condition, results of operations and business of Seacoast Financial. This Prospectus Supplement, which provides information with respect to the Plan, should be read only in conjunction with the Prospectus. For a discussion of certain factors that should be considered by each Participant as to an
investment in the Common Stock, see "Risk Factors" beginning on page    of the
Prospectus.

THE INTERESTS IN THE PLAN AND THE OFFERING OF THE COMMON STOCK HAVE NOT BEEN
  APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY, OR BY ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY, NOR HAS SUCH COMMISSION, DIVISION, CORPORATION, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INTERESTS OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY SEACOAST FINANCIAL OR THE BANK. THE SEACOAST FINANCIAL COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL INVESTED.


     The date of this Prospectus Supplement is                    , 1998.

                               TABLE OF CONTENTS


THE OFFERING ...........................................................     3
 Securities Offered ....................................................     3
 Election to Purchase Common Stock in the Offering; Priorities .........     3
 Value of Participation Interests ......................................     3
 How to Use Plan Funds to Invest in Offering ...........................     3
 Deadline for Participating in Offering ................................     3
 Irrevocability of Election to Participate in Offering .................     4
 Direction to Purchase Common Stock After the Offering .................     4
 Purchase Price of Common Stock ........................................     4
 Nature of a Participant's Interest in Common Stock ....................     4
 Voting Rights of Common Stock .........................................     4
DESCRIPTION OF THE PLAN ................................................     5
 Introduction ..........................................................     5
 Eligibility and Participation .........................................     5
 Contributions Under the Plan ..........................................     5
 Limitations on Contributions ..........................................     5
 Investment of Contributions and Account Balances ......................     6
 Benefits Under the Plan ...............................................     8
 Withdrawals and Distributions from the Plan ...........................     8
 Trustee ...............................................................     9
 Plan Administrator ....................................................     9
 Reports to Plan Participants ..........................................     9
 Amendment and Termination .............................................     9
 Merger, Consolidation or Transfer .....................................    10
 Federal Income Tax Consequences .......................................    10
 ERISA and Other Qualifications ........................................    12
 SEC Reporting and Short-Swing Profit Liability ........................    12
 Financial Information Regarding Plan Assets ...........................    12
LEGAL OPINION ..........................................................    12

                                 THE OFFERING


Securities Offered

     The securities offered hereby are participation interests in the Plan. Up to 580,000 shares (at a purchase price of $10.00 per share) of Common Stock may be acquired in the Offering by the Plan to be held in the Employer Stock Fund. Seacoast Financial is the issuer of the Common Stock. Only employees of the Bank may become Participants in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in the Employer Stock Fund in the Conversion is subject to the priority applicable to the Participant, as set forth in the Plan of Conversion, and as described below. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of Seacoast Financial is contained in the attached Prospectus. The address of the principal executive office of Seacoast Financial and the Bank is 791 Purchase Street, New Bedford, Massachusetts 02740. The telephone number of the Bank is (508) 984-6000.



Election to Purchase Common Stock in the Offering; Priorities

     The Plan has recently been amended to permit each Participant to direct the transfer of all or part of the funds which represent his or her beneficial interest in the assets of the Plan to the Employer Stock Fund. The Trustee of the Plan will subscribe for Common Stock offered for sale in connection with the Offering in accordance with each Participant's directions. In the event the Offering is oversubscribed and the Trustee is unable to use the full amount allocated by a Participant to purchase Common Stock in the Offering, the amount that is not invested in the Employer Stock Fund will be reallocated on a pro rata basis among the other investment options that the Participant has selected. If a Participant chooses not to direct the investment of his or her account balance, the Participant's account balance will remain in the other investment options of the Plan previously directed by the Participant.

     The shares of Common Stock to be sold in the Offering are being offered in the following order of priority: (i) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on December 31, 1996; (ii) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on June 30, 1997; (iii) the Bank's Employee Stock Ownership Plan; and (iv) employees, officers, directors and trustees of the Bank and Seacoast Financial (the "Subscription Offering"). (Subject to the prior rights of holders of subscription rights, Seacoast Financial may also offer Conversion Shares in a community offering and/or a syndicated community offering.) To the extent that Participants fall into one of the Subscription Offering categories, they have subscription rights to purchase shares of Common Stock in the Subscription Offering and are being permitted to use funds in their Plan account to pay for the Common Stock that they may subscribe for. Common Stock so purchased will be placed in the Participant's Employer Stock Fund within his Plan account.

     The limitations on the amount of Common Stock that a person may purchase in the Offering, which are described in the Prospectus, apply to the aggregate of the amount directly purchased by a person in the Offering and the amount purchased by the Trustee with funds allocated to a Participant's Plan account.



Value of Participation Interests

     The assets of the Plan were valued at approximately $5.8 million as of June 30, 1998, representing the aggregate market value of all Participants' accounts and earnings thereon, less previous withdrawals.



How to Use Plan Funds to Invest in Offering

     Accompanying this Prospectus Supplement is a form (the "Investment Election Form") which will enable a Participant to direct that all or a portion of his or her beneficial interest in the Plan, representing Plan contributions through June 30, 1998, be transferred to the Employer Stock Fund. If a Participant wishes to invest all or part of his or her beneficial interest in the assets of the Plan in the Common Stock issued in connection with the Offering, he or she should complete the Investment Election Form.


Deadline for Participating in Offering

     Directions to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Offering must be returned
to Linda Perron no later than   :00 p.m. on               , 1998.

Irrevocability of Election to Participate in Offering

     A Participant's direction to transfer amounts credited to his or her account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Offering is irrevocable.


Direction to Purchase Common Stock After the Offering

     After the Offering, a Participant will continue to be able to direct the investment of past balances and current contributions in the investment options available under the Plan, including the Employer Stock Fund (the percentage invested in any option must be a whole percent). The allocation of a Participant's interest in the various investment options offered under the Plan may be changed each calendar quarter. Special restrictions may apply to transfers directed to and from the Employer Stock Fund by those Participants who are executive officers, directors and principal shareholders of Seacoast Financial who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, Participants who are officers, directors, trustees or Corporators of Seacoast Financial or the Bank will not be able to transfer their initial investment out of the Employer Stock Fund for a period of one year following consummation of the Conversion.



Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Offering will be used in full by the Trustee to purchase shares of Common Stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of Common Stock will be $10.00 per share, the same price as is paid by all other persons who purchase shares of Common Stock in the Offering.

     Subsequent to the Offering, Common Stock purchased by the Trustee will be acquired in open market transactions or from the Seacoast Financial's treasury stock account. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").



Nature of a Participant's Interest in Common Stock

     The Common Stock will be held in the name of the Plan, as Trustee. Shares of Common Stock acquired at the direction of a Participant will be allocated to the Participant's account under the Plan. Therefore, earnings with respect to a Participant's account should not be affected by the investment designations (including investments in Common Stock) of other Participants. The Plan Administrator will vote such allocated shares, if any, as described in the following paragraph.



Voting Rights of Common Stock

     The Plan Administrator generally will exercise voting rights attributable to all Common Stock held by the Employer Stock Fund. For matters involving a tender offer for Seacoast Financial, the Plan Administrator will vote such allocated shares, if any, as directed by Participants with interests in the Employer Stock Fund. Each Participant will be allocated voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised by Participants in the affirmative and negative respectively. For matters not involving a tender offer, the Plan Administrator will vote such allocated shares in his own discretion and Participants will not have an opportunity to direct the voting of shares.

                            DESCRIPTION OF THE PLAN


Introduction

     The Bank adopted the Plan and related Adoption Agreement effective July 1, 1992. The Board of Directors of the Bank has voted to include the Employer Stock Fund as an investment option. The Plan is a profit sharing plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank has obtained a ruling from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code, and its related trust is tax exempt under Section 501(a) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to Participants (as defined below) or beneficiaries under the Plan.

     Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the Plan. Copies of the Plan are available to all employees by filing a request with the Bank, 791 Purchase Street, New Bedford, Massachusetts 02740, Attention: Linda
M. Perron. Each employee is urged to read carefully the full text of the Plan.


Eligibility and Participation

     Any employee of the Employer is eligible to become a Participant in the Plan on the first day of the month following completion of one (1) Year of Service, as defined, with the Bank, provided he or she has reached age 21 at such time. A Year of Service is defined as the 12 month period during which an employee completes at least 1,000 hours of service with the Bank. The plan year is November 1 to October 31 (the "Plan Year").

     As of June 30, 1998, there were approximately 307 employees eligible to participate in the Plan, and 286 employees participating by making elective deferral contributions.


Contributions Under the Plan

     401(k) Plan Contributions. Each Participant of the Plan is permitted to elect to defer such Participant's Pay (as defined below) on a pre-tax basis up to the lesser of 15% of annual Pay (expressed in terms of whole percentages) or the applicable limit under the Code (for 1998, the applicable limit is $10,000) and subject to certain other restrictions imposed by the Code, and to have that amount contributed to the Plan on such Participant's behalf. For purposes of the Plan, "Pay" means, generally, a Participant's total pay received from the Bank as reported on IRS Form W-2 for purposes of income-tax withholding. In 1998, the annual Pay of each Participant taken into account under the Plan was and is limited to $160,000. (Limits established by the IRS are subject to increase pursuant to an annual cost of living adjustment, as permitted by the
Code). A Participant may elect to modify the amount contributed to the Plan, effective on the first day of the month, by filing a new deferral agreement at least 15 days prior to the effective date of the modification.

     Employer Contributions. The Bank currently makes matching contributions to the Plan equal to 50% of the elective deferral contributions, up to a maximum of 6% of the Participant's Pay for the Plan Year. The Plan does not require that the Bank make a matching contribution.


Limitations on Contributions

     Limitation on Employee Salary Deferrals. The annual amount of deferred Pay of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed the limitation contained in Section 402(g) of the Code, adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions and forfeitures allocated to each Participant's account during any Plan Year may not exceed the lesser of $30,000 or 25% of the Participant's Compensation (as defined) for the Plan Year. In addition, annual additions are limited to the extent necessary to prevent contributions on behalf of any employee from exceeding the employee's combined plan limit, i.e., a limit that takes into account the contributions and benefits made on behalf of an employee to all plans of the Bank.

     Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of elective deferral contributions and matching contributions that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of elective deferral contributions made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the "actual deferral percentage" ("ADP") (i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution if any, for the Plan Year over the employee's Pay), of the Highly Compensated Employees must meet either of the following tests: (i) the ADP of the eligible Highly Compensated Employees is not more than 125% of the ADP of all other eligible employees, or (ii) the ADP of the eligible Highly Compensated Employees is not more than 200% of the ADP of all other eligible employees, and the excess of the ADP for the eligible Highly Compensated Employees over the ADP of all other eligible employees is not more than two percentage points. Similarly, the actual contribution percentage ("ACP") (i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the Plan Year over the employees Pay) of the Highly Compensated Employees must meet either of the following tests: (i) the ACP of the eligible Highly Compensated Employees is not more than 125% of the ACP of all other eligible employees, or (ii) the ACP of the eligible Highly Compensated Employees is not more than 200% of the ACP of all other eligible employees, and the excess of the ACP for the eligible Highly Compensated Employees over the ACP of all other employees is not more than two percentage points.

     In general, for Plan Years beginning in 1998, a Highly Compensated Employee includes any employee, who, (1) during the Plan Year or the preceding Plan Year, was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of an employer, or stock possessing more than 5% of the total combined voting power of all stock of an employer), or (2) for the preceding Plan Year, received Pay from an employer in excess of $80,000 (in
1998), and (if the employer elects for a Plan Year) was in the group consisting of the top 20% of employees when ranked on the basis of Pay paid during the Plan Year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the ADP limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed first to Highly Compensated Employees with the greatest dollar amount deferrals, and so on, until the Plan satisfies the ADP test, before the close of the following Plan Year. Moreover, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are re-characterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the Plan Year in which they arose.


Investment of Contributions and Account Balances

     All amounts credited to Participants' accounts under the Plan are held in the Plan trust (the "Trust"), which is administered by SBERA, as trustee.

     Prior to the effective date of the Offering, Participants have been provided the opportunity to direct the investment of their accounts into one of the following options (the "Funds"):


   Money Market Account         Index 500 Account
   Equity Account               Enhanced Index Account
   Bond Account                 Small Cap Equity Account
   Asset Allocation Account     International Equity Account



     The Plan now provides that in addition to the Funds specified above, a Participant may direct the Trustee to invest all or a portion of his account in the Employer Stock Fund.


     The Plan provides that a Participant may elect to change the investment mix of past contributions (as adjusted to reflect then current market value of the Participant's investment options) by directing the Trustee to transfer all or a portion of the Participant's account balance from one investment option to another. A Participant may also elect to change the investment mix of future contributions. Neither election will affect the other. Such elections may be made by completing a Change in Investment form (available from Linda Perron). These elections will be effective as of the last day of the calendar quarter for which the election is made, provided that notice to the Plan Administrator is received by the close of business on the first business day following the second day of the month following the last month of the quarter for which the election is made.



     A. Previous Funds

     Prior to the effective date of the Offering, contributions under the Plan have been invested in the eight Funds specified above. The average compounded rates of return as of June 30, 1998 are as follows:



                                                                                One Year      Three Year     Five Year
                                                                                 Average        Average       Average
                                                             Year to Date      Annualized     Annualized     Annualized
                                          Quarter Ended       (January 1-      Compounded     Compounded     Compounded
                                          June 30, 1998     June 30, 1998)       Return         Return         Return
                                         ---------------   ----------------   ------------   ------------   -----------
Money Market Account .................         1.31%              2.65%            5.44%          5.57%         5.02%
Asset Allocation Account .............         1.03%              9.99%           14.73%         17.61%        14.43%
Equity Account .......................         -.22%             12.58%           19.69%         24.05%        19.04%
Bond Account .........................         1.23%              3.24%            8.49%          6.71%         6.21%
Enhanced Index Account ...............         3.22%             18.80%           29.05%         29.44%        22.86%
Index 500 Account ....................         3.33%             17.74%           30.23%         30.17%        22.94%
International Equity Account .........         2.48%             16.62%           14.91%         17.90%        13.08%
Small Cap Equity Account .............        -3.65%              8.25%           14.91%         25.84%        24.57%



     The following is a description of each of the Plan's eight investment
Funds:

     The Money Market Account seeks the maximum current income that is consistent with preservation of capital and liquidity. The account intends to maintain a consistent net cash value of $1.00 per share. The objective of the account is to consistently out-perform the Donoghue Money Fund Average. The account is managed by SBERA.

     The Asset Allocation Account seeks to offer a competitive long-term total return and below-average volatility through a balanced and diversified investment approach. The account invests in a carefully selected portfolio of mutual funds that emphasizes either equity, fixed income, or money market securities, both foreign and domestic. The Asset Allocation Account is managed by Putnam Investments.

     The Equity Account seeks long-term growth of capital and income by investing in common stocks of domestic and foreign companies. This account is managed by five investment advisors selected by the Board of Trustees of SBERA.

     The Bond Account's objective is to produce a positive real rate of return after inflation with a high degree of stability and limited volatility. The entire portfolio will be invested in United States Treasury obligations, Government National Mortgage Association mortgage-backed certificates, other United States Agency obligations and cash equivalents. The goal of the account is to exceed the returns of the Lehman Brothers Mortgage Backed Securities Index. The account is managed by Putnam Investment Management.

     The Enhanced Index Account is a domestic common stock portfolio. The goal of the account is to consistently provide excess returns over the Standard & Poor's 500 Index. The account seeks to control risk by maintaining portfolio characteristics and industry weights similar to those of the S&P 500 Index. This account is managed by the Fidelity Management Trust Company.


     The Index 500 Account attempts to provide investment results that parallel the performance of the Standard & Poor's 500 Composite Stock Price Index. The portfolio holds all of the 500 underlying securities in proportion to their weighting in the Index. Given this objective, the account is expected to provide investors with long-term growth of capital and income. This account is administered by The Vanguard Group.


     The International Equity Account's objective is to obtain long-term growth through a diversified portfolio of marketable equity securities of foreign companies. The performance objective is to outperform the Morgan Stanley Capital International EAFE (Europe, Australia, Far East) Index in U.S. dollars over a market cycle. This account is managed by Putnam International Equity Management.


     The Small Cap Equity Account's investment objective is capital appreciation. The account is designed for participants willing to assume above-average risk in exchange for above-average capital potential. The account invests primarily in common stocks of small to medium-sized companies that the account's investment advisor believes have potential for capital appreciation significantly greater than the market average. The account is administered by Putnam Investment Management.


     B. The Employer Stock Fund

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Offering. After the Offering, the Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on Common Stock held in the Employer Stock Fund, to purchase shares of Common Stock of Seacoast Financial. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in money market accounts.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of Seacoast Financial and the Bank and market conditions for the Common Stock generally.


     INVESTMENT IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISKS IN INVESTMENT IN COMMON STOCK OF SEACOAST FINANCIAL. FOR A DISCUSSION OF THESE RISK FACTORS, SEE THE PROSPECTUS.


Benefits Under the Plan

     Vesting. A Participant, at all times, has a fully vested, nonforfeitable interest in his or her account under the Plan.


Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Withdrawals Prior to Termination of Employment. A Participant may make a withdrawal from his or her elective deferral contributions (and earnings thereon) prior to termination of employment only in the event of financial hardship, subject to the hardship distribution rules under the Plan. These requirements insure that Participants have a true financial need before a withdrawal may be made.

     Loans. A Participant may apply for a loan through the Bank's personnel department.

     Distribution Upon Retirement or Disability. Unless an optional form of benefit has been elected, the automatic form of benefit payable to a Participant who retires, incurs a disability, or otherwise terminates employment shall be a life annuity (for married participants, a qualified joint and survivor annuity). A Participant may elect to receive a lump sum payment; however, if the Participant is married, spousal consent is required.

     Distribution Upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment shall have his or her benefits paid to the surviving spouse or beneficiary under one or more of the forms available under the Plan.

     Distribution Upon Termination for Any Other Reason. Distribution of benefits to a Participant who terminates employment for any reason other than retirement, disability or death whose account balance exceeds $5,000 will be made on the Participant's normal retirement date unless the Participant requests otherwise. Distribution of benefits to Participants whose account balances do not exceed $5,000 will be made as soon as administratively practicable following termination of employment but shall be made on the occurrence of an event which would result in a distribution had the Participant remained in the employ of the Bank (i.e., upon the Participant's death, disability, or attainment of early or normal retirement age). Alternatively, at the Participant's election, a Participant may receive a distribution of his account after he ceases to be an employee.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.



Trustee

     SBERA has been appointed as trustee of the Plan. SBERA is governed by a Board of Trustees whose members are elected by the savings banks (including the Bank) that have adopted the SBERA 401(k) Plan.


     The Trustee receives, holds and invests the contributions to the Employer Stock Fund of the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.


Plan Administrator

     Pursuant to the terms of the Plan, the Plan is administered by the plan administrator (the "Plan Administrator"). The name, address and telephone number of the Plan Administrator, are as follows: Thomas Forese, Jr., c/o SBERA, One Linscott Road, Box 4046, Woburn, Massachusetts 01801, (781) 938-3500. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries, and others under Sections 104 and 105 of ERISA.


Reports to Plan Participants

     The Plan Administrator will furnish to each Participant a statement quarterly showing (i) the balance in the Participant's account as of the end of that period, (ii) the amount of contributions allocated to such Participant's account for that period, and (iii) the adjustments to such Participant's account to reflect earnings or losses (if any).


Amendment and Termination

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his or her accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.


Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).


Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Participants are urged to consult their tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

     The Plan is qualified under Section 401(a) and 401(k) of the Code and the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is qualified under these sections of the Code is afforded special tax treatment which include the following: (1) the Bank is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the Bank on their behalf; and (3) Earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's account and the investment earnings on the account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

   (b) Income earned on assets held by the Trust will not be taxable to the Trust.


     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a lump sum distribution ("Lump Sum Distribution") if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59-1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plan maintained by the Bank which is included in such distribution.


     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in the Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit-sharing plan maintained by the
Bank), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1985 may elect to have their Lump Sum Distribution taxed under either the five- year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Contribution to Another Qualified Plan or to an IRA. A Participant may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution (including the proceeds from the sale of any Common Stock included in the Lump Sum Distribution) to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the Participant, to another qualified plan or to an individual retirement account ("IRA"). If less than the total taxable amount of a Lump Sum Distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in the Participant's income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment. Additionally, a Participant may defer the federal income taxation of any portion of an amount distributed from the Plan on account of the Participant's disability or separation from service, generally, if the amount is distributed within one taxable year of the Participant, and such amount is contributed, within 60 days after the date of its receipt by the Participant, to an IRA. Prior to 1993, following the partial distribution of a Participant's account, any remaining balance under the Plan (and the balance to the credit of the Participant under any other profit sharing plan sponsored by the Bank) would not be eligible for the special averaging rules or for capital gains treatment. For these purposes, a "partial distribution" is a distribution within one taxable year of the Participant equal to at least 50% of the balance of a Participant's account ("Partial Distribution").

     Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life or the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and
(3) any other distributions excepted under applicable federal law.

     The beneficiary of a Participant who is the Participant's surviving spouse also may defer federal income taxation of all or any portion of a distribution from the Plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by the surviving spouse, to an IRA. If all or any portion of the total taxable amount of a Lump Sum Distribution is contributed by the surviving spouse of a Participant to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by the Participant's surviving spouse that is not contributed to another qualified plan or to an IRA within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59-1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate or a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) payments made to an alternate payee pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.


ERISA and Other Qualifications

     The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. Accordingly, each Participant is urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.


SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors, and persons beneficially owning more than 10% of public companies such as Seacoast Financial. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within 10 days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales and gifts must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Certain discretionary transactions in and beneficial ownership of the Common Stock through the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than 10% of the Common Stock of the Company must be reported to the SEC by such individuals.


     In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by Seacoast Financial of profits realized by an executive officer, director or any person beneficially owning more than 10% of Seacoast Financial's Common Stock ("Section 16(b) Persons") resulting from non-exempt purchases and sales of Seacoast Financial's Common Stock within any six-month period.


     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of
Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution.


Financial Information Regarding Plan Assets

     Financial statements for the Plan for the year ended October 31, 1997 are attached to this Prospectus Supplement.



                                 LEGAL OPINION


     The validity of the issuance of the Common Stock will be passed upon by Foley, Hoag & Eliot LLP, which firm is acting as special counsel to Seacoast Financial in connection with Seacoast Financial's conversion from a mutual bank holding company to a stock bank holding company and the Offering.

           SAVINGS BANKS EMPLOYEES RETIREMENT ASSOCIATION 401(k) PLAN


                    AS ADOPTED BY COMPASS BANK FOR SAVINGS

              FINANCIAL STATEMENT TO ACCOMPANY THE 1996 FORM 5500


           ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN UNDER ERISA OF 1974


            FOR THE YEARS ENDED OCTOBER 31, 1997 AND OCTOBER 31, 1996

          SAVINGS BANKS EMPLOYEES RETIREMENT ASSOCIATION 401(k) PLAN
                    AS ADOPTED BY COMPASS BANK FOR SAVINGS



           INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES For the Years Ended October 31, 1997 and October 31, 1996





                                                                               Page(s)
                                                                              --------
Independent Auditor's Report ..............................................        1
Statements of Net Assets Available for Pension Benefits ...................        2
Statements of Changes in Net Assets Available for Pension Benefits ........        3
Notes to Financial Statements .............................................      4-7
Supplemental Schedules:
 Item 27a--Schedule of Assets Held for Investment Purposes ................        8
 Item 27d--Schedule of Reportable Transactions ............................        8

                           T.C. EDWARDS & CO., P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                                  Since 1902



The Board of Directors
Savings Banks Employees Retirement Association:


We have audited the accompanying Statement of Net Assets Attributable to 401(k) Plan Participant Balances of the Savings Banks Employees Retirement Association ("SBERA") 401(k) Plan as adopted by Compass Bank For Savings (the "Plan") as of October 31, 1997 and the related Statement of Changes in Net Assets Attributed to 401(k) Plan Participant Balances for the year then ended. These financial statements are the responsibility of the Plan's trustees. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the plan as of October 31, 1996 were audited by other auditors whose report dated May 28, 1997, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Plan's net assets attributable to 401(k) plan participant balances as of October 31, 1997, and the changes therein for the year then ended in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Woburn, Massachusetts
May 19, 1998

                               SBERA 401(k) PLAN
                    AS ADOPTED BY COMPASS BANK FOR SAVINGS


   Statements of Net Assets Attributable to 401(k) Plan Participant Balances
                     October 31, 1997 and October 31, 1996



                                                                             October 31,     October 31,
                                                                                 1997           1996
                                                                            -------------   ------------

   Loans to participants ................................................    $  134,230     $   94,462
   Investments, at fair value:
    Interest in SBERA common/collective trust ...........................     4,442,911      3,197,626
                                                                             ----------     ----------
    Net assets attributable to 401(k) plan participant balances .........    $4,577,141     $3,292,088
                                                                             ==========     ==========



   The accompanying notes are an integral part of these Financial Statements.

                               SBERA 401(k) PLAN
                    AS ADOPTED BY COMPASS BANK FOR SAVINGS


Statements of Changes in Net Assets Attributable to 401(k) Plan Participant
                                   Balances

           For the Years Ended October 31, 1997 and October 31, 1996




                                                                  October 31,      October 31,
                                                                      1997            1996
                                                                 -------------   --------------
   Contributions:
    Employee .................................................    $  510,747       $  460,719
    Employer .................................................       216,344          191,713
    Employee Rollovers .......................................        65,241           62,701
    Loan Repayments ..........................................        85,354           29,536
                                                                  ----------       ----------
       Total Contributions ...................................       877,686          744,669
                                                                  ----------       ----------
   Investment Income:
   Net investment gain from investment in SBERA common/
    collective trust .........................................       683,488          487,477
                                                                  ----------       ----------
   401(k) Disbursements:
    Participant balances paid ................................      (276,121)        (134,899)
                                                                  ----------       ----------
   Net assets attributable to 401(k) plan participant balances
    Beginning of period ......................................     3,292,088        2,194,841
                                                                  ----------       ----------
    End of period ............................................    $4,577,141       $3,292,088
                                                                  ==========       ==========



   The accompanying notes are an integral part of these Financial Statements.

                               SBERA 401(k) PLAN
                     AS ADOPTED BY COMPASS BANK FOR SAVINGS

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF PLAN

     The following brief description of the Savings Banks Employees Retirement Association ("SBERA") 401(k) Plan as adopted by Compass Bank For Savings (the "Bank") is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.


General

     The Plan is part of the SBERA 401(k) Savings Plan common/collective trust (the "Trust"). Under the trust agreement, the Plan owns a portion of the net assets of the Trust. Within the Trust, each plan's assets are jointly invested and the return on the assets is allocated monthly to each plan based on the percentage of ownership each plan had in the Trust's net assets at the end of the prior month. Contributions made to and benefits paid from the Trust for the Plan result in increases or decreases in the Plan's ownership percentage in the net assets of the Trust.

     The Plan is a defined contribution plan covering substantially all employees of the Bank. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


Participation

     To become eligible for participation, an employee must be at least age 21 and must have completed 1 year of service. Upon reaching retirement age, a participant can direct distribution of balances under several options described by the 401(k) plan document.

     Participants may contribute 1% to 15% of their annual earnings on a pretax basis, subject to maximum annual limits. Participants may change their investment options quarterly. The bank may also match a portion of the employee's contribution as outlined in the Plan's adoption agreement.


Withdrawals

     Participants may withdraw contributions only after termination of service or, subject to the consent of the Plan Administrator, in the case of financial hardship. Upon termination of employment, retirement or death, all salary deferrals and the vested portion of employer contributions are payable to the participant or their beneficiary.


Vesting

     Participants are at all times 100% vested in their own contributions to the Plan. Employer contributions, if any, will be 100% vested or vested according to a schedule elected by the employer in the Plan's adoption agreement.


Plan Termination

     Although it has not expressed any intent to do so, the Bank has the right to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.


Participant Loans

     Loans may be made to participants when directed by the Plan Administrator upon request by the participant. Each loan shall bear interest at the prime rate as published in the Wall Street Journal on the last day of the previous month prior to the origination of the loan, plus one percentage point. The rate is fixed for the duration of the loan. Interest and principal are repaid and credited to the participant's accounts based on the participant's current investment choices.

     The maximum loan amount is one-half of the participant's vested 401(k) account balance, not to exceed fifty thousand dollars. The minimum loan amount is one thousand dollars. Loans are repayable over a period of up to five years.


Benefit Payments

     Benefits are recorded when paid.

                               SBERA 401(k) PLAN
               AS ADOPTED BY COMPASS BANK FOR SAVINGS (Continued)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

(1) DESCRIPTION OF PLAN (Continued)

Investment Options

     Participants may direct the investment of their elective deferrals and any employer matching contributions to any of eight investment accounts in accordance with the participant's election. Earnings in these funds and/or market gains or losses are reflected in their changing unit values or returns.


     Money Market Account
     A portfolio of U.S. Treasury or agency obligations with maturities of six months or less.


     Equity Account
     A diversified portfolio of domestic and international stocks.


     Bond Account
     A portfolio of U.S. Treasury obligations and other obligations guaranteed by the U.S. Government or its agencies.


     Asset Allocation Account
     A portfolio of domestic and international common stocks, bonds and money market investments.


     Index 500 Account
     A portfolio of domestic stocks based upon the Standard & Poor's 500 Composite Price Index.


     Enhanced Index Account
     A portfolio of domestic stocks based upon Standard & Poor's 500 Composite Price Index invested only in stocks held by Fidelity Investment's mutual funds.


     Small Cap Equity Account
     A portfolio of common stocks of small to medium sized companies.


     International Equity Account
     A portfolio of international equity securities.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Basis of Presentation

     The financial statements of the Plan have been prepared in conformity with generally accepted accounting principles.


 (b) Valuation of Investments

     Investments consist of assets held in the Trust and are valued at their fair market value as of October 31, 1997 and October 31, 1996. Participant loans are valued at cost which approximates market value.

     The Trust reports bond and other obligations, short-term investments and equity securities at fair values based on published quotations. Interest earned is recorded on the accrual basis; dividends are recorded when received. Purchases and sales of investments are recorded on a trade date basis. Gains or losses on investments sold are calculated using the average cost identification method.


 (c) Use of Estimates

     In addition, the preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets at

                               SBERA 401(k) PLAN
               AS ADOPTED BY COMPASS BANK FOR SAVINGS (Continued)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the date of the financial statements and the reported amounts of changes in net assets available for Plan benefits during the reporting period. These significant estimates include the accumulated plan benefits and market values of investments. Actual results could differ from those estimates.


(3) INVESTMENTS
     The plan owned approximately .96% of the fair market value of the Trust net assets at October 31, 1997. The total net assets of the Trust at October 31, 1997 were:

   Cash .................................................    $ 20,078,891
                                                             ------------
   Investments:
    Bonds and other obligations:
     U.S. Government and agency obligations .............      67,848,952
     Other bonds and obligations ........................      11,376,695
                                                             ------------
       Total bonds and other obligations ................      79,225,647
     Short-term investments .............................      23,284,001
     Equity securities, primarily common stocks .........     299,228,128
     Guaranteed investment contract .....................      54,200,000
     Loans to participants ..............................       1,823,178
                                                             ------------
       Total Investments ................................     457,760,954
    Other assets (liabilities), net .....................       1,092,881
                                                             ------------
   Total trust net assets ...............................    $478,932,726
                                                             ============

(4) TRUST INCOME
     Trust income for the year ended October 31, 1997 was comprised of:

   Investment income:
     Net realized gains on investments ..................    $ 47,883,345
     Interest and dividends .............................      17,968,343
     Net unrealized appreciation of investments .........       9,345,771
                                                             ------------
       Total investment income ..........................      75,197,459
   Administrative expenses ..............................      (1,015,441)
                                                             ------------
       Total trust income ...............................    $ 74,182,018
                                                             ============
   Portion allocated to the Plan ........................    $    683,488
                                                             ============

(5) ADMINISTRATION OF THE PLAN

     Investment expenses of the Trust and Plans, such as custodial and advisory fees, are borne by the Trust. Investment transaction fees are borne by the Trust and are recorded as part of the cost of investments acquired. Miscellaneous fees, including audit fees, are allocated to the Plan's sponsor.

                               SBERA 401(k) PLAN
               AS ADOPTED BY COMPASS BANK FOR SAVINGS (Continued)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

(6) FEDERAL INCOME TAXES

     The SBERA 401(k) Plan is a Volume Submitter Plan which has been approved by the Internal Revenue Service (IRS). SBERA is presently in the process of requesting individual determination letters from the IRS for each adopting employer. The Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.


(7) 401(k) PLAN FUND INFORMATION 1997


                              Money                           Asset      Index
                              Market    Equity     Bond    Allocation     500
                             Account   Account   Account     Account    Account
                            --------- --------- --------- ------------ ---------
Balance,
 October 31, 1996 ......... 575,309   609,016   236,446   232,459      482,234
Contributions ............. 150,003   134,340    45,397    69,079      127,833
Withdrawals ............... -38,254    -9,390    -4,016    -8,061      -11,612
Transfers ................. 111,141   -41,336   -43,256    -6,711      -55,544
Interest Income ...........  37,872         0         0         0            0
Appreciation ..............       0   145,174    19,875    39,344      145,566
Balance,
 October 31, 1997 ......... 836,071   837,804   254,446   326,110      688,477



                             Enhanced   Small Cap   Internat'l   Employer
                               Index      Equity      Equity      Stock    Participant
                              Account    Account      Account    Account      Loans       TOTAL
                            ---------- ----------- ------------ --------- ------------ -----------
Balance,
 October 31, 1996 ......... 367,182    577,245     117,735          0      94,462      3,292,088
Contributions ............. 100,673    138,823      26,184          0           0        792,332
Withdrawals ...............  -7,912    -41,914     -40,461          0           0       -161,620
Transfers .................  -2,487    -26,537      35,584          0      29,146              0
Interest Income ...........       0          0           0          0      10,622         48,494
Appreciation .............. 118,579    111,323      25,986          0           0        605,847
Balance,
 October 31, 1997 ......... 576,035    758,940     165,028          0     134,230      4,577,141

                               SBERA 401(k) PLAN
                     AS ADOPTED BY COMPASS BANK FOR SAVINGS

                            SUPPLEMENTAL SCHEDULES

 October 31, 1997 and for the period November 1, 1996 through October 31, 1997


Item 27a--Schedule of Assets Held for Investment Purposes


         Issue                    Description               Cost        Current Value
-----------------------   --------------------------   -------------   --------------
* The Savings Bank        Savings Bank Employees        $3,683,481       $4,442,911
  Employees Retirement    Retirement Association
  Association             Common/Collective Trust

* Participant Loans       Interest of prime at          $  134,230       $  134,230
                          loan origination plus 1%

Item 27d--Schedule of Reportable Transactions
     Investments that represent 5% or more of total net assets available for the Plan under the Trust's 401(k) benefits are as follows:


                                         Cost         Current Value
                                    --------------   --------------
Savings Bank Employees
Retirement Association
Common/Collective Trust .........    $ 3,683,481      $ 4,442,911

------------
* Party in interest to the Plan

PROSPECTUS SUPPLEMENT



                    SEACOAST FINANCIAL SERVICES CORPORATION


                            COMPASS BANK FOR SAVINGS


                     EXECUTIVE DEFERRED COMPENSATION PLAN



           (Plan Investment in up to 35,000 shares of Common Stock)


     This Prospectus Supplement is being provided to participants (the "Participants") in the Compass Bank for Savings Executive Deferred Compensation Plan (the "Plan"). Seacoast Financial Services Corporation ("Seacoast Financial"), the parent company of Compass Bank for Savings (the "Bank"), is converting from a mutual bank holding company to a stock bank holding company (the "Conversion"), and is offering for sale shares of common stock of Seacoast Financial, par value $.01 per share (the "Common Stock"), to certain depositors and the public (the "Offering"). Participants are being given the opportunity to request that the trustee of the "Rabbi" Trust that holds the assets of the Plan (the "Trustee") purchase Common Stock in the Offering with amounts in the Plan allocated to their accounts. The Plan would invest in Common Stock through the Seacoast Financial Stock Fund ("Employer Stock Fund").


     This Prospectus Supplement relates to Participants' initial election to direct that all or a portion of their Plan accounts be invested in the Employer Stock Fund in the stock offering and also to their election to have future contributions invested in the Employer Stock Fund following the Offering.



     The Prospectus of Seacoast Financial dated               , 1998 (the
"Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion and Offering and the financial condition, results of operations and business of Seacoast Financial. This Prospectus Supplement, which provides information with respect to the Plan, should be read only in conjunction with the Prospectus. For a discussion of certain factors that should be considered by each Participant as to an
investment in the Common Stock, see "Risk Factors" beginning on page    of the
Prospectus.


THE INTERESTS IN THE PLAN AND THE OFFERING OF THE COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY, OR BY ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY, NOR HAS SUCH COMMISSION, DIVISION, CORPORATION, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THE INTERESTS OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY SEACOAST FINANCIAL OR THE BANK. THE SEACOAST FINANCIAL COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL INVESTED.



     The date of this Prospectus Supplement is                    , 1998.

                               TABLE OF CONTENTS


THE OFFERING .......................................................   3
 Securities Offered ................................................   3
 Election to Purchase Common Stock in Offering; Priorities .........   3
 Value of Participation Interests ..................................   3
 How to Request Trustee to Invest in Offering ......................   3
 Deadline for Participating in Offering ............................   3
 Irrevocability of Election to Participate in Offering .............   3
 Request to Purchase Common Stock After Offering ...................   4
 Purchase Price of Common Stock ....................................   4
 Nature of a Participant's Interest in Common Stock ................   4
 Voting Rights of Common Stock .....................................   4
DESCRIPTION OF THE PLAN ............................................   5
 Introduction ......................................................   5
 Eligibility and Participation .....................................   5
 Deferrals Under Plan ..............................................   5
 Investment of Deferred Compensation ...............................   5
 Withdrawals and Distributions from the Plan .......................   7
 Administration of Plan ............................................   7
 Reports to Plan Participants ......................................   7
 Amendment and Termination .........................................   7
 Change in Control .................................................   7
 Federal Income Tax Consequences ...................................   7
 SEC Reporting and Short-Swing Profit Liability ....................   7
LEGAL OPINION ......................................................   8

                                 THE OFFERING


Securities Offered

     Up to 35,000 shares (assuming a purchase price of $10.00 per share) of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. Seacoast Financial is the issuer of the Common Stock. Only senior management employees of the Bank may become Participants in the Plan. The Common Stock to be acquired by the Plan is conditioned on the consummation of the Conversion. A Participant's investment in the Employer Stock Fund in the Conversion is subject to the priority applicable to the Participant, as set forth in the Plan of Conversion, and as described below. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of Seacoast Financial is contained in the attached Prospectus. The address of the principal executive office of the Bank is 791 Purchase Street, New Bedford, Massachusetts 02740. The telephone number of the Bank is (508) 984-6000.



Election to Purchase Common Stock in Offering; Priorities

     The Trustee will subscribe for Common Stock offered for sale in connection with the Offering in accordance with each Participant's preferences. In the event the Offering is oversubscribed and the Trustee is unable to use the full amount allocated by a Participant to purchase Common Stock in the Offering, the amount that is not invested in the Employer Stock Fund will be reallocated on a pro rata basis among the other investment options that the Participant has selected. If a Participant fails to request the Trustee to invest all or a portion of his or her account balance in the Employer Stock Fund, the Participant's account balance will remain in the other investment options of the Plan previously requested by the Participant.

     The shares of Common Stock to be sold in the Offering are being offered in the following order of priority: (i) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on December 31, 1996; (ii) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on June 30, 1997; (iii) the Bank's Employee Stock Ownership Plan; and (iv) employees, officers, directors and trustees of the Bank and Seacoast Financial (the "Subscription Offering"). (Subject to the prior rights of holders of subscription rights, Seacoast Financial may also offer Conversion Shares in a community offering and/or a syndicated community offering.) To the extent that Participants fall into one of the Subscription Offering categories, they have subscription rights to purchase shares of Common Stock in the Subscription Offering and are being permitted to request the Trustee to use funds in their Plan account to pay for the Common Stock that they may subscribe for. Common Stock so purchased will be placed in the Participant's Employer Stock Fund within his Plan account.

     The limitations on the amount of Common Stock that a person may purchase in the Offering, which are described in the Prospectus, apply to the aggregate of the amount directly purchased by a person in the Offering and the amount purchased by the Trustee with funds allocated to a Participant's plan account.



Value of Participation Interests

     The assets of the Plan were valued at approximately $345,827 as of June 30, 1998, representing the aggregate market value of all Participants' accounts and earnings thereon, less previous withdrawals.



How to Request Trustee to Invest in Offering

     Each Participant will receive a form which will enable a Participant to request that all or a portion of his or her account balance be transferred to the Employer Stock Fund (the "Investment Election Form"). If a Participant wishes that all or part of his or her account balance be invested in the Common Stock issued in connection with the Offering, he or she should complete the Investment Election Form.


Deadline for Participating in Offering

     Requests to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Offering must be returned
to Linda Perron no later than   :00 p.m. on               , 1998.


Irrevocability of Election to Participate in Offering

     A Participant's direction to transfer amounts credited to his or her account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Offering is irrevocable.

Request to Purchase Common Stock After Offering

     After the Offering, a Participant will continue to be able to request the investment of past balances and current deferrals in the investment options available under the Plan, including the Employer Stock Fund (the percentage invested in any option must be a whole percent). The allocation of a Participant's account balance among the various investment options offered under the Plan may be changed each month. Special restrictions may apply to transfers directed to and from the Employer Stock Fund by those Participants who are executive officers, directors and principal shareholders of Seacoast Financial who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, Participants (all of whom are officers of Seacoast Financial or the Bank) will not be able to request the Trustee to transfer the initial investment of their account balance out of the Employer Stock Fund for a period of one year following consummation of the Conversion.



Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Offering will be used by the Trustee to purchase shares of Common Stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of Common Stock will be $10.00 per share, the same price as is paid by all other persons who purchase shares of Common Stock in the Offering. Subsequent to the Offering, Common Stock purchased by the Trustee will be acquired in open market transactions or from Seacoast Financial's treasury stock account.



Nature of a Participant's Interest in Common Stock

     Participants in the Plan do not have any beneficial interest in or contractual right to the assets in the Trust, including the Common Stock purchased by the Trustee in accordance with Participants' preferences. The assets that the Bank has contributed to the Trust consist of an amount equal to the compensation that Participants have elected to defer. As beneficiary of the Trust, the Bank has authorized the Trustee to invest the Bank's contribution to the Trust in various investment options in accordance with Participants' preferences, and to establish an account for each Participant. Upon retirement from the Bank, a Participant has a contractual right to receive from the Bank an amount equal to the amount of his or her deferred compensation, as adjusted to reflect the then current market value of the assets in which the Trustee has invested that Participant's account balance.

     The Common Stock will be held in the name of the Trustee. Shares of Common Stock acquired in accordance with the preferences of a Participant will be allocated to the Participant's account under the Plan. Therefore, earnings with respect to a Participant's account should not be affected by the investment designations (including investments in Common Stock) of other Participants.



Voting Rights of Common Stock

     The Trustee generally will exercise voting rights attributable to all Common Stock held by the Employer Stock Fund. The Trustee will vote such allocated shares, if any, in his discretion.

                            DESCRIPTION OF THE PLAN


Introduction

     The Bank adopted the Plan effective October 1, 1995. The Board of Directors of the Bank has voted to include the Employer Stock Fund as an investment option. The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the Plan. Copies of the Plan are available to all participants by filing a request with the Bank, 791 Purchase Street, New Bedford, Massachusetts 02740, Attention: Linda M. Perron. Each Participant is urged to read carefully the full text of the Plan.


     The Plan is intended to qualify as an unfunded plan, maintained by the Bank primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees. As such, the Plan is exempt from having to comply with Part 2 (Participation and Vesting), Part 3 (Funding) and Part 4 (Fiduciary Responsibility) of Title I of ERISA, but is subject to Part 1 (Reporting and Disclosure) and Part 5 (Administration and Enforcement) of Title I of ERISA.


Eligibility and Participation

     The President of the Bank and other senior management employees of the Bank from time to time designated by the President are eligible to participate in the Plan. As of June 30, 1998, there were approximately 17 employees eligible to participate in the Plan, and nine employees participating by making elective deferral contributions.



Deferrals Under Plan

     Each Participant in the Plan is permitted to elect to defer from 1% to 15%, in whole percentages, of his or her gross salary and from 1% to 100%, in whole percentages, of his or her annual bonus otherwise payable in cash. Deferral elections must be made in writing on or before the December 31 preceding the year during which the compensation is to be earned, except that elections for the first year of eligibility must be made within 30 days of the date of initial eligibility.



Investment of Deferred Compensation

     All amounts credited to Participants' accounts under the Plan are held in a "Rabbi" Trust, which is administered by Northeast Retirement Services, Inc. as Trustee.

     Prior to the effective date of the Offering, the Trustee has invested Participants' accounts in one of the following mutual funds (the "Funds") in accordance with Participants' preferences:


   [bullet] Barron Asset Fund

   [bullet] Dodge and Cox Stock Fund

   [bullet] T. Rowe Price International Stock Fund

   [bullet] T. Rowe Price Mid-Cap Growth Fund

   [bullet] Strong Advantage Fund

   [bullet] Government Obligations Tax-Managed Fund


     The Plan now provides that in addition to the Funds specified above, the Trustee may invest all or a portion of a Participant's account in the Employer Stock Fund in accordance with the Participant's preferences.

     A Participant may elect to change the investment mix of past deferrals (as adjusted to reflect then current market value of the Participant's account balance) by requesting that the Trustee transfer all or a portion of the Participant's account balance from one investment option to another. A Participant may also elect to change the investment mix of future deferrals. Neither election will affect the other.

 A. Previous Funds

     Prior to the effective date of the Offering, amounts deferred under the Plan have been invested in the six Funds specified above. The cumulative returns for each of the Funds (rounded to the nearest whole percent) as of June 30, 1998 are as follows:


                                                      Three-Month      One Year     Three Years     Five Years
                                                     -------------   -----------   -------------   -----------
Barron Asset Fund ................................       -3%             25%           103%            184%
Dodge and Cox Stock Fund .........................       -1%             18%            91%            150%
T. Rowe Price Int'l Stock Fund ...................        0%              4%            46%             86%
T. Rowe Price Mid Cap Growth Fund ................        0%             30%           106%            180%
Strong Advantage Fund ............................        2%              6%            21%             35%
Government Obligations Tax-Managed Fund ..........        1%              5%            17%             *

------------
*Fund was established June 1, 1995.

     The following is a description of each of the Plan's six investment funds:


     Barron Asset Fund. This fund seeks capital appreciation through investments in companies with market capitalizations between $100 million and $2 billion that the investment advisor believes have under-valued assets or favorable growth prospects.

     Dodge & Cox Stock Fund. This fund's primary objective is to provide investors with an opportunity for long-term growth of principal and income, with a secondary objective of achieving a reasonable current income. The fund seeks to achieve these objectives by investing primarily in a broadly diversified and carefully selected portfolio of common stocks.

     T. Rowe Price International Stock Fund. This fund seeks to provide long-term growth of capital by investing primarily in established foreign companies that have strong performance records as well as attractive long-term prospects. Due to its international focus, the fund involves specific risks not found in domestic funds, including political uncertainty, unfavorable currency exchange rates, and, to a lesser degree, market illiquidity. These factors will cause the value of this fund to fluctuate more than that of a domestic one.

     T. Rowe Price Mid-Cap Growth Fund. This fund seeks long-term capital appreciation by investing primarily in common stocks of medium-sized companies with attractive growth prospects. The Fund is subject to the inherent instability of the stock market and can be expected to be more volatile than a fund focusing on large, established companies.

     The Strong Advantage Fund. This fund seeks to provide current income with a very low degree of share-price fluctuation. The fund invests primarily in ultra short-term investment-grade debt obligations. The fund is designed for investors who seek higher yields than money market funds generally offer and who are willing to accept some modest principal fluctuation in order to achieve that objective. The fund's investment advisor is Strong Capital Management, Inc.

     Government Obligations Tax-Managed Fund. This fund invests in short-term U.S. government securities to provide current income consistent with stability of principal and liquidity. The Fund's investment strategy is intended to enable the Fund to provide shareholders with dividends that are exempt from state and local income taxation to the extent permissible by federal and state law. The fund's investment advisor is Federated Administrative Services.


     B. The Employer Stock Fund

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Offering. After the Offering, the Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on Common Stock held in the Employer Stock Fund, to purchase shares of Common Stock of Seacoast Financial. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in money market accounts.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of Seacoast Financial and the Bank and market conditions for the Common Stock generally.

     INVESTMENT IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISKS IN INVESTMENT IN COMMON STOCK OF SEACOAST FINANCIAL. FOR A DISCUSSION OF THESE RISK FACTORS, SEE THE PROSPECTUS.


Withdrawals and Distributions from the Plan

     Withdrawals Prior to Termination of Employment. A Participant may make a withdrawal from his or her account prior to termination of employment only in the event of financial hardship caused by an unforeseeable emergency. An unforeseeable emergency is defined in the Plan as an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary and that would result in severe financial hardship if early withdrawal were not permitted. The Salary Committee of the Board of Directors of the Bank (the "Committee") may approve a withdrawal only to the extent needed to meet the emergency.

     Distribution Upon Retirement, Death or Other Termination of
Employment. Distributions shall be made upon the earliest of a Participant's retirement, death or other termination of employment in accordance with the form of benefit requested by the Participant in his voluntary salary reduction deferral election, subject to the discretion of the Committee to use any form of payment it determines. If no form of distribution is elected, the Committee may distribute benefits at a time and in a form that most closely approximates the form and time of distributions to the Participant under the Bank's 401(k) Plan. A Participant may elect to receive a distribution as a single-sum cash payment or in annual cash installments for a period not to exceed five years.



Administration of Plan

     The Plan is administered by a committee consisting of three members of management of the Bank. The committee is responsible for interpretation of the Plan.


Reports to Plan Participants

     The Trustee will furnish to each Participant a monthly statement showing
(i) the balance in the Participant's account as of the end of that period, (ii) the amount of deferrals allocated to such Participant's account for that period, and (iii) the adjustments to such Participant's account to reflect earnings or losses (if any).



Amendment and Termination

     The Bank may amend the Plan without the consent of any Participant, beneficiary or other person, provided that no amendment may reduce the amount then credited to the accounts of any Participant at the time of the amendment. The Bank may terminate the Plan at any time.


Change in Control

     In the event of a change in control, as defined in the Plan, the method of determining a Participant's earnings with respect to amounts credited to the Plan for any year up to and including the year of the change in control may not result in an earnings rate that is less favorable than the rate that would apply under the method as in effect immediately prior to the change in control.



Federal Income Tax Consequences

     Amounts contributed to a Participant's account and the investment earnings on the account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan.


SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors, and persons beneficially owning more than 10% of public companies such as Seacoast Financial. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within 10 days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales and gifts must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Seacoast Financial's fiscal year. Certain discretionary transactions in and beneficial ownership of the Common Stock through the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than 10% of the Common Stock of Seacoast Financial must be reported to the SEC by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by Seacoast Financial of profits realized by an executive officer, director or any person beneficially owning more than 10% of Seacoast Financial's Common Stock ("Section 16(b) Persons") resulting from non-exempt purchases and sales of Seacoast Financial's Common Stock within any six-month period.


     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of
Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from requesting additional purchases in the Employer Stock Fund for six months after receiving such a distribution.


                                 LEGAL OPINION


     The validity of the issuance of the Common Stock will be passed upon by Foley, Hoag & Eliot LLP, which firm is acting as special counsel to Seacoast Financial in connection with Seacoast Financial's conversion from a mutual bank holding company to a stock bank holding company and the Offering.

PROSPECTUS

                    [LOGO]          SEACOAST
                           Financial Services Corporation
                (Holding Company for Compass Bank for Savings)

            13,600,000 (Anticipated Minimum) Shares of Common Stock 18,400,000 (Anticipated Maximum) Shares of Common Stock
     21,160,000 (Anticipated Maximum, as Adjusted) Shares of Common Stock
                              At $10.00 Per Share

     Seacoast Financial Services Corporation ("Seacoast Financial"), a Massachusetts mutual holding company and the sole stockholder of Compass Bank for Savings ("Compass"), New Bedford, Massachusetts, is offering up to 18,400,000 shares (the "Conversion Shares") of its common stock, par value $.01 per share ("Seacoast Financial Common Stock"), in connection with its conversion from a Massachusetts-chartered mutual holding company to a Massachusetts-chartered business corporation and stock holding company (the "Conversion"). In certain circumstances described herein, the maximum number of Conversion Shares sold may be increased to up to 21,160,000 shares without a resolicitation of subscribers. The Conversion Shares are being offered for a purchase price of $10.00 per share (the "Purchase Price"). Seacoast Financial was formerly known as "The 1855 Bancorp," and recently changed its name in connection with the Conversion.

                                                        (Continued on next page)
                                --------------
For a discussion of certain factors that should be considered by prospective
investors, see "Risk Factors" beginning on page     of this Prospectus.

THE CONVERSION IS CONTINGENT UPON THE SALE OF THE MINIMUM NUMBER OF CONVERSION
   SHARES OFFERED, UPON RECEIPT OF ALL REGULATORY APPROVALS RELATING TO THE
      CONVERSION AND UPON RECEIPT OF ALL REGULATORY AND SANDWICH BANCORP
                 STOCKHOLDER APPROVALS RELATING TO THE MERGER.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY, OR BY ANY STATE SECURITIES
     COMMISSION OR OTHER STATE AGENCY, NOR HAS SUCH COMMISSION, DIVISION, CORPORATION, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF SEACOAST FINANCIAL COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE
  BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, THE DEPOSITORS
    INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY SEACOAST FINANCIAL OR COMPASS. THE SEACOAST FINANCIAL COMMON STOCK IS SUBJECT
     TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL INVESTED.


--------------------------------------------------------------------------------------
                                              Estimated Commissions
                               Subscription       and Other Fees         Estimated
                                 Price (2)       and Expenses (3)     Net Proceeds (4)
--------------------------------------------------------------------------------------
Per Share(1) .................       $10.00              $0.20                $9.80
--------------------------------------------------------------------------------------
Minimum Total ................ $136,000,000         $2,956,000         $133,044,000
--------------------------------------------------------------------------------------
Midpoint Total ...............  160,000,000          3,178,000          156,822,000
--------------------------------------------------------------------------------------
Maximum Total ................  184,000,000          3,398,000          180,602,000
--------------------------------------------------------------------------------------
Adjusted Maximum Total (5) ...  211,600,000          3,652,000          207,948,000
--------------------------------------------------------------------------------------


----------
(1) Estimated fees and expenses per share and estimated net conversion proceeds per share are based on the midpoint of the Estimated Valuation Range.

(2) Determined in accordance with the Independent Valuation, prepared by RP Financial and dated as of September 4, 1998, which states that the Estimated Valuation Range is from $136.0 million to $184.0 million with a midpoint of $160.0 million. The Independent Valuation is based upon estimates and projections that are subject to change, and the valuation must not be construed as a recommendation as to the advisability of purchasing the Conversion Shares nor an assurance that a purchaser of Conversion Shares will thereafter be able to sell such shares at prices within the Estimated Valuation Range. See "The Conversion and the Merger--Description of the Conversion--Stock Pricing and Number of Conversion Shares to be Issued."

(3) Consists of the estimated costs to Compass and Seacoast Financial arising from the Conversion, including estimated fixed expenses of approximately $1.8 million and marketing fees to be paid to Ryan Beck and McConnell Budd in connection with the Subscription and Community Offerings, which fees are estimated to be $1,188,000 and $1,630,000 at the minimum and maximum of the Estimated Valuation Range, respectively. See "The Offerings--Plan of Distribution and Selling Commissions." The actual fees and expenses may vary from the estimates. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

(4) Actual net proceeds may vary substantially from estimated amounts depending upon the number of shares sold and other factors. The figures in this column include proceeds from the purchase of Conversion Shares by the ESOP which is intended to be funded by a loan to the ESOP from Seacoast Financial, which will be deducted from Seacoast Financial's stockholders' equity. See "Capitalization," "Use of Proceeds of Conversion" and "Pro Forma Data--Pro Forma Conversion Data."

(5) As adjusted to reflect the sale of additional Conversion Shares due to a possible increase of up to 15% in the Estimated Valuation Range, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations or changes in market and financial conditions, as supported by the Independent Valuation. See "Pro Forma Data" and "The Conversion and the Merger--Description of the Conversion--Stock Pricing and Number of Conversion Shares to be Issued." For a discussion of the distribution and allocation of the additional shares, if any, see "The Offerings--Subscription Offering," "--Community Offering" and "--Limitations upon Purchases of Conversion Shares."



          Ryan, Beck & Co.                              [MCCONNELL BUDD LOGO]

              The Date of this Prospectus is              , 1998.

The Offering


     The Conversion Shares are being offered under the terms of a Plan of Conversion (the "Conversion Plan") in a subscription offering, in order of priority, (i) to eligible depositors of Compass at December 31, 1996, (ii) to supplemental eligible depositors of Compass at June 30, 1997, (iii) to an employee stock ownership plan of Compass (the "ESOP") and (iv) to employees, officers, trustees and directors of Seacoast Financial and Compass (together, the "Subscription Offering"). Concurrently with or at any time during or after the Subscription Offering, Seacoast Financial may offer Conversion Shares not subscribed for in the Subscription Offering for sale to certain members of the general public (the "Community Offering"). Conversion Shares not subscribed for in the Subscription or Community Offerings may be offered for sale to certain members of the general public in a Syndicated Community Offering (the "Syndicated Community Offering"), which would be conducted as soon as practicable after the expiration of the Community Offering (the Subscription, Community and Syndicated Community Offerings are referred to herein collectively as the "Offering" or "Offerings"). Subscription rights of depositors to purchase Conversion Shares in the Subscription Offering are non-transferable. There is no obligation to subscribe for Conversion Shares. Seacoast Financial reserves the absolute right to reject, in whole or in part, in its sole discretion, any order received in the Community and Syndicated Community Offerings. Except for the ESOP, generally no person may purchase more than $750,000 of Conversion Shares in the Offering, and no person together with his or her associates and groups acting in concert may purchase in the aggregate more than $1.5 million of Conversion Shares in the Offering. See "The Offerings--Limitations upon Purchases of Conversion Shares." The minimum purchase is 25 shares of Seacoast Financial Common Stock.

     The Conversion Shares will be issued at an aggregate Purchase Price equal to the estimated pro forma market value of such shares based on an independent appraisal of the Conversion Shares (the "Independent Valuation") prepared by RP Financial, LC., an independent appraisal firm ("RP Financial"). RP Financial has estimated that the pro forma market value of the Conversion Shares is between $136.0 million and $184.0 million (the "Estimated Valuation Range"), giving effect to a merger with Sandwich Bancorp, Inc. ("Sandwich Bancorp"), which merger is described below. Based on this estimate, Seacoast Financial will issue a total of between 13,600,000 and 18,400,000 Conversion Shares at the $10.00 Purchase Price per share. RP Financial will update its appraisal immediately prior to consummation of the sale of the Conversion Shares. As long as the estimated pro forma market value is not increased by more than 15% above the maximum, or decreased below the minimum, of the Estimated Valuation Range, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions. See "The Offerings." The actual number of Conversion Shares issued will have a corresponding effect on the estimated net proceeds of the Conversion and the pro forma capitalization and per share data of Seacoast Financial. See "Use of Proceeds of Conversion," "Capitalization" and "Pro Forma Data."


     The Subscription Offering will expire at 10:00 a.m., Boston time on
            , 1998, unless extended by Seacoast Financial, with regulatory approval, if necessary. The Community Offering, if held, may commence during or promptly after the Subscription Offering. The Community and Syndicated
Community Offerings must be completed by         , 1998, unless extended, with
regulatory approval if necessary. If the Offerings are not completed by that date and are not so extended, subscribers will have their funds refunded promptly, with interest. Stock orders submitted are irrevocable until consummation or termination of the Conversion. However, if the Offering is not
consummated by             1998, the Offering will be terminated and
subscribers will receive refunds, with interest.

     Seacoast Financial has engaged Ryan, Beck & Co., Inc. ("Ryan Beck") and McConnell, Budd & Downes ("McConnell Budd"), registered broker-dealers, to consult with and advise Seacoast Financial in connection with the sale of the Conversion Shares in the Conversion. Ryan Beck and McConnell Budd have agreed to use their best efforts to assist Seacoast Financial and Compass in the solicitation of subscriptions for the Conversion Shares. Neither Ryan Beck nor McConnell Budd is obligated to take or purchase any Conversion Shares offered in the Conversion. See "The Offerings--Plan of Distribution and Selling Commissions."

     Seacoast Financial has received conditional approval to have the Seacoast Financial Common Stock listed on the Nasdaq National Market System under the symbol "SCFS," subject to the completion of the Conversion and compliance with certain initial listing conditions. Seacoast Financial has never issued stock to the public or to any person and there can be no assurance that an active and liquid trading market for the Seacoast Financial Common Stock will develop or that purchasers of Conversion Shares in connection with the Conversion will be able to sell their shares at or above the Purchase Price. Ryan Beck and McConnell Budd have advised Seacoast Financial that they intend to act as market makers for the Seacoast Financial Common Stock following consummation of the Conversion. See "Market for Seacoast Financial Common Stock" beginning on Page 47 of this Prospectus.



The Merger

     The primary reason that Seacoast Financial's Board of Trustees determined to undertake the Conversion at this time is to facilitate the consummation of Seacoast Financial's proposed acquisition of Sandwich Bancorp in a stock-for-stock exchange. As a mutual holding company, Seacoast Financial would not have shares to issue in such exchange without first undertaking the Conversion. On March 23, 1998, Seacoast Financial and Compass entered into an Amended and Restated Affiliation and Merger Agreement (the "Merger Agreement") with Sandwich Bancorp and its wholly-owned subsidiary, Sandwich Co-operative Bank ("Sandwich Bank"), pursuant to which Sandwich Bancorp will merge with a corporate subsidiary of Seacoast Financial (the "Merger"). Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each share of common stock, par value $1.00 per share, of Sandwich Bancorp ("Sandwich Bancorp Common Stock") and each outstanding option to purchase Sandwich Bancorp Common Stock will automatically convert into and become exchangeable for a number of shares of Seacoast Financial Common Stock (the "Exchange Shares") determined by application of an exchange ratio (the "Exchange Ratio"). The Exchange Ratio will be determined based upon the trading price of Seacoast Financial Common Stock for a number of days immediately following the consummation of the Conversion. See "The Conversion and the Merger--Description of the Merger and the Exchange Ratio." The Exchange Shares to be issued to the Sandwich Bancorp stockholders will be in addition to the Conversion Shares to be issued in the Offering. The Merger is expected to close on the tenth trading day after consummation of the Conversion. Although the Conversion and the Merger will not close simultaneously, they are interdependent transactions, and the Conversion will not be consummated unless or until all conditions to the consummation of both the Conversion and the Merger (other than the delivery of the Exchange Shares to the Sandwich Bancorp stockholders and optionholders) have been satisfied or waived. Unless otherwise indicated, all pro forma data presented herein which reflect consummation of the Conversion also reflect consummation of the Merger. See "The Conversion and the Merger" and "Pro Forma Data."

                                                         SEACOAST FINANCIAL
                                                         SERVICES CORPORATION

                             [Map of Bank Locations]


[star]     Headquarters of
           Compass Bank for Savings
           and Seacoast Financial Services Corporation
           791 Purchase Street
           New Bedford, Massachusetts

[bullet]   Compass Bank for Savings Branches

[triangle] Sandwich Co-Operative Bank Branches

                             SUMMARY OF PROSPECTUS



     Generally, this summary highlights selected information from this document and does not contain all the information that an investor needs to know before making an informed investment decision. To understand the Conversion and the Merger fully, persons considering the purchase of Conversion Shares should carefully read this entire Prospectus, including the consolidated financial statements and the notes to the consolidated financial statements of Seacoast Financial and Sandwich Bancorp included herein. References in this document to "Compass" refer to Compass Bank for Savings. References in this document to the "Company" or "Seacoast Financial" refer to Seacoast Financial Services Corporation. References to "Sandwich Bancorp" refer to Sandwich Bancorp, Inc. and references to "Sandwich Bank" refer to The Sandwich Co-operative Bank.



Seacoast Financial Services Corporation

     Seacoast Financial is a mutual holding company that was organized in 1994 under the name "The 1855 Bancorp" in connection with Compass's reorganization from a mutual savings bank to the mutual holding company form of organization. Seacoast Financial's operations have been limited to the ownership of Compass. Seacoast Financial has never issued, or been authorized to issue, any capital stock. It is now undertaking a mutual to stock conversion into a stock holding company (the "Conversion") and issuing shares (the "Conversion Shares") of its common stock, par value $.01 per share ("Seacoast Financial Common Stock"), in connection with such conversion. Seacoast Financial is registered with the Board of Governors of the Federal Reserve System (the "FRB") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Since its formation, Seacoast Financial has owned 100% of Compass's outstanding capital stock, and will continue to do so after consummation of the Conversion. Upon completion of the Conversion, Seacoast Financial will have no significant liabilities and no assets other than 100% of the shares of Compass's outstanding common stock, the ESOP loan, a portfolio of investment securities (Seacoast Financial held $5.3 million of such securities as of May 31, 1998) and any net proceeds of the Conversion not contributed by Seacoast Financial to Compass. Following the Conversion, Seacoast Financial will not initially engage in any significant business activity other than to conduct the Merger, hold the outstanding common stock of Compass, hold the loan to the ESOP and invest any funds it holds. See "Business of Seacoast Financial" and "Use of Proceeds of Conversion." At the present time, Seacoast Financial does not employ any persons other than certain officers who are also officers of Compass, but uses the support staff of Compass from time to time.


     At May 31, 1998, Seacoast Financial, on a consolidated basis, had total assets of $1,176.6 million, total loans (net) of $873.9 million, total deposits of $982.4 million and total surplus of $106.5 million. Seacoast Financial also had, as of the same date, a Tier 1 leverage capital ratio of 8.89% and a Tier 1 risk-based capital ratio of 12.44%.


Compass Bank for Savings

     Compass was organized in 1855 as a Massachusetts-chartered mutual savings bank, and reorganized into mutual holding company form (without a minority stock issuance) in 1994. Compass's principal business has been, and continues to be, gathering deposits from customers within its market area and investing those funds in residential and commercial real estate loans, indirect automobile loans, commercial loans, construction loans, home equity loans and other consumer loans. Compass conducts business from its corporate headquarters and 23 full-service banking offices, six of which are located in New Bedford, Massachusetts and the remaining 17 of which are located in the Massachusetts communities of Fall River (two offices), Plymouth (three offices), Fairhaven, North Dartmouth, Somerset, Swansea, Westport, Assonet and Carver and the island of Martha's Vineyard (five offices). Compass also has two limited service high school branches and four remote service ATMs. In addition, Compass's indirect auto lending business extends into the State of Rhode Island through its subsidiary, Compass Credit Corporation.

     Compass's deposits are insured by the Bank Insurance Fund (the "BIF"), as administered by the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum amount permitted by law, except that certain deposits that Compass acquired from a savings association are insured by the Savings Association Insurance Fund (the "SAIF"), also administered by the FDIC. Deposit amounts in excess of FDIC insurance limits are insured by the Depositors Insurance Fund (the "DIF"), a deposit insuring entity for Massachusetts savings banks. Compass is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks (the "Commissioner") and the FDIC.

     Compass's business strategy includes (i) taking advantage of its position as a locally based bank to foster a community orientation, (ii) developing a niche through its expertise in indirect automobile lending, (iii) diversifying its loan portfolio composition in an effort to broaden its business opportunities and help manage credit and interest rate risk, (iv) emphasizing transaction accounts in order to build customer relationships, achieve a low cost of funds and generate service fee income and (v) expanding its products and market area, with the goals of achieving a higher profile and increased opportunities for growth. Compass seeks to pursue its business strategy in a manner that allows it to maintain asset quality and control operating expenses. Compass's business strategy has produced the following results:

   o Community Orientation. As a result of mergers over the last several years, Compass is one of the few remaining savings banks (and the largest financial institution) headquartered in New Bedford. Throughout its market area, Compass seeks to provide a high level of personalized service to individuals and small businesses. Examples of such service include experienced branch personnel (due to low turnover), prompt local decisionmaking and a "call center" to address customer questions. After the Merger with Sandwich Bancorp (as defined in the next section), Compass will seek to increase its reputation as a small business lender by promoting commercial loans to the many retail and tourism-related businesses on Cape Cod.

   o Loan Portfolio Diversity. Compass differs from a typical savings bank.
     The latter normally concentrates primarily on residential lending while Compass has historically diversified its lending focus. As a result, at May 31, 1998, one-to four-family residential loans represented 41.6% of Compass's loan portfolio, indirect auto loans (net of unearned discount) represented 28.0% of the portfolio and commercial real estate loans represented 14.1% of the loan portfolio. The remainder of the portfolio consists of commercial loans, construction loans and other consumer loans. For a discussion of the added risks of Compass's diversification strategy, see "Risk Factors--Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks." The addition of Sandwich Bank's loan portfolio following the Merger will increase the relative percentage of real estate loans in Compass's portfolio, particularly of those real estate loans secured by one-to four-family owner-occupied residences. After the Merger with Sandwich Bancorp, Compass intends to maintain its presence as a residential mortgage lender, while emphasizing its indirect auto lending and commercial lending in the new market provided by Sandwich Bank.

   o Geographic and Product Expansion. Beginning in 1994, Compass has pursued geographic expansion of its branch network, on a selected basis, through building and acquiring new branches and acquiring small financial institutions. The expanded branch network has allowed Compass to move beyond its Greater New Bedford/Fall River market areas, so that its primary market area now also includes the island of Martha's Vineyard and the Greater Plymouth area (geographically, Plymouth is the largest town in Massachusetts). Compass's business activities on Cape Cod are currently limited. The addition of Sandwich Bank's nine Cape Cod branches will provide Compass an immediate presence in a contiguous market. Compass intends to continue its growth strategy on a basis that management considers prudent, targeting promising market areas and, in the case of acquisitions, identifying favorable opportunities. Concurrent with geographic expansion, Compass has in recent years initiated customer convenience products, such as a debit card and a "sweep" account for commercial customers. Compass has installed a telephone voice response system and a telephone "call center," with extended hours, manned with Compass staff. These services accommodate customers who have account inquiries, want information about loan programs or want to conduct banking business by telephone. Later in 1998, Compass expects to expand its telephone voice response system to include bill payment services, and to offer customers the ability to conduct certain banking business, also including bill payment services, over the Internet.

   o Emphasizing Core Deposits. Compass attracts a substantial amount of money market, NOW (checking), passbook and savings accounts, and non-interest-bearing demand checking accounts. These accounts, which carry a lower cost and generally represent a more stable source of funds than certificate of deposit accounts, represented 48.4% of Compass's deposits at May 31, 1998. Additionally, unlike certificate accounts, they provide service fee income. Sandwich Bank's transaction accounts at June 30, 1998 represented 52.0% of Sandwich Bank's total deposits. Through its own and Sandwich Bank's branch network, Compass will continue to emphasize transaction accounts after the Merger. The weighted average rate paid on Compass's deposits was 4.02% for the seven months ended May 31, 1998. For Sandwich Bank, this rate was 3.78% for the six months ended June 30, 1998.


   o Managing Overhead Expense. One of management's goals is to maintain a reasonable efficiency ratio, which is the ratio of its non-interest expense to the sum of net interest income and non-interest income. The efficiency ratio has consistently improved since 1995, when it was 67.95%, compared with 54.21% for the seven months ended May 31, 1998. Sandwich Bancorp's efficiency ratio was 60.13% for the six months ended June 30, 1998.


   o Maintenance of Asset Quality. Compass maintains a loan portfolio that is diversified between residential mortgage, commercial, commercial real estate and indirect auto loans and other consumer loans. Residential mortgage loans historically pose less credit risk than the other loan types but the latter offer the advantages of relatively short terms and generally higher interest rates. For a discussion of the added risks involved with non-residential lending, see "Risk Factors--Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks." Compass pursues a diversified portfolio, while seeking to maintain asset quality and moderate credit risk. At May 31, 1998, its ratio of non-performing assets to total assets was 0.93%. The comparable ratio for Sandwich Bank at June 30, 1998 was 0.56%.

     The executive offices of Compass and Seacoast Financial are located at 791 Purchase Street, New Bedford, Massachusetts 02740. Their telephone number is
(508) 984-6000.


The Merger with Sandwich Bancorp

     The Merger. Seacoast Financial determined to undertake the Conversion in connection with its decision to enter into an Amended and Restated Affiliation and Merger Agreement (the "Merger Agreement") with Sandwich Bancorp and its subsidiary, Sandwich Bank. The Merger will enable Compass to expand its branch network geographically into the Cape Cod market, which is contiguous to Compass's existing market areas. Compass currently operates primarily in the southeastern Massachusetts region (the "South Coast") just west of Cape Cod, including the New Bedford, Fall River and Plymouth markets, and also operates on the island of Martha's Vineyard, off the coast of Cape Cod. Sandwich Bancorp operates primarily on Cape Cod itself. As a result of the Conversion and the Merger, Compass will operate 34 full-service banking offices, and, based on pro forma total assets at May 31, 1998, would be the third largest savings bank in Massachusetts and the largest financial institution headquartered in southeastern Massachusetts. For further information about Seacoast Financial's reasons for undertaking the Merger, see "Certain Effects of the Merger on Seacoast Financial," and "The Conversion and the Merger--Seacoast Financial's Background and Reasons for the Conversion and the Merger."


     The Merger Agreement provides for a stock-for-stock exchange. Seacoast Financial would not have shares to issue in such exchange without first undertaking the Conversion. Pursuant to the Merger Agreement, Sandwich Bancorp will merge with a corporate subsidiary of Seacoast Financial (the "Merger") on the tenth trading day following consummation of the Conversion, and it is expected that thereafter Sandwich Bank will merge with Compass. Upon completion of the Merger, each outstanding share of common stock, par value $1.00 per share, of Sandwich Bancorp ("Sandwich Bancorp Common Stock") (other than shares held by stockholders exercising dissenters rights or by Seacoast Financial or Compass) and each outstanding option to purchase Sandwich Bancorp Common Stock (each such option, a "Sandwich Option" and, the options collectively, the "Sandwich Options") will automatically convert into and become exchangeable for shares of Seacoast Financial Common Stock (the "Exchange Shares") and cash in lieu of any fractional share of Seacoast Financial Common Stock which Sandwich Bancorp's stockholders and optionholders otherwise would be entitled to receive. Seacoast Financial will issue in the Merger up to a maximum of 12,686,225 Exchange Shares, assuming that 1,953,475 shares of Sandwich Bancorp Common Stock (representing the aggregate number of such shares outstanding at June 30, 1998 less the 90,000 shares owned by Seacoast Financial and Compass) and 45,203 Sandwich Bancorp Options (representing the number of such options outstanding at June 30, 1998) are outstanding as of consummation of the Merger. In addition, Seacoast Financial will issue in the Conversion up to 18,400,000 Conversion Shares (which may be increased to up to 21,160,000 under certain circumstances described herein). In the event all Sandwich Bancorp Options were exercised for cash prior to the consummation of the Merger, the maximum number of Exchange Shares that could be issued would increase by 105,314. See "Pro Forma Data--Pro Forma Outstanding Seacoast Financial Common

Stock." The Merger is expected to be accounted for under the pooling-of-interests method of accounting. See "The Conversion and the Merger--Accounting Treatment of the Conversion and the Merger."

     The number of Exchange Shares issuable in exchange for each outstanding share of Sandwich Bancorp Common Stock will be determined by application of an exchange ratio (the "Exchange Ratio"). The Exchange Ratio will be based upon the average trading price of Seacoast Financial Common Stock during a period between the consummation of the Conversion and consummation of the Merger. This average trading price (the "Seacoast Financial Trading Price") will be determined by averaging the closing bid and asked prices of Seacoast Financial Common Stock for each of the second through the ninth trading days, inclusive, following consummation of the Conversion (the average of the closing bid and asked price for each such day is referred to as the "Daily Closing Price"), discarding the two highest and two lowest Daily Closing Prices and averaging the remaining Daily Closing Prices. The closing bid and asked prices will be as quoted at the close of business on the Nasdaq National Market System (the "Nasdaq National Market"). If the Seacoast Financial Trading Price is between $10.01 and $13.50, the Exchange Ratio will be between 6.3936 and 4.7407 (determined by dividing $64.00 by the Seacoast Financial Trading Price). If the Seacoast Financial Trading Price is between $13.51 and $15.00, the Exchange Ratio will be fixed at 4.7407. If the Seacoast Financial Trading Price exceeds $15.00, the Exchange Ratio will be less than 4.7407 (determined by dividing $71.11 by the Seacoast Financial Trading Price). If the Seacoast Financial Trading Price is equal to or less than $10.00 per share, the Exchange Ratio will be 6.4000. For a depiction of the calculation of the Exchange Ratio calculation in tabular form, see "The Conversion and the Merger--Description of the Merger and the Exchange Ratio."

     The number of Exchange Shares issuable in exchange for each outstanding Sandwich Option will be determined by subtracting the per share exercise price of an option from the product of the Seacoast Financial Trading Price and the Exchange Ratio and dividing the result by the Seacoast Financial Trading Price.

     The reason for the delay between the dates of consummation of the Conversion and consummation of the Merger is that the calculation of the Exchange Ratio is based upon the Seacoast Financial Trading Price during a period following the consummation of the Conversion. Notwithstanding this delay, the Conversion and the Merger are interdependent transactions, and neither one will occur unless both of them do. Any person who subscribes for Conversion Shares will be deemed to have consented to the consummation of the Merger. Although the Conversion and the Merger will not close simultaneously, it is a condition to consummation of the Conversion that all conditions to consummation of the Merger (other than the delivery of the Exchange Shares to Sandwich Bancorp stockholders and optionholders) shall have been satisfied or waived as of the date of consummation of the Conversion. Similarly, it is a condition to consummation of the Merger that the Conversion shall have been consummated. Completion of the Conversion and the Merger are subject to a number of conditions, including the final regulatory approval of the Commissioner, the Massachusetts Board of Bank Incorporation ("BBI"), the FDIC and the FRB and the approval of the Sandwich Bancorp stockholders. For more information about the Merger and the terms of the Merger Agreement, see "The Conversion and the Merger--Description of the Merger and the Exchange Ratio" and "--Description of the Merger Agreement."

     Sandwich Bancorp and Sandwich Bank. Sandwich Bancorp is a stock bank holding company registered with the FRB and was organized in 1997 for the purpose of serving as the holding company of Sandwich Bank. Sandwich Bancorp's business consists primarily of the business of Sandwich Bank, and Sandwich Bancorp has no significant assets other than the issued and outstanding capital stock of Sandwich Bank. At June 30, 1998, Sandwich Bancorp, on a consolidated basis, had total assets of $531.0 million, total deposits of $444.8 million and stockholders' equity of $44.6 million. At that date, Sandwich Bancorp and Sandwich Bank employed approximately 128 full-time and 31 part-time employees.

     Sandwich Bank was organized as a Massachusetts-chartered co-operative bank in 1885 and merged with Wareham Co-operative Bank in May 1982. In July 1986, Sandwich Bank converted from mutual to stock form. The business of Sandwich Bank consists primarily of attracting deposits from the general public and originating construction and residential mortgage loans secured by one-to four-family homes, consumer loans, home equity loans and commercial and commercial real estate loans. Sandwich Bank's deposit and lending operations are conducted through eleven full-service office facilities located in the Cape Cod communities of Sandwich, South Sandwich, Buzzards Bay, Pocasset, Falmouth, Hyannis, Chatham, Orleans and South Yarmouth and in the southeastern Massachusetts communities of Wareham and Cedarville. In addition, Sandwich Bank maintains a loan production office in Plymouth, Massachusetts. Sandwich Bank's business also includes investing in money market instruments, federal government and agency obligations and various types of corporate securities and other authorized investments, such as collateralized mortgage obligations and mortgage-backed securities.

     For further information about Sandwich Bancorp and Sandwich Bank, see "Excerpts from Annual Report on Form 10-K for the Year Ended December 31, 1997" and "Excerpts from Sandwich Bancorp's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1998," attached to this Prospectus.


The Plan of Conversion

     The Plan of Conversion, which Seacoast Financial's Board of Trustees adopted on April 23, 1998 and its Board of Corporators approved on August 24, 1998 (the "Conversion Plan"), provides for the amendment of Seacoast Financial's charter to authorize the issuance of capital stock (among other amendments) so that Seacoast Financial will become a stock holding company rather than a mutual holding company. The Conversion Plan further provides that Seacoast Financial will offer the Conversion Shares for sale in a subscription offering (the "Subscription Offering") to Compass's depositors, the ESOP and directors, trustees, officers and employees of Seacoast Financial and Compass and may offer Conversion Shares in a community offering (the "Community Offering") and in a syndicated community offering (the "Syndicated Community Offering;" the Subscription, Community and Syndicated Community Offerings are referred to collectively as the "Offering" or "Offerings.") Seacoast Financial expects to contribute at least 50% of the proceeds of the Offering to Compass. See "The Conversion and the Merger--Overview," "The Offerings" and "Use of Proceeds of Conversion."



The Offerings

     Seacoast Financial is offering the Conversion Shares for sale in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) holders of deposit accounts in Compass with an aggregate balance of $50 or more on December 31, 1996 ("Eligible Account Holders" and the "Eligibility Record Date"); (ii) holders of aggregate deposit accounts in Compass with a balance of $50 or more on June 30, 1997 ("Supplemental Eligible Account Holders" and the "Supplemental Eligibility Record Date"); (iii) the ESOP; and (iv) employees, officers, trustees and directors of Seacoast Financial and Compass. Subject to the prior rights of holders of subscription rights, Seacoast Financial may offer Conversion Shares in the Community Offering to certain members of the general public with a preference given to residents of Compass's community (as such community is defined in "The Offerings--Community Offering"). The Community Offering, if any, will commence concurrently with, during or promptly after the Subscription Offering. Shares not purchased in the Subscription and Community Offerings, if any, may be offered for sale to the general public in the Syndicated Community Offering through a syndicate of registered broker-dealers (which may include Ryan, Beck & Co., Inc. ("Ryan Beck") and McConnell, Budd & Downes ("McConnell Budd"), registered broker dealers), to be formed and managed by Ryan Beck and McConnell Budd acting as agents of Seacoast Financial to assist Seacoast Financial in the sale of the Conversion Shares. The Syndicated Community Offering, if any, would occur as soon as practicable following the close of the Community Offering. Seacoast Financial reserves the absolute right to reject, in whole or part and in its sole discretion, any order received in the Community and Syndicated Community Offerings. See "The Offerings--Subscription Offering" and "--Community Offering."



Offering Expiration Date

     The Subscription Offering will terminate at 10:00 a.m., Boston Time, on
            , 1998 (the "Expiration Date"), unless extended by Seacoast Financial with the approval of the Commissioner and the FRB, if necessary. The
Community and Syndicated Community Offerings must be completed by       , 1998,
unless extended, with regulatory approval if necessary. If the Offerings are not completed by that date and are not so extended, subscribers will have their funds refunded, with interest. Orders submitted are irrevocable until completion of the Offering. However, if the Offering is not consummated by
            1999, (or by the date the Merger Agreement expires or is terminated, if earlier) the Offering will be terminated and subscribers will receive refunds, with interest. See "The Offerings--Procedure for Purchasing Shares."

Purchase Price and Independent Valuation

     Seacoast Financial has established a fixed price of $10.00 per share for each Conversion Share sold in the Offering (the "Purchase Price"). Federal and state regulations require that the aggregate Purchase Price of the Conversion Shares offered in the Offering be based on the appraised pro forma market value of the Conversion Shares (the "Independent Valuation"), as determined by an independent appraiser. Seacoast Financial has engaged RP Financial, LC., an independent appraisal firm ("RP Financial"), to conduct such valuation. The Independent Valuation is not a recommendation for the purchase of Conversion Shares. RP Financial has estimated that the pro forma market value of the Conversion Shares is between $136.0 million and $184.0 million (the "Estimated Valuation Range"). Based on this estimate, Seacoast Financial will issue a total of between 13,600,000 and 18,400,000 Conversion Shares at the Purchase Price. RP Financial will update its appraisal immediately prior to completion of the sale of the Conversion Shares. As long as the estimated pro forma market value is not increased by more than 15% above the maximum, or decreased below the minimum, of the Estimated Valuation Range, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions. See "The Conversion and the Merger--Description of the Conversion--Stock Pricing and Number of Conversion Shares to be Issued." The actual number of Conversion Shares issued will have a corresponding effect on the estimated net proceeds of the Conversion and the pro forma capitalization and per share data of Seacoast Financial. See "Use of Proceeds of Conversion," "Capitalization" and "Pro Forma Data."



Nontransferability of Subscription Rights


     No person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Conversion Plan or the Conversion Shares to be issued upon the exercise of such rights. Each person exercising subscription rights will be required to certify on the Order Form that the purchase of Conversion Shares by such person is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. Seacoast Financial and Compass will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders that they believe involve the transfer of subscription rights. See "The Offerings--Restrictions on Agreements or Understandings Regarding Transfer of Conversion Shares to be Purchased in the Offering." Following the Offering, there generally will be no restrictions on the transfer or sale of Conversion Shares by purchasers unless such purchasers are "affiliates" of Seacoast Financial or Compass (as such term is defined in Rule 144 ("Rule 144"), promulgated under the Securities Act of 1933, as amended, (the "Securities Act")). In addition, Massachusetts law prohibits (subject to certain exceptions) for one year after the Offering sales by directors, trustees, officers and Corporators of Seacoast Financial or Compass of Conversion Shares. See "The Conversion and the Merger--Resale Restrictions."




Marketing Agents

     Seacoast Financial and Compass have engaged Ryan Beck and McConnell Budd, registered broker-dealers, to consult with and advise them in connection with the sale of Conversion Shares in the Offering. Ryan Beck and McConnell Budd have agreed to use their best efforts to assist Seacoast Financial in soliciting subscriptions in the Offering. See "The Offerings--Plan of Distribution and Selling Commissions." Neither Ryan Beck, McConnell Budd nor any registered broker-dealer shall have any obligation to take or purchase any Conversion Shares.



Prospectus Delivery and Procedure for Delivering Shares


     To ensure that each purchaser receives this Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Seacoast Financial will not mail the Prospectus any later than five days prior to the Expiration Date or hand-deliver the Prospectus any later than two days prior to such date. Order forms to purchase Conversion Shares ("Order Forms") will be distributed only with the Prospectus. Seacoast Financial is not obligated to accept for processing orders not submitted on an original Order Form. Payment by check, money order or debit authorization to an existing non-transaction account at Compass must accompany an Order Form. No wire transfers will be accepted. See "The Offerings--Procedure for Purchasing Shares."

Purchase Limitations


     Generally, no person may purchase, in the aggregate, more than $750,000 of Conversion Shares in the Offerings and no person together with associates or persons acting in concert with such person may purchase in the aggregate more than $1.5 million of Conversion Shares in the Offerings. However, Seacoast Financial may, in its sole discretion, and without notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations. The minimum purchase is 25 Conversion Shares. The ESOP, however, may purchase in the Subscription Offering up to 8% of the Conversion Shares issued in the Offering. Prior to completion of the Offering, if the maximum purchase limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of Seacoast Financial and Compass may be, given the opportunity to increase their subscriptions up to the then applicable limits. See "The Offerings."



Conditions to Consummation of Conversion and Merger

     The Merger is expected to be completed on the tenth trading day following completion of the Conversion. Although the Conversion and the Merger will not close simultaneously, it is a condition to completion of the Conversion that all conditions to consummation of the Merger (other than the delivery of the Exchange Shares to the Sandwich Bancorp stockholders and optionholders) shall have been satisfied or waived and it is a condition to consummation of the Merger that the Conversion shall have been consummated. Consummation of the Conversion and the Merger are subject to a number of other conditions, including final regulatory approval of the Commissioner, the BBI, the FDIC and the FRB and approval of the Sandwich Bancorp stockholders. See "The Conversion and the Merger--Required Approvals" and "--Description of the Merger Agreement--Conditions to the Merger."



Use of Proceeds of Conversion

     Net proceeds from the sale of the Conversion Shares are estimated to be between $133.0 million and $180.6 million, depending on the number of Conversion Shares sold and the expenses of the Offering ($207.9 million if the Estimated Valuation Range is increased by 15%). Up to 50% of the net proceeds of the Offering will be retained by Seacoast Financial and used for general business purposes, including a loan by Seacoast Financial to the ESOP to enable the ESOP to purchase up to 8% of the Conversion Shares issued in the Offerings. The net proceeds retained by Seacoast Financial will be invested in short- and medium-term debt securities, including U.S. Government and Agency securities, corporate bonds and mortgage-backed securities. Seacoast Financial will contribute at least 50% of the net proceeds from the Offering to Compass, to be used for general corporate purposes, including origination of loans and purchase of investments in the ordinary course of business. Initially, Compass plans to invest the net proceeds primarily in short- and medium-term debt securities of the same types as Seacoast Financial's investments. Compass also intends to use approximately $20.0 million of the proceeds to build a new main office. Compass or Seacoast Financial may use proceeds to support the acquisition of other financial institutions, branches thereof or other financial services businesses. Compass has no arrangements or understandings regarding acquisitions at this time, other than the Merger with Sandwich Bancorp. See "Use of Proceeds of Conversion."



Dividend Policy

     Upon completion of the Conversion, the Board of Directors of Seacoast Financial will have the authority to declare dividends on the Seacoast Financial Common Stock, subject to statutory and regulatory requirements. Although no decision has been made whether to pay dividends, Seacoast Financial will consider a policy of paying quarterly cash dividends on the Seacoast Financial Common Stock, with the first such dividend to be declared and paid no sooner than the first full quarter following consummation of the Conversion and Merger. There can be no assurance that dividends will be paid or, if paid, what the amounts of dividends will be, or whether such dividends, once paid, will continue to be paid. Declaration of dividends by the Board will be dependent upon a number of factors, including capital requirements, regulatory limitations, Seacoast Financial's operating results and financial condition and general economic conditions. See "Seacoast Financial's Dividend Policy."


Purchases by Management

     Officers and directors of Seacoast Financial and Compass have indicated to Seacoast Financial that they intend to purchase up to $4,050,000 of Conversion Shares, equal to 3.0%, 2.5%, 2.2% and 1.9% of the number of shares to be issued in the Conversion, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated

Valuation Range, respectively. There is no assurance, however, that such persons will not purchase more or less than such number of shares or that there will be sufficient shares available to fill such subscriptions. Such persons will pay $10.00 per share for such shares. See "Purchases by Management of Seacoast Financial and Compass."



Benefits of Conversion to Management and Directors

     Compass has adopted the ESOP, a tax-qualified benefit plan for officers and employees of Compass, which intends to purchase 8% of the Conversion Shares, or 1,088,000 shares ($10.9 million) and 1,472,000 shares ($14.7 million) at the minimum and maximum, respectively, of the Estimated Valuation Range. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans--Employee Stock Ownership Plan and Trust."

     Following completion of the Conversion, the Board of Directors may consider the adoption of a stock option plan for, and a stock plan for the recognition and retention of, officers and directors of Compass and Seacoast Financial. Applicable banking regulations would permit the Company to adopt such plans for presentation to Seacoast Financial's stockholders at a meeting to be held no earlier than six months after the completion of the Conversion. If the Board adopts such plans, no options or stock awards would be granted under either plan until the date on which stockholder approval of the respective plan is received. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans--Stock Option Plan" and "--Stock Plan."

     In connection with the Conversion, Seacoast Financial and Compass have entered into employment agreements and change in control agreements with its President and four other senior officers that provide for, among other things, payment in the event of termination of employment. See "Management of Seacoast Financial and Compass--Employment and Change in Control Agreements."



Market for Seacoast Financial Common Stock

     As a mutual holding company, Seacoast Financial has never issued capital stock, and consequently, there is no existing market for the Seacoast Financial Common Stock. Seacoast Financial has received conditional approval to have the Seacoast Financial Common Stock quoted on the Nasdaq National Market under the symbol "SCFS," subject to the completion of the Conversion and compliance with certain initial listing conditions. See "Market for Seacoast Financial Common Stock."


No Board Recommendation

     Neither the Board of Trustees of Seacoast Financial nor the Board of Directors of Compass has made any recommendations to depositors or other potential investors regarding whether such persons should purchase any Conversion Shares. An investment in the Conversion Shares must be made pursuant to each investor's evaluation of his or her best interests.


Risk Factors

     A purchase of Conversion Shares involves a substantial degree of risk. Prospective investors should carefully consider the matters set forth under "Risk Factors," including a discussion of certain risks of construction, commercial real estate, commercial and indirect auto lending; risks arising from Compass's geographic concentration of loans in Southeastern Massachusetts and Rhode Island; risks of changing interest rates and their potential impact on earnings; risks related to the acquisition of Sandwich Bancorp; the expected low return on equity after the Conversion; the risk of dilution resulting from the issuances of additional shares and the possible adoption of stock benefit plans; the risk that after-market stock performance may not compare favorably with that of other recent mutual-to-stock conversions; and other risks of the Offering.



Stock Information Center

     If you have any questions regarding the Conversion, call Seacoast Financial's Stock Information Center at (888) 7-COMPASS [(888) 726-6727].

     SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF SEACOAST FINANCIAL


     Set forth below are the selected consolidated financial and other data of Seacoast Financial. The financial data are derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of Seacoast Financial and Subsidiary and notes thereto presented elsewhere in this Prospectus.


                                                                                      At October 31,
                                                              ---------------------------------------------------------------
                                                  At May 31,
                                                   1998 (1)        1997          1996         1995        1994        1993
                                                ------------- ------------- ------------- ----------- ----------- -----------
                                                                               (In thousands)
Selected Financial Condition Data:
Total assets .................................. $1,176,559    $1,106,590    $1,027,764    $983,975   $791,989     $705,734
Loans (2) .....................................    884,422       820,197       748,113     676,007    509,868      451,114
Allowance for loan losses .....................     10,508        10,642        10,334       9,850      7,002        6,000
Debt securities (3):
 Available/held for sale ......................    173,820       205,620       198,783      77,562     68,472       50,328
 Held to maturity/held for investment .........     13,649        12,633        11,752     153,805    160,856      143,923
Marketable equity securities (3) ..............      9,520         3,696         1,523       1,064      2,631        2,030
Deposits ......................................    982,351       937,948       882,608     859,723    687,291      622,729
Borrowed funds ................................     77,074        60,703        49,948      41,178     33,469       16,098
Surplus .......................................    106,510        98,141        84,917      74,604     65,192       61,746
Net unrealized gain (loss) on securities
 available for sale, net of taxes, included
 in surplus ...................................      2,317         1,614           174          16     (1,910)          --
Non-performing loans ..........................      9,493        10,925        10,326       8,506     15,171        9,906
Non-performing assets .........................     10,888        12,632        12,924      12,424     20,969       16,867




                                                     Seven months
                                                      ended May 31,                       Year ended October 31,
                                                 ------------------------ ------------------------------------------------------
                                                    1998 (1)    1997 (1)     1997       1996       1995       1994       1993
                                                 ------------- ---------- ---------- ---------- ---------- ---------- ----------
                                                                                 (In thousands)
Selected Operating Data:
Interest income ................................   $49,990      $45,643    $80,032    $74,126    $66,472    $50,682    $51,215
Interest expense ...............................    25,032       22,652     39,831     37,245     34,539     23,280     23,314
                                                    -------     -------    -------    -------    -------    -------    -------
 Net interest income ...........................    24,958       22,991     40,201     36,881     31,933     27,402     27,901
Provision (credit) for loan losses .............       536          890      1,865      1,166       (351)     2,524      3,838
                                                    -------     -------    -------    -------    -------    -------    -------
 Net interest income after provision
   (credit) for loan losses ....................    24,422       22,101     38,336     35,715     32,284     24,878     24,063
Gains (losses) on sales of securities, net .....        (3)          23         37         60        (84)       663      1,847
Other non-interest income ......................     3,776        3,085      5,906      5,086      4,487      3,475      2,669
Other real estate owned expense, net ...........       138          293        519        644      1,072      1,026      1,560
Other non-interest expense .....................    15,437       14,378     24,291     23,514     23,618     19,342     16,757
                                                    --------    -------    -------    -------    -------    -------    -------
Income before income taxes and
 cumulative effect of change in
 accounting principle ..........................    12,620       10,538     19,469     16,703     11,997      8,648     10,262
Provision for income taxes .....................     4,954        4,254      7,685      6,548      4,511      3,292      4,451
Cumulative effect of change in
 accounting principle (4) ......................        --           --         --         --         --         --      2,000
                                                    --------    -------    -------    -------    -------    -------    -------
Net income .....................................    $7,666      $ 6,284    $11,784    $10,155    $ 7,486    $ 5,356    $ 7,811
                                                    ========    =======    =======    =======    =======    =======    =======


                                             (footnotes begin on following page)

                                                       Seven months
                                                       ended May 31,                    Year ended October 31,
                                                    -------------------  -----------------------------------------------------
                                                    1998 (1)   1997 (1)     1997       1996       1995       1994      1993
                                                    --------- ---------  ---------- ---------- ---------- --------- ----------
Selected Financial Ratios and Other Data (5):
Performance Ratios:
 Return on average assets ........................     1.15%      1.03%      1.11%      1.02%      0.82%      .71%      1.12%
 Return on average surplus .......................    12.63      12.03      12.73      12.63      10.57      8.42      13.74
 Surplus to total assets at end of period ........     9.05       8.52       8.87       8.26       7.58      8.23       8.75
 Net interest rate spread (6) ....................     3.42       3.52       3.48       3.47       3.33      3.50       3.97
 Net interest margin (7) .........................     3.91       3.96       3.95       3.90       3.69      3.81       4.23
 Average interest-earning assets to average
   interest-bearing liabilities ..................   112.62     111.43     112.01     110.71     108.94    109.25     107.35
 Total non-interest expense to average assets.....     2.34       2.41       2.33       2.42       2.70      2.66       2.69
 Efficiency ratio (8) ............................    54.21      56.21      53.77      57.48      67.95     64.58      56.50
Regulatory Capital Ratios (9):
 Tier 1 leverage capital .........................     8.89       8.44       8.60       8.13       7.35      8.14       8.72
 Tier 1 risk-based capital .......................    12.44      12.64      12.67      12.47      11.07     12.35      12.84
 Total risk-based capital ........................    13.69      13.89      13.92      13.73      12.31     13.69      14.09
Asset Quality Ratios:
 Non-performing loans as a percent of
   loans (10) ....................................     1.07       1.74       1.33       1.38       1.26      2.98       2.20
 Non-performing assets as a percent of
   total assets ..................................      .93       1.47       1.14       1.26       1.26      2.65       2.39
 Allowance for loan losses as a percent
   of loans ......................................     1.19       1.36       1.30       1.38       1.46      1.37       1.33
 Allowance for loan losses as a percent of
   total non-performing loans ....................   110.69      78.49      97.41     100.08     115.80     46.15      60.57
Number of Full Service Customer Facilities .......       23         22         22         22         22        17         15

------------
 (1) The data presented at and for the seven months ended May 31, 1998 and 1997 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the seven months ended May 31, 1998 are not necessarily indicative of the results that may be expected for the year ending October 31, 1998.

 (2) Loans are comprised of gross loan balances, less loans held for sale, net unadvanced funds on loans, net deferred loan origination fees and unearned discounts.

 (3) Compass adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective November 1, 1993. In November 1995, Compass reclassified securities having a market value of $138.7 million from its held-to-maturity portfolio to its available-for-sale portfolio pursuant to a Financial Accounting Standards Board (the "FASB") interpretation of SFAS No. 115. Prior to the adoption of SFAS No. 115, debt securities were classified as either held for sale, in which case they were accounted for at the lower of amortized cost or market value, or held to maturity, in which case they were accounted for at amortized cost and marketable equity securities were stated at the lower of cost or market.

 (4) In 1993, the "cumulative effect of change in accounting principle" resulted from the adoption of SFAS No. 109, "Accounting for Income Taxes."


 (5) Asset Quality Ratios and Regulatory Capital Ratios are end-of-period ratios. With the exception of end-of-period ratios, all ratios are based on average daily balances during the periods indicated and are annualized where appropriate.

 (6) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

 (7) The net interest margin represents net interest income as a percentage of average interest-earning assets.

 (8) The efficiency ratio represents the ratio of non-interest expenses to the sum of net interest income and non-interest income.


 (9) For definitions and further information relating to Seacoast Financial's and Compass's regulatory capital requirements and for Seacoast Financial's pro forma capital levels as a result of the Offering, see "Regulatory Capital Compliance" and "Regulation of Seacoast Financial and Compass--Regulatory Capital Requirements" and "--Prompt Corrective Action."


(10) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by Compass as presenting uncertainty with respect to the collectibility of interest or principal. It is Compass's policy to cease accruing interest on all such loans, except indirect auto loans and other consumer loans.

      SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF SANDWICH BANCORP


     Set forth below are the selected consolidated financial and other data of Sandwich Bancorp. The financial data are derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of Sandwich Bancorp and Subsidiaries and notes thereto presented elsewhere in this Prospectus.


                                                                                   At December 31,
                                                            --------------------------------------------------------------
                                             At June 30,
                                               1998(1)        1997          1996          1995        1994         1993
                                            ------------    --------      --------      --------    --------      --------
                                                                 (In thousands, except per share data)
Selected Financial Condition Data:
Total assets ..............................   $531,013      $518,697      $464,555      $426,515    $408,282      $328,746
Loans .....................................    360,617       370,742       320,844       274,095     253,985       210,618
Allowance for loan losses .................      4,167         4,100         3,741         3,674       3,255         2,983
Investment securities:
 Available for sale .......................     58,180        10,995        13,312        25,770      31,318            --
 Held to maturity/held for investment .....     64,792        99,577        99,648        89,468      90,107        89,793
Deposits ..................................    444,750       423,014       388,249       377,973     358,009       279,965
Borrowed funds ............................     33,601        45,601        32,073         8,148      12,865        14,300
Stockholders' equity ......................     44,556        42,014        38,633        35,744      32,819        31,197
Net unrealized gain (loss) on securities,
 available for sale, net of taxes, included
 in stockholders' equity ..................        162            85            27            39        (537)           --
Book value per share ......................   $  21.80      $  21.63      $  20.31      $  19.43    $  17.95      $  17.11
Non-performing loans ......................      2,691         3,581         4,086         4,671       2,063         2,331
Non-performing assets .....................      2,962         4,177         4,551         5,038       3,032         5,198




                                                 Six months
                                               ended June 30,                             Year ended December 31,
                                            --------------------     --------------------------------------------------------
                                             1998(1)    1997(1)        1997        1996        1995        1994        1993
                                            --------   ---------     --------     -------     -------     -------     -------
                                                                      (In thousands except per share data)
Selected Operating Data:                    $18,293     $17,283       $35,917     $32,309     $30,673     $24,077     $20,128
Interest and dividend income ............     9,572       8,707        18,322      15,792      14,833      10,572       9,245
Interest expense ........................   -------     -------       -------     -------     -------     -------     -------
 Net interest income ....................     8,721       8,576        17,595      16,517      15,840      13,505      10,883
Provision for loan losses ...............        57         241           750         265         597         340         478
                                            -------     -------       -------     -------     -------     -------     -------
 Net interest income after
   provision for loan losses ............    8,664       8,335        16,845      16,252      15,243      13,165      10,405
Gains on sales of securities, net .......       --          --            55          --          --           6         107
Other non-interest income ...............     1,374       1,237         2,666       2,839       2,718       2,225       2,364
Non-interest expense ....................     6,292       6,051        12,225      12,333      12,356      11,416      10,984
                                            -------     -------       -------     -------     -------     -------     -------
Income before income taxes ..............     3,746       3,521         7,340       6,758       5,605       3,980       1,892
Provision for income taxes ..............     1,404       1,327         2,480       2,621       2,169       1,396         241
                                            -------     -------       -------     -------     -------     -------     -------
Net income ..............................   $ 2,342     $ 2,194       $ 4,860     $ 4,137     $ 3,436     $ 2,584     $ 1,651
                                            =======     =======       =======     =======     =======     =======     =======
Basic earnings per share ................   $  1.19     $  1.15       $  2.54     $  2.20     $  1.87     $  1.41     $  0.91
                                            -------     -------       -------     -------     -------     -------     -------
Diluted earnings per share ..............   $  1.14     $  1.10       $  2.45     $  2.13     $  1.82     $  1.38     $  0.90
                                            -------     -------       -------     -------     -------     -------     -------

                                                       Six months
                                                     ended June 30,                   Year ended December 31,
                                                   ------------------- ------------------------------------------------------
                                                    1998(1)   1997(1)     1997       1996       1995       1994       1993
                                                   --------- --------- ---------- ---------- ---------- ---------- ----------
Selected Financial Ratios and Other Data (2):
Performance Ratios:
 Return on average assets ........................    0.90%     0.91%      0.98%      0.94%      0.81%      0.69%      0.52%
 Return on average equity ........................   11.23     11.48      12.49      11.47      10.21       7.92       5.40
 Average equity to average assets ................    7.98      7.97       7.84       8.17       7.98       8.72       9.56
 Equity to total assets at end of period .........    8.39      7.95       8.10       8.32       8.38       8.04       9.49
 Net interest rate spread (3) ....................    2.96      3.20       3.12       3.38       3.51       3.42       3.54
 Net interest margin (4) .........................    3.51      3.74       3.71       3.94       3.98       3.83       3.66
 Average interest-earning assets to average
   interest-bearing liabilities ..................  114.23    114.17     115.27     114.71     112.68     113.56     112.77
 Total non-interest expense to average assets.....    2.41      2.52       2.46       2.80       2.93       3.05       3.60
 Efficiency ratio (5) ............................   60.13     59.00      57.68      60.53      61.61      69.19      78.88
Regulatory Capital Ratios (6):
 Tier 1 leverage capital .........................    8.29      7.77       7.86       8.35       7.92       7.30       8.73
 Tier 1 risk-based capital .......................   15.21     13.23      13.61      13.43      13.13      12.34      14.14
 Total risk-based capital ........................   16.46     14.48      14.86      14.14      14.40      13.59      15.39
Asset Quality Ratios
 Non-performing loans as a percent of
   loans (7) .....................................    0.75      1.05       0.97       1.27       1.70       0.81       1.09
 Non-performing assets as a percent of
   total assets ..................................    0.56      0.79       0.81       0.98       1.18       0.74       1.58
 Allowance for loan losses as a percent
   of loans ......................................    1.16      1.09       1.11       1.17       1.34       1.28       1.42
 Allowance for loan losses as a percent of
   total non-performing loans ....................  154.85    104.06     114.49      91.56      78.66     157.78     127.97
Number of Full Service Customer Facilities .......      11        11         11         11         11         11         10

------------

(1) The data presented at and for the six months ended June 30, 1998 and 1997 were derived from unaudited consolidated financial statements and reflect, in the opinion of Sandwich Bancorp's management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.


(2) Asset Quality Ratios and Regulatory Capital Ratios are end-of-period ratios. With the exception of end-of-period ratios, all ratios are based on average daily balances during the periods indicated and are annualized where appropriate.

(3) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(4) The net interest margin represents net interest income as a percentage of average interest-earning assets.

(5) The efficiency ratio represents the ratio of non-interest expenses (excluding amortization of core deposit intangible asset) to the sum of net interest income and non-interest income.


(6) For definitions and further information relating to Sandwich Bancorp's and Sandwich Bank's regulatory capital requirements, see "Regulation of Seacoast Financial and Compass--Regulatory Capital Requirements" and "--Prompt Corrective Action."


(7) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by Sandwich Bank as presenting uncertainty with respect to the collectibility of interest or principal. It is Sandwich Bank's policy to cease accruing interest on all such loans.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                             OF SEACOAST FINANCIAL


     The following tables present certain unaudited pro forma consolidated financial data with respect to Seacoast Financial and its subsidiary. For each period presented below, the "Pro Forma for Merger" information gives effect to the Merger but not the Conversion. The "Pro Forma for Merger and Conversion" information gives effect to the consummation of both the Conversion and the Merger, including the sale of Conversion Shares in the Offering and the issuance of Exchange Shares in the Merger, and includes interest income on the investment of the net proceeds on the sale of Conversion Shares and the anticipated expenses associated with the ESOP and one-time Merger costs (reflected as a reduction to stockholders' equity but not to net income). This financial data assumes that these transactions occurred on each of the dates and at the beginning of each of the periods presented, that 12,686,225 Exchange Shares are issued and that 18,400,000 Conversion Shares are sold in the Offerings at the $10.00 Purchase Price per share, resulting in gross proceeds of $184.0 million (the maximum of the Estimated Valuation Range). For information on net income, net income per share, stockholders' equity and stockholders' equity per share at the minimum, midpoint and 15% above the maximum of the Estimated Valuation Range, see "Pro Forma Data--Pro Forma Conversion Data." For additional assumptions used in calculating the pro forma data, see "Pro Forma Data--Unaudited Pro Forma Condensed Consolidated Financial Information."


     In accordance with generally accepted accounting principles ("GAAP"), the Merger will be accounted for using the pooling-of-interests method. Under the pooling-of-interests method of accounting, the recorded assets and liabilities of the parties to the Merger Agreement will be carried forward at their recorded amounts, and the results of operations of the combined parties will include the results of operations of Seacoast Financial and Sandwich Bancorp for the entire year in which the Conversion and the Merger occur and, as restated, for prior periods. Such accounting treatment requires satisfaction of certain conditions, including that "affiliates" of the parties to the Merger Agreement may not dispose of shares of Seacoast Financial Common Stock prior to the publication of financial results covering at least 30 days of post-closing combined operations of such parties.

     The following selected unaudited pro forma financial data should be read in conjunction with the consolidated financial statements and related notes presented elsewhere in this Prospectus.




                                                              At May 31, 1998(1)              At October 31, 1997(1)
                                                        ---------------------------     -----------------------------
                                                                        Pro Forma                        Pro Forma
                                                         Pro Forma     for Merger        Pro Forma      for Merger
                                                         for Merger  and Conversion      for Merger    and Conversion
                                                        -----------  --------------     ------------   --------------
                                                                            (Dollars in thousands)
Financial Condition:
 Total assets .......................................   $1,698,414     $1,864,296        $1,621,295     $1,787,177
 Loans, net .........................................    1,230,364      1,230,364         1,176,197      1,176,197
 Investment securities held to maturity .............       13,649         13,649            12,633         12,633
 Investment securities available for sale ...........      300,597        300,597           319,896        319,896
 Deposits ...........................................    1,427,101      1,427,101         1,360,962      1,360,962
 Borrowed funds .....................................      112,396        112,396           108,042        108,042
 Total stockholders' equity .........................      141,908        307,790           136,132        302,014
 Non-performing loans ...............................       12,184         12,184            14,506         14,506
 Non-performing assets ..............................       13,850         13,850            16,809         16,809
 Asset quality ratios (period end):
   Allowance for loan losses to total loans .........         1.18%          1.18%             1.24%          1.24%
   Non-performing assets as a percent of
    total assets ....................................         0.82%          0.74%             1.04%          0.94%
   Allowance for loan losses to non-
    performing loans ................................       120.44%        120.44%           101.63%        101.63%


                                             (footnotes begin on following page)

                                                 Seven months ended May 31, (1)
                                       ---------------------------------------------------
                                                 1998                      1997
                                       ------------------------- -------------------------
                                                         Pro                       Pro
                                                        Forma                     Forma
                                            Pro          for          Pro          for
                                           Forma       Merger        Forma       Merger
                                            for          and          for          and
                                          Merger     Conversion     Merger     Conversion
                                       ------------ ------------ ------------ ------------
                                          (Dollars in thousands, except per share data)
Results of Operations (2):
 Net interest income ................. $35,214      $39,627      $33,194      $37,623
 Provision for loan losses ...........     830          830        1,241        1,241
                                       -------      -------      -------      -------
 Net interest income after
  provision for loan losses ..........  34,384       38,797       31,953       36,382
 Noninterest income ..................   5,449        5,449        4,566        4,566
 Noninterest expense .................  22,969       23,398       21,706       22,135
                                       -------      -------      -------      -------
 Income before income taxes ..........  16,864       20,848       14,813       18,813
 Income taxes ........................   6,265        7,859        5,884        7,484
                                       -------      -------      -------      -------
 Net income .......................... $10,599      $12,989       $8,929      $11,329
                                       =======      =======      =======      =======
 Diluted earnings per share (5) ...... $  0.34       $ 0.44       $ 0.29       $ 0.39
                                       =======      =======      =======      =======
Selected Ratios:
Performance ratios:
 Return on average assets (3)(4)......    1.09%        1.22%        1.00%        1.15%
 Return on average equity (3) (4).....   12.46%        7.36%       11.98%        6.70%



                                                          For the year ended October 31, (1)
                                       --------------------------------------------------------------------------
                                               1997                      1996                      1995
                                       -----------------------  ------------------------   ----------------------
                                                       Pro                       Pro                      Pro
                                                      Forma                     Forma                    Forma
                                          Pro          for          Pro          for          Pro         for
                                         Forma       Merger        Forma       Merger        Forma       Merger
                                          for          and          for          and          for         and
                                        Merger     Conversion     Merger     Conversion     Merger     Conversion
                                       --------   ------------  ----------  ------------   --------   ------------
                                                      (Dollars in thousands, except per share data)
Results of Operations (2):
 Net interest income ................. $57,796      $65,390      $53,398      $61,203      $47,773      $56,437
 Provision for loan losses ...........   2,615        2,615        1,431        1,431          246          246
                                       -------      -------      -------      -------      -------      -------
 Net interest income after
  provision for loan losses ..........  55,181       62,775       51,967       59,772       47,527       56,191
 Noninterest income ..................   8,664        8,664        7,985        7,985        7,121        7,121
 Noninterest expense .................  37,036       37,772       36,491       37,227       37,046       37,782
                                       -------      -------      -------      -------      -------      -------
 Income before income taxes ..........  26,809       33,667       23,461       30,530       17,602       25,530
 Income taxes ........................  10,165       12,909        9,169       11,997        6,680        9,851
                                       -------      -------      -------      -------      -------      -------
 Net income .......................... $16,644      $20,758      $14,292      $18,533      $10,922      $15,679
                                       =======      =======      =======      =======      =======      =======
 Diluted earnings per share (5) ...... $  0.54      $  0.71      $  0.47      $  0.63      $  0.36      $  0.54
                                       =======      =======      =======      =======      =======      =======
Selected Ratios:
Performance ratios:
 Return on average assets (3)(4)......    1.07%        1.20%        0.99%        1.15%        0.82%        1.04%
 Return on average equity (3) (4).....   12.66%        7.08%       12.27%        6.66%       10.45%        5.89%


------------
(1) Sandwich Bancorp financial data is included at June 30, 1998 and December 31, 1997 and for the seven-month periods ended June 30, 1998 and 1997 and the fiscal years ended December 31, 1997, 1996 and 1995.

(2) Does not reflect any cost savings or other benefits of the Merger.

(3) These ratios are based on average daily balances.

(4) Annualized.

(5) Diluted earnings per share have been computed as follows: for "Pro Forma for Merger" purposes, no ESOP shares are assumed to have been issued; for "Pro Forma for Merger and Conversion" purposes, ESOP shares are assumed to have been issued but are not treated as outstanding until committed to be released.

                              RECENT DEVELOPMENTS

     The following table sets forth certain consolidated financial and other data of Seacoast Financial at and for the periods indicated. Consolidated financial and operating data and financial ratios and other data at and for the year ended October 31, 1997 have been derived from and should be read in conjunction with the audited Consolidated Financial Statements of Seacoast Financial and Notes thereto presented elsewhere in this Prospectus. Consolidated financial and operating data and financial ratios and other data at and for the nine months ended July 31, 1998 and 1997 were derived from unaudited Consolidated Financial Statements. The results of operations and ratios and other data presented for the nine months ended July 31, 1998 are not necessarily indicative of the results that may be expected for the year ending October 31, 1998.




                                                                         At July 31,       At October 31,
                                                                           1998 (1)             1997
                                                                        ------------       -------------
                                                                                (In thousands)
Selected Financial Condition Data:
Total assets ......................................................     $1,201,704           $1,106,590
Loans (2) .........................................................        907,404              820,197
Allowance for loan losses .........................................         10,534               10,642
Debt securities:
 Available for sale ...............................................        178,668              205,620
 Held to maturity .................................................         13,695               12,633
Marketable equity securities ......................................         10,828                3,696
Deposits ..........................................................      1,008,417              937,948
Borrowed funds ....................................................         74,368               60,703
Surplus ...........................................................        108,721               98,141
Net unrealized gain on securities available for sale, net of taxes,
 included in surplus ..............................................          2,174                1,614
Non-performing loans ..............................................          4,592               10,925
Non-performing assets .............................................          5,866               12,632


                                                                            Nine months ended July 31,
                                                                           1998 (1)            1997 (1)
                                                                        ------------         -----------
                                                                                  (In thousands)
Selected Operating Data:
Interest income ...................................................      $  64,776          $   59,191
Interest expense ..................................................         32,395              29,431
                                                                         ----------         ----------
 Net interest income ..............................................         32,381              29,760
Provision for loan losses .........................................            837               1,337
                                                                         ----------         ----------
 Net interest income after provision for loan losses ..............         31,544              28,423
Gains (losses) on sales of securities, net ........................             (3)                 20
Other non-interest income .........................................          5,050               4,154
Other real estate owned expense, net ..............................            121                 382
Other non-interest expense ........................................         20,027              17,908
                                                                         ----------         ----------
Income before income taxes ........................................         16,443              14,307
Provision for income taxes ........................................          6,423               5,588
                                                                         ----------         ----------
Net income ........................................................      $  10,020          $    8,719
                                                                         ==========         ==========



                                             (footnotes begin on following page)

                                                                           Nine months ended July 31,
                                                                          1998 (1)            1997 (1)
                                                                        ------------         -----------
Selected Financial Ratios and Other Data (3):
Performance Ratios:
 Return on average assets .............................................     1.16%                1.10%
 Return on average surplus ............................................    12.69                12.82
 Surplus to total assets at end of period .............................     9.05                 8.63
 Net interest rate spread (4) .........................................     3.43                 3.50
 Net interest margin (5) ..............................................     3.92                 3.95
 Average interest-earning assets to average interest-bearing
  liabilities .........................................................   112.54               111.62
 Total non-interest expense to average assets .........................     2.33                 2.32
 Efficiency ratio (6) .................................................    53.83                53.90
Regulatory Capital Ratios (7):
 Tier 1 leverage capital ..............................................     8.91                 8.53
 Tier 1 risk-based capital ............................................    12.32                12.55
 Total risk-based capital .............................................    13.55                13.80
Asset Quality Ratios:
 Non-performing loans as a percent of loans (8) .......................     0.51                 1.44
 Non-performing assets as a percent of total assets ...................     0.49                 1.24
 Allowance for loan losses as a percent of loans ......................     1.16                 1.34
 Allowance for loan losses as a percent of total
   nonperforming loans ................................................   229.40                93.09
Number of Full Service Customer Facilities ............................       23                   22



------------
(1) The data presented at and for the nine months ended July 31, 1998 and 1997 was derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the nine months ended July 31, 1998 are not necessarily indicative of the results that may be expected for the year ending October 31, 1998.

(2) Loans are comprised of gross loan balances less loans held for sale, unadvanced funds on loans, deferred loan origination fees and unearned discounts.

(3) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(4) The net interest spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(5) The net interest margin represents net interest income as a percent of average interest-earning assets.

(6) The efficiency ratio represents the ratio of non-interest expenses divided by the sum of net interest income and non-interest income.

(7) For definitions and further information relating to Seacoast Financial's and Compass's regulatory capital requirements, and for Seacoast Financial's pro forma capital levels as a result of the Offering, see "Regulatory Capital Compliance" and "Regulation of Seacoast Financial and Compass--Regulatory Capital Requirements" and "--Prompt Corrective Action."

(8) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by Compass as presenting uncertainty with respect to the collectibility of interest or principal. It is Compass's policy to cease accruing interest on all such loans, except indirect auto loans and other consumer loans.

Comparison of Financial Condition at July 31, 1998 and October 31, 1997

     Total assets increased by $95.1 million, or 8.6%, from $1,106.6 million at October 31, 1997 to $1,201.7 million at July 31, 1998. This growth was due primarily to a $14.8 million, or 45.0%, increase in cash and cash equivalents and a $87.2 million, or 10.6% increase in loans. Asset growth was funded primarily by a $70.5 million, or 7.5%, increase in deposits and a $10.3 million, or 20.1%, increase in FHLB advances.

     The increase in cash and cash equivalents at July 31, 1998 was temporary in nature and attributable to a reduction in the difference in rates paid on short- to medium-term investments and funds invested overnight as well as to normal fluctuations in activity.

     The increase in loans occurred primarily in Seacoast Financial's construction and indirect auto loan portfolios. From October 31, 1997 to July 31, 1998, construction loans increased by $9.7 million, or 28.6% and indirect auto loans (net of unearned discounts) increased by $63.6 million, or 30.6%. The growth during the nine months ended July 31, 1998 is primarily attributable to the favorable interest rate environment and economic conditions which prevailed during this period. In addition, Seacoast Financial has continued to emphasize the origination of indirect auto loans through its network of automobile dealers.

     Total deposits at July 31, 1998, were $1,008.4 million, an increase of $70.5 million, or 7.5% compared to $937.9 million at October 31, 1997. The increase in deposits continues to be impacted by favorable economic conditions partially offset by a continuing low interest rate environment wherein Seacoast Financial competes against other instruments available to the public such as mutual funds and annuities. In addition, deposit growth reflects increased seasonal activity on Martha's Vineyard and the continuing effect of industry consolidation. Total borrowed funds were $74.4 million at July 31, 1998 compared to $60.7 million at October 31, 1997, an increase of $13.7 million, or 22.6%. During the nine months ended July 31, 1998, Seacoast Financial's net borrowing from the FHLB increased by $10.3 million.

     The increase in surplus of $10.6 million to $108.7 million at July 31, 1998 resulted from net earnings of $10.0 million for the nine months ended July 31, 1998 and a $560,000 increase in unrealized gains (net of taxes) on securities available for sale, most of which pertained to Seacoast Financial's marketable equity securities portfolio.


Comparison of Operating Results for the Nine Months Ended July 31, 1998 and July 31, 1997

     General. Net income increased by $1.3 million or 14.9%, from $8.7 million for the nine months ended July 31, 1997 to $10.0 million for the nine months ended July 31, 1998. The improvement was attributable to higher net interest income of $2.6 million, a $500,000 decrease in the provision for loan losses due to a continuation of the favorable trends in the various factors considered by management in evaluating the adequacy of the allowance for loan losses and an increase in net gains on sales of loans of $556,000. The improvement was partially offset by an increase of $1.9 million in non-interest expense due to higher salaries, occupancy and equipment expenses, data processing expenses and marketing costs. Of the $1.9 million increase in non-interest expense, $412,000 was due to a recovery, in 1997, of life insurance premiums recognized when an insurance company emerged from receivership. The increase in net interest income was due to growth in average interest-earning assets.

     Interest Income. Interest income for the nine months ended July 31, 1998 was $64.8 million, compared to $59.2 million for the nine months ended July 31, 1997, an increase of $5.6 million, or 9.5%. All of the increase in interest income resulted from growth in average interest-earning assets of $98.7 million, or 9.8%, as the overall yield on interest-earning assets declined by 2 basis points in the 1998 period. The principal areas of growth related to real estate loans (up $36.9 million, or 7.1%) and indirect auto loans (up $56.7 million, or 32.5%). Most of the real estate loan growth resulted from increased originations of one-to-four family real estate loans and construction loans. The increase in indirect auto loans resulted from an improved economic environment within Compass's local markets, the expansion of such lending into Rhode Island and the continued emphasis of this area of lending.

     Interest Expense. Interest expense for the nine months ended July 31, 1998 was $32.4 million, compared to $29.4 million for the nine months ended July 31, 1997, an increase of $3.0 million, or 10.1%. This increase resulted from a higher average balance of interest-bearing liabilities (up $80.3 million, or 8.9%). Average interest-bearing deposit balances increased $62.9 million, or 7.5%, primarily as a result of the factors noted in the prior discussion on deposit growth.

     Compass increased its borrowings from the FHLB during the nine months ended July 31, 1998. Interest expense on borrowed funds increased $752,000, or 27.5%, in the nine months ended July 31, 1998 due to a $17.5 million, or 31.0%, increase in the average balance of such funds to $73.9 million, which was partially offset by an 18 basis point reduction in the average rate paid on borrowed funds to 6.29% in the 1998 period compared to the 1997 period.

     Provision for Loan Losses. Compass establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level that management estimates is appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance for loan losses, management considers past and anticipated loss experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses monthly in order to maintain the adequacy of the allowance.

     Compass provided $837,000 for loan losses in the nine month period ended July 31, 1998 compared to $1.3 million in the nine month period ended July 31, 1997, a decrease of $500,000, or 37.4%. This decrease was primarily influenced by a reduction in the balance of adversely classified loans and fewer delinquencies.

     Non-Interest Income. Total non-interest income was $5.0 million for the nine months ended July 31, 1998 compared to $4.2 million for the nine months ended July 31, 1997, an increase of $873,000, or 20.9%. The increase resulted primarily from an increase of $556,000 in the gain on sale of mortgage loans from $297,000 in the nine months ended July 31, 1997 to $853,000 in the nine months ended July 31, 1998. Compass generally sells in the secondary mortgage market fixed rate residential mortgage loans with terms of 15 years or longer. With the reduction in interest rates on 15- and 30-year fixed rate mortgages which occurred in 1997 and into 1998, the volume of fixed-rate mortgage loan originations increased which caused this increase. Also, Compass earned $188,000 of fees in 1998 under a new relationship with an outside vendor which processes its official checks. This fee is determined based on the average length of time such checks, which are drawn on the account of the outside vendor, remain outstanding.

     Non-Interest Expense. Non-interest expense increased by $1.9 million, or 10.4%, from $18.3 million for the nine months ended July 31, 1997 to $20.2 million for the nine months ended July 31, 1998. Of this increase, $868,000 related to compensation and employee benefits, which rose 8.5% to $11.0 million for the nine months ended July 31, 1998. The higher level of compensation and employee benefits was caused by overall salary increases averaging 4%, increased commissions of $155,000 related to higher mortgage loan originations, staffing increases in the lending area and higher health insurance costs of $65,000.

     Occupancy and equipment expenses increased $127,000, or 5.1%, to $2.6 million for the nine months ended July 31, 1998. This increase was due to an increase in ATM maintenance costs, and a one-time reduction in rent expense in 1997 of $36,000 attributable to a leased facility which Compass no longer utilized.

     Marketing expenses increased $280,000, or 32.6%, to $1.1 million for the nine months ended July 31, 1998. This increase was primarily attributable to advertising campaigns related to the new ROTH IRA accounts allowed by changes in the tax law, Compass's commercial loan programs and the advertising of Compass's Preferred Checking account program.

     Data processing expenses increased $285,000, or 17.9%, to $1.9 million for the nine months ended July 31, 1998. This increase was due to new services, including laser printing and Internet services, and volume-related increases in loans and deposits.

     Other real estate owned (OREO) expenses decreased $261,000, or 68.3%, to $121,000 for the nine months ended July 31, 1998 due to the continuation of the decline in the number of properties held as OREO and stable real estate market values.

     Other non-interest expenses for the nine months ended July 31, 1998 were $2.5 million compared to $1.9 million for the comparable period in 1997, an increase of $527,000 or 27.1%. Included in the results for 1997 was a recovery of life insurance premiums of $412,000 from an insurance company which emerged from receivership. Exclusive of this item, other non-interest expenses increased in 1998 by $115,000 or 4.9%.

     Income Taxes. Income tax expense was $6.4 million of the nine months ended July 31, 1998, an increase of $835,000, or 14.9%, compared to the 1997 period. The effective tax rate was 39.1% in 1998 and 1997.

                          FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus and in the documents incorporated by reference herein that are not statements of historical fact may be deemed to be "forward-looking statements". Without limiting the foregoing, the words "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal" and similar words are intended to identify expressions that may be forward-looking statements. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those contemplated by such statements. For example, actual results may be adversely affected by the following possibilities: (i) competitive pressure among depository institutions may increase; (ii) changes in interest rates may reduce banking interest margins; (iii) general economic conditions and real estate values may be less favorable than contemplated; (iv) adverse legislation or regulatory requirements may be adopted; (v) contemplated cost savings, revenue enhancements, etc., from the Merger may not be timely or fully realized; and
(vi) the impact of the Year 2000 issue may be more significant than currently anticipated. Many of such factors are beyond Seacoast Financial's or Sandwich Bancorp's ability to control or predict. Readers of this Prospectus are accordingly cautioned not to place undue reliance on forward-looking statements. Seacoast Financial and Sandwich Bancorp disclaim any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise. Important factors that may cause Seacoast Financial's or Sandwich Bancorp's actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below.



                                 RISK FACTORS


     The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Conversion Shares offered hereby.



Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks

     Residential real estate loans represent a smaller proportion of Compass's loan portfolio than that of most savings institutions. In general, construction loans, commercial real estate loans, commercial loans and indirect auto loans generate higher returns, but also pose greater credit risks, than do owner-occupied residential mortgage loans.

     The repayment of construction and commercial real estate loans depends on the business and financial condition of borrowers and, in the case of construction loans, on the economic viability of projects financed. A number of Compass's borrowers have more than one construction or commercial real estate loan outstanding with Compass. Moreover, these loans are concentrated primarily in southeastern Massachusetts. Economic events and changes in government regulations, which Compass and its borrowers cannot control, could have an adverse impact on the cash flows generated by properties securing Compass's construction and commercial real estate loans and on the values of such properties. Commercial properties tend to decline in value more rapidly than residential owner-occupied properties during economic recessions. Compass held $167.0 million in construction and commercial real estate loans in its loan portfolio as of May 31, 1998 and on a pro forma basis at that date, assuming consummation of the Merger, it would have had $258.3 million of such loans in its portfolio.

     Compass makes both secured and some short-term unsecured commercial loans, holding $58.2 million of such loans in its loan portfolio as of May 31, 1998. On a pro forma basis at that date, assuming consummation of the Merger, it would have had $66.4 million of commercial loans in its portfolio. Repayment of both secured and unsecured commercial loans depends substantially on borrowers' underlying business, financial condition and cash flows. Unsecured loans generally involve a higher degree of risk of loss than do secured loans because, without collateral, repayment is wholly dependent upon the success of the borrowers' businesses. Secured commercial loans are generally collateralized by equipment, leases, inventory and accounts receivable. Compared to real estate, such collateral is more difficult to monitor, its value is harder to ascertain, it may depreciate more rapidly and it may not be as readily saleable if repossessed.

     In 1985, Compass began to make indirect auto loans and its portfolio of such loans has grown significantly since then. Compass's portfolio of indirect auto loans, net of unearned discounts, totaled $247.6 million as of May 31, 1998. Although Compass has not experienced significant delinquencies in this portfolio to date, borrowers may be more likely to become delinquent on an automobile loan than on a residential mortgage loan secured by their primary residence. Moreover, automobiles depreciate rapidly and, in the event of default, principal loss as a percent of the loan balance depends upon the mileage and condition of the vehicle at the time of repossession, over which Compass has no control.

     The interest rate charged to an indirect auto loan borrower is generally one to two percentage points higher than the rate earned by Compass. The difference between the two rates is referred to as the "spread." At loan inception, the dollar value of the spread over the contractual term of the loan is prepaid by Compass to an auto dealer. Such prepaid amounts are generally subject to rebate to Compass in the event the underlying loan is prepaid or becomes delinquent. The risk of loss of amounts previously advanced to a dealer is primarily dependent upon loan performance and general economic conditions but is also dependent upon the financial condition of the dealer. To mitigate this risk, Compass withholds a portion of the spread at loan origination as a dealer reserve. The amount withheld, in the aggregate, generally approximates 1% of the outstanding balance of loans originated by each dealer. However, there is no assurance that Compass can successfully recover amounts advanced for spreads.


Geographic Concentration of Loans in and Deposits from Southeastern Massachusetts and Rhode Island

     Compass operates primarily in southeastern Massachusetts and, to a much lesser degree, Rhode Island. Over the past several decades, portions of Compass's market area, including the cities of New Bedford and Fall River, have experienced relatively flat economic activity and higher unemployment rates than most of New England and the country, primarily as a result of a reduction in manufacturing and marine-related jobs there. The economies of New Bedford and Fall River did not experience the same growth and increase in real estate values that characterized much of Massachusetts and New England during the 1980's. Similarly, during the latter half of the 1990's, the economies, employment rates and real estate markets of New Bedford and Fall River have remained relatively flat, continuing to lag behind many other New England regions that have enjoyed significant economic improvement in recent years.


     Compass's current primary market area also includes Martha's Vineyard. Following consummation of the Merger, Compass's operations will also include Sandwich Bank's extensive market area on Cape Cod. See "Business of Compass-- Market Area and Competition" and "Certain Effects of the Merger on Seacoast Financial." The economies of Cape Cod and Martha's Vineyard depend heavily on tourists who visit primarily during summer months. As a result, many businesses on Cape Cod and Martha's Vineyard have positive cash flows only during those months. Tourism-based businesses are customers--commercial loan borrowers and depositors--of both Compass and Sandwich Bank, and seasonal fluctuations affect these customers' deposit balances as well as their ability to repay their loans. Compass and Sandwich Bank often structure loans to such customers with uneven payment schedules, so that the bulk of the annual debt service comes due in the summer months. Nevertheless, a tourist season may be delayed or cut short due to conditions beyond Compass's control (such as the weather) and, thus, Compass's loans to tourism-based businesses may be subject to a greater risk of non-repayment than its other commercial loans.



Potential Impact of Changes in Interest Rates on Seacoast Financial's Earnings

     Seacoast Financial's profitability, like that of most financial institutions, depends to a large extent upon its net interest income, which is the difference, or spread, between its gross interest income on interest-earning assets, such as loans and securities, and its interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, Seacoast Financial's results of operations and financial condition depend largely on movements in market interest rates and its ability to manage its interest-rate-sensitive assets and liabilities in response to such movements. Changes in interest rates could have a material adverse effect on Seacoast Financial's business, financial condition, results of operations and cash flows. Because, as a general matter, Seacoast Financial's interest-bearing liabilities reprice or mature more quickly than its interest-earning assets, an increase in interest rates generally would result in a decrease in its interest rate spread and net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Seacoast Financial--Management of Market and Interest Rate Risk."

     Changes in interest rates also affect the value of Seacoast Financial's interest-earning assets, including, in particular, the value of its investment securities portfolio. Generally, the value of investment securities fluctuates inversely with changes in interest rates. At May 31, 1998, Seacoast Financial's securities portfolio totaled $202.3 million, including $183.3 million of securities available for sale. Unrealized gains and losses on securities available for sale are reported as a separate component of surplus, net of related taxes. Decreases in the fair value of securities available for sale therefore would have an adverse affect on Seacoast Financial's stockholders' equity. See "Business of Compass--Investment Activities."


     Seacoast Financial is also subject to reinvestment risk relating to interest rate movements. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, Seacoast Financial is subject to reinvestment risk to the extent that it is not able to reinvest funds from such prepayments at rates that are comparable to the rates on the prepaid loans or securities. On the other hand, increases in interest rates on adjustable rate mortgage loans result in larger mortgage payments from borrowers, which could potentially increase Seacoast Financial's level of loan delinquencies and defaults.


Risks Related to the Acquisition of Sandwich Bancorp

     Compass's future operating performance will depend, in part, on the success of the Merger. The success of the Merger will, in turn, depend on a number of factors, including Compass's ability to (i) integrate into Compass Sandwich Bank's operations and branches, (ii) retain Sandwich Bank's deposits and customers, (iii) control future non-interest expenses in a manner that enables Compass to improve its overall operating efficiencies and (iv) retain and integrate certain personnel of Sandwich Bank into Compass's operations. Integration of Sandwich Bank into Compass following the Merger will require the dedication of the time and resources of Compass's and Seacoast Financial's managements, and may temporarily distract managements' attention from the day-to-day business of Compass. No assurance can be given that Compass will successfully integrate Sandwich Bank's operations into its own, or that Compass will achieve anticipated benefits of the Merger or achieve earnings results in the future similar to those it, or Sandwich Bancorp, has achieved in the past. Further, no assurance can be given that Compass will effectively manage any growth resulting from the Merger.



Low Return on Equity following the Conversion

     Seacoast Financial's ratio of surplus to assets was 9.05% as of May 31, 1998. The consummation of the Conversion will increase this ratio significantly because the proceeds from the sale of the Conversion Shares will be added to Seacoast Financial's equity. Seacoast Financial's consolidated ratio of equity to assets would be 15.5% and 16.5%, respectively, on a pro forma basis as of May 31, 1998 assuming the sale of Conversion Shares at the midpoint and the maximum, respectively, of the Estimated Valuation Range and assuming consummation of the Merger. Seacoast Financial's ability to leverage this additional capital will be significantly affected by competition for loans and deposits and economic conditions. Seacoast Financial currently anticipates that it will take considerable time to prudently deploy such capital. Management expects that Seacoast Financial will earn a return on its equity that is below the industry average (and below its own historical levels) for a period of time after the Conversion and the Merger.


     Since Seacoast Financial expects to account for the Merger as a pooling-of-interests under generally accepted accounting principles ("GAAP"), Seacoast Financial's ability to repurchase shares of Seacoast Financial Common Stock may be restricted during the two-year period that will follow completion of the Merger. See "Use of Proceeds of Conversion."


Dilution Resulting From Issuances of Additional Shares

     The exact number of Conversion Shares to be issued in the Offerings will not be determined until RP Financial updates its appraisal immediately prior to the consummation of the sale of the Conversion Shares. The higher the number of Conversion Shares issued, the lower Seacoast Financial's pro forma net income per share and pro forma stockholders' equity per share, and the higher the Purchase Price as a percentage of pro forma stockholders' equity per share and as a multiple of net income per share. See "Pro Forma Data--Pro Forma Conversion Data."


     The issuance of the Exchange Shares in connection with the Merger will dilute the ownership interest of purchasers of Conversion Shares in the Conversion. The trading price of Seacoast Financial Common Stock during the time period between the consummation of the Conversion and the consummation of the Merger will determine the number of shares of Seacoast Financial Common Stock issued by Seacoast Financial to effect the Merger. Generally, the lower the trading price during that period, the greater the number of Exchange Shares issuable in the Merger, and the greater such dilution. See "The Conversion and the Merger--Description of the Merger and the Exchange Ratio."

     In preparing the Independent Valuation, RP Financial considered various Seacoast Financial Trading Prices and Exchange Ratios for purposes of estimating the number of Exchange Shares to be issued in the Merger. The actual Seacoast Financial Trading Price and Exchange Ratio, and therefore the total number of shares of Seacoast Financial Common Stock that will be outstanding after consummation of the Merger, will not be determined until after consummation of the Conversion. As a result, the actual per share data reported by Seacoast Financial after completion of the Conversion and the Merger will, in all probability, be different from the pro forma per share data considered by RP Financial in preparing the Independent Valuation and disclosed herein.

Relatively High Pro Forma Pricing Multiples May Negatively Affect After-Market Stock Performance Compared with Other Converted Institutions

     The Purchase Price as a percentage of pro forma stockholders' equity per share of the Conversion Shares ranges from 99.5% at the minimum of the Estimated Valuation Range to 101.6% at 15% above the Estimated Valuation Range, assuming a
6.4 Exchange Ratio in the Merger. The Purchase Price to pro forma stockholders' equity at which the Conversion Shares are being sold in the Offering substantially exceeds the price to pro forma stockholders' equity of common stock sold in most mutual-to-stock conversions that do not also involve mutual holding companies or acquisitions of other financial institutions. Prospective investors should be aware that as a result of the relatively high pro forma pricing multiples, the after-market performance of the Seacoast Financial Common Stock may be less favorable during the period immediately following the Conversion than the price performance of common stock sold in recent mutual-to-stock conversions that do not involve a mutual holding company or an acquisition of another institution.

Recent Stock Market Volatility

     Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. In several cases, common stock issued by recently converted financial institutions has traded at a price that is below the price at which such shares were sold in the stock offering. The Purchase Price of the Seacoast Financial Common Stock in the Offering is based on the Independent Valuation. In the after-market, the trading price of the Seacoast Financial Common Stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions of Seacoast Financial and general industry and economic conditions. Due to possible continued market volatility and to other factors, including certain Risk Factors discussed herein, there can be no assurance that, following the Conversion, the trading price of the Seacoast Financial Common Stock will be at or above the Purchase Price. See "--Relatively High Pro Forma Pricing Multiples May Negatively Affect After-Market Stock Performance Compared with Other Converted Institutions" and "--Absence of Market for Shares of Seacoast Financial Common Stock."


Possible Dilution Resulting From Stock Plans

     Seacoast Financial may adopt certain stock plans following the Conversion, subject to stockholder approval, and such plans could dilute the voting rights of Seacoast Financial's stockholders. Federal and state banking regulations allow the Board of Directors of Seacoast Financial, and the Board may decide, to adopt one or more stock plans for the benefit of employees, officers and directors of Seacoast Financial and Compass, including stock award plans and stock option plans. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors Through Benefit Plans--Stock Option Plan" and "--Stock Plan." Such plans could purchase and could grant options to purchase Seacoast Financial Common Stock, and such stock purchases and option grants could dilute the voting rights of purchasers of Conversion Shares in the Conversion.


Competition

     Compass faces significant competition both in attracting deposits and in the origination of loans. See "Business of Compass--Market Area and Competition." Savings banks, credit unions, savings and loan associations and commercial banks operating in Compass's primary market area have historically provided most of Compass's competition for deposits. In addition, and particularly in times of high interest rates, Compass faces additional and significant competition for funds from money-market mutual funds and issuers of corporate and government securities. Competition for the origination of real estate and other loans comes from other thrift institutions, commercial banks, insurance companies, finance companies, other institutional lenders and mortgage companies. Many of Compass's competitors have substantially greater financial and other resources than those of Compass. Moreover, Compass may face increased competition in the origination of loans if competing thrift institutions convert to stock form, because such converting thrifts would likely seek to invest their new capital into loans. Finally, credit unions do not pay federal or state income taxes and are subject to fewer regulatory constraints than savings banks. Numerous credit unions are located in Fall River and Rhode Island and, because of their tax and regulatory status, they enjoy a competitive advantage over Compass. This advantage places significant competitive pressure on the prices of Compass's loan and deposits.


Regulatory Oversight and Legislation

     Seacoast Financial and Compass are subject to extensive regulation, supervision and examination. See "Regulation of Seacoast Financial and Compass." Any change in the laws or regulations applicable to Seacoast Financial and Compass, or in banking regulators' supervisory policies or examination procedures, whether by the

Commissioner, the FDIC, the FRB, other state or federal regulators, the United States Congress or the Massachusetts legislature could have a material adverse effect on Seacoast Financial's and Compass's business, financial condition, results of operations and cash flows.


     Compass is subject to regulations promulgated by the Massachusetts
Division of Banks, as its chartering authority, and by the FDIC and the Depositors Insurance Fund (the "DIF") as insurers of its deposits up to certain limits. Compass also belongs to the Federal Home Loan Bank System and, as a member of such system, is subject to certain limited regulations promulgated by the Federal Home Loan Bank. In addition, the FRB regulates and oversees Seacoast Financial in Seacoast Financial's capacity as Compass's holding company.


     Such regulation and supervision limit the activities in which Seacoast Financial and Compass may engage. The regulation and supervision is intended primarily to protect Compass's depositors and borrowers and, in the case of FDIC regulation, the FDIC's insurance funds. Regulatory authorities have extensive discretion in the exercise of their supervisory and enforcement powers. They may, among other things, impose restrictions on the operation of a banking institution, the classification of assets by such institution and such institution's allowance for loan losses. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act and Massachusetts's deceptive acts and practices law. These laws also permit private individual and class action law suits and provide for the recovery of attorneys fees in certain instances. No assurance can be given that the foregoing regulations and supervision will not change.



Absence of Market for Seacoast Financial Common Stock


     Seacoast Financial has never issued capital stock and, consequently, there is currently no existing market for the Seacoast Financial Common Stock. Seacoast Financial has received conditional approval to have the Seacoast Financial Common Stock quoted on the Nasdaq National Market under the symbol "SCFS," subject to the completion of the Conversion and compliance with certain initial listing conditions, including the presence of at least three market makers.

     A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither Seacoast Financial nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Seacoast Financial Common Stock will develop or that, if developed, it will continue. The failure of an active and liquid trading market to develop would likely have a material adverse effect on the value of the Seacoast Financial Common Stock. In addition, common stock is subject to investment risk, including loss of principal invested. No assurance can be given that a purchaser in the Conversion will be able to resell the Conversion Shares at or above the Purchase Price, nor can any assurance be given that a Sandwich Bancorp stockholder receiving Exchange Shares in the Merger will be able to sell such Exchange Shares at or above the Seacoast Financial Trading Price used in the calculation of the Exchange Ratio. See "Market for Seacoast Financial Common Stock."



Certain Anti-Takeover Effects of the Articles of Organization and By-Laws of Seacoast Financial, the ESOP and Federal and State Regulations and Laws.

     Seacoast Financial has adopted Articles of Organization and By-Laws that will go into effect upon consummation of the Conversion and those Articles and By-Laws contain provisions (known as "anti-takeover" provisions) which may impede efforts to acquire Seacoast Financial, or stock purchases in furtherance of such an acquisition, even though such acquisition efforts or stock purchases might otherwise have a favorable effect on the price of the Seacoast Financial Common Stock. The Articles and By-Laws provide for, among other things, staggered Directors' terms, restrictions on the acquisition of more than 10% of Seacoast Financial's outstanding voting stock for a period of five years after consummation of the Conversion and approval of certain actions, including certain business combinations, by specified percentages of its Disinterested Directors (as such term is defined in the Articles) or by specified percentages of the shares outstanding and entitled to vote thereon. The Articles also authorize the Board of Directors to issue up to 10,000,000 shares of serial preferred stock, the rights and preferences of which may be designated by the Board, without the approval of Seacoast Financial's stockholders.

     The ESOP, which expects to purchase in the Subscription Offering 8% of the Conversion Shares sold in the Offering, contains provisions that permit participating employees to direct the voting of shares held in the ESOP, and such provisions may have anti-takeover effects.

     Federal and state regulations and laws may also have anti-takeover effects. The Change in Bank Control Act and the BHCA, together with FRB regulations promulgated under those acts, require that a person obtain the consent of the FRB before attempting to acquire control of a bank holding company. In addition, Massachusetts laws place certain limitations on acquisitions of the stock of banking institutions.

     For additional information regarding the anti-takeover effects of Seacoast Financial's Articles and By-Laws, the ESOP and certain federal and state regulations and laws, see "Restrictions on Acquisition of Seacoast Financial and Compass."



Year 2000 Issue

     The Year 2000 issue (commonly referred to as "Y2K") is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. The Y2K issue, which is common to most corporations including banks, concerns the inability of information and other systems, primarily (but not exclusively) computer software programs, to properly recognize and process date-sensitive information as the year 2000 approaches. This problem could produce miscalculations, generate erroneous data or even cause a computer system to fail.

     A bank such as Compass relies heavily upon computer systems for its daily operations, including particularly the accurate processing of its customers' financial records. Compass currently estimates that the cost of its efforts to achieve Y2K readiness will not exceed $1.0 million. However, no assurance can be given that Compass or the third-party vendors to whom Compass outsources its information systems functions will solve such issues in a successful and timely fashion or that the costs of such effort will not exceed current estimates. If Compass does not solve such issues, or does not do so in a timely manner, the Y2K issue could have a material adverse impact on Compass's business, financial condition, results of operations and cash flows.

     Bank regulatory agencies have recently issued additional guidance under which they are assessing Y2K readiness. The failure of a financial institution, such as Compass, to take appropriate action to address Y2K issues may result in enforcement actions which could have a material adverse effect on such institution, result in the imposition of civil money penalties, or result in the delay (or receipt of an unfavorable or critical evaluation of management of a financial institution in connection with a regulatory review) of applications seeking to acquire other entities or otherwise expand the institution's activities.

     Compass's credit risk associated with its borrowers may increase as a result of problems such borrowers may have resolving their own Y2K issues. Although it is not possible to evaluate the magnitude of any potential increased credit risk at this time, the impact of the Y2K issue on borrowers could result in increases in Compass's problem loans and credit losses in future years.

     For additional information regarding the Y2K issue and the steps Compass is taking in response, see "Business of Compass--Year 2000 Issue."


Possible Delays in Completion of the Offering and the Merger; Irrevocability of Stock Orders

     Seacoast Financial will hold funds submitted to purchase Conversion Shares in connection with the Offering until it completes or terminates the Offering, and it may not complete or terminate the Offering for an extended period of time. The Offering may be delayed one or more times because its completion will be subject to various conditions, including the receipt of regulatory approvals of both the Conversion and the Merger. Moreover, unless Seacoast Financial terminates the Conversion, orders to purchase Conversion Shares made in connection with the Offering will be irrevocable. No assurance can be given that Seacoast Financial will complete or terminate the Offering on or before any particular date, except that the Conversion Plan provides that if the Offering is not completed within 180 days after the date that this Prospectus
was declared effective by the Commissioner (i.e., by        , 1998), the
Offering will be terminated and all subscribers will have applicable subscription funds returned promptly with interest (or have applicable withdrawal authorizations canceled). Moreover, in the event that the Merger is not consummated by February 20, 1999, the Merger Agreement may be terminated by either Seacoast Financial or Sandwich Bancorp (subject to a possible one-month extension in certain circumstances). If the Merger Agreement is terminated, the Offering will also be terminated and all subscribers will have applicable subscription funds returned promptly with interest (or have applicable withdrawal authorizations canceled).

                                PRO FORMA DATA


Unaudited Pro Forma Condensed Consolidated Financial Information

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheets at May 31, 1998 and October 31, 1997 and Unaudited Pro Forma Condensed Consolidated Statements of Income for the seven months ended May 31, 1998 and 1997 and for each of the years ended October 31, 1997, 1996 and 1995 give effect to the Conversion and the Merger based on the assumptions set forth below. The unaudited pro forma consolidated financial statements are based on the unaudited consolidated financial statements of Seacoast Financial for the seven-month periods ended May 31, 1998 and 1997 and of Sandwich Bancorp for the seven-month periods ended June 30, 1998 and 1997 and on the audited consolidated financial statements of Seacoast Financial for the years ended October 31, 1997, 1996 and 1995 and of Sandwich Bancorp for the years ended December 31, 1997, 1996 and 1995. The unaudited pro forma consolidated financial statements give effect to the Merger using the pooling-of-interests method of accounting under GAAP.


     The pro forma adjustments in the tables assume the sale of 18,400,000 Conversion Shares in the Offerings at the $10.00 Purchase Price per share, which is the maximum of the Estimated Valuation Range. In addition, the pro forma adjustments in the tables assume the issuance of 6.4 shares of Seacoast Financial Common Stock for each share of Sandwich Bancorp Common Stock (including the effect of outstanding Sandwich Bancorp Stock Options) in connection with the Merger. The net proceeds in the tables are based upon the following assumptions: (i) all Conversion Shares will be sold in the Subscription and Community Offerings; (ii) no fees will be paid to Ryan Beck or McConnell Budd on shares purchased by the ESOP or the 625,000 shares assumed purchased by officers, trustees, directors, employees and members of their immediate families; (iii) Ryan Beck and McConnell Budd will receive an aggregate fee equal to 1.00% of the aggregate Purchase Price for sales in the Subscription and Community Offerings (excluding the sale of shares to the ESOP and to officers, trustees, directors, employees and their immediate families); and (iv) total expenses of the Conversion, including the marketing fees of $1.6 million paid to Ryan Beck and McConnell Budd, will be $3.4 million. Actual expenses may vary from those estimated. The actual amount of Conversion Shares sold may be more or less than the maximum of the Estimated Valuation Range. For the effects of such possible changes, see "--Pro Forma Conversion Data." In addition, the expenses of the Conversion and of the Merger may vary from those estimated. The fees paid to Ryan Beck and McConnell Budd will vary from the amounts estimated if more or less shares are sold, or if a Syndicated Community Offering is conducted. Additionally, certain one-time charges to operating results (estimated to be $4.0 million, net of income tax effect) are expected to occur following the Conversion and the Merger. These items are shown as a reduction in stockholders' equity in the following tables but are not shown as a reduction in net income for the periods shown in the following tables. No cost savings or other benefits of the Merger are reflected in the tables. The Unaudited Pro Forma Condensed Consolidated Statements of Income do not reflect investment income from investment of Conversion proceeds or anticipated ESOP expense. For the effects of such items, see "--Pro Forma Conversion Data."


     The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the Conversion and the Merger been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and the notes thereto of Seacoast Financial and Sandwich Bancorp contained elsewhere in this Prospectus.

     The pro forma stockholders' equity is based upon the combined book value of the common stockholders' ownership of Seacoast Financial and Sandwich Bancorp computed in accordance with GAAP. This amount is not intended to represent fair market value and does not represent amounts, if any, that would be available for distribution to stockholders in the event of liquidation.

     THE UNAUDITED PRO FORMA COMMON STOCKHOLDERS' EQUITY AND NET INCOME DERIVED FROM THE ABOVE ASSUMPTIONS ARE QUALIFIED BY THE STATEMENTS SET FORTH UNDER THIS CAPTION AND SHOULD NOT BE CONSIDERED INDICATIVE OF THE MARKET VALUE OF SEACOAST FINANCIAL COMMON STOCK OR THE ACTUAL OR FUTURE RESULTS OF OPERATIONS OF SEACOAST FINANCIAL AND SANDWICH BANCORP FOR ANY PERIOD. SUCH PRO FORMA DATA MAY BE MATERIALLY AFFECTED BY THE ACTUAL GROSS AND NET PROCEEDS FROM THE SALE OF CONVERSION SHARES IN THE CONVERSION, THE ACTUAL EXCHANGE RATIO IN THE MERGER AND OTHER FACTORS. SEE "USE OF PROCEEDS OF CONVERSION."

           Unaudited Pro Forma Condensed Consolidated Balance Sheets




                                                                              At May 31, 1998 (1)
                                      ---------------------------------------------------------------------------------------------
                                                      Pro Forma        Seacoast                       Pro Forma
                                        Seacoast      Conversion       Financial       Sandwich        Merger           Pro Forma
                                       Financial     Adjustments     as Converted      Bancorp       Adjustments      Consolidated
                                      -----------    -----------     ------------     ---------     -------------     -------------
                                                                 (In thousands, except per share data)
Assets:
Cash and cash equivalents ........... $   45,001      $145,882 (2)    $  190,883      $  25,921     $   (5,000)(5)     $  211,804
Securities available for sale .......    183,340                         183,340         58,180         59,077 (4)        300,597
Securities held to maturity .........     13,649                          13,649         64,792        (64,792)(3)         13,649
Loans held for sale .................     19,810                          19,810             --                            19,810
Loans, net ..........................    873,914                         873,914        356,450                         1,230,364
Bank premises and equipment .........     13,932        20,000 (2)        33,932          6,231                            40,163
OREO ................................      1,395                           1,395            271                             1,666
Net deferred tax asset ..............      5,877                           5,877          2,929            557 (3)          9,363
Other assets ........................     19,641                          19,641         16,239          1,000 (5)         36,880
                                      ----------                      ----------      ---------     ----------         ----------
   Total assets ..................... $1,176,559      $165,882        $1,342,441      $ 531,013     $   (9,158)        $1,864,296
                                      ==========      ========        ==========      =========     ==========         ==========
Liabilities and
 Stockholders' Equity:
Deposits ............................ $  982,351                      $  982,351      $ 444,750                        $1,427,101
Borrowed funds ......................     77,074                          77,074         35,322                           112,396
Other liabilities ...................     10,624                          10,624          6,385                            17,009
                                      ----------                      ----------      ---------                        ----------
   Total liabilities ................  1,070,049                       1,070,049        486,457                         1,556,506
                                      ----------                      ----------      ---------                        ----------
Stockholders' equity:
 Common stock .......................         --      $  1,840 (2)         1,840          2,043     $     (774)(6)          3,109
 Additional paid-in capital .........         --       178,762 (2)       178,762         21,540         (3,549)(6)        196,753
 Retained earnings ..................    104,193                         104,193         20,811         (4,000)(5)        121,004
 Unearned compensation--
   ESOP .............................         --       (14,720)(2)       (14,720)            --                           (14,720)
 Unrealized gain on securities
   available for sale, net
   of taxes .........................      2,317                           2,317            162           (835)(4)          1,644
                                      ----------      --------        ----------      ---------     ----------         ----------
 Total stockholders' equity .........    106,510       165,882           272,392         44,556         (9,158)           307,790
                                      ----------      --------        ----------      ---------     ----------         ----------
 Total liabilities and
   stockholders' equity ............. $1,176,559      $165,882        $1,342,441      $ 531,013     $   (9,158)        $1,864,296
                                      ==========      ========        ==========      =========     ==========         ==========
Book value per share ................                                                 $   21.80                        $     9.90(7)
Book value per equivalent share--                                                     =========                        ===========
 Sandwich Bancorp ...................
                                                                                                                       $    63.36(8)
                                                                                                                       ===========


                                             (footnotes begin on following page)

                                                   At October 31, 1997 (1)                         At October 31, 1997 (1)
                                        ---------------------------------------------    ---------------------------------------
                                                          Pro Forma        Seacoast                   Pro Forma
                                           Seacoast       Conversion     Financial as     Sandwich     Merger        Pro forma
                                          Financial      Adjustments       Converted      Bancorp    Adjustments    Consolidated
                                        ------------- -----------------  ------------     ---------  -----------    ------------
                                                                       (In thousands, except per share data)
Assets:
Cash and cash equivalents .............  $   32,761      $145,882 (2)   $  178,643        $ 16,068     $ (5,000)(5)    $ 189,711
Securities available for sale .........     209,316                        209,316          10,995       99,585 (4)      319,896
Securities held to maturity ...........      12,633                         12,633          99,577      (99,577)(3)       12,633
Loans held for sale ...................       4,277                          4,277              --                         4,277
Loans, net ............................     809,555                        809,555         366,642                     1,176,197
Bank premises and equipment ...........      12,254        20,000 (2)       32,254           6,379                        38,633
OREO ..................................       1,707                          1,707             596                         2,303
Net deferred tax asset ................       6,988                          6,988           2,948                         9,936
Other assets ..........................      17,099                         17,099          15,492        1,000 (5)       33,591
                                         ----------                     ----------        --------     --------       ----------
Total assets ..........................  $1,106,590      $165,882       $1,272,472        $518,697     $ (3,992)      $1,787,177
                                         ==========      ========       ==========        ========     ========       ==========
Liabilities and
 Stockholders' Equity:
Deposits ..............................  $  937,948                     $  937,948        $423,014                    $1,360,962
Borrowed funds ........................      60,703                         60,703          47,339                       108,042
Other liabilities .....................       9,798                          9,798           6,330     $     31 (3)       16,159
                                         ----------                     ----------        --------     --------       ----------
Total liabilities .....................   1,008,449                      1,008,449         476,683           31 (3)    1,485,163
                                         ----------                     ----------        --------     --------       ----------
Stockholders' equity:
 Common stock .........................          --      $  1,840 (2)        1,840           1,942         (688)(6)        3,094
 Additional paid-in capital ...........          --       178,762 (2)      178,762          20,139          619 (6)      199,520
 Retained earnings ....................      96,527                         96,527          19,848       (4,000)(5)      112,375
 Unearned compensation--
   ESOP ...............................          --       (14,720)(2)      (14,720)             --                       (14,720)
 Unrealized gain on securities
   available for sale, net of
   taxes ..............................       1,614                          1,614              85           46 (4)        1,745
                                         ----------                     ----------        --------     --------       ----------
   Total stockholders' equity .........      98,141       165,882          264,023          42,014       (4,023)         302,014
                                         ----------      --------       ----------        --------     --------       ----------
   Total liabilities and
    stockholders' equity ..............  $1,106,590      $165,882       $1,272,472        $518,697     $ (3,992)      $1,787,177
                                         ==========      ========       ==========        ========     ========       ==========
Book value per share ..................                                                   $  21.63                    $     9.76(7)
Book value per equivalent share--                                                         ========                    ==========
 Sandwich Bancorp .....................
                                                                                                                      $    62.46(8)
                                                                                                                      ==========


------------
(1) Reflects Sandwich Bancorp's balance sheets as of June 30, 1998 and December 31, 1997.

(2) Reflects gross proceeds of $184.0 million from the sale of Conversion Shares, assuming the maximum of the Estimated Valuation Range less (i) estimated expenses of the Conversion equal to $3.4 million, (ii) the purchase of $14.7 million of Conversion Shares by the ESOP funded internally by a loan from Seacoast Financial and (iii) $20 million for the estimated construction costs of a new main office building.

(3) Reflects transfer of Sandwich investments from held to maturity to available for sale consistent with Seacoast Financial's classification and as permitted by SFAS No. 115.

(4) Reflects the adjustment set forth in Note 3 above and the retirement of shares of Sandwich Bancorp Common Stock held by Seacoast Financial having a carrying value of $5,715,000 at May 31, 1998 (90,000 shares) and $190,000 at
    October 31, 1997 (5,000 shares) and a net SFAS No. 115 adjustment of $835,000 at May 31, 1998 and $73,000 at October 31, 1997.

(5) Adjustment to record the effects of estimated one-time expenses of approximately $5.0 million, which, net of a $1.0 million income tax benefit, will be charged to earnings as incurred following the Merger. Since these expenses are non-recurring, they have not been reflected in the pro forma condensed statements of income and related per share amounts. These expenses are expected to be incurred prior to or shortly after the Merger. The estimated non-recurring expenses consist of the following (in thousands):



   Merger related professional fees ......................  $  2,400
   Employee severance costs ..............................     2,500
   Data processing and other costs .......................       100
                                                            --------
      Total estimated merger expenses ....................     5,000
   Tax benefit ...........................................    (1,000)
                                                            --------
      Total estimated merger expenses, net of tax benefit   $  4,000
                                                            ========

(6) Reflects the reclassification to retire Sandwich Bancorp Common Stock previously held by Seacoast Financial (assuming no additional purchases or exercises of options to acquire Sandwich Bancorp Common Stock) and the effects of the assumed Exchange Ratio of 6.4 shares of Seacoast Financial Common Stock for each share of Sandwich Bancorp Common Stock, net of effect of differences in par values.

(7) The pro forma consolidated book value per share was calculated assuming the exchange of 6.4 shares of Seacoast Financial Common Stock for each share of Sandwich Bancorp Common Stock, the maximum number of shares of Seacoast Financial Common Stock to be exchanged for each share of Sandwich Bancorp Common Stock. This Exchange Ratio assumes that the Seacoast Financial Trading Price is $10 or less. In the event that the Seacoast Financial Trading Price is greater than $10, the Exchange Ratio will be lower. The following reflects the impact of selected higher Seacoast Financial
    Trading Prices on the Exchange Ratio, on the pro forma book value per share of Seacoast Financial Common Stock and the pro forma book value per equivalent share of Sandwich Bancorp (assuming the issuance of the maximum number of Conversion Shares as set forth in Note 2 above):


                                                                   Pro Forma Book Value
                                   Pro Forma Book Value Per           Per Equivalent
                                             Share               Share--Sandwich Bancorp
                                  ---------------------------   --------------------------
     Seacoast
     Financial        Exchange      May 31,      October 31,      May 31,      October 31,
   Trading Price        Ratio         1998           1997           1998          1997
------------------   ----------   -----------   -------------   -----------   ------------
  $11.............      5.8182     $10.28         $10.14         $59.81         $59.00
   12 ............      5.3333      10.62          10.47          56.64          55.84
   13 ............      4.9231      10.93          10.77          53.81          53.02
   14 ............      4.7407      11.07          10.91          52.48          51.72
   15 ............      4.7407      11.07          10.90          52.48          51.67
   16 ............      4.4444      11.31          11.13          50.27          49.47


(8) As each Sandwich Bancorp shareholder is assumed in this table to receive 6.4 Exchange Shares in exchange for each share of Sandwich Bancorp Common Stock, the pro forma consolidated book value per share has been multiplied by 6.4 to present the pro forma impact on Sandwich Bancorp shareholders of the Merger. If the Exchange Ratio is less than 6.4, the pro forma book value per equivalent share of Sandwich Bancorp would be lower, as set forth in Note 7 above.

        Unaudited Pro Forma Condensed Consolidated Statements of Income




                                         Seven months ended May 31, 1998 (1)         Seven months ended May 31, 1997 (1)
                                        -------------------------------------    -------------------------------------------
                                         Seacoast   Sandwich     Pro forma        Seacoast       Sandwich        Pro forma
                                        Financial   Bancorp     Consolidated      Financial      Bancorp       Consolidated
                                        ---------   --------    -------------    -----------    ----------     ------------
                                                            (Dollars in thousands, except per share data)
Interest income ......................  $ 49,990    $21,466     $ 71,456           $45,643        $20,294        $ 65,937
Interest expense .....................    25,032     11,210       36,242            22,652         10,091          32,743
                                        --------    -------     --------           -------        -------        --------
 Net interest income .................    24,958     10,256       35,214            22,991         10,203          33,194
Provision for loan losses ............       536        294          830               890            351           1,241
                                        --------    -------     --------           -------        -------        --------
 Net interest income after
  provision for loan losses ..........    24,422      9,962       34,384            22,101          9,852          31,953
Non-interest income ..................     3,773      1,676        5,449             3,108          1,458           4,566
Non-interest expense .................    15,575      7,394       22,969            14,671          7,035          21,706
                                        --------    -------     --------           -------        -------        --------
 Income before income taxes ..........    12,620      4,244       16,864            10,538          4,275          14,813
Provision for income taxes ...........     4,954      1,311        6,265             4,254          1,630           5,884
                                        --------    -------     --------           -------        -------        --------
 Net income ..........................  $  7,666    $ 2,933     $ 10,599           $ 6,284        $ 2,645        $  8,929
                                        ========    =======     ========           =======        =======        ========
Basic earnings per share .............              $  1.49     $   0.34(2)                       $  1.39        $   0.29(2)
                                                    =======     ========                          =======        ========
Diluted earnings per share ...........              $  1.43     $   0.34(2)                       $  1.33        $   0.29(2)
                                                    =======     ========                          =======        ========
Basic earnings per equivalent
 share--Sandwich Bancorp .............                          $   2.18(3)                                      $   1.86(3)
                                                                ==========                                       ========



                                               Year ended October 31, 1997(1)             Year ended October 31, 1996(1)
                                       -----------------------------------------    ----------------------------------------
                                         Seacoast      Sandwich       Pro forma      Seacoast      Sandwich      Pro forma
                                         Financial      Bancorp     Consolidated     Financial      Bancorp     Consolidated
                                       -----------    ----------    ------------    ----------    ----------    ------------
                                                               (Dollars in thousands, except per share data)
Interest income ......................    $80,032      $35,917     $115,949           $74,126      $32,309       $106,435
Interest expense .....................     39,831       18,322       58,153            37,245       15,792         53,037
                                         --------      -------     --------           -------      -------       --------
 Net interest income .................     40,201       17,595       57,796            36,881       16,517         53,398
Provision for loan losses ............      1,865          750        2,615             1,166          265          1,431
                                         --------      -------     --------           -------      -------       --------
 Net interest income after
   provision for loan losses .........     38,336       16,845       55,181            35,715       16,252         51,967
Non-interest income ..................      5,943        2,721        8,664             5,146        2,839          7,985
Non-interest expense .................     24,810       12,226       37,036            24,158       12,333         36,491
                                         --------      -------     --------           -------      -------       --------
 Income before income taxes ..........     19,469        7,340       26,809            16,703        6,758         23,461
Provision for income taxes ...........      7,685        2,480       10,165             6,548        2,621          9,169
                                         --------      -------     --------           -------      -------       --------
 Net income ..........................    $11,784      $ 4,860     $ 16,644           $10,155      $ 4,137       $ 14,292
                                         ========      =======     ========           =======      =======       ========
Basic earnings per share .............                 $  2.54     $   0.54(2)                     $  2.20       $   0.47(2)
                                                       =======     ========                        =======       ========
Diluted earnings per share ...........                 $  2.45     $   0.54(2)                     $  2.13       $   0.47(2)
                                                       =======     ========                        =======       ========
Basic earnings per equivalent
 share--Sandwich Bancorp .............                             $   3.46(3)                                   $   3.01(3)
                                                                   ========                                      ========


                                                  (footnotes begin on next page)

                                                                       Year ended October 31, 1995 (1)
                                                                  ------------------------------------------
                                                                    Seacoast      Sandwich      Pro forma
                                                                   Financial       Bancorp     Consolidated
                                                                  -----------   ------------   -------------
                                                                    (In thousands, except per share data)
Interest income ...............................................     $66,472       $30,673       $97,145
Interest expense ..............................................      34,539        14,833        49,372
                                                                    -------       -------       -------
 Net interest income ..........................................      31,933        15,840        47,773
Provision (credit) for loan losses ............................        (351)          597           246
                                                                    -------       -------       -------
 Net interest income after
   provision (credit) for loan losses .........................      32,284        15,243        47,527
Non-interest income ...........................................       4,403         2,718         7,121
Non-interest expense ..........................................      24,690        12,356        37,046
                                                                    -------       -------       -------
 Income before income taxes ...................................      11,997         5,605        17,602
Provision for income taxes ....................................       4,511         2,169         6,680
                                                                    -------       -------       -------
 Net income ...................................................     $ 7,486       $ 3,436       $10,922
                                                                    =======       =======       =======
Basic earnings per share ......................................                   $  1.87       $  0.36(2)
                                                                                  =======       =======
Diluted earnings per share ....................................                   $  1.82       $  0.36(2)
                                                                                  =======       =======
Basic earnings per equivalent share--Sandwich Bancorp .........                                 $  2.30(3)
                                                                                                =======


------------
(1) Sandwich Bancorp's statements of income included in the pro forma statements of income are for the seven months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995.


(2) Earnings per share have been computed assuming the issuance of 18,400,000 Conversion Shares (none of which are assumed to be issued to the ESOP) and an Exchange Ratio of 6.4:1 in connection with the Merger. As discussed in
    Note 7 to the Pro Forma Condensed Consolidated Balance Sheets, this ratio will vary based on the Seacoast Financial Trading Price. The following tables indicate the impact on pro forma earnings per share and earnings per equivalent share--Sandwich Bancorp for the seven months ended May 31, 1998 and 1997 and for the years ended October 31, 1997, 1996 and 1995 (basic and diluted) at selected Seacoast Financial Trading Prices. In no event can the Exchange Ratio exceed 6.4:1.





                                                   Pro Forma Earnings Per Share
                 ------------------------------------------------------------------------------------------------
    Seacoast                 Seven Months   Seven Months
    Financial     Exchange       Ended          Ended         Year Ended         Year Ended         Year Ended
  Trading Price     Ratio    May 31, 1998   May 31, 1997   October 31, 1997   October 31, 1996   October 31, 1995
---------------- ---------- -------------- -------------- ------------------ ------------------ -----------------
  $11...........    5.8182        $0.36        $0.30             $0.56            $0.48              $0.37
   12 ..........    5.3333         0.37         0.31              0.58             0.50               0.38
   13 ..........    4.9231         0.38         0.32              0.60             0.51               0.39
   14 ..........    4.7407         0.38         0.32              0.60             0.52               0.40
   15 ..........    4.7407         0.38         0.32              0.60             0.52               0.40
   16 ..........    4.4444         0.39         0.33              0.62             0.53               0.41




                                       Pro Forma Basic Earnings Per Equivalent Share--Sandwich Bancorp
                            -------------------------------------------------------------------------------------
    Seacoast                 Seven Months   Seven Months
    Financial     Exchange       Ended          Ended         Year Ended         Year Ended         Year Ended
  Trading Price     Ratio    May 31, 1998   May 31, 1997   October 31, 1997   October 31, 1996   October 31, 1995
---------------- ---------- -------------- -------------- ------------------ ------------------ -----------------
  $11...........    5.8182        $2.09        $1.75          $3.26                  $2.79            $2.15
   12 ..........    5.3333         1.97         1.65           3.09                   2.67             2.03
   13 ..........    4.9231         1.87         1.58           2.95                   2.51             1.92
   14 ..........    4.7407         1.80         1.52           2.84                   2.47             1.90
   15 ..........    4.7407         1.80         1.52           2.84                   2.47             1.90
   16 ..........    4.4444         1.73         1.47           2.76                   2.36             1.82

(3) As each Sandwich Bancorp stockholder is assumed in this table to receive
    6.4 Exchange Shares in exchange for each share of Sandwich Bancorp Common Stock, the pro forma consolidated basic earnings per share has been multiplied by 6.4 to present the pro forma equivalent earnings for Sandwich Bancorp stockholders. If the Exchange Ratio is less than 6.4, the pro forma consolidated basic earnings per equivalent share of Sandwich Bancorp would be lower, as set forth in Note 2 above.



Pro Forma Conversion Data

     The tables on the following pages provide unaudited pro forma data with respect to Seacoast Financial's stockholders' equity, net income and related per share amounts based upon the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at May 31, 1998 and for the seven months then ended and at October 31, 1997 and for the year then ended. The actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $133.0 million and $180.6 million ($207.9 million in the event the Estimated Valuation Range is increased by 15%) based upon the following assumptions: (i) all Conversion Shares will be sold in the Subscription and Community Offerings; (ii) Ryan Beck and McConnell Budd will receive an aggregate fee equal to 1% of the aggregate Purchase Price for sales in the Subscription Offering (excluding the sale of shares to the ESOP and the 625,000 shares assumed purchased by officers, directors, trustees, employees and their immediate families); (iii) total expenses of the Conversion, including the marketing fees paid to Ryan Beck and McConnell Budd, will range from $3.0 million to $3.7 million; and (iv) construction costs for the planned new main office will be $20.0 million. Actual amounts may vary from those estimated.


     Pro forma net income has been calculated for the seven months ended May 31, 1998 and the year ended October 31, 1997 as if the Conversion Shares had been sold on the dates indicated and the net proceeds had been invested at the yield on the one year U.S. Treasury Note in effect at the beginning of the period for each of the periods presented (rates ranged from 5.37% to 5.39%). This yield is believed to reflect the interest rate at which the Conversion proceeds will be initially invested. The effect of withdrawals from deposit accounts at Compass for the purchase of Conversion Shares in the Offerings has not been reflected. A combined effective federal and state income tax rate of 40% has been assumed for pro forma adjustments in all periods. Pro forma earnings per share amounts have been calculated by dividing pro forma amounts by the number of outstanding shares of Seacoast Financial Common Stock less ESOP shares which have not been committed to be released.

     Pro forma unaudited consolidated stockholders' equity of Seacoast Financial have been calculated in the same manner and based upon the same assumptions as set forth with respect to the preceding pro forma unaudited presentations. Pro forma stockholders' equity per share has been calculated by dividing pro forma amounts by the number of outstanding shares of Seacoast Financial Common Stock.

     The following pro forma unaudited information is based, in part, on historical information related to Seacoast Financial and Sandwich Bancorp and on assumptions as to future events. For these and other reasons, the pro forma unaudited financial data may not be representative of the financial effects of the Conversion and the Merger at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Seacoast Financial computed in accordance with GAAP.

     The following table gives effect to the issuance of the Exchange Shares in the Merger and certain non-recurring expenses expected to be incurred as a result of the Merger. For information related to the seven-month period ended May 31, 1998 and for the year ended October 31, 1997, the table assumes the issuance of 12,537,392 and 12,393,048 Exchange Shares, based upon the number of shares of Sandwich Bancorp Common Stock and Sandwich Options outstanding at the beginning of each period, respectively. For information related to May 31, 1998 and October 31, 1997, the table assumes the issuance of 12,686,225 and 12,537,392 Exchange Shares, based upon the number of shares of Sandwich Bancorp Common Stock and Sandwich Options outstanding on such dates, respectively. The pro forma stockholders' equity is not intended to represent the fair market value of the Seacoast Financial Common Stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation of Seacoast Financial.

                                                                At or for the seven months ended May 31, 1998
                                                        -------------------------------------------------------------
                                                                                                          21,160,000
                                                          13,600,000      16,000,000       18,400,000     shares sold
                                                         shares sold      shares sold     shares sold      at $10.00
                                                          at $10.00        at $10.00       at $10.00       per share
                                                          per share        per share       per share      (15% above
                                                         (minimum of     (midpoint of     (maximum of     maximum of
                                                          Estimated        Estimated       Estimated       Estimated
                                                          Valuation        Valuation       Valuation       Valuation
                                                            Range)          Range)           Range)         Range)
                                                        -------------   --------------   -------------   ------------
                                                                 (Dollars in thousands, except per share data)
Gross proceeds ......................................     $ 136,000       $ 160,000        $ 184,000      $ 211,600
Less: estimated Offering expenses ...................        (2,957)         (3,178)          (3,398)        (3,652)
                                                          ---------       ---------        ---------      ---------
 Estimated net proceeds .............................       133,043         156,822          180,602        207,948
Less: Non-recurring Merger expenses .................        (5,000)         (5,000)          (5,000)        (5,000)
Less: Shares purchased by the ESOP (1) ..............       (10,880)        (12,800)         (14,720)       (16,928)
Less: Construction of new main office ...............       (20,000)        (20,000)         (20,000)       (20,000)
                                                          ---------       ---------        ---------      ---------
 Estimated net investable proceeds ..................     $  97,163       $ 119,022        $ 140,882      $ 166,020
                                                          =========       =========        =========      =========
Net income:
 Historical combined ................................     $  10,599       $  10,599        $  10,599      $  10,599
 Pro forma income on estimated net
   investable proceeds ..............................         1,826           2,237            2,648          3,120
 Pro forma ESOP adjustment (1) ......................          (190)           (224)            (258)          (296)
                                                          ---------       ---------        ---------      ---------
   Pro forma net income .............................     $  12,235       $  12,612        $  12,989      $  13,423
                                                          =========       =========        =========      =========
Net income per share (4):
 Historical combined ................................     $    0.43        $   0.39         $   0.36       $   0.33
 Pro forma income on estimated net
   investable proceeds ..............................          0.07            0.08             0.09           0.10
 Pro forma ESOP adjustment (1) ......................         (0.01)          (0.01)           (0.01)         (0.01)
                                                          ---------       ---------        ---------      ---------
   Pro forma net income per share ...................     $    0.49        $   0.46         $   0.44       $   0.42
                                                          =========       =========        =========      =========
Stockholders' equity (2):
 Historical combined ................................     $ 151,066       $ 151,066        $ 151,066      $ 151,066
 Estimated net proceeds .............................       133,043         156,822          180,602        207,948
 Less: Seacoast Financial Common Stock
   acquired by the ESOP .............................       (10,880)        (12,800)         (14,720)       (16,928)
 Less: Non-recurring Merger expenses,
   net of taxes .....................................        (4,000)         (4,000)          (4,000)        (4,000)
 Less: Shares of Sandwich Bancorp Common
   Stock owned by Seacoast Financial ................        (5,158)         (5,158)          (5,158)        (5,158)
                                                          ---------       ---------        ---------      ---------
   Pro forma stockholders' equity. ..................     $ 264,071       $ 285,930        $ 307,790      $ 332,928
                                                          =========       =========        =========      =========
Stockholders' equity per share (3 and 4):
 Historical combined ................................     $    5.75        $   5.27         $   4.86       $   4.46
 Net proceeds .......................................          5.06            5.47             5.81           6.15
 Less: Seacoast Financial Common Stock
   acquired by the ESOP .............................         (0.41)          (0.45)           (0.47)         (0.50)
 Less: Non-recurring Merger expenses,
   net of taxes .....................................         (0.15)          (0.14)           (0.13)         (0.12)
 Less: Shares of Sandwich Bancorp Common
   Stock owned by Seacoast Financial ................         (0.20)          (0.18)           (0.17)         (0.15)
                                                          ---------       ---------        ---------      ---------
   Pro forma stockholders' equity per share .........     $   10.05        $   9.97         $   9.90       $   9.84
                                                          =========       =========        =========      =========
Purchase price as a percentage of pro forma
 stockholders' equity per share .....................         99.50%         100.30%          101.01%        101.63%
                                                          =========       =========        =========      =========
Purchase price as a multiple of pro forma net
 income per share--annualized .......................         11.90x          12.66x           13.33x         13.89x
                                                          =========       =========        =========      =========


                                             (footnotes begin on following page)

------------
(1) It is assumed that 8% of the Conversion Shares issued in the Conversion will be purchased by the ESOP. The funds used to acquire such shares are assumed to have been borrowed by the ESOP from Seacoast Financial. The amount to be borrowed is reflected as a reduction of stockholders' equity. Pro forma net income assumes that the ESOP shares are released over a twenty-year period at an average fair value of $10.00 per share. Only ESOP shares committed to be released (7/12 of 1/20 for the seven month period) were considered outstanding for purposes of the net income per share calculation.


(2) The retained earnings of Seacoast Financial will continue to be restricted after the Conversion. See "Seacoast Financial's Dividend Policy," "Description of Capital Stock of Seacoast Financial--Seacoast Financial Common Stock--Liquidation or Dissolution," "Regulation of Seacoast Financial and Compass--Massachusetts Bank Regulation" and "The Conversion and the Merger--Effects of the Conversion and the Merger--Liquidation Rights."

(3) Stockholders' equity per share data is based on a total of 26,286,225, 28,686,225, 31,086,225 and 33,846,225 shares outstanding representing shares sold in the Conversion and Exchange Shares issued in the Merger.


(4) All per share data has been computed assuming an exchange ratio in connection with the Merger of 6.4:1. This ratio assumes that the Seacoast Financial Trading Price used for calculating the Exchange Ratio is $10 or less. In no event can the Exchange Ratio exceed 6.4:1. In the event that the Seacoast Trading Price is greater than $10, the Exchange Ratio will be reduced. The following tables reflect pro forma per share data based on selected higher trading prices of Seacoast Financial Common Stock:




                                                                   Net Income Per Share
                                                 ---------------------------------------------------------
                                                                                                15% Above
     Seacoast                      Exchange      Minimum of     Midpoint of     Maximum of     Maximum of
     Financial        Exchange      Shares        Valuation      Valuation       Valuation     Valuation
   Trading Price        Ratio       Issued          Range          Range           Range         Range
------------------   ----------   -----------   ------------   -------------   ------------   -----------
 $10 .............      6.4000    12,537,392       $0.49           $0.46          $0.44          $0.42
  11 .............      5.8182    11,397,630        0.51            0.48           0.46           0.43
  12 .............      5.3333    10,447,827        0.53            0.50           0.47           0.45
  13 .............      4.9231     9,644,148        0.55            0.52           0.49           0.46
  14 .............      4.7407     9,293,660        0.56            0.52           0.49           0.47
  15 .............      4.7407     9,305,872        0.56            0.52           0.49           0.47
  16 .............      4.4444     8,724,193        0.58            0.54           0.51           0.48




                                                               Stockholders' Equity Per Share
                                                 ----------------------------------------------------------
                                                                                                 15% Above
     Seacoast                       Exchange      Minimum of       Midpoint       Maximum of     Maximum of
     Financial        Exchange       Shares        Valuation     of Valuation      Valuation     Valuation
   Trading Price        Ratio        Issued          Range           Range           Range         Range
------------------   ----------   ------------   ------------   --------------   ------------   -----------
 $10 .............      6.4000    12,686,225         $10.05         $ 9.97          $ 9.90         $ 9.84
  11 .............      5.8182    11,532,932          10.51          10.39           10.28          10.18
  12 .............      5.3333    10,571,854          10.92          10.76           10.62          10.49
  13 .............      4.9231     9,758,635          11.31          11.10           10.93          10.77
  14 .............      4.7407     9,399,909          11.48          11.26           11.07          10.89
  15 .............      4.7407     9,404,923          11.48          11.25           11.07          10.89
  16 .............      4.4444     8,817,053          11.78          11.52           11.31          11.11

                                                          Purchase Price as a Percentage of
                                                      Pro Forma Stockholders' Equity Per Share
                                              ---------------------------------------------------------
                                                                                             15% Above
    Seacoast                    Exchange      Minimum of     Midpoint of     Maximum of     Maximum of
   Financial       Exchange     Shares        Valuation      Valuation       Valuation     Valuation
 Trading Price       Ratio      Issued          Range          Range           Range         Range
---------------   ----------  ------------   ------------   -------------   ------------   -----------
 $10 ..........     6.4000    12,686,225         99.50%         100.30%         101.01%       101.63%
  11 ..........     5.8182    11,532,932         95.15           96.25           97.28         98.23
  12 ..........     5.3333    10,571,854         91.58           92.94           94.16         95.33
  13 ..........     4.9231     9,758,635         88.42           90.09           91.49         92.85
  14 ..........     4.7407     9,399,909         87.11           88.81           90.33         91.83
  15 ..........     4.7407     9,404,923         87.11           88.89           90.33         91.83
  16 ..........     4.4444     8,817,053         84.89           86.81           88.42         90.01




                                                           Purchase Price as a Multiple of
                                                     Pro Forma Net Income Per Share--Annualized
                                              ---------------------------------------------------------
                                                                                             15% Above
    Seacoast                     Exchange      Minimum of     Midpoint of     Maximum of     Maximum of
   Financial       Exchange       Shares        Valuation      Valuation       Valuation     Valuation
 Trading Price       Ratio        Issued          Range          Range           Range         Range
---------------   ----------   ------------   ------------   -------------   ------------   -----------
 $10 ..........      6.4000    12,537,392         11.90x         12.66x         13.33x         13.89x
  11 ..........      5.8182    11,397,630         11.44          12.05          12.82          13.51
  12 ..........      5.3333    10,447,827         11.01          11.63          12.35          12.99
  13 ..........      4.9231     9,644,148         10.61          11.24          11.90          12.66
  14 ..........      4.7407     9,293,660         10.42          11.11          11.76          12.50
  15 ..........      4.7407     9,305,872         10.42          11.11          11.76          12.50
  16 ..........      4.4444     8,724,193         10.06          10.87          11.49          12.35

                                                                At or for the year ended October 31, 1997
                                                         -------------------------------------------------------
                                                                                                     21,160,000
                                                           13,600,000    16,000,000     18,400,000   shares sold
                                                          shares sold    shares sold   shares sold    at $10.00
                                                           at $10.00      at $10.00     at $10.00     per share
                                                           per share      per share     per share    (15% above
                                                          (minimum of   (midpoint of   (maximum of   maximum of
                                                           Estimated      Estimated     Estimated     Estimated
                                                           Valuation      Valuation     Valuation     Valuation
                                                             Range)        Range)         Range)       Range)
                                                         ------------- -------------- ------------- ------------
                                                              (Dollars in thousands, except per share data)
Gross proceeds .........................................   $136,000     $160,000       $184,000     $211,600
Less: estimated Offering expenses ......................     (2,957)      (3,178)        (3,398)      (3,652)
                                                           --------     --------      ---------    ---------
 Estimated net proceeds ................................    133,043      156,822        180,602      207,948
Less: Non-recurring Merger expenses ....................     (5,000)      (5,000)        (5,000)      (5,000)
Less: Shares purchased by the ESOP (1) .................    (10,880)     (12,800)       (14,720)     (16,928)
Less: Construction of new main office ..................    (20,000)     (20,000)       (20,000)     (20,000)
                                                           --------     --------      ---------    ---------
 Estimated net investable proceeds .....................   $ 97,163     $119,022       $140,882     $166,020
                                                           ========     ========      =========    =========
Net income:
 Historical combined ...................................   $ 16,644     $ 16,644       $ 16,644     $ 16,644
 Pro forma income on estimated net investable
   proceeds ............................................      3,142        3,849          4,556        5,369
 Pro forma ESOP adjustment (1) .........................       (326)        (384)          (442)        (508)
                                                           --------     --------      ---------    ---------
   Pro forma net income ................................   $ 19,460     $ 20,109       $ 20,758     $ 21,505
                                                           ========     ========      =========    =========
Net income per share (4):
 Historical combined ...................................   $   0.67     $   0.61       $   0.57     $   0.52
 Pro forma income on estimated net investable
   proceeds ............................................       0.12         0.14           0.16         0.17
 Pro forma ESOP adjustment (1) .........................      (0.01)       (0.01)         (0.02)       (0.02)
                                                           --------     --------      ---------    ---------
   Pro forma net income per share ......................   $   0.78     $   0.74       $   0.71     $   0.67
                                                           ========     ========      =========    =========
Stockholders' equity (2):
 Historical combined ...................................   $140,155     $140,155       $140,155     $140,155
 Estimated net proceeds ................................    133,043      156,822        180,602      207,948
 Less: Seacoast Financial Common Stock acquired
   by the ESOP .........................................    (10,880)     (12,800)       (14,720)     (16,928)
 Less: Non-recurring Merger expenses, net of taxes .....     (4,000)      (4,000)        (4,000)      (4,000)
 Add: Change in unrealized gain on securities
   available for sale, net of taxes ....................        119          119            119          119
 Less: Shares of Sandwich Bancorp Common Stock
   owned by Seacoast Financial .........................       (142)        (142)          (142)        (142)
                                                           --------     --------      ---------    ---------
 Pro forma stockholders' equity ........................   $258,295     $280,154       $302,014     $327,152
                                                           ========     ========      =========    =========
Stockholders' equity per share (3 and 4):
 Historical combined ...................................   $   5.36     $   4.91       $   4.53     $   4.16
 Net proceeds ..........................................       5.09         5.50           5.84         6.17
 Less: Seacoast Financial Common Stock acquired
   by the ESOP .........................................      (0.42)       (0.45)         (0.48)       (0.50)
 Less: Non-recurring Merger expenses, net of taxes .....      (0.15)       (0.14)         (0.13)       (0.12)
 Add: Change in unrealized gain on securities
   available for sale net of taxes .....................         --           --             --           --
 Less: Shares of Sandwich Bancorp Common Stock
   owned by Seacoast Financial .........................         --           --             --           --
                                                           --------     --------      ---------    ---------
 Pro forma stockholders' equity per share ..............   $   9.88     $   9.82       $   9.76     $   9.71
                                                           ========     ========      =========    =========
Purchase price as a percentage of pro forma
 stockholders' equity per share ........................     101.21%      101.83%        102.46%      102.99%
                                                           ========     ========      =========    =========
Purchase price as a multiple of pro forma
 net income per share ............................ ......     12.82x       13.51x         14.08x       14.93x
                                                           ========     ========      =========    =========


                                             (footnotes begin on following page)

------------
(1) It is assumed that 8% of the Conversion Shares issued in the Conversion will be purchased by the ESOP. The funds used to acquire such shares are assumed to have been borrowed by the ESOP from Seacoast Financial. The amount to be borrowed is reflected as a borrowing and as a reduction of stockholders' equity. Pro forma net income assumes that the ESOP shares are released over a twenty-year period at an average fair value of $10.00 per share. Only ESOP shares committed to be released (1/20 for the annual period) were considered outstanding for purposes of the net income per share calculation.


(2) The retained earnings of Seacoast Financial will continue to be restricted after the Conversion. See "Seacoast Financial's Dividend Policy," "Description of Capital Stock of Seacoast Financial--Seacoast Financial Common Stock-- Liquidation or Dissolution, "Regulation of Seacoast Financial and Compass--Massachusetts Bank Regulation" and "The Conversion and the Merger--Effects of the Conversion and the Merger--Liquidation Rights."

(3) Stockholders' equity per share data is based on a total of 26,137,392, 28,537,392, 30,937,392 and 33,697,392 shares outstanding representing shares sold in the Conversion and issued in the Merger.


(4) All per share data has been computed assuming an exchange ratio in connection with the Merger of 6.4:1, the maximum ratio which could occur. This exchange ratio assumes that the Seacoast Financial Trading Price is $10 or less. In the event the Seacoast Financial Common Stock in such period trades at prices greater than $10, the Exchange Ratio will be reduced. The following table reflects pro forma per share data based on selected higher trading prices of Seacoast Financial Common Stock:




                                                                 Net Income Per Share
                                        ----------------------------------------------------------------------
    Seacoast                 Exchange                                                             15% Above
   Financial     Exchange     Shares        Minimum of       Midpoint of        Maximum of       Maximum of
 Trading Price     Ratio      Issued     Valuation Range   Valuation Range   Valuation Range   Valuation Range
--------------- ---------- ------------ ----------------- ----------------- ----------------- ----------------
 $10 ..........    6.4000   12,393,048       $0.78           $0.74             $0.71              $0.67
  11 ..........    5.8182   11,266,408        0.82            0.77              0.73               0.70
  12 ..........    5.3333   10,327,540        0.85            0.80              0.76               0.72
  13 ..........    4.9231    9,533,114        0.88            0.83              0.78               0.74
  14 ..........    4.7407    9,185,344        0.89            0.84              0.79               0.75
  15 ..........    4.7407    9,195,043        0.89            0.84              0.79               0.75
  16 ..........    4.4444    8,620,291        0.92            0.86              0.81               0.76




                                                            Stockholders' Equity Per Share
                                        ----------------------------------------------------------------------
    Seacoast                 Exchange                                                             15% Above
   Financial     Exchange     Shares        Minimum of       Midpoint of        Maximum of       Maximum of
 Trading Price     Ratio      Issued     Valuation Range   Valuation Range   Valuation Range   Valuation Range
--------------- ---------- ------------ ----------------- ----------------- ----------------- ----------------
 $10 ..........    6.4000   12,537,392       $ 9.88           $ 9.82           $ 9.76             $ 9.71
  11 ..........    5.8182   11,397,630        10.33            10.23            10.14              10.05
  12 ..........    5.3333   10,447,827        10.74            10.59            10.47              10.35
  13 ..........    4.9231    9,644,148        11.11            10.92            10.77              10.62
  14 ..........    4.7407    9,293,660        11.28            11.08            10.91              10.74
  15 ..........    4.7407    9,305,872        11.28            11.07            10.90              10.74
  16 ..........    4.4444    8,724,193        11.57            11.33            11.13              10.95

                                                          Purchase Price as a Percentage of
                                                       Pro Forma Stockholders' Equity Per Share
                                        ----------------------------------------------------------------------
    Seacoast                 Exchange                                                             15% Above
   Financial     Exchange     Shares        Minimum of       Midpoint of        Maximum of       Maximum of
 Trading Price     Ratio      Issued     Valuation Range   Valuation Range   Valuation Range   Valuation Range
--------------- ---------- ------------ ----------------- ----------------- ----------------- ----------------
 $10 ..........    6.4000   12,537,392        101.21%           101.83%           102.46%           102.99%
  11 ..........    5.8182   11,397,630         96.81             97.75             98.62             99.50
  12 ..........    5.3333   10,447,827         93.11             94.43             95.51             96.62
  13 ..........    4.9231    9,644,148         90.01             91.58             92.85             94.16
  14 ..........    4.7407    9,293,660         88.65             90.25             91.66             93.11
  15 ..........    4.7407    9,305,872         88.65             90.33             91.74             93.11
  16 ..........    4.4444    8,724,193         86.43             88.26             89.85             91.32




                                                           Purchase Price as a Multiple of
                                                            Pro Forma Net Income Per Share
                                        ----------------------------------------------------------------------
    Seacoast                 Exchange                                                             15% Above
   Financial     Exchange     Shares        Minimum of       Midpoint of        Maximum of       Maximum of
 Trading Price     Ratio      Issued     Valuation Range   Valuation Range   Valuation Range   Valuation Range
--------------- ---------- ------------ ----------------- ----------------- ----------------- ----------------
 $10..........     6.4000   12,393,048         12.8x             13.5x             14.1x             14.9x
  11 ..........    5.8182   11,266,408         12.2              13.0              13.7              14.3
  12 ..........    5.3333   10,327,540         11.8              12.5              13.2              13.9
  13 ..........    4.9231    9,533,114         11.4              12.1              12.8              13.5
  14 ..........    4.7407    9,185,344         11.2              11.9              12.7              13.3
  15 ..........    4.7407    9,195,043         11.2              11.9              12.7              13.3
  16 ..........    4.4444    8,620,291         10.9              11.6              12.4              13.2


Pro Forma Outstanding Seacoast Financial Common Stock

     The following table sets forth, for the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, the total number of Conversion Shares to be issued, and, for various possible Exchange Ratios, (i) the total number of Exchange Shares to be issued (taking into consideration both the outstanding Sandwich Bancorp Common Stock and the outstanding Sandwich Bancorp Options as of June 30, 1998) and (ii) the total Seacoast Common Stock outstanding following consummation of both the Conversion and the Merger.




                                                    Total Outstanding Seacoast Financial Common Stock
                                                         following Conversion and Merger based on
                                        --------------------------------------------------------------------------
                                                                                                     21,160,000
                                            13,600,000         16,000,000         18,400,000         Conversion
                                            Conversion         Conversion         Conversion       Shares Issued
                                           Shares Issued      Shares Issued      Shares Issued       (15% above
    Seacoast                 Exchange       (Minimum of        (Minimum of        (Maximum of        Maximum of
   Financial     Exchange     Shares         Estimated          Estimated          Estimated         Estimated
 Trading Price     Ratio      Issued     Valuation Range)   Valuation Range)   Valuation Range)   Valuation Range)
--------------- ---------- ------------ ------------------ ------------------ ------------------ -----------------
 $10 ..........    6.4000   12,686,225     26,286,225         28,686,225         31,086,225         33,846,225
  11 ..........    5.8182   11,532,932     25,132,932         27,532,932         29,932,932         32,692,932
  12 ..........    5.3333   10,571,854     24,171,854         26,571,854         28,971,854         31,731,854
  13 ..........    4.9231    9,758,635     23,358,635         25,758,635         28,158,635         30,918,635
  14 ..........    4.7407    9,399,909     22,999,909         25,399,909         27,799,909         30,559,909
  15 ..........    4.7407    9,404,923     23,004,923         25,404,923         27,804,923         30,564,923
  16 ..........    4.4444    8,817,053     22,417,053         24,817,053         27,217,053         29,977,053

                         REGULATORY CAPITAL COMPLIANCE


     At May 31, 1998, Compass and Sandwich Bank each exceeded all of their regulatory capital requirements. The following table sets forth the approximate pro forma regulatory capital of Seacoast Financial and Compass after giving effect to the Conversion, the Merger and the Bank Merger, based upon the banks' respective regulatory capital at that date and the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Compass of 50% of the estimated net Conversion proceeds. The pro forma risk-based capital amounts assume the investment of the estimated net proceeds received, exclusive of $20.0 million to be used by Compass in the construction of a new main office building, in U.S. Treasury Notes which have a risk-weight of 0% under applicable regulations as if such net proceeds had been received and so applied at May 31, 1998. The FRB has adopted capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to the FDIC's capital requirements for Compass. On a pro forma basis after the Conversion and the consummation of the Merger, Seacoast Financial's and Compass's pro forma regulatory capital will exceed these requirements. See "Regulation of Seacoast Financial and Compass--Holding Company Regulation."





                                     Pro Forma Combined for Seacoast Financial and Compass at May 31, 1998 based on
                           --------------------------------------------------------------------------------------------------
                                  13,600,000               16,000,000               18,400,000              21,160,000
                              Conversion Shares        Conversion Shares        Conversion Shares        Conversion Shares
                                sold at $10.00           sold at $10.00           sold at $10.00          sold at $10.00
                                  per share                per share                per share                per share
                           ------------------------ ------------------------ ------------------------ -----------------------
                                        Percent of               Percent of               Percent of               Percent of
                              Amount    assets (1)     Amount    assets (1)     Amount    assets (1)     Amount    assets (1)
                           ----------- ------------ ----------- ------------ ----------- ------------ ----------- -----------
                                                           (Dollars in thousands)
Seacoast Financial
Tier 1 leverage:
 Actual .................. $259,750        13.82%   $281,609        14.65%   $303,469        15.44%   $328,607        16.31%
 Requirement .............   70,367         4.00      71,241         4.00      72,115         4.00      73,121         4.00
 Excess ..................  189,383         9.82     210,368        10.65     231,354        11.44     255,486        12.31
Tier 1 risk-based capital:
 Actual ..................  259,750        23.04     281,609        24.97     303,469        26.91     328,607        29.14
 Requirement .............   45,105         4.00      45,105         4.00      45,105         4.00      45,105         4.00
 Excess ..................  214,645        19.04     236,504        20.97     258,364        22.91     283,502        25.14
Total risk-based capital:
 Actual ..................  273,853        24.29     295,712        26.22     317,572        28.16     342,710        30.39
 Requirement .............   90,209         8.00      90,209         8.00      90,209         8.00      90,209         8.00
 Excess ..................  183,644        16.29     205,503        18.22     227,363        20.16     252,501        22.39
Compass
Tier 1 leverage:
 Actual ..................  199,597        11.49     211,487        12.10     223,376        12.69     237,049        13.36
 Requirement .............   69,462         4.00      69,938         4.00      70,413         4.00      70,960         4.00
 Excess ..................  130,135         7.49     141,549         8.10     152,963         8.69     166,089         9.36
Tier 1 risk-based capital:
 Actual ..................  199,597        17.76     211,487        18.82     223,376        19.87     237,049        21.09
 Requirement .............   44,957         4.00      44,957         4.00      44,957         4.00      44,957         4.00
 Excess ..................  154,640        13.76     166,530        14.82     178,419        15.87     192,092        17.09
Total risk-based capital:
 Actual ..................  213,653        19.01     225,543        20.07     237,433        21.13     251,106        22.34
 Requirement .............   89,914         8.00      89,914         8.00      89,914         8.00      89,914         8.00
 Excess ..................  123,739        11.01     135,629        12.07     147,519        13.13     161,192        14.34


------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate.

                                CAPITALIZATION

     The following table presents the actual capitalization of Seacoast Financial and Sandwich Bancorp at May 31, 1998 and June 30, 1998, respectively, and the approximate pro forma consolidated capitalization of Seacoast Financial after giving effect to the Conversion and the Merger, based upon the companies' respective capitalization at those dates, the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data--Pro Forma Conversion Data."



                                                                                   Seacoast Financial pro forma based upon
                                                                              the sale of Conversion Shares at $10.00 per share
                                                                           ------------------------------------------------------
                                                                                                                      21,160,000
                                                                            13,600,000     16,000,000    18,400,000     shares
                                                                              shares         shares        shares     (15% above
                                                                             (minimum       (midpoint     (maximum      maximum
                                                              Seacoast        of the         of the        of the       of the
                                    Seacoast    Sandwich     Financial       estimated      estimated     estimated    estimated
                                   Financial     Bancorp      combined       valuation      valuation     valuation    valuation
                                   Historical  Historical    Historical       range)         range)        range)      range) (1)
                                  -----------  -----------  ------------    -----------    -----------   ----------   -----------
                                                                       (In thousands)
Deposits (2) ..................... $  982,351    $444,750    $1,427,101     $1,427,101     $1,427,101    $1,427,101    $1,427,101
Borrowed funds and capital lease
  obligation .....................     77,074      35,322       112,396        112,396        112,396       112,396       112,396
                                   ----------    --------    ----------     ----------     ----------    ----------    ----------
   Total deposits and
     borrowed funds .............. $1,059,425    $480,072    $1,539,497     $1,539,497     $1,539,497    $1,539,497    $1,539,497
                                   ==========    ========    ==========     ==========     ==========    ==========    ==========
Stockholders' equity:
 Preferred Stock,
   $.01 par value,
   10,000,000 shares
   authorized; none to be
   issued ........................ $       --    $     --    $       --     $       --     $       --    $       --    $       --
                                   ----------    --------    ----------     ----------     ----------    ----------    ----------
 Common Stock,
   $.01 par value,
   100,000,000 shares
   authorized (3) ................         --       2,043         2,043          2,629          2,869         3,109         3,385
 Additional paid-in capital (3) ..         --      21,540        21,540        149,674        173,213       196,753       223,823
 Retained earnings (4)(5) ........    104,193      20,811       125,004        121,004        121,004       121,004       121,004
 Less:
 Unearned compensation--
  ESOP (6) .......................         --          --            --        (10,880)       (12,800)      (14,720)      (16,928)
 Net unrealized gain on
  securities available for
  sale, net of taxes .............      2,317         162         2,479          1,644          1,644         1,644         1,644
                                   ----------    --------    ----------     ----------     ----------    ----------    ----------
 Total stockholders' equity ...... $  106,510     $44,556     $ 151,066      $ 264,071      $ 285,930     $ 307,790     $ 332,928
                                   ==========    ========    ==========     ==========     ==========    ==========    ==========
Total stockholders' equity
 as a % of total assets ..........       9.05%       8.39%         8.85%          14.5%          15.5%         16.5%         17.6%
                                   ==========    ========    ==========     ==========     ==========    ==========    ==========


------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offerings in Compass.

(2) Does not reflect withdrawals from deposit accounts in Compass for the purchase of Seacoast Financial Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of 12,686,225 Exchange Shares in the Merger and the sale of a number of Conversion Shares as noted in the headings above. See
   "The Conversion and the Merger--Description of the Conversion--Stock Pricing and Number of Conversion Shares to be Issued" and "--Description of the Merger and the Exchange Ratio."

(4) The retained earnings of Compass will be restricted at the time of the Conversion. See "Description of Capital Stock of Seacoast
    Financial--Seacoast Financial Common Stock--Liquidation or Dissolution."

(5) Pro forma stockholders' equity includes the effects of estimated non-recurring expenses of approximately $4.0 million net of tax benefit. Since the expenses are non-recurring, they have not been reflected in the pro forma condensed consolidated statements of income and related per share amounts. See Note 5 to the Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets.

(6) It is assumed that 8% of the Conversion Shares issued in the Conversion will be purchased by the ESOP. The funds used to acquire such shares are assumed to have been borrowed by the ESOP from Seacoast Financial. The amount to be borrowed is reflected as a reduction of stockholders' equity.

                         USE OF PROCEEDS OF CONVERSION


     Although the actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion is completed, it is presently anticipated that such proceeds will be between $133.0 million and $180.6 million ($207.9 million if the Estimated Valuation Range is increased by 15%). See "Pro Forma Data" and "The Conversion and the Merger--Stock Pricing and the Number of Shares to be Offered in the Conversion" for a description and discussion of the assumptions used to arrive at such amounts. Seacoast Financial will be unable to utilize any of the net proceeds of the Conversion until the consummation of the Conversion.

     Seacoast Financial will contribute at least 50% of the net proceeds of the Conversion to Compass, or $66.5 million to $90.3 million at the minimum and maximum, respectively, of the Estimated Valuation Range. Compass intends to add such funds to its general funds, to be used for general corporate purposes, including investments in short- and medium-term, investment-grade debt securities, including U.S. Government and Agency securities, corporate bonds and mortgage-backed securities. Depending on market conditions, Compass also intends to use the funds to increase its loan originations and may use funds to open new branches. Compass also intends to use approximately $20.0 million of the funds for the construction of a new main office.


     Net proceeds retained by Seacoast Financial will be used to fund the loan to Compass's ESOP to acquire up to 8% of the Conversion Shares issued in the Offerings. Seacoast Financial intends to invest any remaining net proceeds retained by it in short- and medium-term, investment-grade debt securities, including U.S. Government and Agency securities, corporate bonds and mortgage-backed securities. Seacoast Financial may also use a portion of the net proceeds it retains to pay dividends on its issued and outstanding capital stock. See "Seacoast Financial's Dividend Policy."


     Seacoast Financial and Compass may also use the funds to expand operations through acquisitions of other banks or branch offices of other banks or acquisitions of other financial services companies, such as insurance agencies. However, neither Seacoast Financial nor Compass has any current arrangements, understandings or agreements regarding any such transactions, other than the Merger (for which neither will use any of the Conversion proceeds because the Merger is structured as a stock-for-stock exchange).

     To the extent that the stock-based benefit programs which Seacoast Financial or Compass may adopt subsequent to the Conversion are not funded with authorized but unissued Seacoast Financial Common Stock, Seacoast Financial or Compass may use net proceeds from the Conversion to fund the purchase of Seacoast Financial Common Stock to be awarded under such stock benefit programs, if any. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans--Stock Option Plan" and "--Stock Plan."


     Finally, although it has no current intention to do so, Seacoast Financial may in the future decide to repurchase shares of its issued and outstanding capital stock, to the extent that such repurchases are consistent with the preservation of pooling-of-interests accounting treatment under GAAP of the Merger and of possible future acquisitions, if any. Any such stock repurchase program would be based upon facts and circumstances at the time of adoption of such a program, including but not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in such alternatives, the ability to increase the book value and/or earnings per share of the remaining outstanding shares and the opportunity to improve Seacoast Financial's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund stock plans; and (iii) any other circumstances in which repurchases would be in the best interests of Seacoast Financial and its stockholders.

     In order to preserve pooling-of-interests accounting treatment under GAAP of the Merger, Seacoast Financial's ability to repurchase shares of its common stock may be limited during the two-year period following consummation of the Merger. Moreover, in the event Seacoast Financial determines to repurchase stock, such repurchases will be made at market prices which may be in excess of the Purchase Price in the Offering. Any stock repurchases will be subject to the determination of the Board of Directors that both Seacoast Financial and Compass will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, Seacoast Financial's and Compass's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. The repurchase of stock or payment of dividends, however, would be prohibited if Compass's net worth would be reduced below the amount required for the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "The Conversion and the Merger--Effects of the Conversion and the Merger--Liquidation Rights."


                     SEACOAST FINANCIAL'S DIVIDEND POLICY

     Upon completion of the Conversion, the Board of Directors of Seacoast Financial will have the authority to declare dividends on the Seacoast Financial Common Stock, subject to statutory and regulatory requirements. Although no decision has been made whether to pay dividends, Seacoast Financial will consider a policy of paying quarterly cash dividends on the Seacoast Financial Common Stock, with the first such dividend to be declared and paid no sooner than the first full quarter following consummation of the Conversion and the Merger. There can be no assurance that dividends will be paid or, if paid, what the amounts of dividends will be, or whether such dividends, once paid, will continue to be paid. Declaration of dividends by the Board of Directors will be dependent upon a number of factors, including capital requirements, regulatory limitations, Seacoast Financial's operating results and financial condition and general economic conditions.

     The source of funds for the payment of any dividends by Seacoast Financial will depend, in part, upon dividends paid from Compass to Seacoast Financial, in addition to the net Conversion proceeds retained by Seacoast Financial and earnings thereon. Compass's ability to pay cash dividends is subject to various federal and state restrictions. Under FDIC regulations, Compass would be prohibited from paying dividends if, among other things, Compass was not in compliance with applicable regulatory capital requirements. Under Massachusetts law, a stock-form savings bank may pay dividends only out of its net profits and only to the extent such payments do not impair its capital and surplus accounts. Provided that Compass can meet these requirements, Massachusetts law permits net profits of a bank to be distributed as a dividend so long as, after such a distribution, either (i) the capital and surplus accounts of the bank equal at least 10% of its deposit liabilities or (ii) the surplus account of the bank equals 100% of its capital account, subject to certain statutory exceptions.


                  MARKET FOR SEACOAST FINANCIAL COMMON STOCK

     Seacoast Financial has received conditional approval to have the Seacoast Financial Common Stock quoted on the Nasdaq National Market under the symbol "SCFS," subject to the completion of the Conversion and compliance with certain initial listing conditions, including the presence of at least three registered market makers. Seacoast Financial will seek to encourage and assist at least three market makers to make a market in its common stock. Although under no obligation to do so, each of Ryan Beck and McConnell Budd has indicated its intention to act as a market maker for the Seacoast Financial Common Stock following consummation of the Conversion. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. There can be no assurance that the Seacoast Financial Common Stock will be able to meet the applicable criteria to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market in such stock will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers at any given time, which is not within the control of Seacoast Financial.

     No assurance can be given that a purchaser in the Conversion will be able to resell the Conversion Shares at or above the Purchase Price, nor can any assurance be given that a Sandwich Bancorp stockholder receiving Exchange Shares in the Merger will be able to sell such Exchange Shares at or above the Seacoast Financial Trading Price used in the calculation of the Exchange Ratio. See "Risk Factors--Absence of Market for Common Stock" and "The Conversion and the Merger--Descriptions of the Merger and the Exchange Ratio."

                       SEACOAST FINANCIAL AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME


     The following Consolidated Statements of Income of Seacoast Financial and Subsidiary for each of the years in the three year period ended October 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon appears elsewhere in this Prospectus. With respect to information for the seven months ended May 31, 1998 and 1997, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such periods have been included and are of a normal recurring nature. Results for the seven months ended May 31, 1998 are not necessarily indicative of the results that may be expected for the year ending October 31, 1998. These statements should be read in conjunction with the "Seacoast Financial's Consolidated Financial Statements and Notes Thereto" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Seacoast Financial" included elsewhere herein.



                                                                    Seven Months                      Years Ended
                                                                   Ended May 31,                      October 31,
                                                             --------------------------   ------------------------------------
                                                                  1998          1997         1997         1996         1995
                                                             -------------   ----------   ----------   ----------   ----------
                                                                    (unaudited)
                                                                                      (In thousands)
Interest and Dividend Income:
 Interest on loans .......................................      $41,580       $37,375      $65,499      $60,423      $52,459
 Interest and dividends on investment securities .........        7,523         7,560       13,298       12,756       12,756
 Interest on federal funds sold and short-term
   investments ...........................................          887           708        1,235          947        1,257
                                                                -------       -------      -------      -------      -------
  Total interest and dividend income .....................       49,990        45,643       80,032       74,126       66,472
                                                                -------       -------      -------      -------      -------
Interest Expense:
 Interest on deposits ....................................       22,360        20,546       36,109       34,621       31,852
 Interest on borrowed funds ..............................        2,672         2,106        3,722        2,624        2,687
                                                                -------       -------      -------      -------      -------
  Total interest expense .................................       25,032        22,652       39,831       37,245       34,539
                                                                -------       -------      -------      -------      -------
  Net interest income ....................................       24,958        22,991       40,201       36,881       31,933
Provision (credit) for possible loan losses ..............          536           890        1,865        1,166         (351)
                                                                -------       -------      -------      -------      -------
 Net interest income after provision (credit)
   for loan losses .......................................       24,422        22,101       38,336       35,715       32,284
                                                                -------       -------      -------      -------      -------
Noninterest Income:
 Deposit and other banking fees ..........................        1,841         1,760        3,213        2,733        2,271
 Loan servicing fees .....................................          305           342          571          607          584
 Card fee income, net ....................................          195           138          398          354          402
 Other loan fees .........................................          277           250          449          412          386
 Gain (loss) on sales of investment
   securities, net .......................................           (3)           23           37           60          (84)
 Gain on sales of loans, net .............................          568           190          542          181           94
 Other income ............................................          590           405          733          799          750
                                                                -------       -------      -------      -------      -------
  Total noninterest income ...............................        3,773         3,108        5,943        5,146        4,403
                                                                -------       -------      -------      -------      -------
Noninterest Expense:
 Salaries and employee benefits ..........................        8,534         8,041       13,633       12,890       12,747
 Occupancy and equipment expenses ........................        2,023         1,911        3,344        3,276        2,970
 Data processing expenses ................................        1,417         1,230        2,192        2,049        1,896
 Marketing expenses ......................................          792           542        1,225          743          901
 Professional services expenses ..........................          645           647        1,044          975          950
 Deposit insurance premiums ..............................           90            58          121          392        1,198
 Other real estate owned expenses, net ...................          138           293          519          644        1,072
 Other operating expenses ................................        1,936         1,949        2,732        3,189        2,956
                                                                -------       -------      -------      -------      -------
  Total noninterest expense ..............................       15,575        14,671       24,810       24,158       24,690
                                                                -------       -------      -------      -------      -------
  Income before provision for income taxes ...............       12,620        10,538       19,469       16,703       11,997
Provision for income taxes ...............................        4,954         4,254        7,685        6,548        4,511
                                                                -------       -------      -------      -------      -------
 Net income ..............................................       $7,666       $ 6,284      $11,784      $10,155      $ 7,486
                                                                =======       =======      =======      =======      =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SEACOAST FINANCIAL


General

     Seacoast Financial's results of operations depend primarily on its net interest income, which is the difference between the income earned on its loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by Seacoast Financial's provision for loan losses, as well as noninterest income and expenses. Seacoast Financial's noninterest income consists principally of gains and losses from sales of loans and securities, deposit and other banking fees. Seacoast Financial's non-interest expenses consist principally of compensation and employee benefits, occupancy, data processing, marketing and professional services costs and other operating expenses. Results of operations are also significantly affected by general economic and competitive conditions and changes in interest rates as well as government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect Seacoast Financial and Compass. See "Risk Factors--Regulatory Oversight and Legislation."

     Seacoast Financial's and Compass's fiscal years end on October 31. References to a year in this Management's Discussion and Analysis and in "Business of Compass" refer to a fiscal year ended on October 31.


Management Strategy

     Historically, Seacoast Financial (through its banking subsidiary, Compass) has focused on offering deposit products in New Bedford, Fall River and Plymouth and their surrounding communities as well as on the island of Martha's Vineyard. Compass's lending activities are concentrated primarily in Southeastern Massachusetts (including Cape Cod, primarily for indirect auto lending) and, to a much lesser degree, Rhode Island, primarily for indirect auto lending. After the Merger, Cape Cod will become a targeted market area for both Compass's deposit and its loan products. Seacoast Financial generates its earnings primarily by originating loans, investing in debt and equity securities, attracting and retaining deposits by paying competitive interest rates, borrowing from the Federal Home Loan Bank of Boston ("FHLB") and controlling its operating expenses.

     Compass's business strategy includes (i) taking advantage of its position as a locally based bank to foster a community orientation, (ii) developing a niche through its expertise in indirect automobile lending, (iii) diversifying its loan portfolio composition in an effort to broaden its business opportunities and help manage credit and interest rate risk, (iv) emphasizing transaction accounts in order to build customer relationships, achieve a low cost of funds and generate service fee income and (v) expanding its products and market area, with the goals of achieving a higher profile and increased opportunities for growth. Seacoast Financial seeks to pursue its business strategy in a manner that allows it to maintain asset quality and control operating expenses.


Management of Credit Risk

     Management considers credit risk to be the most important risk factor affecting the financial condition and operating results of Compass. The potential for loss associated with this risk factor is managed through a combination of policies established by Compass's Board of Directors, the monitoring of compliance with these policies and the periodic reporting and evaluation of loans with problem characteristics. Policies relate to the maximum amount that can be granted to a single borrower and his or her related interests, the aggregate amount of loans outstanding by type in relation to total assets and capital, loan concentrations, loan to collateral value ratios, approval limits and other underwriting criteria. Policies also exist with respect to performing periodic credit reviews, the rating of loans, when loans should be placed in a non-performing status and the factors that should be considered in establishing Compass's allowance for loan losses. See "Business of Compass--Lending Activities."


Management of Market and Interest Rate Risk

     General. The chief market risk factor affecting the financial condition and operating results of Seacoast Financial is interest rate risk. This risk is managed by periodic evaluation of the interest rate risk inherent in certain balance sheet accounts, determination of the level of risk considered appropriate given Compass's capital and liquidity requirements, business strategy, performance objectives and operating environment and maintenance of such risks within guidelines approved by the Board. Through such management, Compass seeks to reduce the vulnerability of its net earnings to changes in interest rates. Compass's Asset/Liability Committee, comprised of senior management, is responsible for managing interest rate risk and reviewing with the Board of Directors on a quarterly basis its activities and strategies, the effect of those strategies on Compass's and Seacoast Financial's operating results, Compass's interest rate risk position and the effect changes in interest rates would have on Compass's net interest income. The extent of movement of interest rates is an uncertainty that could have a negative impact on the earnings of Seacoast Financial. See "Risk Factors--Potential Impact of Changes in Interest Rates on Seacoast Financial's Earnings."

     The principal strategies Seacoast Financial and Compass use to manage interest rate risk include (i) emphasizing the origination and retention of adjustable-rate loans, origination of indirect auto loans which have relatively short maturities and origination of loans with maturities at least partly matched with those of the deposits and borrowings funding the loans, (ii) investing in debt securities with relatively short maturities and (iii) classifying a significant portion of its investment portfolio as available for sale so as to provide sufficient flexibility in liquidity management.


     Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is deemed to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The "interest rate sensitivity gap" is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At May 31, 1998, Seacoast Financial's cumulative one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was negative $59.1 million, or negative 5.0% of total assets. A gap is positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, a bank with a negative gap position generally would not be in as favorable a position, compared to an institution with a positive gap, to invest in higher yielding assets. The resulting yield on a bank's assets generally would increase at a slower rate than the increase in its cost of interest-bearing liabilities. Conversely, during a period of falling interest rates, a bank with a negative gap would tend to experience a repricing of its assets at a slower rate than its interest-bearing liabilities which, consequently, would generally result in its net interest income growing at a faster rate than the net interest income of a bank with a positive gap position.

     The following table (the "GAP Table") sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at May 31, 1998 which Seacoast Financial expects, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the contractual maturity or, if earlier, the term to repricing of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at May 31, 1998, on the basis of contractual maturities, anticipated prepayments and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate and fixed-rate loans and as a result of contractual rate adjustments on adjustable-rate loans. Loans and mortgage-backed securities with prepayment options (fixed and adjustable) have been modeled utilizing an industry standard financial modeling system to project cash flows based upon current interest rates. Deposits that do not possess contractual maturity dates or are not directly linked to an interest rate index are modeled utilizing deposit decay rates (the estimated period over which a depositor relationship will last) based on information provided by Compass's excess deposit insurer, the Depositors Insurance Fund. These deposits include deposits in savings accounts, NOW accounts and money market accounts. See "Business of Compass--Lending Activities," "--Investment Activities" and "--Sources of Funds."

                                    Up to    More than    More than    More than    More than     More than
                                    Three   three months  six months   one year to  three years   five years   More than
                                    Months  to six months to one year  three years  to five years to ten years ten years   Total
                                    ------  ------------- -----------  -----------  ------------- ------------ ---------  -------
                                                         (Dollars in thousands)
Interest-earning assets (1):       $ 10,440   $     --    $     --     $     --      $     --     $     --     $     --   $   10,440
Debt securities (4) ..............   37,116     11,552      24,291       77,499        28,467        7,027          667      186,619
Loans held for sale ..............   19,810         --          --           --            --           --           --       19,810
Mortgage loans (2) ...............   48,778     60,566     105,590      207,880        74,276       40,961       13,040      551,091
Commercial loans .................   29,887      3,241      11,711        9,735         2,114        1,428           84       58,200
Indirect auto loans ..............   25,695     24,079      43,670      113,846        39,292          996           --      247,578
Other consumer loans .............    5,351      1,883       3,425        9,435         4,489        2,773          197       27,553
                                   --------   --------    --------     --------      --------     --------     --------   ----------
 Total interest-earning assets ...  177,077    101,321     188,687      418,395       148,638       53,185       13,988    1,101,291
                                   --------   --------    --------     --------      --------     --------     --------   ----------
Interest-bearing liabilities:
NOW and money market
 savings accounts ................    3,716      2,064      41,956       67,477        25,933       47,737       49,801      238,684
Savings accounts .................   15,922      8,846      10,615       35,383        26,537       35,383       44,229      176,915
Certificate of deposit accounts ..  171,687    122,943     126,734       77,661         8,349           --           --      507,374
Borrowed funds ...................   16,233      1,914       3,574       22,287        15,630        9,626        7,810       77,074
                                   --------   --------    --------     --------      --------     --------     --------   ----------
 Total interest-bearing
   liabilities ...................  207,558    135,767     182,879      202,808        76,449       92,746      101,840    1,000,047
                                   --------   --------    --------     --------      --------     --------     --------   ----------
Interest sensitivity gap (3) ..... $(30,481)  $(34,446)   $  5,808     $215,587      $ 72,189     $(39,561)    $(87,852)  $  101,244
                                   ========   ========    ========     ========      ========     ========     ========   ==========
Cumulative interest sensitivity
  gap ............................ $(30,481)  $(64,927)   $(59,119)    $156,468      $228,657     $189,096     $101,244
                                   ========   ========    ========     ========      ========     ========     ========
Cumulative interest sensitivity
 gap as percentage of total
 assets ..........................    (2.59%)    (5.52%)     (5.02%)      13.30%        19.43%       16.07%        8.61%
Cumulative interest sensitivity
 gap as a percentage of total
 interest-earning assets .........    (2.77%)    (5.90%)     (5.37%)      14.21%        20.76%       17.17%        9.19%
Cumulative interest-earning assets
 as a percentage of cumulative
 interest-bearing liabilities ....    85.31%     81.09%      88.77%      121.46%       128.39%      121.05%      110.12%

------------
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.
(2) For purposes of the gap analysis, allowances for loan losses, deferred loan fees, unearned discounts and non-performing loans have been excluded.
(3) The interest sensitivity gaps represent the differences between interest-earning assets and interest-bearing liabilities, expressed as a dollar amount.
(4) Debt securities are presented at amortized cost.


     Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in presenting the GAP table. Finally, the ability of certain borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

     Interest rate gap analysis provides a static view of the maturity and repricing characteristics of balance sheet positions. Seacoast Financial quantifies its interest-rate risk exposures using a sophisticated simulation model as well as the simpler gap analysis. Simulation analysis is used to measure the exposure of net interest income to changes in interest rates over a specified time horizon. Simulation analysis involves projecting future interest income and expense under various rate scenarios. Compass's internal guidelines on interest rate risk specify that for every 100 basis points immediate shift in interest rates, its estimated net interest income over the next 12 months should decline by less than 5%. As of May 31, 1998, Seacoast Financial's estimated exposure as a percentage of estimated net interest income for the next twelve and twenty-four month periods is as follows:


                                                    Percentage Change in
                                                         Estimated
                                                 Net Interest Income Over:
                                                 --------------------------
                                                  12 months      24 months
                                                 -----------   ------------
   200 basis point increase in rates .........      (7.98%)        (4.57%)
   200 basis point decrease in rates .........      (0.27%)        (5.07%)

     Based on the scenarios above, net income would be adversely affected (within Compass's internal guidelines) in both the twelve and twenty-four month periods. For each one percentage point change in net interest income, the adverse effect on net income would be $277,000, assuming a 40% tax rate.


Analysis of Net Interest Income
     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

     Average Balance Sheet. The following tables set forth certain information relating to Seacoast Financial for the seven months ended May 31, 1998 and 1997 and the years ended October 31, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expenses by the average balances of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown and reflect annualized yields and costs. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.




                                                                                 Seven months ended May 31,
                                                        --------------------------------------------------------------------------
                                                                       1998                                  1997
                                                        -----------------------------------    -----------------------------------
                                                          Average                 Average        Average                 Average
                                                          balance     Interest   yield/cost      balance     Interest   yield/cost
                                                        ------------ ---------- -----------    ------------ ---------- -----------
                                                              (Dollars in thousands)                (Dollars in thousands)
Assets:
Interest-earning assets:
Short-term investments ................................ $   24,886    $   887        6.11%     $   20,036    $   708        6.06%
Debt securities (1) ...................................    201,545      7,242        6.16         207,997      7,357        6.06
Equity securities (1) .................................     11,674        281        4.13           6,801        203        5.12
Mortgage loans (2) ....................................    552,078     26,761        8.31         516,622     25,364        8.42
Commercial loans (2) ..................................     54,069      3,111        9.86          49,005      2,830        9.90
Indirect auto loans (2) ...............................    223,809     10,385        7.95         171,135      8,019        8.03
Other consumer loans (2) ..............................     25,428      1,323        8.92          22,486      1,162        8.86
                                                        ----------    -------                  ----------    -------
 Total interest-earning assets ........................  1,093,489     49,990        7.84         994,082     45,643        7.87
                                                                      -------      ------                    -------      ------
Allowance for loan losses .............................    (10,597)                               (10,422)
Non-interest earning assets ...........................     58,146                                 60,142
                                                        ----------                             ----------
 Total assets ......................................... $1,141,038                             $1,043,802
                                                        ==========                             ==========
Liabilities and Surplus:
Interest-bearing liabilities:
NOW accounts .......................................... $   80,170    $   679        1.45%     $   70,289    $   595        1.45%
Savings accounts ......................................    170,023      2,567        2.59         170,407      2,563        2,58
Money market savings accounts .........................    146,465      2,352        2.75         137,744      2,276        2.83
Certificate of deposit accounts .......................    501,324     16,762        5.73         458,149     15,112        5.65
                                                        ----------    -------                  ----------    -------
 Total deposits .......................................    897,982     22,360        4.27         836,589     20,546        4.21
Borrowed funds:
 Short-term borrowings (3) ............................     10,993        316        4.93           4,221        129        5.24
 FHLB advances ........................................     61,986      2,356        6.52          51,293      1,977        6.61
                                                        ----------    -------                  ----------    -------
  Total borrowings ....................................     72,979      2,672        6.28          55,514      2,106        6.50
                                                        ----------    -------                  ----------    -------
   Total interest-bearing liabilities .................    970,961     25,032        4.42         892,103     22,652        4.35
                                                        ----------    -------      ------      ----------    -------      ------
Non-interest bearing demand checking accounts .........     56,213                                 53,562
Other liabilities .....................................      9,778                                  8,559
                                                        ----------                             ----------
  Total liabilities ...................................  1,036,952                                954,224
Surplus ...............................................    104,086                                 89,578
                                                        ----------                             ----------
  Total liabilities and surplus ....................... $1,141,038                             $1,043,802
                                                        ==========                             ==========
Net interest income/interest rate spread (4) ..........               $24,958        3.42%                   $22,991        3.52%
                                                                      =======      ======                    =======      ======
Net interest margin (5) ...............................                              3.91%                                  3.96%
                                                                                   ======                                 ======
Ratio of interest-earning assets to
 interest-bearing liabilities .........................                            112.62%                                111.43%
                                                                                   ======                                 ======

                                                                           Year ended October 31,
                                     ----------------------------------------------------------------------------------------------
                                                  1997                            1996                           1995
                                     ------------------------------- -----------------------------  -------------------------------
                                       Average              Average   Average             Average   Average              Average
                                       balance   Interest yield/cost  balance  Interest yield/cost  balance   Interest  yield/cost
                                     ----------  -------- ---------- --------- -------- ----------  --------  --------  ----------
                                                                                                              (Dollars in thousands
Assets:
 Interest-earning assets:
 Short-term investments ............ $   21,516  $ 1,235     5.74%  $ 15,969   $   947      5.93%   $ 17,263     1,257       7.28%
 Debt securities (1) ...............    211,304   12,910     6.11    208,665    12,370      5.93     210,680    12,280       5.83
 Equity securities (1) .............      7,290      388     5.32      7,296       386      5.29       8,484       476       5.61
 Mortgage loans (2) ................    523,376   43,977     8.40    498,185    42,162      8.46     451,497    37,813       8.37
 Commercial loans (2) ..............     50,361    4,972     9.87     45,283     4,456      9.84      35,610     3,522       9.89
 Indirect auto loans (2) ...........    180,600   14,497     8.03    150,070    11,927      7.95     124,850     9,502       7.61
 Other consumer loans (2) ..........     23,195    2,053     8.85     20,795     1,878      9.03      17,204     1,622       9.43
                                     ----------  -------            --------   -------              --------    ------
  Total interest-earning assets ....  1,017,642   80,032     7.86    946,263    74,126      7.83     865,588    66,472       7.68
                                                 -------   ------              -------    ------                ------     ------
 Allowance for loan losses .........    (10,570)                     (10,109)                         (9,811)
 Non-interest earning assets .......     59,094                       61,480                          58,298
                                     ----------                     --------                        --------
  Total assets ..................... $1,066,166                     $997,634                        $914,075
                                     ==========                     ========                        ========
Liabilities and Surplus:
 Interest-bearing liabilities:
 Deposits:
  NOW accounts ..................... $   72,837  $ 1,065     1.46%  $ 68,156   $ 1,008      1.48%   $ 61,366   $ 1,078       1.76%
  Savings accounts .................    171,157    4,434     2.59    176,311     4,660      2.64     173,700     5,107       2.94
  Money market savings accounts ....    140,413    3,959     2.82    136,322     3,888      2.85     129,920     3,916       3.01
  Certificate of deposit accounts ..    466,942   26,651     5.71    434,930    25,065      5.76     388,708    21,751       5.60
                                     ----------  -------            --------   -------              --------   -------
   Total deposits ..................    851,349   36,109     4.24    815,719    34,621      4.24     753,694    31,852       4.23
 Borrowed funds:
  Short-term borrowings (3) ........      5,666      283     4.99      1,727       100      5.79       1,326        84       6.33
  FHLB advances ....................     51,490    3,439     6.68     37,288     2,524      6.77      39,552     2,603       6.58
                                     ----------  -------            --------   -------              --------   -------
   Total borrowings ................     57,156    3,722     6.51     39,015     2,624      6.73      40,878     2,687       6.57
                                     ----------  -------            --------   -------              --------   -------
   Total interest-bearing                                                                            794,572    34,539       4.35
     liabilities ...................    908,505   39,831     4.38    854,734    37,245      4.36
                                                           ------                         ------                           ------
 Non-interest bearing demand
   checking accounts ...............     56,284                       53,684                          41,824
 Other liabilities .................      8,807                        8,807                           6,845
                                     ----------                     --------                        --------
  Total liabilities ................    973,596                      917,225                         843,241
 Surplus ...........................     92,570                       80,409                          70,834
                                     ----------                     --------                        --------
  Total liabilities and surplus .... $1,066,166                     $997,634                        $914,075
                                     ==========                     ========                        ========
 Net interest income/interest
   rate spread (4) .................             $40,201     3.48%             $36,881      3.47%              $31,933       3.33%
                                                 =======   ======              =======    ======               =======     ======
 Net interest margin (5) ...........                         3.95%                          3.90%                            3.69%
                                                           ======                         ======                           ======
 Ratio of interest-earning assets
   to interest-bearing liabilities..                       112.01%                        110.71%                          108.94%
                                                           ======                         ======                           ======


--------------
(1) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities and restricted equity securities.

(2) Loans on non-accrual status are included in the average balances.

(3) Short-term borrowings include immaterial balances of other borrowings.

(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents annualized net interest income divided by average interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Seacoast Financial's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.



                                       Seven months ended                Year ended                    Year ended
                                          May 31, 1998                 October 31, 1997              October 31, 1996
                                           compared to                   compared to                   compared to
                                       seven months ended                year ended                    year ended
                                          May 31, 1997                 October 31, 1996              October 31, 1995
                                  -----------------------------  --------------------------   -----------------------------
                                   Increase (decrease) due to    Increase (decrease) due to    Increase (decrease) due to
                                  -----------------------------  --------------------------   -----------------------------
                                    Volume    Rate       Net      Volume   Rate      Net       Volume     Rate       Net
                                  --------- --------  ---------  -------- ------   --------   ---------  ------     ------
                                                                (in thousands)
Interest-earning assets:
 Short-term investments .......... $  173     $   6    $  179     $  319    $ (31)  $  288      $  (89)   $(221)    $ (310)
 Debt securities .................   (231)      116      (115)       158      382      540        (118)     208         90
 Equity securities ...............    123       (45)       78         --        2        2         (64)     (25)       (89)
 Mortgage loans ..................  1,722      (325)    1,397      2,119     (304)   1,815       3,947      402      4,349
 Commercial loans ................    291       (10)      281        501       15      516         952      (18)       934
 Indirect auto loans .............  2,445       (79)    2,366      2,450      120    2,570       1,989      436      2,425
 Other consumer loans ............    153         8       161        213      (38)     175         327      (72)       255
                                   ------     -----    ------     ------    -----   ------      ------    -----     ------
  Total interest-earning assets .. $4,676     $(329)   $4,347     $5,760    $ 146   $5,906      $6,944    $ 710     $7,654
                                    -----     -----    ------     ------    -----   ------      ------    -----     ------
Interest-bearing liabilities:
 Deposits:
  NOW accounts ................... $   84    $   --    $   84     $   69    $ (12)  $   57      $  112    $(182)    $  (70)
  Savings accounts ...............     (6)       10         4       (135)     (91)    (226)         76     (523)      (447)
  Money market savings
   accounts ......................    141       (65)       76        116      (45)      71         188     (216)       (28)
   Certificate of deposit
    accounts .....................  1,441       209     1,650      1,829     (243)   1,586       2,648      666      3,314
                                    -----     -----    ------     ------    -----   ------      ------    -----     ------
   Total deposits ................  1,660       154     1,814      1,879     (391)   1,488       3,024     (255)     2,769
                                    -----     -----    ------     ------    -----   ------      ------    -----     ------
 Borrowed funds:
   Short-term borrowings .........    195        (8)      187        199      (16)     183          24       (8)        16
   FHLB borrowings ...............    407       (28)      379        950      (35)     915        (152)      73        (79)
                                    -----    ------    ------     ------    -----   ------      ------    -----     ------
   Total borrowings ..............    602       (36)      566      1,149      (51)   1,098        (128)      65        (63)
                                    -----    ------    ------     ------    -----   ------      ------    ------    ------
   Total interest-bearing
    liabilities ..................  2,262       118     2,380      3,028     (442)   2,586       2,896     (190)     2,706
                                    -----    ------    ------     ------    -----   ------      ------    -----     ------
 Net change in net interest
   income ........................ $2,414    $ (447)   $1,967     $2,732    $ 588   $3,320      $4,048    $ 900     $4,948
                                    =====    ======    ======     ======    =====   ======      ======    ======    ======

Comparison of Financial Condition at May 31, 1998 and October 31, 1997

     Total assets increased by $70.0 million, or 6.3%, from $1,106.6 million at October 31, 1997 to $1,176.6 million at May 31, 1998. This growth was due primarily to a $12.2 million, or 37.2%, increase in cash and cash equivalents and a $64.2 million, or 7.8% increase in loans. Asset growth was funded primarily by a $44.4 million, or 4.7%, increase in deposits and a $13.6 million, or 26.7%, increase in FHLB advances.

     The increase in cash and cash equivalents at May 31, 1998 was temporary in nature and attributable to a reduction in the difference in rates paid on short- to medium-term investments and funds invested overnight as well as normal fluctuations in activity.

     The increase in loans occurred primarily in Seacoast Financial's construction and indirect auto loan portfolios. From October 31, 1997 to May 31, 1998, construction loans increased by $8.0 million, or 23.6%, and indirect auto loans (net of unearned discounts) increased by $39.5 million, or 19.0%. The growth during the seven months ended May 31, 1998 is primarily attributable to the favorable interest rate environment and economic conditions which prevailed during this period.


     Total deposits at May 31, 1998 were $982.4 million, an increase of $44.4 million, or 4.7%, compared to $937.9 million at October 31, 1997. The increase in deposits was primarily due to favorable economic conditions partially offset by a continuing low interest rate environment wherein Seacoast Financial competes against other instruments available to the public such as mutual funds and annuities. Total borrowed funds were $77.1 million at May 31, 1998 compared to $60.7 million at October 31, 1997, an increase of $16.4 million, or 27.0%. During the seven months ended May 31, 1998, Seacoast Financial's net borrowings from the FHLB increased by $13.6 million at a weighted average rate of 5.98%.

     The increase in surplus of $8.4 million to $106.5 million at May 31, 1998 resulted from net earnings of $7.7 million for the seven months ended May 31, 1998 and a $703,000 increase in unrealized gains (net of taxes) on securities available for sale, most of which pertained to Seacoast Financial's marketable equity securities portfolio.


Comparison of Financial Condition at October 31, 1997 and October 31, 1996

     Total assets were $1,106.6 million at October 31, 1997 compared to $1,027.8 million at October 31, 1996, an increase of $78.8 million, or 7.7%. Substantially all of the growth was due to a $71.8 million, or 9.7%, increase in net loans. Asset growth was funded primarily from increased deposits ($55.3 million), increased borrowings from the FHLB ($5.6 million), increased borrowings through repurchase agreements ($7.6 million) and increased surplus ($13.2 million). Total net loans increased from $737.8 million at October 31, 1996 to $809.6 million at October 31, 1997. Between those dates, total real estate loans increased by $21.9 million, or 4.3%, to $536.1 million, and total commercial loans increased by $5.2 million, or 11.2%, to $51.4 million. The most significant area of real estate loan growth was in residential real estate loans which increased by $19.8 million, or 5.8%, to $363.0 million. While the residential real estate loan market was strong throughout the year due to a favorable interest rate environment, so too was the competition for such business. Many borrowers took advantage of the increased competition to refinance their loans. This factor, along with an increase in the sales of fixed-rate mortgage loans, caused Seacoast Financial's net growth in real estate loans in 1997 ($21.9 million) to be less than that achieved in 1996 ($39.9 million) despite approximately the same level of loan originations in each year.

     The most significant area of overall loan growth in 1997 and 1996 was in the area of indirect auto loans. During 1997, such loans increased, before unearned discount, $48.2 million, or 25.4%, to $238.1 million at October 31, 1997. During 1996 such loans increased $30.4 million, or 19.1%, to $189.9 million at October 31, 1996. This growth is primarily attributable to the expansion of the network of auto dealerships offering Compass's auto financing program. This expansion resulted in an increase in the number of new loan originations from 8,181 in 1996 to 9,817 in 1997, an increase of 20%.


     Total investments increased modestly from $216.7 million at October 31, 1996 to $227.1 million at October 31, 1997. Among debt securities, Seacoast Financial increased its holdings of U.S. Government and Agency obligations by $2.8 million and corporate bonds by $22.4 million while decreasing its holdings of mortgage-backed securities by $18.5 million. These shifts were caused by a change in tax regulations and an opportunity to increase portfolio yield without extending portfolio duration.

     Total deposits increased 6.3% from $882.6 million at October 31, 1996 to $937.9 million at October 31, 1997. The overall growth in deposits in 1997 was favorably affected by Compass's introduction and promotion of relationship-based retail checking account products offering a package of benefits, including enhanced pricing on certificates of deposits. The acquisition of competing local financial institutions by larger regional banks also contributed to Compass's deposit growth in 1997 as customers who prefer to bank with a locally-based community institution shifted their deposits to Compass.


     Of the $55.3 million increase in deposits in 1997, $37.4 million occurred in certificates of deposit, continuing a gradual shift of deposits to higher-yielding accounts. The remaining deposit growth of $17.9 million, or 4.1%, resulted from an increase in retail and business checking accounts. Compass also offers customers with checking accounts the opportunity to "sweep" funds into a higher-yielding, non-insured, investments under a repurchase agreement. The balance in these accounts increased by $7.6 million from October 31, 1996 to October 31, 1997. Funds invested under repurchase agreements are classified as short-term borrowings rather than as deposits.

     Customers also moderated inflows of deposits by opting to invest their funds in alternative investments, such as mutual funds and annuities, that Compass does not offer directly (other than through its affiliation with INVEST Financial Corporation), rather than in deposit products perceived to have less attractive returns.

     Compass increased its borrowings from the FHLB from $45.4 million at October 31, 1996 to $51.0 million at October 31, 1997 as part of its Affordable Home Loan Program. Under that program, Compass borrows funds under a special fixed-rate, amortizing program to provide low cost financing for first time home buyers in the low-to-moderate income categories.

     The increase in surplus of $13.2 million to $98.1 million at October 31, 1997 resulted from net earnings of $11.8 million and a $1.4 million increase in unrealized gains (net of taxes) on securities available for sale.


Comparison of Operating Results for the Seven Months Ended May 31, 1998 and May 31, 1997

     General. Net income increased by $1.4 million or 22.2%, from $6.3 million for the seven months ended May 31, 1997 to $7.7 million for the seven months ended May 31, 1998. The improvement was attributable to higher net interest income of $2.0 million, a $354,000 decrease in the provision for loan losses due to a continuation of the favorable trends in the various factors considered by management in evaluating the adequacy of the allowance for loan losses and an increase in net gains on sales of loans of $378,000. The improvement was partially offset by an increase of $904,000 in non-interest expense due to higher salaries, occupancy and equipment expenses, data processing expenses and marketing costs. The increase in net interest income was due to growth in average interest-earning assets.

     Interest Income. Interest income for the seven months ended May 31, 1998 was $50.0 million, compared to $45.6 million for the seven months ended May 31, 1997, an increase of $4.4 million, or 9.6%. Substantially all of the increase in interest income resulted from growth in average interest-earning assets of $99.4 million, or 10.0%. The principal areas of growth related to real estate loans (up $35.5 million, or 6.9%) and indirect auto loans (up $52.7 million, or 30.8%). Most of the real estate loan growth resulted from increased originations of one- to four-family real estate loans. The increase in indirect auto loans resulted from an improved economic environment within Compass's local markets plus the expansion of such lending into Rhode Island.

     Interest Expense. Interest expense for the seven months ended May 31, 1998 was $25.0 million, compared to $22.7 million for the seven months ended May 31, 1997, an increase of $2.3 million, or 10.1%. This increase resulted from a higher average balance of interest-bearing liabilities ($78.9 million, or 8.8%). Average interest-bearing deposit balances increased $61.4 million, or 7.3%, as a result of the introduction and promotion of relationship-based retail checking account products in 1996 and 1997.

     Compass increased its borrowings from the FHLB during the seven months ended May 31, 1998. Interest expense on borrowed funds increased $566,000, or 26.9%, in the seven months ended May 31, 1998 due to a $17.5 million, or 31.5%, increase in the average balance of such funds to $73.0 million, which was partially offset by a 22 basis point reduction in the average rate paid on borrowed funds to 6.28% in the 1998 period compared to the 1997 period.

     Provision for Loan Losses. Compass establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level that management estimates is appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance for loan losses, management considers past and anticipated loss experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses monthly in order to maintain the adequacy of the allowance.

     Compass provided $536,000 for loan losses in the seven month period ended May 31, 1998 compared to $890,000 in the seven month period ended May 31, 1997, a decrease of $354,000, or 39.8%. This decrease was primarily influenced by a reduction in the balance of adversely classified loans and fewer delinquencies.

     Non-Interest Income. Non-interest income is comprised of fees and charges for bank services, net interchange fees on the processing of merchant credit card receipts, gains or losses from sales of assets, loan servicing fees and other income resulting from miscellaneous transactions. Total non-interest income was $3.8 million for the seven months ended May 31, 1998 compared to $3.1 million for the seven months ended May 31, 1997, an increase of $665,000, or 21.4%. The increase resulted primarily from an increase of $378,000 in the gain on sale of mortgage loans, from $190,000 in the seven months ended May 31, 1997 to $568,000 in the seven months ended May 31, 1998. Compass generally sells in the secondary mortgage market fixed rate residential mortgage loans with terms of 15 years or longer. With the reduction in interest rates on 15- and 30-year fixed rate mortgages which occurred in 1997 and into 1998, the volume of fixed-rate mortgage loan originations increased which contributed to this increase.

     Non-Interest Expense. Non-interest expense increased by $904,000, or 6.1%, from $14.7 million for the seven months ended May 31, 1997 to $15.6 million for the seven months ended May 31, 1998. Of this increase, $493,000 related to compensation and employee benefits, which rose 6.1% to $8.5 million for the seven months ended May 31, 1998. The higher level of compensation and employee benefits was caused by overall salary increases averaging 4% and staffing increases in the lending area.

     Seacoast Financial expects compensation and employee benefits expenses to increase after the Offering, primarily as a result of the adoption of the ESOP in connection with the Offering. In this regard, the proposed ESOP, which intends to purchase 8% of the Conversion Shares issued in connection with the Offering, would result in increased compensation and employee benefits expenses as the ESOP shares are allocated. See "Management of Seacoast Financial and Compass--Compensation of Officers and Trustees through Benefit Plans--Employee Stock Ownership Plan and Trust." Following the Conversion, Seacoast Financial may also adopt a stock plan for the recognition and retention of management. If such a stock plan were adopted, compensation and employee benefit expense would increase as stock plan awards were granted.

     Occupancy and equipment expenses increased $112,000, or 5.9%, to $2.0 million for the seven months ended May 31, 1998. This increase was due to an increase in ATM maintenance costs, and a one-time reduction in rent expense in 1997 of $36,000 attributable to a leased facility which Compass no longer utilized.

     Marketing expenses increased $250,000, or 46.1%, to $792,000 for the seven months ended May 31, 1998. This increase was primarily attributable to advertising campaigns related to the new ROTH IRA accounts allowed by changes in the tax law, Compass's commercial loan programs and the advertising of Compass's Preferred Checking account program.

     Data processing expenses increased $187,000, or 15.2%, to $1.4 million for the seven months ended May 31, 1998. This increase was due to new services, including laser printing and Internet services, and volume-related increases in loans and deposits.

     Other real estate owned (OREO) expenses decreased $155,000, or 52.9%, to $138,000 for the seven months ended May 31, 1998 due to the continuation of the decline in the number of properties held as OREO and stable real estate market values.

     Income Taxes. Income tax expense was $5.0 million for the seven months ended May 31, 1998, an increase of $700,000, or 16.5%, compared to the 1997 period. The effective tax rate was 39.3% in 1998 compared to 40.4% in 1997 which decrease was caused by Compass's greater utilization of non-bank subsidiaries that were taxed at a lower rate for state tax purposes.


Comparison of Operating Results for the Years Ended October 31, 1997 and October 31, 1996

     General. Net income was $11.8 million in 1997 compared to $10.2 million in 1996, an increase of $1.6 million or 15.7%. Due primarily to an increase in average interest-earning assets of $71.4 million, or 7.5%, net interest income increased by $3.3 million, or 9.0%, from $36.9 million in 1996 to $40.2 million in 1997. The other significant factors affecting the change in net income was an increase of $797,000 in non-interest income offset by an increase of $699,000 in the provision for loan losses and an increase of $652,000 in non-interest expense.

     Interest Income. Interest income was $80.0 million in 1997, compared to $74.1 million in 1996, an increase of $5.9 million, or 8.0%. This increase in interest income resulted almost exclusively from interest-earning asset growth. The yield on interest-earning assets increased three basis points in 1997 from 7.83% in 1996 to 7.86% in

1997. A significant portion of the increase in interest-earning assets was attributable to the indirect auto loan portfolio, which increased from $165.6 million at October 31, 1996 to $208.0 million at October 31, 1997, and the real estate loan portfolios, which increased from $514.2 million to $536.1 million, at those dates, respectively.


     Interest Expense. Interest expense increased by $2.6 million, or 6.9%, from $37.2 million in 1996 to $39.8 million in 1997. The increase resulted from a $53.8 million, or 6.3%, increase in average interest-bearing liabilities and a two basis point increase in the average rate paid on such liabilities. Total average interest-bearing deposits increased by $35.6 million, or 4.4%, with most of the increase occurring in certificates of deposit because of the higher rates offered on such deposits in comparison to those offered on other types of deposits. Because of the level of loan growth, Compass increased its borrowings from the FHLB with the average amount of such borrowings outstanding increasing by $14.2 million, or 38.1%, from $37.3 million in 1996 to $51.5 million in 1997.

     Provision for Loan Losses. Seacoast Financial's provision for loan losses increased by $699,000, or 60.0%, from $1.2 million in 1996 to $1.9 million in 1997. With net loan charge-offs of $1.6 million in 1997 (as compared to $682,000 in 1996), Seacoast Financial's allowance for loan losses increased by $308,000 in 1997. The total allowance of $10.6 million at October 31, 1997 represented 1.30% of total loans, a slight decrease from 1.38% at October 31, 1996.

     The increase of $875,000 in net charge-offs in 1997 resulted from the resolution of certain commercial and commercial real estate loans as well as the impact of the increasing indirect auto loan portfolio.

     Non-Interest Income. Total non-interest income was $5.9 million in 1997, an increase of $797,000, or 15.5%, from $5.1 million in 1996. The increase in deposit and other banking fees from $2.7 million in 1996 to $3.2 million in 1997 was primarily attributable to a $141,000 increase in monthly checking account fees and $182,000 in additional returned check fees. An increase in the monthly maintenance fee on basic checking accounts instituted in 1996 caused higher monthly checking account fees in 1997. Returned check fees increased in 1997 because of price increases on check returns put into effect in July 1996.

     The remaining growth in non-interest income resulted from gains on sales of loans, which increased by $361,000, or 200%, from $181,000 in 1996 to $542,000 in 1997. Of this increase, $255,000 was attributable to the initial application of SFAS No.125. As more fully disclosed in Note 1 to the accompanying consolidated financial statements of Seacoast Financial, SFAS No. 125 required that Seacoast Financial capitalize, for the first time, the value of servicing rights on loans originated and sold to others with servicing retained by Seacoast Financial. The remaining increase of $106,000 in gains on sales of loans was attributable to an increase in the volume of loan sales from $15.5 million in 1996 to $30.1 million in 1997.

     Non-Interest Expense. Total non-interest expense was $24.8 million in 1997, compared to $24.2 million in 1996, an increase of $652,000, or 2.7%. This increase was primarily attributable to an increase of $743,000, or 5.8%, in salaries and employee benefits and an increase of $482,000, or 64.9%, in marketing expenses, which increases were partially offset by a decrease of $271,000 in deposit insurance premiums, $125,000 in other real estate owned expenses, and a $416,000 recovery of life insurance premiums recognized when an insurance company emerged from receivership in 1997.

     The increase in salaries and employee benefits in 1997 was caused by an increase of $415,000, or 3.4%, in salaries and employee benefits and a $328,000, or 47.1%, increase in bonuses paid in accordance with Compass's bonus plan. These increases were primarily driven both by individual and institutional performance in 1997 as the average number of full-time equivalent employees in 1997 remained almost flat at 336 compared to 334 in 1996.

     The increase in marketing expense in 1997 was due to significant promotional activities associated with the introduction of the Preferred Checking and Prime for Life equity loan programs. In addition, Compass introduced its website on the Internet.

     FDIC insurance expense decreased by $271,000 in 1997 because of a reduction in the annual premiums charged by the FDIC on insurable deposits.

     Other real estate owned ("OREO") expenses declined by $125,000 in 1997 primarily due to a reduction in the number of properties held as OREO and stable real estate market values.

     Income Taxes. Total income tax expense was $7.7 million in 1997 compared to $6.5 million in 1996. The effective tax rate was slightly higher in 1997 (39.5%) than in 1996 (39.2%) primarily because Compass's effective Federal statutory tax rate increased by 1% with the growth in taxable income partially offset by a reduction in the effective state tax rate caused by Compass's greater utilization of non-bank subsidiaries that were taxed at a lower rate.


Comparison of Operating Results for the Years Ended October 31, 1996 and October 31, 1995

     General. Net income increased by $2.7 million, or 35.7%, from $7.5 million in 1995 to $10.2 million in 1996. Contributing to the increase in net income was a $4.9 million, or 15.5%, improvement in net interest income, $462,000 more in deposit and other banking fees, $428,000 less in expenses relating to other real estate owned and an $806,000 reduction in premiums paid to the FDIC for deposit insurance. Partially offsetting these additions to income was a $2.0 million increase in the provision for income taxes and a $1.5 million increase in the provision for loan losses.

     Interest Income. Interest income was $74.1 million in 1996, compared to $66.5 million in 1995, an increase of $7.6 million, or 11.5%. Of this increase, $710,000 resulted from higher asset yields and $6.9 million from a higher volume of interest-earning assets. The 15 basis point increase in the average yield on interest-earning assets was caused by the upward movement in the prime rate throughout 1994 and most of 1995. This movement was beneficial to Seacoast Financial since the interest rates on much of its commercial loan portfolio are based on the prime rate. In addition, Seacoast Financial's growth in interest-earning assets was entirely within the higher yielding loan portfolio while the investment portfolio was reduced slightly in 1996. Total average interest-earning assets increased by $80.7 million, or 9.3%, to $946.3 million in 1996. Most of the loan growth was in real estate loans (up $46.7 million, or 10.3%) and in indirect auto loans (up $25.2 million, or 20.2%).

     Interest Expense. Interest expense was $37.2 million in 1996, compared to $34.5 million in 1995, an increase of $2.7 million, or 7.8%. This increase was due to higher levels of deposits as the average rate paid on interest-bearing liabilities was virtually unchanged. Average interest-bearing deposits increased by $62.0 million, or 8.2%. Of this increase, $46.2 million, or 74.5%, was attributable to certificates of deposit. With the gradual decline in money market and other savings deposit account rates which began in 1995 and remained flat in 1996, depositors continued to shift more of their funds to higher paying certificate of deposit accounts. Consequently, NOW, savings and money market accounts increased, in the aggregate, only $15.8 million, or 4.3%, in 1996. Despite the shift in deposit mix toward term certificates having higher rates, the cost of funds for all deposits was only one basis point higher in 1996 at 4.24%. The average balance of borrowed funds decreased $1.9 million from $40.9 million in 1995 to $39.0 million in 1996 while the average cost of such borrowings increased from 6.57% in 1995 to 6.73% in 1996.

     Provision for Loan Losses. In 1996, Seacoast Financial provided $1.2 million for loan losses. Because a credit of $351,000 was recognized in 1995, the provision increased by $1.5 million in 1996. During 1995, Compass acquired Martha's Vineyard National Bank which had an allowance for loan losses of $3.5 million at the date of acquisition. In assessing its overall reserve requirements, management of Seacoast Financial determined that such reserves could be reduced in 1995 and recorded a credit of $351,000. While the 1996 provision reflects a significant increase from 1995, such provision is comparable to amounts recorded in recent years.

     Non-Interest Income. Non-interest income increased to $5.1 million in 1996 from $4.4 million in 1995 primarily as a result of a $462,000 increase in basic monthly fees and returned check charges on checking accounts. These increased fees resulted from the introduction of a standard monthly fee assessed on certain checking accounts and an increase in the fee charged on returned checks, both of which changes were implemented during 1996. In addition, ATM service fees contributed to the increase in non-interest income in 1996.

     To a lesser extent, gains from the sale of both investment securities and residential real estate loans contributed to the 1996 increase as Seacoast Financial realized a net gain on security transactions as compared to a net loss in 1995 and favorable rates on real estate loans made it possible to increase sales of fixed rate loans in the secondary market.

     Non-Interest Expense. Total non-interest expense was $24.2 million in 1996, compared to $24.7 million in 1995, a decrease of $532,000, or 2.2%. The decrease was attributable to a $806,000 reduction in premiums paid to the FDIC for deposit insurance, from $1.2 million in 1995 to $392,000 in 1996, and a $428,000 decrease in net expenses related to other real estate owned, a reduction consistent with the decline in foreclosed properties held. Other categories of non-interest expense increased by an aggregate of $702,000, or 2.9%, in 1996, principally due to the impact of Seacoast Financial's acquisition of Martha's Vineyard National Bank on December 28, 1994.

Accordingly, the activities of the acquired bank are fully reflected in 1996 while 1995 includes only 10 months of combined operations.

     Income Taxes. Income tax expense was $6.5 million in 1996 and $4.5 million in 1995, an increase of $2.0 million, or 44.4%. The effective tax rate increased from 37.6% in 1995 to 39.2% in 1996 primarily as a result of an increase in state income taxes resulting from a relative decline in the portion of income taxed at lower rates applicable to non-bank subsidiaries.


Liquidity and Capital Resources

     Seacoast Financial's primary sources of funds are deposits, principal and interest payments on loans and debt securities and borrowings from the FHLB. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by interest rate trends, economic conditions and competition.

     Total assets increased by $70.0 million, $78.8 million, $43.8 million, and $192.0 million (including $128.7 million resulting from the acquisition of Martha's Vineyard National Bank) for the seven months ended May 31, 1998 and the years ended October 31, 1997, 1996 and 1995. These increases included $64.2 million, $72.1 million, $72.1 million and $166.1 million (including $104.4 million resulting from the acquisition of Martha's Vineyard National Bank), respectively, of growth in Seacoast Financial's gross loan portfolio.

     During the past few years, the combination of generally low interest rates on deposit products, and the attraction of alternative investments, such as mutual funds and annuities, has significantly affected deposit mix and flows. Seacoast Financial experienced a $44.4 million net deposit inflow for the seven months ended May 31, 1998 and net deposit inflows of $55.3 million, $22.9 million and $172.4 million (including $116.1 million of deposits acquired in the acquisition of Martha's Vineyard National Bank) for the years ended October 31, 1997, 1996 and 1995, respectively. During the period from November 1, 1994 to May 31, 1998, time deposits increased from 43.1% to 51.6% of total deposits.

     Compass has expanded its use of borrowings from the FHLB as part of its management of interest rate risk. Such borrowings increased by $13.6 million, $5.6 million, $6.0 million and $7.9 million during the seven months ended May 31, 1998 and the years ended October 31, 1997, 1996 and 1995, respectively. At May 31, 1998, total borrowings from the FHLB amounted to $64.6 million and Compass had the capacity to increase that total to $358.6 million. Depending on market conditions and Compass's liquidity and GAP position, Compass may continue to borrow from the FHLB.

     Seacoast Financial's most liquid assets are cash and due from banks, short-term investments and debt securities. The levels of these assets are dependent on Seacoast Financial's operating, financing, lending and investment activities during any given period. At May 31, 1998, cash and due from banks, short-term investments and debt securities maturing within one year amounted to $77.8 million, or 6.6% of total assets.


     At May 31, 1998, Compass had commitments to originate loans, unused outstanding lines of credit, standby letters of credit and undisbursed proceeds of loans totaling $105.9 million. Compass anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit maturing within one year from May 31, 1998 amounted to $421.4 million. Compass expects that substantially all maturing certificate accounts will be retained by Compass at maturity. At May 31, 1998, Compass exceeded all of its regulatory requirements with a leverage capital of $102.6 million, or 8.89% of average assets, which is above the required level of $46.2 million or 4.00%, and total risk-based capital of $112.9 million, or 13.69% of adjusted assets, which is above the required level of $66.0 million, or 8.00%. Seacoast Financial also exceeded all regulatory capital requirements applicable to bank holding companies. See "Regulation of Seacoast Financial and Compass--Regulatory Capital Requirements" and "--Insurance of Accounts and Regulation by the FDIC."



Impact of Inflation and Changing Prices

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollar amounts without considering changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of Seacoast Financial's operations. Unlike industrial companies, nearly all of the assets and liabilities of Seacoast Financial are monetary in nature. As a result, interest rates have a greater impact on Seacoast Financial's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.


Impact of New Accounting Standards

     Accounting for Stock-Based Compensation. In November 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation." The statement established financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits Seacoast Financial to choose either a new fair value based method or the Accounting Principles Board (the "APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock (e.g., stock option plans, stock purchase plans, restricted stock plans and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements is applicable to all transactions entered into in fiscal years that begin after December 15, 1995. Any effect that this statement will have on Seacoast Financial will be applicable upon consummation of the Offering.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application of the Statement is not permitted. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125." That statement requires the deferral of implementation as it relates to repurchase agreements, dollar-rolls, securities lending and similar transactions until years beginning after December 31, 1997. Earlier or retroactive application of SFAS No. 125 is not permitted. Adoption of SFAS No. 125 and SFAS No. 127 has not had a material impact on the financial position or operating results of Seacoast Financial.

     Earnings Per Share. In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share." This statement, which supersedes APB Opinion 15, simplifies the reporting of earnings per share by eliminating the presentation of primary earnings per share and requiring the presentation of basic earnings per share. The calculation of basic earnings per share excludes the effect of potential common shares to be issued, thus resulting in no dilution. The statement requires entities with complex capital structures to present basic and diluted earnings per share on the face of the income statement and eliminates the modified treasury stock method of computing potential common shares. The statement is effective for financial statements issued for fiscal years ending after December 15, 1997. Seacoast Financial will follow the guidance of SFAS No. 128 when it is required to report earnings per share.

     Reporting Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." The statement requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income consisting of revenue, expenses, gains and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, unrealized gains and losses on certain investment securities, minimum pension liability adjustments and foreign currency items. SFAS No. 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At May 31, 1998, Seacoast Financial's other comprehensive income consisted of unrealized gains on securities classified as available for sale, net of taxes. The statement is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

     Disclosures about Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The statement changes the current practice for reporting segment information under SFAS No. 14, "Financial Reporting for Segments of an Enterprise." Public entities are required to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Disclosures about operating segments should generally be based on the information used internally. The statement is effective for financial statements for periods beginning after December 15, 1997. On adoption, comparative information for earlier years is to be restated.


     Employers' Disclosures About Pensions and Other Postretirement Benefits. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which is to become effective for fiscal years beginning after December 15, 1997. This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. Restatement of disclosures for earlier periods provided for comparative purposes is required unless the information is not readily available.

     Accounting for Derivative Instruments and Hedging Activities. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal years beginning after June 15, 1999. The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. Management does not anticipate that the adoption of this statement will have a material impact on the financial position or operating results of Seacoast Financial.

                        BUSINESS OF SEACOAST FINANCIAL

     Seacoast Financial is a mutual holding company that was formed in 1994 in connection with Compass's reorganization into the mutual holding company form of organization. Seacoast Financial is registered with the FRB as a bank holding company under the BHCA. Since the formation of Seacoast Financial, it has owned 100% of Compass's outstanding capital stock, and will continue to do so after consummation of the Conversion.


     In addition to the capital stock of Compass, Seacoast Financial's assets consist primarily of approximately $5.4 million in investment securities and cash as of May 31, 1998. Seacoast Financial is subject to regulation and supervision by the FRB and the Commissioner. See "Regulation of Seacoast Financial and Compass--Holding Company Regulation."


     Upon completion of the Conversion and the Merger, Seacoast Financial will have no significant liabilities and no assets other than 100% of the shares of Compass's outstanding common stock, its investment securities and any net proceeds of the Conversion not contributed to Compass.


     On a consolidated basis, Seacoast Financial's total assets and deposits have grown from $1,027.8 million and $882.6 million, respectively, as of October 31, 1996 to $1,106.6 million and $937.9 million, respectively, as of October 31, 1997. At May 31, 1998, total assets and deposits were $1,176.6 million and $982.4 million, respectively. Seacoast Financial's gross loan portfolio has increased from $748.1 million as of October 31, 1996 to $884.4 million on May 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Seacoast Financial--Comparison of Financial Condition at October 31, 1997 and October 31, 1996" and "--Comparison of Financial Condition at May 31, 1998 and October 31, 1997."


     The management of Seacoast Financial is set forth under "Management of Seacoast Financial and Compass." At the present time, Seacoast Financial does not employ any persons other than certain officers who are also officers of Compass but uses the support staff of Compass from time to time. Additional employees may be hired as appropriate to the extent Seacoast Financial expands its business in the future.

     The fiscal years of both Seacoast Financial and Compass end on October 31.

                              BUSINESS OF COMPASS


General

     Based on total assets, Compass was the sixth largest savings bank in Massachusetts as of October 31, 1997. Compass is principally engaged in the business of attracting deposits from the general public and investing those deposits in loans and investment securities. Individual and business customers of Compass have a variety of deposit accounts with Compass, including NOW (checking) and other demand deposit accounts, passbook savings accounts, money market deposit accounts, Individual Retirement Accounts ("IRAs") and various certificates of deposit. Compass's loan portfolio includes residential and commercial real estate loans, indirect auto loans, construction loans and consumer and commercial loans. With its emphasis on commercial and commercial real estate lending as well as its indirect auto loan program, management believes that Compass differs from the typical savings bank. Savings banks normally concentrate to a greater degree on residential mortgage lending. Compass's investment portfolio consists primarily of U.S. Government and Agency securities, corporate debt obligations, mortgage-backed securities and, to a lesser extent, marketable equity securities.

     Compass's results of operations depend to a large degree on its net interest income, which is the difference between interest income from loans and investments and interest expense for deposits and borrowings. See "Risk Factors--Potential Impact of Changes in Interest Rates on Seacoast Financial's Earnings."

     For a description of certain effects of the Merger on Seacoast Financial's and Compass's business, see "Certain Effects of the Merger on Seacoast Financial."


Market Area and Competition

     Compass is a community-oriented savings bank offering a variety of financial products and services to meet the needs of the communities it serves. Compass's deposit gathering is concentrated in the communities surrounding its 23 full service branch offices located in the southeastern Massachusetts areas of Greater New Bedford, Greater Fall River, Greater Plymouth and the island of Martha's Vineyard. Compass also maintains four free-standing ATM machines and two limited-service high school branches. Compass primarily originates loans secured by one- to four-family residential properties and commercial real estate, indirect auto loans, commercial loans and consumer loans within southeastern Massachusetts and, to a much lesser degree, Rhode Island.


     Compass's main office is located in New Bedford, Massachusetts. New Bedford had an estimated population of 99,088 in 1995 and is located in the southeastern, or "South Coast," region of Massachusetts, approximately 60 miles south of Boston and 30 miles east of Providence, Rhode Island. The City of New Bedford was historically a major center of the New England fishery and textile industries. Compass also operates in the City of Fall River, another city with a history of textile manufacturing. Fall River had an estimated population of 92,560 in 1995 and is located to the west of New Bedford and just north of the southern Massachusetts coastline. Over the past several decades, the cities of New Bedford and Fall River have experienced relatively flat economic activity and higher unemployment rates than most of New England and the country, primarily as a result of a reduction in manufacturing and marine-related jobs there. Although the economy in New Bedford and Fall River has not generally been as strong as that of the rest of Massachusetts and New England, neither has it been as volatile. For example, these areas did not experience the rapid economic growth and increase in real estate values that characterized much of Massachusetts and New England during the 1980's, and therefore were not hit as hard by the economic recession suffered by New England in the late 1980's and early 1990's. Similarly, while the economies and real estate markets of parts of New England have improved significantly since the end of the recession in the early 1990's, the economies of and real estate markets in New Bedford and Fall River, although relatively stable, lag behind the rest of the region. However, many well-known manufacturers, such as Titleist Footjoy Worldwide, American Flexible Conduit, Acushnet Rubber, Globe Manufacturing and Quaker Fabrics, are still located in the New Bedford and Fall River areas. In addition, the recent designation of the New Bedford Waterfront and adjoining Historic District as a National Park dedicated to New Bedford's history as the "Whaling Capital of the World" could have a positive impact on the local economy.

     Compass also operates in the towns surrounding New Bedford and Fall River, which have experienced significant growth over the last decade. The University of Massachusetts at Dartmouth has been a regional source for educational opportunities and a catalyst for economic development. Single family home construction has accelerated in the suburban towns of Dartmouth, Acushnet, Westport, Somerset and Swansea during the past five years.

     Compass's market area also includes the resort island of Martha's Vineyard. Compass opened a loan production office on Martha's Vineyard in 1986, and acquired the Martha's Vineyard National Bank in December 1994. A well-known and affluent vacation destination, the island's economy is cyclical, driven primarily by the tourist industry, which includes second homes, restaurants, inns, hotels, small service businesses and tradespeople.

     In 1994, Compass entered Plymouth County through its acquisition of a significant portion of the deposits of the Plymouth Federal Savings Bank ("Plymouth Federal") from the Resolution Trust Corporation. Plymouth is, by area, the largest town in Massachusetts. Its size and direct highway and rail access to Boston have created recent increased demand for mortgage and residential construction loans there. Compass continues to operate one of the former Plymouth Federal branch offices, and has opened three additional branches in the area in order to increase deposit and lending opportunities, one in the town of Carver, one in Manomet (a section of the town of Plymouth) and the third in the town of Plymouth. Compass has also become an active real estate lender in the communities north of Plymouth which are generally desirable suburban towns populated by Boston commuters.

     Compass's current business activity in the Cape Cod market is primarily restricted to its indirect auto lending program. Following the Merger, Compass's market area will expand to include Sandwich's substantial Cape Cod market. Like Martha's Vineyard, Cape Cod is a tourist destination, with a cyclical economy based primarily on second homes, restaurants, inns, hotels and small service businesses. See "Certain Effects of the Merger on Seacoast Financial."

     Compass faces significant competition both in generating loans and in attracting deposits. Compass's primary market area is highly competitive and Compass faces direct competition from a significant number of financial institutions, many with a state-wide, a regional and, in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than Compass. Compass's competition for loans comes principally from commercial banks, savings banks, credit unions, mortgage brokers, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from savings, cooperative and commercial banks and credit unions, particularly in Fall River and New Bedford. In addition, Compass faces increasing competition for deposits from non-bank institutions, such as brokerage firms and insurance companies which offer instruments like short-term money-market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. Finally, credit unions do not pay federal or state income taxes and are subject to fewer regulatory constraints than savings banks. Numerous credit unions are located in Fall River and Rhode Island and, because of their tax and regulatory status, they enjoy a competitive advantage over Compass. This advantage places significant competitive pressure on the prices of Compass's loan and deposits. See "Risk Factors--Competition."


Lending Activities

     General. Compass's gross loan portfolio totaled $884.4 million as of May 31, 1998, representing 75.2% of Compass's total assets on that date. Compass primarily makes residential real estate loans secured by one- to four-family residences, indirect auto loans and commercial real estate loans. Such loans represented 41.6%, 28.0% (net of unearned discounts) and 14.1%, respectively, of Compass's gross loan portfolio as of May 31, 1998. Compass started making indirect auto loans in 1985 and, between October 31, 1995 and May 31, 1998, that portion of Compass's loan portfolio grew by 77.4%. Compass also makes home equity line of credit loans, residential and commercial construction loans, commercial loans, fixed rate home equity loans, personal installment loans, education loans and passbook loans. Real estate secures a majority of Compass's loans as of May 31, 1998, including some loans classified as commercial loans.

     Compass makes loans throughout its market area and originated $363.7 million in loans during 1997 and $303.5 million in loans during the seven months ended May 31, 1998. It sold, on a servicing retained basis, $33.7 million and $45.4 million in residential loans in the secondary market during those same periods, respectively.

     The types of loans that Compass may originate are subject to federal and state law and regulations. Interest rates charged by Compass on loans are affected primarily by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by national, regional and local economic conditions, the levels of federal government spending and revenue, monetary policies of the FRB and tax policies.

     The following table summarizes the composition of Compass's gross loan portfolio as of certain dates:




                                                          At October 31,
                              At May 31,   -----------------------------------------------------------------------------------------
                                  1998             1997             1996              1995               1994             1993
                         ----------------- ------------------------------------ ----------------- ----------------- ----------------
                                  Percent            Percent           Percent            Percent           Percent         Percent
                          Amount  of total  Amount  of total  Amount  of total   Amount  of total  Amount  of total  Amount of total
                         -------- -------- -------- -------- -------- --------  -------- -------- -------- -------- ------- --------
                                                                                           (Dollars in thousands)
Real estate loans:
Residential
 (one- to four-family)...$368,136   41.63% $363,030   44.26% $343,204   45.88% $336,489   49.78% $268,010   52.56% $251,623   55.78%
Commercial (1) .......... 125,089   14.14   124,059   15.13   128,707   17.20   103,096   15.25    67,784   13.30    61,938   13.73
Home equity lines
 of credit ..............  15,941    1.80    15,133    1.85    17,288    2.31    18,857    2.79    11,448    2.25    13,016    2.89
Construction, net .......  41,925    4.74    33,894    4.13    25,007    3.34    15,877    2.35    14,844    2.91    13,719    3.04
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
 Total real estate
   loans ................ 551,091   62.31   536,116   65.37   514,206   68.73   474,319   70.17   362,086   71.02   340,296   75.44
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Commercial loans ........  58,200    6.58    51,371    6.26    46,211    6.18    43,402    6.42    20,763    4.07    17,061    3.78
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Consumer loans:
Indirect auto loans ..... 280,215   31.68   238,114   29.03   189,865   25.38   159,433   23.58   125,667   24.65    90,159   19.99
Other ...................  27,553    3.12    24,662    3.01    22,063    2.95    18,764    2.78    15,433    3.03    14,120    3.13
                         --------          --------          --------          --------          --------          --------
 Consumer loans ......... 307,768           262,776           211,928           178,197           141,100           104,279
Less:
 unearned discount ......  32,637            30,066            24,232            19,911            14,081            10,522
                         --------          --------          --------          --------          --------          --------
 Total consumer loans ... 275,131   31.11   232,710   28.37   187,696   25.09   158,286   23.41   127,019   24.91    93,757   20.78
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
 Total loans ............$884,422  100.00% $820,197  100.00% $748,113  100.00% $676,007  100.00% $509,868  100.00% $451,114  100.00%
                         ========  ======  ========  ======  ========  ======  ========  ======  ========  ======  ========  ======

--------
(1) In September 1996, Compass reclassified approximately $28.0 in multifamily loans from residential real estate to commercial real estate. Corresponding prior-period reclassifications have not been made.

     Loan Origination and Underwriting. Loan officers based in each of Compass's four regions--Plymouth, Fall River, New Bedford and Martha's Vineyard--originate and underwrite Compass's mortgage and commercial loans. Compass underwrites consumer loans at its main office, although it originates such loans at its branches and, in the case of indirect auto loans, through a network of car dealers. Compass also employs nine traveling loan originators, based in the four regions, who originate residential mortgage loans. Compass has recently entered into agreements for the origination of, and has begun purchasing, adjustable rate residential mortgage loans by Boston area mortgage correspondents.

     Compass relies on print, radio, television and cable advertising, on referrals from existing customers, attorneys and real estate professionals and on relationships with existing borrowers to originate loans. In addition, Compass solicits consumer loans, including home equity loans, by direct mail to existing deposit and residential mortgage loan customers. Compass tries to develop relationships with its customers in which customers see Compass as a source of support in the management of their personal finances or in the conduct of their businesses. Based on those relationships, many customers have more than one account with and/or loan from Compass. Finally, Compass relies on relationships with automobile dealers operating throughout its current market area, Rhode Island and on Cape Cod to generate new indirect auto loans. The dealers originate the loans, send loan applications to Compass and Compass underwrites them. Compass maintains frequent contact with its dealers through its Senior Vice President, Consumer Lending, and through a sales officer who devotes all of his time to servicing this business.


     Compass's underwriting of loans varies depending on the types of loan underwritten. It generally includes the use of credit applications, property appraisals and verification of an applicant's credit history, employment and banking relationships to the extent management deems appropriate in each case. Additional information concerning the underwriting of specific types of loans is set forth in sections that discuss those loans and in the discussion of environmental factors that affect lending. See "--Lending Activities," "--Residential Real Estate Loans," "--Indirect Auto and Other Consumer Loans," "--Commercial Real Estate Loans," "--Commercial Loans,"
"--Construction Loans" and "--Environmental Issues."

     Four senior loan officers oversee loan origination and underwriting. Individual loan officers may originate loans within certain approved lending limits. A credit committee, consisting of senior loan officers, must approve all commercial loans that exceed $300,000 and Compass's Board of Directors or the executive committee thereof must approve all loans over $750,000. Pursuant to its loan policy, Compass generally will not make loans aggregating more than $5.0 million to any one borrower. Exceptions to this "house" lending limit are approved by the Board. At May 31, 1998, two customers had aggregate borrowing capacity with Compass which exceeded this limit, with outstanding loans (all of which were performing in accordance with their terms), commitments and amounts available under lines of credit totaling $8.2 million and $5.1 million at that date. Compass's internal lending limit is significantly lower than the Massachusetts legal lending limit, which is 20% of a bank's surplus and capital stock accounts, or $20.1 million for Compass as of May 31, 1998.

     The following table sets forth certain information concerning Compass's origination of loans:



                                                           Seven months
                                                           ended May 31,                 Year ended October 31,
                                                     -------------------------   ---------------------------------------
                                                         1998          1997          1997          1996          1995
                                                     -----------   -----------   -----------   -----------   -----------
                                                                               (In thousands)
Loans outstanding at beginning of period .........    $820,197      $748,113      $748,113      $676,007      $509,868
 Loans originated:
 Mortgage loans:
  Residential (1) ................................     106,569        50,547        94,743       104,856        56,184
  Commercial real estate (1) .....................       6,842        10,392        12,292        21,761        15,502
  Construction ...................................      35,196        23,421        46,659        26,784        19,645
  Home Equity ....................................       8,168         2,450         7,644         5,934         3,542
                                                      --------      --------      --------      --------      --------
   Total mortgage loans ..........................     156,775        86,810       161,338       159,335        94,873
 Commercial loans ................................      39,419        37,265        61,333        53,462        48,370
 Indirect auto loans .............................      97,143        62,073       128,117       100,305        85,558
 Other consumer loans ............................      10,122         7,523        12,877        13,518        10,486
                                                      --------      --------      --------      --------      --------
   Total loans originated ........................     303,459       193,671       363,665       326,620       239,287
                                                      --------      --------      --------      --------      --------
 Purchases of mortgage loans .....................       6,736           500         4,461         8,859         8,313
                                                      --------      --------      --------      --------      --------
 Acquisition of Martha's Vineyard
   National Bank .................................          --            --            --            --       104,393
                                                      --------      --------      --------      --------      --------
 Less:
  Principal repayments ...........................     198,612       145,866       257,049       224,612       160,012
  Loans sold or securitized ......................      45,360        16,084        33,726        35,260        18,827
  Transfers to other real estate owned ...........       1,098         2,023         3,333         2,430         5,783
  Principal charged-off ..........................         900           839         1,934         1,071         1,232
                                                      --------      --------      --------      --------      --------
 Loans outstanding at end of period ..............    $884,422      $777,472      $820,197      $748,113      $676,007
                                                      ========      ========      ========      ========      ========

------------
(1) In September 1996, Compass reclassified as commercial real estate loans approximately $28.0 million in multi-family loans that previously had been classified as residential real estate. Corresponding reclassifications were not made for prior periods.

     Compass charges origination fees, or points, and collects fees to cover the costs of appraisals and credit reports on most new residential mortgage loans. Compass also collects late charges on real estate loans and prepayment premiums on commercial mortgage loans. Compass generally charges availability fees on lines of credit. For information regarding Compass's recognition of loan fees and costs, see Note 1 of the notes to the Consolidated Financial Statements of Seacoast Financial and Subsidiary presented elsewhere herein.

     Loan Purchases. Compass occasionally purchases participation interests in commercial and residential real estate loans originated by other banks in its market area. Compass underwrites such loans as if it had originated them itself. Compass's interest in participation loans as of May 31, 1998 totaled $16.1 million, of which $11.2 million was acquired from a bank located on the island of Nantucket, Massachusetts.

     Loan Maturity and Repricing. The following table shows the contractual maturity and repricing dates of Compass's loan portfolio at May 31, 1998. The table does not reflect prepayments or scheduled principal amortization.



                                                                          At May 31, 1998
                                    -------------------------------------------------------------------------------------------
                                                Real estate mortgage loans
                                    -----------------------------------------------               Indirect    Other
                                                                             Home                  auto     consumer     Total
                                    Residential  Commercial  Construction   equity   Commercial     loans     loans      loans
                                    -----------  ----------  ------------- --------  ----------   --------  --------    -------
                                                                                      (In thousands)
Amounts due (1):
Within one year ................... $ 65,040     $ 44,940       $ 9,449     $13,267     $41,536   $  4,215   $ 3,792    $182,239
                                    --------     --------       -------     -------     -------   --------   -------    --------
After one year:
More than one year to
 three years ......................   96,326       54,941        13,528         173       8,137     59,562     5,001     237,668
More than three years to
 five years .......................   59,642       13,937         4,980         527       3,441    167,581     6,417     256,525
More than five years to
 ten years ........................   41,817        8,009         4,409       1,058       4,817     16,220    10,812      87,142
More than ten years ...............  105,311        3,262         9,559         916         269         --     1,531     120,848
                                    --------     --------       -------     -------     -------   --------   -------    --------
 Total due after
  May 31, 1999 ....................  303,096       80,149        32,476       2,674      16,664    243,363    23,761     702,183
                                    --------     --------       -------     -------     -------   --------   -------    --------
 Total amount due ................. $368,136     $125,089       $41,925     $15,941     $58,200   $247,578   $27,553     884,422
                                    ========     ========       =======     =======     =======   ========   =======
Less:
Allowance for loan losses .........                                                                                      (10,508)
 Net loans ........................                                                                                     --------
                                                                                                                        $873,914
                                                                                                                         ========

------------
(1) Amounts due are net of unadvanced funds on loans.

     The following table sets forth, at May 31, 1998, the dollar amount of gross loans, net of unadvanced funds on loans, contractually due or scheduled to reprice after May 31, 1999 and whether such loans have fixed interest rates or adjustable interest rates:




                                                        Due after May 31, 1999
                                               ----------------------------------------
                                                  Fixed       Adjustable       Total
                                               -----------   ------------   -----------
                                                            (In thousands)
Real estate mortgage loans:
 Residential ...............................    $147,522       $155,574      $303,096
 Commercial ................................      13,666         66,483        80,149
 Construction ..............................      14,276         18,200        32,476
 Home equity ...............................       2,674             --         2,674
                                                --------       --------      --------
  Total real estate mortgage loans .........     178,138        240,257       418,395
Commercial loans ...........................      12,168          4,496        16,664
 Indirect auto loans .......................     243,363             --       243,363
 Other consumer loans ......................      23,761             --        23,761
                                                --------       --------      --------
  Total loans ..............................    $457,430       $244,753      $702,183
                                                ========       ========      ========


     Residential Real Estate Loans. As of May 31, 1998, adjustable rate mortgage loans represented approximately 60% and fixed-rate mortgage loans represented approximately 40% of Compass's portfolio of residential mortgage loans secured by one- to four-family owner-occupied properties. Compass originated $104.9 million, $94.7 million and $106.6 million of such loans in 1996, 1997 and in the first seven months of 1998, respectively. Compass's portfolio of residential loans totaled $368.1 million, which represented 41.6% of Compass's total loan portfolio at May 31, 1998. Over 90% of this portfolio is secured by single-family owner-occupied homes and the remainder is secured primarily by two-, three- or four-family owner-occupied homes.

     Compass currently sells most of the fixed-rate residential mortgage loans it originates with terms of 15 years or longer to the Federal Home Loan Mortgage Corporation ("FHLMC"). Compass is also authorized to sell loans to the Federal National Mortgage Association ("FNMA") and to service those loans but has not done so to date.

Compass continues to service loans that it sells to FHLMC and receives a monthly fee for servicing such loans equal to 0.25% per annum of the amounts outstanding on them. Compass serviced for others loans aggregating $238.2 million as of May 31, 1998 and it earned $571,000 and $305,000 in servicing fees, representing 9.61% and 8.08%, respectively, of its non-interest income, in 1997 and during the first seven months of 1998, respectively.


     Compass generally retains for its own portfolio fixed-rate residential mortgage loans with terms of less than 15 years and fixed-rate residential mortgage loans that are amortized on a bi-weekly basis and have terms between 10 and 30 years. Compass had $56.0 million of such loans in its portfolio as of May 31, 1998. Compass also retains in its portfolio fixed-rate mortgage loans that exceed the size limits of FHLMC's underwriting criteria, and loans made under its program for low-to-moderate income borrowers, as described below.

     Compass originates adjustable-rate residential mortgage loans mostly for its own portfolio. Compass originated $45.1 million and $26.4 million in such loans during 1997 and during the first seven months of 1998, respectively, and had $220.5 million of such loans in its residential loan portfolio, representing approximately 60% of such portfolio, as of May 31, 1998. Compass offers adjustable-rate mortgage loans that reprice annually, every three years or after five years and annually thereafter. The interest rate adjustments on these loans are indexed to the applicable one-year or three-year U.S. Treasury CMT Index with corresponding add-on margins of varying amounts. Such loans are subject to certain requirements and limitations set forth in guidelines issued by the Commissioner, including limitations on the amount and frequency of interest rate changes. Rates adjust by no more than one or two percentage points in each adjustment period and by no more than five or six points over the life of a loan. Adjustable rate loans are generally originated at a discount, generally ranging from 1.25% to 2.75%, from the fully margined index rate.

     Compass's residential mortgage loans are written in amounts up to 95% of the appraised value or selling price, whichever is less, of the property securing the loan, although the majority of such loans are written with ratios of 80% or less. Compass generally requires borrowers to obtain private mortgage insurance with respect to loans with a greater than 80% loan-to-value ratio.

     In 1994, Compass initiated a program to originate residential mortgage loans to low-to-moderate income borrowers. The loans have fixed or adjustable interest rates that are typically lower than prevailing market rates, are closed without points, have substantially lower closing costs than Compass's other residential loans and have terms of up to 30 years. The loans may have up to a 95% loan-to-value ratio, although borrowers must obtain private mortgage insurance if the loan-to-value ratio exceeds 80%. Compass does not sell these loans in the secondary market. Compass makes the loans with funds borrowed under the Community Investment Program ("CIP") and the New England Fund ("NEF") housing programs of the Federal Home Loan Bank of Boston (the "FHLB"). These programs permit Compass to borrow from the FHLB at below market rates to finance the loans. Compass had $21.3 million of CIP-funded loans and $19.5 million of NEF-funded loans in its residential loan portfolio, representing 11.1% of such portfolio, as of May 31, 1998.

     Compass originates, sells and services residential mortgage loans to low- and moderate-income first-time home buyers with funds provided by the Massachusetts Housing Finance Agency. As of May 31, 1998, Compass serviced $3.9 million of such loans.

     Commercial Real Estate Loans. Compass makes commercial real estate loans throughout its market area. Compass originated $12.3 million and $6.8 million in commercial real estate loans in 1997 and during the first seven months of 1998, respectively, and had $125.1 million in commercial real estate loans in its loan portfolio, representing 14.1% of such portfolio, as of May 31, 1998.


     Properties that are used for borrowers' businesses, such as small office buildings, warehouses, restaurants, inns, retail facilities, industrial properties and multi-family income properties, normally collateralize Compass's commercial real estate loans. The loans typically have terms of up to 20 years and interest rates which adjust over periods of one to five years based on one of various rate indices. Commercial real estate loans with fixed interest rates have terms ranging from one to ten years, with the most frequent term lasting from three to five years.



     Compass primarily considers the quality of the borrower's management and the borrower's cash flows when it underwrites commercial real estate loans. Compass generally makes commercial real estate loans in an amount equal to no more than 80% of the appraised value of the property securing the loan. Compass generally requires the owners of businesses seeking commercial real estate loans to personally guarantee those loans.

     At May 31, 1998, $24.3 million of the commercial real estate loans in Compass's portfolio were secured by multi-family income properties. A majority of these properties are located in Fall River and New Bedford and contain between five and twelve units.

     Commercial real estate lending entails greater credit risks than residential mortgage lending to owner occupants. The repayment of commercial real estate loans depends on the business and financial condition of the borrower. Economic events and changes in government regulations, which Compass and its borrowers cannot control, could have an adverse impact on the cash flows generated by properties securing Compass's commercial real estate loans and on the value of such properties. Commercial properties tend to decline in value more rapidly than residential owner-occupied properties during economic recessions. See "Risk Factors--Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks."

     Construction Loans. Compass makes both residential and commercial construction loans, primarily in Plymouth County, in and around New Bedford and on Martha's Vineyard. Compass typically makes the loans to owner-borrowers who will occupy the properties (residential construction) and to licensed and experienced developers for the construction of single-family home developments (commercial construction). Developers build homes in Plymouth County to accommodate a growing population that commutes to work in Boston. There are few developments on Martha's Vineyard but individuals regularly build secondary residences there.

     Compass makes construction loans only to developers who have successful track records. Compass generally increases the loan-to-value ratios on such loans as construction progresses. Before any work has commenced, and while a construction loan's only collateral is a plot of land, Compass will finance only up to 70% of the value of that land. Once construction has begun, Compass will generally make residential construction loans in amounts up to 90% (for primary homes) and 80% (for secondary homes) of the lesser of the appraised value of the property, as completed, or the property's cost of construction. Compass generally makes commercial construction loans in amounts up to 75% of the lesser of the property's appraised value, as completed, or construction cost and generally requires developers seeking commercial construction loans to personally guarantee them. Compass typically makes commercial construction loans only to finance construction on developments that have no more than 20 housing lots.

     Compass disburses the proceeds of construction loans in stages and requires developers to pre-sell a certain percentage of the properties they plan to build before Compass will advance any construction financing. Compass officials inspect each project's progress before Compass disburses additional funds to verify that borrowers have completed project phases.

     Residential construction loans to owner-borrowers generally convert to a fully amortizing long-term mortgage loan upon completion of construction. Commercial construction loans generally have terms of six months to a maximum of two years. Some construction loans have fixed interest rates but Compass originates mostly adjustable-rate construction loans.

     Compass originated $46.7 million and $35.2 million in construction loans during 1997 and during the first seven months of 1998, respectively, and had $41.9 million in construction loans in its loan portfolio, representing 4.7% of such portfolio, as of May 31, 1998.

     Construction lending, particularly commercial construction lending, entails greater credit risk than residential mortgage lending to owner occupants. The repayment of construction loans depends on the business and financial condition of the borrower and on the economic viability of the project financed. A number of Compass's borrowers have more than one construction loan outstanding with the bank. Economic events and changes in government regulations, which Compass and its borrowers cannot control, could have an adverse impact on the value of properties securing construction loans and on the borrowers' ability to complete projects financed and, if not the borrower's residence, sell them for expected amounts at the time the projects were commenced. See "Risk Factors--Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks."

     Home Equity Loans. Compass has a portfolio of home equity lines of credit secured by one- to four-family owner-occupied properties. These loans are revolving lines of credit and are typically secured by second mortgages. Interest rates on home equity loans normally adjust based on Compass's prime rate of interest. The lines of credit are available for up to ten years, at the end of which they become term loans which are amortized for the same amount of time as the original loan. Compass originates home equity line of credit loans in amounts from $10,000 to $150,000 but not, in any event, more than the difference between 80% (for primary homes) or 70% (for secondary homes) of the appraised value of the property securing the loan, or 70% (for primary homes) or 60% (for secondary homes) of the value of such property as assessed for tax purposes, and the outstanding balance of the first mortgage on such property. Compass had $15.9 million in home equity lines of credit in its loan portfolio, representing 1.8% of the portfolio, as of May 31, 1998. The undrawn portion of home equity lines of credit totaled $18.0 million at May 31, 1998.

     Commercial Loans. Compass primarily makes commercial loans to businesses that operate in and around New Bedford and on Martha's Vineyard. In recent months, Compass has increased its efforts to originate more such loans in Plymouth and Fall River by adding a commercial loan officer dedicated to those markets.

     Compass reviews the financial resources, debt-to-equity ratios, cash flows and Compass's own experience with businesses when underwriting commercial loans. Compass generally requires business owners to personally guarantee commercial loans.

     Compass's commercial loans are generally collateralized by equipment, leases, inventory and accounts receivable. Many of Compass's commercial loans are also collateralized by real estate, but are not classified as commercial real estate loans because such loans are not made for the purpose of acquiring, refinancing or constructing the real estate securing the loan. Commercial loans provide, among other things, working capital, equipment financing, financing for leasehold improvements and financing for acquisitions. Compass offers both term and revolving commercial loans. The former have either fixed or adjustable rates of interest and, generally, terms of between four and seven years. Term loans generally amortize during their life, although some loans require a lump sum payment at maturity. Revolving commercial lines of credit typically have one-year terms, renewable annually, and rates of interest which adjust on a daily basis. Such rates are normally indexed to Compass's prime rate of interest.

     Compass's commercial borrowers are not concentrated in any one particular industry. As of May 31, 1998, Compass's outstanding commercial loans included floor plan loans to auto dealerships, loans to hotels, inns and other tourism-related businesses on Martha's Vineyard, loans to building trade companies and loans to liquor stores.

     Compass originated $61.3 million and $39.4 million in commercial loans during 1997 and during the first seven months of 1998, respectively, and had $58.2 million in commercial loans in its loan portfolio, representing 6.6% of such portfolio, as of May 31, 1998.

     Commercial lending entails greater credit risks than residential mortgage lending to owner occupants. Repayment of both secured and unsecured commercial loans depends substantially on the borrower's underlying business, financial condition and cash flows. Unsecured loans generally involve a higher degree of risk of loss than do secured loans because, without collateral, repayment is wholly dependent upon the success of the borrower's business. Secured commercial loans are generally collateralized by equipment, leases, inventory and accounts receivable. Compared to real estate, such collateral is more difficult to monitor, its value is harder to ascertain, it may depreciate more rapidly and it may not be as readily saleable if repossessed. See "Risk Factors--Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks."

     Indirect Auto and Other Consumer Loans. Compass emphasizes indirect auto lending through a network of automobile dealers, and was actively doing business with approximately 90 dealers at May 31, 1998. Compass has been in the indirect auto lending business since 1985 and has increased its portfolio of indirect auto loans from $79.6 million at October 31, 1993 to $247.6 million at May 31, 1998, or 28.0% (net of unearned discount) of the loan portfolio on the latter date. No one dealership originated more than $11.6 million of the loan balances outstanding in Compass's loan portfolio at May 31, 1998. In developing its network, Compass has continued to focus on dealers in its primary market areas as well as on Cape Cod and in Rhode Island. Since November 1996, a consumer lending sales officer has been dedicated full time to serving existing dealers in order to expand on those relationships and to develop potential new dealer relationships. The growth of the dealer network has been achieved through an emphasis on quality service and the development of long-term relationships with the owners and managers of the dealerships. Since the program began, no dealer has voluntarily ceased doing business with Compass. Compass does not currently engage in auto lease financing.

     Management believes that indirect auto lending has several advantages, including the following: (i) the dealer network creates numerous "loan centers" throughout Compass's market area; (ii) Compass can increase the network without increasing its operating expenses significantly; and (iii) the network develops a pool of customers to whom Compass can cross-sell other products and services.

     Compass makes indirect auto loans to purchase both new and used cars. The loans have terms of up to six years for those secured by new vehicles and five and a half years for those secured by used vehicles. As of May 31, 1998, approximately half of Compass's indirect auto loans were secured by new cars and the other half by used cars. Compass originated $128.1 million and $97.1 million in indirect auto loans during 1997 and during the first seven months of 1998, respectively.

     To underwrite its indirect auto loans, Compass reviews the credit history of applicants and determines appropriate debt-to-equity and loan-to-value ratios. Compass also believes that the quality of its indirect auto portfolio is positively affected by its efforts to build and maintain relationships with auto dealers who attract creditworthy customers. Compass tries to identify such dealers based on Compass's knowledge of car dealers in its market area.

     In connection with the origination of indirect auto loans, the interest rate charged to the borrower on the underlying loan is generally one to two percentage points higher than the "buy rate" or rate earned by Compass. The difference between the two rates is referred to as the "spread". At loan inception, the dollar value of the spread over the contractual term of the loan is prepaid by Compass to the auto dealer. Such prepaid amounts are generally subject to rebate to Compass in the event the underlying loan is prepaid or becomes delinquent. The risk of loss of amounts previously advanced to the dealer is primarily dependent upon loan performance but is also dependent upon the financial condition of the dealer. Consequently, the dealer's ability to refund any portion of the prepaid interest which is unearned is subject to economic conditions, generally, and the financial condition of the dealer. To mitigate this risk, Compass withholds a portion of the spread at loan origination as a dealer reserve. The amount withheld, in the aggregate, generally approximates 1% of the outstanding balance of loans originated by each dealer. At May 31, 1998, the balance of the dealer reserve was $3.4 million, or 1.2% of the balance of indirect auto loans. Since its inception of indirect auto lending in 1985, Compass has written-off interest spread prepaid to auto dealers on only one occasion and the loss was less than $50,000.

     Indirect auto lending entails greater risks than residential mortgage lending to owner occupants. Although Compass has not experienced significant delinquencies in this portfolio to date, borrowers may be more likely to become delinquent on an automobile loan than on a residential mortgage loan secured by their primary residence. Moreover, automobiles depreciate rapidly and, in the event of default, principal loss as a percent of the loan balance depends upon the mileage and condition of the vehicle at the time of repossession, over which Compass has no control See "Risk Factors--Construction, Commercial Real Estate, Commercial and Indirect Auto Lending Risks."

     Compass makes a variety of other consumer loans, including personal installment loans, education loans, fixed-rate home equity loans, auto loans directly to customers and passbook loans. Compass does not have any credit card loans. Other consumer loans represented 3.1% of Compass's gross loan portfolio as of May 31, 1998. Compass's fixed-rate home equity loans are collateralized generally by second mortgages on residential properties. The loans have terms of up to 15 years and are available in amounts up to $50,000. Compass generally makes fixed-rate home equity loans that, together with any first mortgage loans on the properties collateralizing such loans, have a loan-to-value ratio of 80% or less (if the first mortgage is with another bank) or up to 90% (if the first mortgage is with Compass).


Environmental Issues

     Compass encounters certain environmental risks in its lending. Under federal and state environmental laws, lenders may become liable for the costs of cleaning up hazardous materials found on properties securing their loans. In addition, the presence of hazardous materials on such properties may make it unattractive for Compass to foreclose on them. Also, the presence of environmentally hazardous materials near but not on properties in which Compass has a security interest may have a negative effect on the values of those properties. Commercial real estate loans typically involve such risks but multi-family and other residential real estate loans are also subject to them.


     Compass has procedures for the assessment of environmental risks and it believes that those procedures are adequate. Before originating commercial real estate loans in excess of $250,000, Compass requires prospective borrowers to make a preliminary assessment of whether environmentally hazardous materials are located on the properties that would collateralize such loans. If a preliminary assessment raises concerns, Compass requires borrowers to conduct further environmental analyses of the properties. Before originating a commercial real estate loan below $250,000, a loan officer must review the appraisal of the property that will collateralize the loan to make sure that the borrower does not need to undertake a preliminary assessment of its environmental condition.

     Compass does not know of any environmental problems that might expose it to any material liabilities. No assurance can be given, however, that the values of properties securing loans in Compass's portfolio will not be adversely affected by environmental risks.


Delinquent Loans, Other Real Estate Owned, Classification of Assets and Loan Review

     Delinquent Loans. Management performs a monthly review of all delinquent loans with a principal balance in excess of $150,000. Compass's Collection Department Manager discusses the status of each account with Lending Department Managers, the Senior Lending Officer and Account Officers. In addition, Compass's Board of Directors reviews delinquency statistics by loan class on a monthly basis.

     The actions taken with respect to delinquencies vary depending upon the nature of the delinquent loans and the period of delinquency. Compass's collection philosophy is predicated upon early detection and response to delinquent and default situations. Compass seeks to make arrangements to cure the entire default over the shortest time frame. Generally, Compass requires that a delinquency notice be mailed no later than the 10th day of delinquency. A second notice is mailed on the 15th day of delinquency. A late charge is usually assessed on loans where the scheduled payment is unpaid after 15 days. After mailing the delinquency notices, Compass's loan collection personnel call the borrower to ascertain the reasons for delinquency and the prospects for payment. On loans secured by one- to four-family owner occupied properties, Compass attempts to work out a payment schedule with the borrower in order to avoid foreclosure. If these efforts do not achieve a satisfactory arrangement, Compass refers the loan to legal counsel and counsel initiates foreclosure proceedings. At any time prior to a sale of the property at foreclosure, Compass will terminate foreclosure proceedings if the borrower and Compass are able to work out a satisfactory payment plan. On loans secured by commercial real estate properties, Compass also seeks to reach a satisfactory payment plan so as to avoid foreclosure. Prior to foreclosure, Compass will generally obtain an updated appraisal of the property.

     The following table sets forth delinquencies in Compass's loan portfolio as of the dates indicated:



                                                     At May 31, 1998                            At October 31, 1997
                                      --------------------------------------------- --------------------------------------------
                                            60-89 days          90 days or more           60-89 days          90 days or more
                                      ---------------------- ---------------------- ---------------------- ---------------------
                                                  Principal              Principal              Principal              Principal
                                        Number     balance     Number     balance     Number     balance     Number     balance
                                       of loans    of loans   of loans    of loans   of loans    of loans   of loans   of loans
                                      ---------- ----------- ---------- ----------- ---------- ----------- ---------- ----------
                                                                        (Dollars in thousands)
Mortgage loans:
Residential .........................      5       $   350       20       $ 1,626        6       $   306       18      $ 1,463
Commercial real estate ..............      2           111        6           989        1           116        8        1,205
Construction ........................     --            --       --            --       --            --        1          148
Home equity .........................      1            41        2            53       --            --        2           34
Commercial loans ....................      2            23        3           125        1            75        2          344
Indirect auto loans .................     35           258       47           430       33           223       40          435
Other consumer loans ................      7            12       18            30       13            19       14           20
                                          --       -------       --       -------       --       -------       --      -------
 Total ..............................     52       $   795       96       $ 3,253       54       $   739       85      $ 3,649
                                          ==       =======       ==       =======       ==       =======       ==      =======
Delinquent loans to total loans .....                 0.09%                  0.37%                  0.09%                 0.44%
                                                   =======                =======                =======               =======


                                                   At October 31, 1996                          At October 31, 1995
                                      --------------------------------------------- --------------------------------------------
                                            60-89 days          90 days or more           60-89 days          90 days or more
                                      ---------------------- ---------------------- ---------------------- ---------------------
                                                  Principal              Principal              Principal              Principal
                                        Number     balance     Number     balance     Number     balance     Number     balance
                                       of loans    of loans   of loans    of loans   of loans    of loans   of loans   of loans
                                      ---------- ----------- ---------- ----------- ---------- ----------- ---------- ----------
                                                                        (Dollars in thousands)
Mortgage loans:
Residential .........................     17       $   885        31      $ 2,100       12       $   769       23      $ 1,390
Commercial real estate ..............      3           613        11        1,453       --            --        2          499
Construction ........................     --            --         1          147        1           156        3          343
Home equity .........................      2            72         1           16       --            --        5          209
Commercial loans ....................      1           102         8          620        4           470        6          584
Indirect auto loans .................     24           180        43          339       13            96       14          101
Other consumer loans ................     10            14         5            9        3             5        3            5
                                          --       -------        --      -------       --       -------       --      -------
 Total ..............................     57       $ 1,866       100      $ 4,684       33       $ 1,496       56      $ 3,131
                                          ==       =======       ===      =======       ==       =======       ==      =======
Delinquent loans to total loans .....                 0.25%                  0.63%                  0.22%                 0.46%
                                                   =======                =======                =======               =======

     Other Real Estate Owned. Compass classifies property acquired through foreclosure or acceptance of a deed in lieu of foreclosure as OREO in its financial statements. When a property is placed in OREO, the excess of the loan balance over the estimated fair market value of the collateral is charged to the allowance for loan losses. Estimated fair value usually represents the sales price a buyer would be willing to pay on the basis of current market conditions, including normal loan terms from other financial institutions, less estimated costs to sell the property. Management inspects all OREO properties periodically. Subsequent writedowns in the carrying value of OREO are charged to expense if the carrying value exceeds the OREO's fair value less estimated selling costs.

     At May 31, 1998, OREO totaled $1.4 million, the majority of which consisted of properties sold by Compass from its OREO portfolio to buyers, financed by Compass, whose cash downpayments were insufficient under GAAP to permit such transactions to be accounted for as a sale. There were eleven loans in this category all of which were substantially current at May 31, 1998.

     Classification of Assets and Loan Review. Compass uses an internal rating system to monitor and evaluate the credit risk inherent in its loan portfolio. At the time of loan approval, all commercial, commercial real estate and commercial construction loans are assigned a rating based on all of the factors considered in originating the loan. The initial loan rating is recommended by the loan officer who originated the loan and approved by the individuals or committee responsible for approving it.

     Loan quality ratings are utilized as major criteria in the compilation of Compass's asset Watch List. All loans with loan ratings of 4 (Special Mention), 5 (Substandard) or 6 (Doubtful) are included in a monthly asset Watch List. Watch List ratings are an integral part of the evaluation of the adequacy of Compass's loan loss reserve. Loan officers are expected to submit appropriate rating changes to the Lending Administration Officer when facts come to their attention that warrant an upgrade or downgrade in a loan rating. In addition, loan ratings are generally reviewed on an annual basis.

     Loans that are rated Substandard or Doubtful coincide with the classifications used by federal regulators in their examination of financial institutions. Generally, an asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligers and/or the collateral pledged. Substandard assets include those characterized by the distinct possibility that Compass will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without establishment of a specific loss reserve and/or charge-off is not warranted. Assets which do not currently expose Compass to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "Special Mention."

     Compass has established a policy that an independent third party conduct a semi-annual analysis of its commercial and commercial real estate loans. The level of Classified Assets as determined by Compass is reconciled to the level of Classified Assets as determined by the independent loan review. The independent loan review also analyzes trends in loan delinquency and non-performing loans.

     On a quarterly basis, a management group comprised of the Senior Vice President and Treasurer, the Senior Lending Officer and other key officers reviews the status and classification of each loan assigned a rating of Substandard, Doubtful or Loss. Loans, or portions of loans, classified Loss are charged off against the reserve for loan losses. This group also assesses the overall adequacy of the allowance for loan losses, including the general valuation allowance established to recognize the inherent risk associated with each specific category of lending.

     Compass's classification of its loans and the amount of the valuation allowances it sets aside for estimated losses is subject to review by the FDIC and the Commissioner. Based on their reviews, these agencies can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on allowances for loan and lease losses. The policy statement provides guidance for banks on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of a bank's valuation methodology. Generally, the policy statement recommends that banks have effective systems and controls to identify, monitor and address asset quality problems; that management analyze all significant factors that affect the collectibility of loans in a reasonable manner; and that management establish acceptable valuation processes that meet the objectives set forth in the policy statement. While Compass believes that it has established adequate specific and general allowances for losses on loans, there can be no assurance that the regulators, in reviewing Compass's loan portfolio, will not request Compass to materially increase its allowances for losses, thereby negatively affecting Compass's financial condition and earnings. Moreover, actual losses are dependent upon future events and, as such, further additions to the allowance for loan losses may become necessary. See "--Allowance for Loan Losses."

     At May 31, 1998, loans designated as Substandard and Special Mention totaled $10.3 million and $7.2 million, respectively. No loans were designated Doubtful or Loss. The Substandard loans include 11 commercial loans with individual borrower balances ranging from $4,000 to $600,000 and a total outstanding principal balance of $1.2 million and 24 commercial real estate loans with individual borrower balances ranging from $53,300 to $2,074,000 and a total outstanding principal balance of $9.1 million. All of the 11 commercial loans classified as Substandard at May 31, 1998 were substantially current. The delinquency status of the 24 commercial real estate loans classified as Substandard was as follows: current--$7,272,000; 30-60 days past due--$716,000; 60-90 days past due--$80,000; and greater than 90 days past due--$989,000.

     Included in Special Mention loans at May 31, 1998 were 12 commercial loans with individual borrower balances ranging from $18,750 to $3.3 million and a total outstanding principal balance of $4.2 million. The largest borrower was an auto dealership whose floor plan loans were current. There were 16 commercial real estate loans with individual borrower balances ranging from $36,000 to $572,000 and a total outstanding principal balance of $2.9 million classified as Special Mention at May 31, 1998. Of these, all but $413,000 were either current or less than 30 days past due.


Non-Accrual Loans, Non-Performing Assets and Restructured Loans
     The following table sets forth information regarding non-accrual loans, other real estate owned and restructured loans:



                                              At May 31,                           At October 31,
                                             ------------ ----------------------------------------------------------------
                                                 1998         1997         1996         1995         1994         1993
                                             ------------ ------------ ------------ ------------ ------------ ------------
                                                                        (Dollars in thousands)
Non-accrual loans (1):
 Mortgage loans:
  Residential ..............................  $   1,707     $  1,531    $   2,330    $   3,123     $  6,827     $  7,106
  Commercial real estate ...................      7,198        8,501        6,835        4,115        6,997        2,573
  Construction .............................         93          148          147          107          269           --
  Home equity ..............................         --           --           --           63           --           --
 Commercial loan ...........................        495          745        1,014        1,098        1,078          227
 Indirect auto loans (4) ...................         --           --           --           --           --           --
 Other consumer loans (4) ..................         --           --           --           --           --           --
                                              ---------     --------    ---------    ---------     --------     --------
  Total non-accrual loans ..................      9,493       10,925       10,326        8,506       15,171        9,906
Other real estate owned ....................      1,395        1,707        2,598        3,918        5,798        6,961
                                              ---------     --------    ---------    ---------     --------     --------
 Total non-performing assets ...............  $  10,888     $ 12,632    $  12,924    $  12,424     $ 20,969     $ 16,867
                                              =========     ========    =========    =========     ========     ========
Restructured loans (2) .....................  $      --     $    130    $   4,267    $   3,119           --     $ 10,953
                                              =========     ========    =========    =========     ========     ========
Allowance for loan losses as a percent
 of total loans ............................       1.19%        1.30%        1.38%        1.46%        1.37%        1.33%
Allowance for loan losses as a percent
 of total non-performing loans (3) .........     110.69%       97.41%      100.08%      115.80        46.15%       60.57%
Non-performing loans as a percent of total
 loans .....................................       1.07%        1.33%        1.38%        1.26%        2.98%        2.20%
Non-performing assets as a percent of total
 assets ....................................       0.93%        1.14%        1.26%        1.26%        2.65%        2.39%


------------
(1) Non-accrual loans include all loans 90 days or more past due and other loans which have been identified by Compass as presenting uncertainty with respect to the collectibility of interest or principal. See Note 4 for exception to this policy.

(2) Restructured loans represent performing loans for which concessions (such as reductions of interest rates to below market terms and/or extension of repayment terms) have been granted due to a borrower's financial condition.

(3) Non-performing loans are comprised of non-accrual loans.

(4) Consumer loans, including indirect auto loans, are not placed on non-accrual status due to the expedited manner in which these loans are resolved and the immaterial balance of individual loans.

Allowance for Loan Losses
     The allowance for loan losses is established through provisions for loan losses based on management's on-going evaluation of the risks inherent in Compass's loan portfolio. Factors considered in the evaluation process include growth of the loan portfolio, the risk characteristics of the types of loans in the portfolio, geographic and large borrower concentrations, current regional economic and real estate market conditions that could affect the ability of borrowers to pay, the value of underlying collateral and trends in loan delinquencies and charge-offs. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in its loan portfolio which are deemed probable and estimable based on information currently known to management. See "--Delinquent Loans, Other Real Estate Owned, Classification of Assets and Loan Review--Classification of Assets and Loan Review."

     The following table sets forth activity in Compass's allowance for loan losses for the periods indicated:




                                                Seven months
                                                   ended
                                                  May 31,                           Year ended October 31,
                                               -------------   ----------------------------------------------------------------
                                                    1998          1997          1996         1995         1994          1993
                                               -------------   ----------   -----------   ---------   -----------   -----------
                                                                                (In thousands)
Balance at beginning of period .............      $10,642       $ 10,334      $ 9,850      $7,002      $  6,000      $  5,395
Provision (credit) for loan losses .........          536          1,865        1,166        (351)        2,524         3,838
Acquired allowance .........................           --             --           --       3,541            --            --
Charge-offs:
 Mortgage loans:
  Residential ..............................          115            137          130         721         1,033           725
  Commercial ...............................          295            761          250         150           661         1,988
  Home equity lines of credit ..............           --             --          121          --            --            --
  Construction .............................           --             --           --          --            --            --
 Commercial loans ..........................          137            442          134          51            33           317
 Indirect auto loans .......................          310            546          373         227           191           279
 Other consumer loans ......................           43             48           63          83            93           134
                                                  -------       --------      -------      ------      --------      --------
  Total charge-offs . ......................          900          1,934        1,071       1,232         2,011         3,443
                                                  -------       --------      -------      ------      --------      --------
Recoveries:
 Mortgage loans:
  Residential ..............................           24             30           17         271           335            80
  Commercial ...............................           20            117          174         485            34            23
  Home equity lines of credit ..............           --             --           --          --            --            --
  Construction .............................           --             --           --          --            --            --
 Commercial loans ..........................           83             57           96           2            28            30
 Indirect auto loans .......................           66            144           70          93            69            57
 Other consumer loans ......................           37             29           32          39            23            20
                                                  -------       --------      -------      ------      --------      --------
  Total recoveries .........................          230            377          389         890           489           210
                                                  -------       --------      -------      ------      --------      --------
Net charge-offs ............................         (670)        (1,557)        (682)       (342)       (1,522)       (3,233)
                                                  -------       --------      -------      ------      --------      --------
Balance at end of period ...................      $10,508       $ 10,642      $10,334      $9,850      $  7,002      $  6,000
                                                  =======       ========      =======      ======      ========      ========

     The following tables set forth Compass's percent of allowance by loan category and the percent of loans to total loans in each of the categories listed at the dates indicated:


                                                                                        At October 31,
                                                               ----------------------------------------------------------------
                                    At May 31, 1998                       1997                              1996
                            --------------------------------   -----------------------------    -------------------------------
                                                                                    Percent                          Percent
                                       Percent     Percent              Percent    of loans              Percent     of loans
                                          of       of loans                of       in each                 of       in each
                                      allowance    in each             allowance   category             allowance    category
                                       to total  category to            to total   to gross              to total    to gross
                             Amount   allowance  gross loans   Amount  allowance     loans      Amount  allowance     loans
                            -------- ---------- ------------  -------- ----------- ---------   -------- ----------- -----------
                                                               (Dollars in thousands)
Mortgage loans:
 Residential .............. $ 1,945    18.51%      41.63%     $ 1,929     18.13%     44.26%    $ 2,171     21.01%      45.88%
 Commercial real estate       3,932    37.42       14.14        4,313     40.53      15.13       4,036     39.06       17.20
 Construction .............     368     3.50        4.74          338      3.18       4.13         251      2.43        3.34
 Home equity ..............     148     1.41        1.80          136      1.28       1.85         149      1.44        2.31
Commercial loans ..........   1,670    15.89        6.58        1,785     16.77       6.26       1,972     19.08        6.18
Indirect auto loans .......   2,116    20.14       27.99        1,837     17.26      25.36       1,498     14.50       22.14
Other consumer loans ......     329     3.13        3.12          304      2.85       3.01         257      2.48        2.95
                            -------   ------      ------      -------    ------     ------     -------    ------      ------
Total allowance for
 loan losses .............. $10,508   100.00%     100.00%     $10,642    100.00%    100.00%    $10,334    100.00%     100.00%
                            =======   ======      ======      =======    ======     ======     =======    ======      ======


                                                                      At October 31,
                             -------------------------------------------------------------------------------------------------
                                          1995                            1994                             1993
                             ------------------------------- ------------------------------- --------------------------------
                                                    Percent                          Percent                         Percent
                                        Percent    of loans              Percent    of loans             Percent     of loans
                                           of       in each                 of       in each                of       in each
                                       allowance   category             allowance   category            allowance    category
                                        to total   to gross              to total   to gross             to total    to gross
                              Amount   allowance     loans     Amount   allowance     loans    Amount   allowance     loans
                             -------- ----------- ----------  -------- ----------- ---------- -------- ----------- -----------
                                                                  (Dollars in thousands)
Mortgage loans:
 Residential ...............  $2,764      28.06%     49.78%    $2,384      34.05%     52.56%   $1,978      32.97%      55.78%
 Commercial real estate        2,808      28.51      15.25      1,827      26.09      13.30     1,682      28.03       13.73
 Construction ..............     318       3.23       2.35        315       4.50       2.91       284       4.73        3.04
 Home equity ...............     418       4.25       2.79        170       2.43       2.25       194       3.24        2.89
Commercial loans ...........   1,883      19.11       6.42        975      13.92       4.07       749      12.49        3.78
Indirect auto loans ........   1,403      14.25      20.63      1,123      16.04      21.88       894      14.89       17.65
Other consumer loans .......     255       2.59       2.78        208       2.97       3.03       219       3.65        3.13
                              ------     ------     ------     ------     ------     ------    ------     ------      ------
Total allowance for
 loan losses ...............  $9,850     100.00%    100.00%    $7,002     100.00%    100.00%   $6,000     100.00%     100.00%
                              ======     ======     ======     ======     ======     ======    ======     ======      ======

Investment Activities

     The investment policy of Compass is reviewed and updated by senior management and submitted to the Board of Directors for their approval on an annual basis. The primary objective of the investment portfolio is to achieve a competitive rate of return on the investments over a reasonable period of time based on prudent management practices and sensible risk taking. In view of Compass's lending capacity and generally higher rates of return on loans, management prefers lending activities as its primary source of revenue with the securities portfolio serving a secondary role. The investment portfolio, however, is expected to continue to represent a significant portion of Compass's assets, with such portfolio consisting of U.S. Government and Agency securities, mortgage-backed securities, high quality corporate debt obligations and a limited amount of corporate equities. The portfolio will continue to serve Compass's liquidity needs as projected by management and as required by regulatory authorities.

     Compass's current investment strategy has emphasized the purchase of U.S. Government and Agency obligations and corporate debt obligations generally maturing within two to three years. Compass's investment policy permits investments in mortgage-backed securities which are traditionally long-term assets. However, the policy limits Compass's investment in these types of securities to 25% of total assets. A substantial portion of the mortgage-backed securities held at May 31, 1998 were backed by loans originated by and securitized by Compass and placed in the securities portfolio for the purpose of providing liquidity.

     The investment policy prohibits the use of hedging with such instruments as financial futures, interest rate options and swaps without specific approval from Compass's Board of Directors. The President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer and the Senior Vice President and Treasurer are authorized to execute portfolio transactions but are limited in the amount they can purchase without Board approval. Portfolio sales require the approval of any two of these three officers regardless of the amount. It is the responsibility of Compass's Board of Directors to ensure compliance with the investment policy and report such activity to Seacoast Financial's Board. The status of Compass's investment portfolio is reviewed by Compass's Board of Directors on a monthly basis and by Seacoast Financial's Board of Trustees on a quarterly basis.

     At May 31, 1998, Compass had $202.3 million, or 17.19% of total assets, in securities consisting primarily of U.S. Government and Agency obligations ($94.1 million), corporate obligations ($46.0 million), mortgage-backed securities ($41.4 million), other bonds and obligations ($6.0 million) and marketable common and preferred equity securities ($9.5 million). Also included in investments is $5.3 million in restricted equity securities, $4.9 million of which is in the stock of the FHLB. To avail itself of services offered by that organization, in particular the ability to borrow funds, Compass is required to invest in the stock of the FHLB in an amount determined on the basis of Compass's residential mortgage loans and borrowings from the FHLB. The stock is redeemable at par and earns dividends at the discretion of the FHLB.

     SFAS No. 115 requires Compass to designate its securities as held to maturity, available for sale or trading depending on Compass's intent regarding its investments at the time of purchase. Compass does not currently maintain a trading portfolio of securities. Concurrent with the adoption of an implementation guide on SFAS No. 115 in November 1995, Compass transferred debt securities having a carrying value of $138.7 million from its held to maturity portfolio to its available for sale portfolio. As of May 31, 1998, $183.3 million, or 90.64% of the portfolio, was classified as available for sale, $13.6 million, or 6.75% of the portfolio, was classified as held for investment and $5.3 million, or 2.61% of the portfolio, was invested in restricted equity securities. The net unrealized gain on securities classified as available for sale was $3.8 million, with $2.9 million of that amount attributable to marketable equity securities as of May 31, 1998.

     U.S. Government and Agency Obligations. At May 31, 1998, Compass's U.S. Government and Agency securities portfolio totaled $94.1 million, $80.4 million of which was classified as available for sale and $13.7 million of which was classified as held to maturity. There were no structured notes in the portfolio.

     Corporate Obligations. At May 31, 1998, Compass's portfolio of corporate obligations totaled $46.0 million, all of which was classified as available for sale. Compass policy requires that investments in corporate obligations be restricted only to those obligations rated "A" or better by a nationally recognized rating agency at the time of purchase and are confined only to those obligations that are readily marketable. As of May 31, 1998, $33.8 million of Compass's investments in corporate obligations were invested in finance bonds, $7.2 million in industrial bonds, $3.0 million in public utility bonds and $2.0 million in bank and trust company bonds. As of May 31, 1998, all corporate obligations were rated "A" or better.

     Mortgage-Backed Securities. At May 31, 1998, Compass's portfolio of mortgage-backed securities totaled $41.4 million. Such securities are guaranteed by the Government National Mortgage Association, FNMA and FHLMC. All mortgage-backed securities were classified as available for sale.
Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees or credit enhancements that reduce credit risk. Mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings.

     Other Bonds and Obligations. At May 31, 1998, Compass's portfolio of other bonds and obligations totaled $6.0 million, $5.0 million of which was invested in a liquidity fund managed by the Bank Investment Fund of Massachusetts and $1.0 million of which was invested in a U.S. dollar denominated bond of a Canadian issuer having a quality rating of "A." The liquidity fund is a no-load, diversified, open-end money market fund whose objective is to achieve a high level of current income but to do so in a manner that is consistent with preservation of capital and liquidity by investing in short-term money market instruments.

     Marketable Equity Securities. At May 31, 1998, Compass's marketable equity securities portfolio totaled $9.5 million, $8.5 million of which was in common stock and $1.0 million in preferred stock. Compass's policy requires that investments in common stock be confined to quality issuers that have a past record of profitability and growth with the prospect of continued performance. The policy requires that Compass make investments in common stocks that are liquid and traded on major exchanges, and that a reasonable and prudent industry distribution of common stocks be maintained in the portfolio and held for the long-term. Compass does not view short-term trading, short sales, margin transactions and option speculation as prudent investment policy objectives and does not permit them. Investments in preferred stocks, including money market preferred, auction preferred and adjustable-rate preferred, are subject to similar quality ratings and activities as common stocks. As of May 31, 1998, Compass held 90,000 shares of Sandwich Bancorp Common Stock in its portfolio having a market value of $5.7 million and representing 4.4% of the issued and outstanding shares of such stock. The majority of these shares were purchased in February 1998, after Seacoast Financial and Sandwich Bancorp had announced their original cash merger transaction but before the Merger was restructured as a stock-for-stock exchange. See "The Conversion and the Merger--Background of the Merger."

     The following table sets forth certain information regarding the amortized cost and market value of Seacoast Financial's investment portfolio at the dates indicated:



                                    At May 31, 1998                                 At October 31,
                                 ---------------------- ----------------------------------------------------------------------
                                                                 1997                    1996                    1995
                                                        ----------------------- ----------------------- ----------------------
                                  Amortized    Market    Amortized     Market    Amortized     Market    Amortized    Market
                                     cost       value       cost       value        cost       value        cost       value
                                 ----------- ---------- ----------- ----------- ----------- ----------- ----------- ----------
                                                                        (In thousands)
Securities available for sale:
Debt securities:
U.S. Government and
 Agency obligations ............ $ 80,172    $ 80,424   $113,231    $113,496    $111,861    $111,613    $ 65,336    $ 65,015
Corporate obligations ..........   45,799      46,033     44,773      44,966      22,632      22,520       6,085       6,051
Mortgage-backed securities .....   40,998      41,362     45,652      46,157      64,760      64,650       6,470       6,496
Other bonds and obligations.....    6,001       6,001      1,001       1,001          --          --          --          --
                                 --------    --------   --------    --------    --------    --------    --------    --------
 Total debt securities .........  172,970     173,820    204,657     205,620     199,253     198,783      77,891      77,562
                                 --------    --------   --------    --------    --------    --------    --------    --------
Marketable equity securities:
Common stocks ..................    5,605       8,520      1,164       2,696         835       1,523         474         788
Preferred stocks ...............    1,000       1,000      1,000       1,000          --          --         276         276
                                 --------    --------   --------    --------    --------    --------    --------    --------
 Total marketable equity
  securities ...................    6,605       9,520      2,164       3,696         835       1,523         750       1,064
                                 --------    --------   --------    --------    --------    --------    --------    --------
 Total securities available
   for sale .................... $179,575    $183,340   $206,821    $209,316    $200,088    $200,306    $ 78,641    $ 78,626
                                 ========    ========   ========    ========    ========    ========    ========    ========
Securities held to maturity:
U.S. Government and
 Agency obligations ............ $ 13,649    $ 13,702   $ 12,633    $ 12,694    $ 11,752    $ 11,744    $ 85,936    $ 85,678
Corporate obligations ..........       --          --         --          --          --          --      36,540      36,284
Mortgage-backed securities .....       --          --         --          --          --          --      29,329      29,299
Other bonds and obligations.....       --          --         --          --          --          --       2,000       1,997
                                 --------    --------   --------    --------    --------    --------    --------    --------
 Total securities held to
  maturity ..................... $ 13,649    $ 13,702   $ 12,633    $ 12,694    $ 11,752    $ 11,744    $153,805    $153,258
                                 ========    ========   ========    ========    ========    ========    ========    ========
Restricted equity securities:
Federal Home Loan Bank of
 Boston stock .................. $  4,856    $  4,856   $  4,726    $  4,726    $  4,215    $  4,215    $  3,829    $  3,829
Massachusetts Savings Bank
 Life Insurance Company
 stock .........................      251         251        251         251         251         251         251         251
Depositors Insurance Fund ......      179         179        179         179         179         179         179         179
                                 --------    --------   --------    --------    --------    --------    --------    --------
  Total restricted equity
   securities .................. $  5,286    $  5,286   $  5,156    $  5,156    $  4,645    $  4,645    $  4,259    $  4,259
                                 ========    ========   ========    ========    ========    ========    ========    ========

     The following table sets forth the composition of Seacoast Financial's investment portfolio at the dates indicated:


                                                                                       At October 31,
                                                            --------------------------------------------------------------------
                                       At May 31, 1998             1997                  1996                   1995
                                   ----------------------- --------------------- --------------------- ----------------------
                                    Carrying     Percent     Carrying    Percent    Carrying    Percent    Carrying    Percent
                                      value     of total       value    of total      value    of total      value     of total
                                   ---------- ------------  ---------- ----------  ---------- ----------  ---------- -----------
                                                                      (Dollars in thousands)
Debt securities:
 U.S. Government and
   agency obligations ............  $ 94,073      46.51%     $126,129     55.54%    $123,365     56.93%    $150,951      63.78%
 Corporate obligations ...........    46,033      22.76        44,966     19.80       22,520     10.39       42,591      17.99
 Mortgage-backed securities.......    41,362      20.45        46,157     20.32       64,650     29.83       35,825      15.14
 Other bonds and obligations......     6,001       2.96         1,001      0.44           --        --        2,000       0.84
                                    --------     ------      --------    ------     --------    ------     --------     ------
  Total debt securities ..........   187,469      92,68       218,253     96.10      210,535     97.15      231,367      97.75
Marketable equity securities .....     9,520       4.71         3,696      1.63        1,523      0.71        1,064       0.45
Restricted equity securities .....     5,286       2.61         5,156      2.27        4,645      2.14        4,259       1.80
                                    --------     ------      --------    ------     --------    ------     --------     ------
  Total securities ...............  $202,275     100.00%     $227,105    100.00%    $216,703    100.00%    $236,690     100.00%
                                    ========     ======      ========    ======     ========    ======     ========     ======
Debt and equity securities
 available for sale ..............  $183,340      90.64%     $209,316     92.17%    $200,306     92.43%    $ 78,626      33.22%
Debt securities held to
 maturity ........................    13,649       6.75        12,633      5.56       11,752      5.43      153,805      64.98
Restricted equity securities .....     5,286       2.61         5,156      2.27        4,645      2.14        4,259       1.80
                                    --------     ------      --------    ------     --------    ------     --------     ------
  Total securities ...............  $202,275     100.00%     $227,105    100.00%    $216,703    100.00%    $236,690     100.00%
                                    ========     ======      ========    ======     ========    ======     ========     ======

     The following table sets forth certain information regarding the carrying value, weighted average yield and contractual maturities of Seacoast Financial's investment portfolio as of May 31, 1998:



                                                    After one year       After five years
                                One year or less  through five years     through ten years   After ten years         Total
                               ------------------ ------------------  -------------------  ------------------- --------------------
                                        Weighted            Weighted            Weighted             Weighted              Weighted
                               Carrying  average  Carrying  average   Carrying  average    Carrying   average   Carrying   average
                                 value    yield     value    yield      value    yield      value     yield      value     yield
                               -------- --------- --------- --------  --------  ---------  --------  --------  ---------- ---------
                                                                         (Dollars in thousands)
Securities available for sale:
Debt securities:
U.S. Government and
 Agency obligations .......... $11,497     5.48%  $ 62,950     5.64%  $5,978      6.51%  $    --         --%   $ 80,425      5.68%
Corporate obligations ........  11,049     6.09     32,961     6.22    2,023      6.20        --         --      46,033      6.13
Mortgage-backed securities ...   1,218     6.42     12,488     6.71      585      6.65    27,070       6.21      41,361      6.37
Other bonds and obligations...   5,000     5.45      1,001     6.39       --        --        --         --       6,001      5.61
                               -------            --------            ------             -------               --------
 Total debt securities .......  28,764     5.66    109,400     5.94    8,586      6.45    27,070       6.21     173,820      5.96
                               -------            --------            ------             -------               --------
Marketable equity securities
Common stocks ................                                                                                    8,520      2.38
Preferred stocks .............                                                                                    1,000      4.05
 Total marketable                                                                                              --------
  equity securities ..........                                                                                    9,520      2.56
 Total securities available                                                                                    --------
   for sale ..................
Securities held to maturity:                                                                                    183,340      5.79
U.S. Government and                                                                                            ========
 Agency obligations ..........   3,999     5.92      9,650     5.87        --        --        --         --     13,649      5.88
                               -------            --------             ------             -------              --------
Total securities held to
 maturity ....................   3,999     5.92      9,650     5.87        --        --        --         --     13,649      5.88
                               -------            --------             ------             -------              --------
Restricted equity securities:
Federal Home Loan Bank of
 Boston stock ................                                                                                    4,856      6.30
Massachusetts Savings Bank
 Life Insurance Company
 stock .......................                                                                                      251      2.90
Depositors Insurance Fund ....                                                                                      179      5.60
 Total restricted equity                                                                                       --------
  securities .................                                                                                    5,286      5.97
                                                                                                               --------
 Total securities ............ $32,763     5.69%  $119,050     5.93%   $8,586      6.45%  $27,070       6.21%  $202,275      5.80%
                               =======            ========             ======             =======              ========


Sources of Funds

     General. Compass uses deposits, repayments and prepayments of loans, proceeds from sales of loans and securities and proceeds from maturing securities, borrowings and cash flows generated by operations to fund its lending, investing and general operations. Deposits represent Compass's primary source of funds.


     Deposits. Compass offers a variety of deposit accounts with a range of interest rates and other terms. The accounts include passbook savings accounts, NOW accounts (checking), demand deposit accounts, money market deposit accounts, club accounts and certificates of deposit. Compass also offers IRA, Roth/IRA, Education IRA and Simple IRA accounts and SEP accounts. Both individuals and commercial enterprises maintain accounts with Compass. The FDIC insures deposits up to certain limits (generally, $100,000 per depositor). The DIF fully insures amounts in excess of such limits.

     At May 31, 1998, Compass's deposits of $982.4 million were comprised of $59.4 million of non-interest-bearing checking accounts and $923.0 million of interest-bearing deposit accounts, of which $507.4 million, or 55.0% were certificates of deposit. Of this total of certificates of deposit at May 31, 1998, $421.4 million, or 83.1%, were scheduled to mature within one year. However, based on Compass's monitoring of historical trends, its current pricing strategy for deposits and its avoidance of brokered deposits, management believes that Compass will retain a significant portion of its certificate of deposit accounts upon maturity.

     Deposit flows are influenced greatly by economic conditions, the general level of interest rates and the relative attractiveness of competing deposit and investment alternatives. During the past few years, the strength of the stock market has affected deposit flows within the banking industry as some customers have opted to place their funds in instruments--such as mutual funds --not directly offered by Compass (other than through its affiliation with INVEST Financial Corporation), rather than in deposit accounts which they perceive to have less attractive returns. See "Risk Factors--Competition."


     Compass competes for deposits in four distinct market areas--New Bedford, Fall River, Plymouth and Martha's Vineyard. Compass has experienced steady deposit inflows during the last three years, primarily influenced by regional bank consolidations and its strong community bank image. Compass's strategy has been to grow deposit levels through targeted promotions, branch expansion and bank acquisition. Compass has expanded its presence in Plymouth with one new branch opened in 1995 and another in May 1998.

     Compass places emphasis on sales of its products and quality of its service to attract and retain customers. Management measures the sales performance of customer service personnel based on the cross-sales of additional products and services above the initial product that the customer requests. Branch managers in all four markets actively participate in a business development call program to develop new banking relationships.

     In the interest of customer convenience and product alternatives, in 1995 Compass introduced a "call center" with extended hours, staffed with individuals who are trained to answer telephone inquiries about customer accounts and about Compass's various products and services. Compass also introduced in 1995 a 24-hour automated touch-tone telephone voice response system, which allows customers to obtain information about their accounts, to make account transfers and to receive information about Compass's products and services. In 1996 and 1997, Compass introduced relationship-based checking account products, entitled Flagship Checking and Preferred Checking, respectively, which offer a package of select benefits. The increase in certificates of deposit is partially attributable to attractive pricing and bonus CD programs offered to select customers participating in these and other packaged checking account programs. Services to commercial customers have also been enhanced through the introduction of a Sweep Account, Simple IRA accounts and electronic tax filing service.


     Compass uses direct mail and customer service personnel at each of its branches and at its main office to solicit deposits and advertises its deposits through the print media, on billboards and through radio and television. Compass expects to offer on-line banking, including bill payment capability, over the Internet by the end of 1998.


     Compass has a contract with INVEST Financial Corporation ("Invest") pursuant to which Invest offers Compass's customers investments in mutual funds and securities. Invest representatives work out of Compass's main office and branches and Compass's customer service personnel refer to Invest customers who are looking for such investments. Compass receives a portion of commissions earned by Invest from Invest's operations on Compass's premises.

     National, regional and local economic conditions, changes in money market rates, prevailing interest rates and competing deposit and investment alternatives all have a significant impact on the level of Compass's deposits. See "Risk Factors--Potential Impact of Changes in Interest Rates on Seacoast Financial's Earnings," "--Geographic Concentration of Loans in and Deposits from Southeastern Massachusetts and Rhode Island" and "--Competition."

     The following table sets forth certain information regarding the distribution of Compass's average deposit accounts and the weighted average interest rate on each category of deposits:




                                                                            Year ended October 31,
                                                                       ---------------------------------
                                      Seven months ended May 31, 1998                1997
                                     --------------------------------- ---------------------------------
                                                   Percent                           Percent
                                                  of total   Weighted               of total   Weighted
                                       Average     average    average    Average     average    average
                                       balance    deposits     rate      balance    deposits     rate
                                     ----------- ---------- ---------- ----------- ---------- ----------
                                                           (Dollars in thousands)
NOW accounts .......................  $ 80,170       8.40%      1.45%   $ 72,837       8.02%      1.46%
Savings accounts ...................   170,023      17.82       2.59     171,157      18.86       2.59
Money market savings accounts ......   146,465      15.35       2.75     140,413      15.47       2.82
Non-interest-bearing demand
 checking accounts .................    56,213       5.89         --      56,284       6.20         --
                                      --------     ------               --------     ------
 Total transaction deposit
  accounts .........................   452,871      47.46       2.12     440,691      48.55       2.15
                                      --------     ------               --------     ------
Certificate of deposit accounts:
 Six months or less ................   143,740      15.06       5.44     122,934      13.54       5.39
 Over six months through
  12 months ........................   219,617      23.02       5.75     209,668      23.10       5.70
 Over 12 months through
  24 months ........................    56,497       5.92       5.78      52,157       5.75       5.83
 Over 24 months ....................    81,470       8.54       6.15      82,183       9.06       6.12
                                      --------     ------               --------     ------
  Total certificates
   of deposit accounts .............   501,324      52.54       5.73     466,942      51.45       5.71
                                      --------     ------               --------     ------
  Total average deposits ...........  $954,195     100.00%      4.02%   $907,633     100.00%      3.98%
                                      ========     ======               ========     ======



                                                           Year ended October 31,
                                     ------------------------------------------------------------------
                                                   1996                              1995
                                     --------------------------------- --------------------------------
                                                   Percent                           Percent
                                                  of total   Weighted               of total   Weighted
                                       Average     average    average    Average     average   average
                                       balance    deposits     rate      balance    deposits     rate
                                     ----------- ---------- ---------- ----------- ---------- ---------
                                                           (Dollars in thousands)
NOW accounts .......................  $ 68,156       7.84%      1.48%   $ 61,366       7.71%     1.76%
Savings accounts ...................   176,311      20.28       2.64     173,700      21.84      2.94
Money market savings accounts ......   136,322      15.68       2.85     129,920      16.33      3.01
Non-interest-bearing demand
 checking accounts .................    53,684       6.17         --      41,824       5.26        --
                                      --------     ------               --------     ------
 Total transaction deposit
  accounts .........................   434,473      49.97       2.20     406,810      51.14      2.48
                                      --------     ------               --------     ------
Certificate of deposit accounts:
 Six months or less ................   113,341      13.04       5.24      92,578      11.64      5.36
 Over six months through
  12 months ........................   167,178      19.23       5.81     151,403      19.03      5.63
 Over 12 months through
  24 months ........................    63,617       7.32       6.21      55,963       7.03      5.50
 Over 24 months ....................    90,794      10.44       6.01      88,764      11.16      5.85
                                      --------     ------               --------     ------
  Total certificates
   of deposit accounts .............   434,930      50.03       5.76     388,708      48.86      5.60
                                      --------     ------               --------     ------
  Total average deposits ...........  $869,403     100.00%      3.98%   $795,518     100.00%     4.00%
                                      ========     ======               ========     ======

     Compass had $88.4 million in certificates of deposit of $100,000 or more outstanding as of May 31, 1998, maturing as follows:


                                                                  Weighted
Maturity Period                                     Amount      average rate
-----------------------------------------------   ----------   -------------
                                                    (Dollars in thousands)
Three months or less ..........................    $25,450          5.60%
Over three months through six months ..........     25,782          5.59
Over six months through twelve months .........     22,763          5.88
Over twelve months ............................     14,433          5.99
                                                   -------
                                                   $88,428          5.73%
                                                   =======

     Borrowings. Compass borrows funds from the FHLB. FHLB loans finance Compass's loans to low- and moderate-income borrowers and other funding needs. FHLB loans are collateralized primarily by certain of Compass's mortgage loans and mortgage-backed securities and by Compass's holdings of FHLB stock. See "-- Investments." The maximum amount that the FHLB will loan fluctuates from time to time based on the FHLB's policies. See "Regulation--Federal Home Loan Bank System."

     Compass had $64.6 million in outstanding loans from the FHLB as of May 31, 1998. The FHLB charges a fixed rate of interest on its loans. Compass may borrow up to $358.6 million from the FHLB, including under a preapproved line of credit of $20,000,000.

     The following table sets forth certain information regarding borrowed funds during the periods indicated:



                                                                 Seven months
                                                                 ended May 31,                 Year ended October 31,
                                                           -------------------------   ---------------------------------------
                                                               1998          1997          1997          1996          1995
                                                           -----------   -----------   -----------   -----------   -----------
                                                                                 (Dollars in thousands)
Short term borrowings:
Securities sold under agreements to repurchase:
 Average balance outstanding ...........................     $ 9,605       $ 2,343       $ 3,923       $   120            --
 Maximum amount outstanding at any month
   end during the period ...............................      11,616         3,147         9,533         1,925            --
 Balance outstanding at end of period ..................      11,616         3,147         9,533         1,925            --
 Weighted average interest rate during the period ......        4.73%         4.57%         4.70%         4.09%           --
 Weighted average interest rate at end of period .......        4.75%         4.75%         4.75%         4.75%           --
Treasury Tax and Loan Notes:
 Average balance outstanding ...........................     $ 1,178       $ 1,152       $ 1,163       $ 1,078       $ 1,205
 Maximum amount outstanding at any month
   end during the period ...............................       2,071         2,117         2,117         2,175         2,190
 Balance outstanding at end of period ..................         597         2,117           164         2,000         1,501
 Weighted average interest rate during the period ......        5.45%         4.64%         5.00%         4.90%         5.30%
 Weighted average interest rate at end of period .......        5.46%         5.36%         5.41%         5.10%         5.56%
Total short term borrowings:
 Average balance outstanding ...........................     $10,783       $ 3,495       $ 5,086       $ 1,198       $ 1,205
 Maximum amount outstanding at any month
   end during the period ...............................      12,213         5,264         9,742         3,925         2,190
 Balance outstanding at end of period ..................      12,213         5,264         9,697         3,925         1,501
 Weighted average interest rate during the period ......        4.80%         4.59%         4.77%         4.82%         5.30%
 Weighted average interest rate at end of period .......        4.78%         5.00%         4.76%         4.93%         5.56%
Federal Home Loan Bank of Boston advances:
 Average balance outstanding ...........................     $61,986       $51,293       $51,490       $37,288       $39,552
 Maximum amount outstanding at any month
   end during the period ...............................      67,456        54,942        54,942        45,375        43,178
 Balance outstanding at end of period ..................      64,572        54,017        51,006        45,375        39,364
 Weighted average interest rate during the period ......        6.52%         6.61%         6.68%         6.77%         6.58%
 Weighted average interest rate at end of period .......        6.43%         6.56%         6.63%         6.50%         6.64%

Subsidiary Activities

     Compass Bank Securities Corporation. Compass Bank Securities Corporation ("CBS Corporation") is a wholly-owned subsidiary of Compass established in 1990 as a Massachusetts security corporation. CBS Corporation engages exclusively in buying, selling and holding investment securities on its own behalf and not as a broker. The income earned on CBS Corporation's investment securities is subject to a significantly lower rate of state tax than that assessed on income earned on investment securities maintained at Compass. At May 31, 1998, CBS Corporation had total assets of $135.3 million, consisting primarily of cash and investment securities.

     Compass Credit Corporation. Compass Credit Corporation ("CC Corporation") is a wholly-owned subsidiary of Compass established in 1997 as a Massachusetts corporation. CC Corporation buys, sells, and originates auto loans in Rhode Island. CC Corporation is a licensed lender in Rhode Island. At May 31, 1998, CC Corporation had total assets of $15.9 million, consisting primarily of cash and auto loans.

     Buffinton Brook Realty Corporation. Buffinton Brook Realty Corporation ("BBR Corporation") is a wholly-owned subsidiary of Compass established in 1977 as a Massachusetts corporation. BBR Corporation purchases and holds real estate and is the 99.9% owner of Compass Preferred Capital Corporation ("Compass Preferred"). At May 31, 1998, BBR Corporation had total assets of $158.5 million, consisting primarily of its investment in Compass Preferred.

     Compass Preferred Capital Corporation. Compass Preferred is a 99.9% owned subsidiary of BBR Corporation. It was established in March, 1998 to engage in real estate business activities (including the acquisition and holding of securities and real estate loans) that enable it to be taxed as a "real estate investment trust" under federal and Massachusetts tax laws. Compass Preferred had total assets of $159.2 million at May 31, 1998, $145.9 million of which were mortgage loans originated by and acquired from Compass.

     The 1855 Corporation. The 1855 Corporation ("1855 Corporation") is a wholly-owned subsidiary of Compass established in 1971 as a Massachusetts corporation. 1855 Corporation is principally engaged in the acquisition and holding of real estate which is used for banking purposes. At May 31, 1998, 1855 Corporation had total assets of $7.4 million of which $2.5 million consisted of real estate used for banking purposes and $3.5 million consisted of investments in subsidiaries.

     Purchase Corporation. Purchase Corporation is a wholly-owned subsidiary of 1855 Corporation established in 1981 as a Massachusetts corporation. Purchase Corporation acquires, manages and develops real estate, purchases equipment and makes investments. At May 31, 1998, Purchase Corporation had total assets of $2.4 million of which $2.3 million consisted of cash and $90,000 consisted of real estate holdings.

     North Front Street, Inc. North Front Street, Inc. ("NFS Inc.") is a wholly-owned subsidiary of 1855 Corporation established in 1991 as a Massachusetts corporation. NFS, Inc. acquires, manages, develops, rehabilitates, leases, finances, holds and makes real estate investments. At May 31, 1998, NFS Inc. had total assets of $1.1 million which consisted solely of cash.


Year 2000 Issue

     The Year 2000 Issue (commonly referred to as "Y2K") is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. The Y2K issue, which is common to most corporations, including banks, concerns the inability of information systems, primarily (but not exclusively) computer software programs, to properly recognize and process date-sensitive information as the Year 2000 approaches.

     Since Compass's information systems functions are either outsourced to service bureaus or processed in-house using programs developed by third-party vendors, the direct effort to correct Y2K issues will be undertaken largely by third parties and will therefore not be within Compass's direct control. Compass expects to bring its mission critical operating systems into compliance with Y2K requirements through the installation of updated or replacement programs developed by third parties.

     Bank regulatory agencies have recently issued additional guidance under which they are assessing Y2K readiness. The failure of a financial institution, such as Compass, to take appropriate action to address deficiencies in the Y2K project management process may result in enforcement actions which could have a material adverse effect on such institution, result in the imposition of civil money penalties or result in the delay (or receipt of an unfavorable or critical evaluation of management of a financial institution in connection with regulatory review) of applications seeking to acquire other entities or otherwise expand the institution's activities.

     Compass began addressing the Y2K issue in the Fall of 1996 when it formed a Y2K Project Team comprised of financial, operations, information systems, internal audit, compliance, lending, corporate services, loan servicing and retail personnel. A formal Y2K Action Plan was developed by the Y2K Project Team and approved by the Board of Directors in 1997. The Y2K Project Team meets at least once every quarter and provides quarterly updates to the Board of Directors. The Team has completed an assessment, identifying mission critical systems, and has initiated formal communications with all third-party vendors to determine the compliance status of all systems utilized by Compass. Mission critical systems include hardware, software, program interfaces, operating systems as well as other mechanical or computer-generated requirements that are beyond Compass's main central processing system and network. Based upon the results of the assessment, Compass has determined that there will be a need to replace portions of its existing hardware and upgrade a portion of its software systems.


     Compass's plan to resolve the Y2K issue was developed along the five phase ((i) awareness; (ii) assessment; (iii) renovation; (iv) validation; and (v) implementation) project management process outlined in the Federal Financial Institutions Examination Council (FFIEC) Year 2000 statement of May 5, 1997. The awareness phase has been completed, a Y2K assessment was completed and monitoring of service bureau and vendor progress is ongoing. Renovation of third party systems that were identified as non-compliant is being undertaken by those third parties and is scheduled to be completed by December 31, 1998. The Y2K Project Team is in the process of creating formal test plans. Testing has begun and testing of mission critical systems is expected to be completed by June 30, 1999. Compass has not yet developed contingency plans to ensure that critical operations continue in the event its service bureau or other vendors are unable to achieve millenium requirements. Contingency plans will be initiated if a vendor misses its target date or is not considered Y2K compliant by December 31, 1998.


     The chief components of Compass's expense related to the Y2K issue are currently believed to be the replacement of personal computer equipment and the purchase or upgrade of third-party software. External maintenance and internal modification costs will be expensed as incurred. Costs of new hardware and software will be capitalized and depreciated in accordance with Compass policies. Although final costs have yet to be determined, management currently expects to incur costs in the range of $750,000 to $1.0 million on its Year 2000 readiness efforts. Costs of the Y2K project are based on current estimates and actual results could vary significantly from such estimates once detailed testing is completed. If the resolution plan were unsuccessful, it would have a material adverse effect on Compass's future operating results and financial condition.

     Ultimately, the success of Compass's efforts to address the Y2K issue depends to a large extent not only on the corrective measures that Compass undertakes, but also on the efforts undertaken by businesses and other independent entities who provide data to, or receive data from, Compass such as borrowers, vendors or customers. In particular, Compass's credit risk associated with its borrowers may increase as a result of problems such borrowers may have resolving their own Y2K issues. Although it is not possible to evaluate the magnitude of any potential increased credit risk at this time, the impact of the Y2K issue on borrowers could result in increases in problem loans and credit losses in future years. Over the course of the next twelve months, Compass will endeavor to monitor the Y2K efforts of its borrowers and will implement a course of action and procedures designed to reduce any increased potential risk as a result of Y2K issues.


Properties

     Compass conducts its business through 23 full-service branches, two seasonal high school offices, four remote ATMs and five non-branch properties, including its corporate headquarters, an operations center, a mortgage office and two other back-office facilities as of the date of this Prospectus.

     In the Greater New Bedford market, Compass operates eight full service branches, including six branches in the City of New Bedford (five of which are owned by Compass or a subsidiary and one of which is operated under a land lease), one owned branch in the town of Fairhaven and one leased branch in the town of North Dartmouth. Compass's corporate headquarters and operations center are also located in the city of New Bedford, as are two other back-office facilities. All of these buildings are owned by Compass or a subsidiary. Two of Compass's remote ATMs are located in the City of New Bedford. One of Compass's limited service high school branches is located in the City of New Bedford.

     In the Greater Fall River market, Compass operates six full service branches, including one owned and one leased branch in the city of Fall River, one leased branch in Assonet and owned branches in each of Somerset, Swansea and Westport. One of Compass's remote ATMs is also located in the City of Fall River, as is one of Compass's limited service high school branches.

     In the Greater Plymouth market, Compass operates four full service branches, including one owned and one leased branch in the town of Plymouth and leased branches in each of Carver and Manomet. Compass also leases a non-branch mortgage office in the town of Lakeville, located in the Greater Plymouth market.

     In the Martha's Vineyard market, Compass operates five full service branches, including one owned and one leased branch in the town of Edgartown, and three owned branches in the towns of Chilmark, Vineyard Haven and Oak Bluffs. One of Compass's remote ATMs is located in the Martha's Vineyard town of West Tisbury.


     Compass recognizes that its existing executive office facilities are not sufficient--in either size or physical design--to house the personnel Compass needs to support its recent and planned growth. Compass intends to use an estimated $20 million of the Offering proceeds to fund the construction of a new corporate headquarters.



Legal Proceedings

     Compass is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Management believes that those routine proceeds involve, in the aggregate, amounts which are immaterial to the financial condition and results of operations of Compass.


Personnel

     As of May 31, 1998, Compass had 321 full-time and 51 part-time employees. The employees are not represented by a collective bargaining unit and Compass considers its relationship with its employees to be good. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans" for a description of certain compensation and benefit programs offered to Compass's employees.

              CERTAIN EFFECTS OF THE MERGER ON SEACOAST FINANCIAL


     Assuming that the Conversion and the Merger had been consummated as of May 31, 1998, Seacoast Financial would have had, on a pro forma basis assuming issuance of 18,400,000 Conversion Shares at the maximum of the Estimated Valuation Range, total assets of $1.9 billion, total deposits of $1.4 billion, net loans of $1.2 billion and total stockholders equity of $307.8 million. For pro forma income statements and balance sheets, see "Pro Forma Data." For historical financial information about Sandwich Bancorp, see "Excerpts from Annual Report on Form 10-K for the Year Ended December 31, 1997 " and "Excerpts from Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1998" attached to this Prospectus.


     Management of Seacoast Financial and Compass believe that the Merger furthers Compass's expansion strategies regarding geographic market area, customer base and asset size, while maintaining Compass's loan portfolio diversification and its relatively low-cost sources of funds. In addition, Compass's and Sandwich's product offerings and corporate cultures are relatively similar, which management believes will facilitate a smooth integration of the two banks.


Geographic Expansion and Marketing Opportunities

     Geographic Expansion. Compass and Sandwich Bank currently operate in markets that are, for the most part, contiguous and complementary to each other in the "South Coast" and Cape Cod regions of southeastern Massachusetts along the Atlantic shoreline. As of August 1998, Compass has eight full service branches and one limited service branch in the Greater New Bedford market, six full service branches and one limited service branch in the Greater Fall River market, four full-service branches in Plymouth County and five full-service branches on Martha's Vineyard. Sandwich has nine branches on Cape Cod and two in Plymouth County. Compass believes that the combination of its market area with that of Sandwich Bank will enable it to both better serve its existing customers and attract new customers. Management believes that the acquisition of Sandwich Bancorp is a more cost-effective, efficient means of expansion to Cape Cod than establishing new branches would be.

     Sandwich Bank operates primarily on Cape Cod. Although Compass generates indirect auto loans through auto dealers on Cape Cod, to date it has not concentrated its marketing efforts on other lending or deposit products because Compass has no branches in that market area. After the Merger, Compass will have nine branches on Cape Cod from which to market products and services. In particular, Compass believes that there is opportunity to expand its commercial loan portfolio by lending to businesses (primarily retail and tourism-related) located on Cape Cod. Cape Cod's economy is substantially dependent on the tourist industry, and is more cyclical than other regions in Compass's market other than Martha's Vineyard. See "Risk Factors--Geographic Concentration of Loans in and Deposits from Southeastern Massachusetts and Rhode Island." The population of Cape Cod is also generally more affluent than that of Compass's New Bedford and Fall River market areas.

     Compass and Sandwich Bank both operate in Plymouth County. The four branches of Compass and the two branches of Sandwich Bank in Plymouth County are all expected to remain open after the Merger, thereby providing greater convenience for Compass's existing and future Plymouth County customers. In addition, management believes that the expansion of Compass's Plymouth County market presence, together with its entrance into the Cape Cod market, will help to connect its Cape Cod, Plymouth and New Bedford market areas. Many people commute from Cape Cod to New Bedford or Plymouth, and others commute between New Bedford and Plymouth. The Merger may enable Compass to attract new customers who prefer a bank with branches near both home and work.


     Marketing Opportunities. Seacoast Financial's management expects that the contiguous nature of Compass's and Sandwich Bank's markets will create efficiencies in advertising and marketing and enable Compass to reach a broader audience without proportional increases in marketing expense or changes in marketing strategies. For example, Compass currently advertises in local newspapers and on radio stations that cover Sandwich Bank's market area as well as Compass's. In addition, since Compass and Sandwich Bank use the same data processor and marketing software, management expects to be able to merge the two banks' databases, which will facilitate cross-marketing opportunities through a better understanding of customer relationships and product use.

Impact on Deposits

     Compass and Sandwich Bank have relatively similar deposit mixes and weighted average rates paid on deposits, as set forth in the following table.

                                                 Seacoast Financial Historical     Sandwich Bancorp Historical
                                                Seven months ended May 31, 1998   Six months ended June 30, 1998
                                               --------------------------------- --------------------------------
                                                             Percent                           Percent
                                                            of total   Weighted               of total   Weighted
                                                 Average     average    average    Average     average   average
                                                 balance    deposits     rate      balance    deposits     rate
                                               ----------- ---------- ---------- ----------- ---------- ---------
                                                                     (Dollars in thousands)
NOW accounts .................................  $ 80,170       8.40%      1.45%   $ 41,327       9.65%     1.09%
Savings accounts .............................   170,023      17.82       2.59      26,362       6.16      1.93
Money market savings accounts ................   146,465      15.35       2.75     107,650      25.15      3.28
Non-interest-bearing demand checking
 accounts ....................................    56,213       5.89         --      40,156       9.38        --
                                                --------     ------               --------     ------
  Total transaction deposit accounts .........   452,871      47.46       2.12     215,495      50.34      2.08
                                                --------     ------               --------     ------
Certificate of deposit accounts: .............
 6 months or less ............................   143,740      15.06       5.44      91,778      21.44      5.37
 Over 6 months through 12 months .............   219,617      23.02       5.75      45,072      10.53      5.45
 Over 12 months through 24 months ............    56,497       5.92       5.78      34,806       8.13      5.68
 Over 24 months ..............................    81,470       8.54       6.15      40,960       9.56      5.71
                                                --------     ------               --------     ------
  Total certificates of deposit accounts .....   501,324      52.54       5.73     212,616      49.66      5.50
                                                --------     ------               --------     ------
  Total average deposits .....................  $954,195     100.00%      4.02%   $428,111     100.00%     3.78%
                                                ========     ======               ========     ======

     In addition to having a similar deposit mix, Compass and Sandwich Bank offer similar--although not identical--deposit products. Seacoast Financial believes that its more extensive branch network and wider range of products will not only preserve relationships with Sandwich Bank's existing customers but will enhance those relationships and provide opportunities to cross sell additional services not currently provided by Sandwich Bank, such as Sweep Accounts and electronic tax payment services. In addition, it is expected that certain popular deposit products currently offered by Sandwich Bank will be retained and promoted by Compass.

     Customer retention is expected to be facilitated because all of Sandwich Bank's 11 branches will remain open following the Merger. Because the two companies have relatively similar deposit pricing strategies, management does not expect significant Sandwich Bank deposit runoff following the Merger.

Impact on Loan Portfolio

     Compass's and Sandwich Bank's loan products and lending operations are relatively similar. The mix of the two banks' loan portfolios differs primarily in that a larger proportion of Sandwich Bank's loan portfolio is comprised of real estate loans (particularly residential mortgage loans, but also including commercial real estate loans and construction and land loans) while Compass has a significantly higher proportion of commercial and consumer loans in its portfolio. Compass's ratio of non-performing assets to total assets is also relatively similar to that of Sandwich Bank. The following table presents the two companies' loan portfolios by category and asset quality ratios at the dates indicated:



                                                     Seacoast Financial Historical      Sandwich Bancorp Historical At
                                                            At May 31, 1998                      June 30, 1998
                                                   ---------------------------------- -----------------------------------
                                                                   Percent   Average                  Percent    Average
                                                       Amount     of total    yield       Amount     of total     yield
                                                   ------------- ---------- --------- ------------- ---------- ----------
Real estate loans:
 Residential (one-to four-family) ................   $ 368,136      41.63%              $ 242,709      67.30%
 Commercial ......................................     125,089      14.14                  61,609      17.09
 Home equity lines of credit .....................      15,941       1.80                  11,227       3.11
 Construction, net ...............................      41,925       4.74                  29,669       8.23
                                                     ---------     ------               ---------     ------
  Total real estate loans ........................     551,091      62.31   8.31%         345,214      95.73       7.92%
                                                     ---------     ------   ----        ---------     ------      -----
Commercial loans .................................      58,200       6.58   9.86            8,161       2.26      10.06
                                                     ---------     ------   ----        ---------     ------      -----
Consumer loans:
 Indirect auto loans, net ........................     280,215      31.68   7.95               --         --
 Other ...........................................      27,553       3.12   8.92            7,242       2.01       9.83
                                                     ---------              ----        ---------                 -----
  Consumer loans .................................     307,768                              7,242
 Less: unearned discount .........................      32,637                                 --
                                                     ---------                          ---------
  Total consumer loans ...........................     275,131      31.11   8.05            7,242       2.01       9.83
                                                     ---------     ------   ----        ---------     ------      -----
  Total loans ....................................   $ 884,422     100.00%  8.33%       $ 360,617     100.00%      8.01%
                                                     =========     ======   ====        =========     ======      =====
Non-performing loans as a percent of total loans          1.07%                              0.75%
Non-performing assets as a percent of total assets        0.93%                              0.56%


     Seacoast Financial's average yield on average interest bearing assets for its last fiscal year (ended October 31, 1997) was 7.86%, compared to Sandwich Bancorp's average yield of 7.57% for its last fiscal year (ended December 31, 1997). Seacoast Financial expects that its average yield on interest-bearing assets will initially decline upon consummation of the Conversion and Merger, due both to Sandwich Bancorp's comparatively lower-yielding loan portfolio and, more importantly, to the impact of the initial investment of the Offering proceeds in investment securities (which generally have lower yields than loans). This initial investment will result in a substantial increase in the investment portfolio as a percent of total assets.

     Seacoast Financial's management believes that, over time, the Merger will provide additional lending opportunities. An integral part of Compass's business strategy after the Merger will include expanding its indirect auto lending program, adding quality auto dealers operating in Sandwich Bank's market area and expanding commercial lending by combining Sandwich Bank's strong customer base with Compass's greater lending capacity. Compass expects to continue its current practice of having most loan underwriting decisions (other than consumer ones) made locally in its various regions. Cape Cod will become a separate market region for Compass, and local loan officers are expected to retain the authority to make most credit decisions in that region.

                         THE CONVERSION AND THE MERGER


     THE BOARDS OF TRUSTEES AND CORPORATORS OF SEACOAST FINANCIAL AND THE BOARD OF DIRECTORS OF COMPASS HAVE APPROVED THE CONVERSION PLAN AND THE MERGER AGREEMENT. THE COMMISSIONER HAS ALSO APPROVED THE CONVERSION PLAN, SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH COMMISSIONER APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN. IN ADDITION, THE BOARDS OF DIRECTORS OF SANDWICH BANCORP AND SANDWICH BANK HAVE APPROVED THE MERGER AGREEMENT.


Overview

     The Conversion Plan, which Seacoast Financial's Board of Trustees adopted on April 23, 1998, provides for the amendment of Seacoast Financial's charter to authorize the issuance of capital stock (among other amendments) so that Seacoast Financial will become a stock holding company rather than a mutual holding company. The Conversion Plan further provides that Seacoast Financial will offer the Conversion Shares for sale in the Subscription Offering to depositors, the ESOP and directors, trustees, officers and employees. Subject to the prior rights of holders of subscription rights, Seacoast Financial may also offer Conversion Shares in a Community Offering to certain members of the general public, with a preference given to residents of Compass's Community. The Community Offering may commence concurrently with, during or after the Subscription Offering. If any Conversion Shares remain unsold after the Subscription and Community Offerings, Seacoast Financial expects to offer such shares for sale to the general public in the Syndicated Community Offering. The Purchase Price per share of all Conversion Shares sold in the Offerings will be $10.00, and the aggregate price (and the aggregate number) of Conversion Shares sold in the Offerings will be determined based upon an Independent Appraisal of the estimated pro forma market value of the Conversion Shares, currently estimated to be between $136.0 million and $184.0 million.

     Seacoast Financial determined to undertake the Conversion in connection with its decision to enter into the Merger Agreement with Sandwich Bancorp and Sandwich Bank. The Merger Agreement provides for a stock-for-stock exchange. The Conversion will result in Seacoast Financial becoming a stock company, thereby having shares available to effect the exchange. The Exchange Shares to be issued in the Merger are in addition to the Conversion Shares to be issued in the Offerings.


     The Boards of Trustees and Directors of Seacoast Financial and Compass approved the Merger Agreement on March 22, 1998 and the Boards of Directors of Sandwich Bancorp and Sandwich Bank approved it on March 23, 1998. The Merger Agreement provides that, on the tenth trading day following consummation of the Conversion, Sandwich Bancorp will merge with a corporate subsidiary of Seacoast Financial. Upon consummation of the Merger, the outstanding shares of Sandwich Bancorp Common Stock and outstanding Sandwich Bancorp Options will automatically convert into and become exchangeable for the Exchange Shares determined by application of the Exchange Ratio. Following the Merger, Seacoast Financial expects to cause Sandwich Bancorp to merge into Seacoast Financial and to cause Sandwich Bank to merge with Compass (the "Bank Merger") and cease to be a separate bank.


     The reason for the delay between the dates of consummation of the Conversion and consummation of the Merger is that the calculation of the Exchange Ratio for determining the number of Exchange Shares issuable to the Sandwich Bancorp stockholders is based upon the average trading prices of the Seacoast Financial Common Stock for a number of days following the consummation of the Conversion. Notwithstanding this delay, the Conversion and the Merger are interdependent transactions, and neither one will occur unless both of them do. Although the Conversion and the Merger will not close simultaneously, it is a condition to consummation of the Conversion that all conditions to consummation of the Merger (other than the delivery of the Exchange Shares to the Sandwich Bancorp stockholders and optionholders) shall have been satisfied or waived and it is a condition to consummation of the Merger that the Conversion shall have been consummated. Consummation of the Conversion and the Merger are subject to a number of conditions, including final regulatory approval of the Commissioner, the BBI, the FDIC and the FRB and the approval of the Sandwich Bancorp stockholders. A special meeting of the Sandwich Bancorp stockholders for purposes of voting on the Merger has been scheduled for
October   , 1998.

     The following is a brief summary of pertinent aspects of the Conversion and the Merger as well as the Merger Agreement. The summary is qualified in its entirety by reference to the provisions of the Conversion Plan and the Merger Agreement. Copies of the Conversion Plan and the Merger Agreement are available for inspection at the offices of Seacoast Financial and Compass and at the offices of the FRB and the Commissioner, and the Conversion Plan and Merger Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."


Seacoast Financial's Background of and Reasons for the Conversion and the Merger

     Over the past several years, the Board of Trustees of Seacoast Financial and the Board of Directors of Compass have reviewed the various corporate forms available to Compass, including remaining in mutual holding company form without stock issuance, issuing shares of stock through the existing mutual holding company structure and undertaking a full conversion to stock form of organization. The Boards have consistently determined that a full mutual-to-stock conversion might be appropriate but only if undertaken for a valid business purpose.


     In addition to considering the appropriate corporate form for Seacoast Financial and Compass, the Board of Directors of Compass has considered various growth alternatives from time to time, including the possible acquisition of smaller banks as a means of expanding Compass's geographic market and asset base. Particularly since 1994, when Compass successfully acquired Martha's Vineyard National Bank, the Compass Board has sought acquisition opportunities on Cape Cod, a market that Compass views as an attractive natural extension of its New Bedford, Plymouth, Fall River and Martha's Vineyard markets.


     In September 1997, Kevin G. Champagne, Compass's president, began discussions with Frederic D. Legate, Sandwich Bank's president, regarding a possible combination between the two banks and their respective parent companies. The discussions, which continued through the fall, focused on the benefits of such a combination to the two banks' respective constituencies and on the type of consideration that Compass could pay to acquire Sandwich Bancorp (in light of Seacoast Financial's mutual form). On January 8, 1998, in response to a solicitation of bids to acquire Sandwich Bancorp by Sandwich Bancorp's financial advisor, Compass formally offered $53.00, in cash, per outstanding share of Sandwich Bancorp Common Stock. After considering Compass's offer along with three other competing offers, Sandwich Bancorp informed Compass that it was prepared to begin due diligence and begin negotiating an agreement. During the week of January 26, 1998, the two companies performed due diligence reviews of each others' businesses and, with the assistance of their respective counsel and financial advisors, negotiated a definitive merger agreement.

     At a meeting on February 1, 1998, the Board of Directors of Compass and the Board of Trustees of Seacoast Financial voted to approve an Acquisition and Merger Agreement with Sandwich Bancorp and Sandwich Bank, and that agreement was executed by both parties on February 2, 1998 (the "February 2 Agreement"). Pursuant to the February 2 Agreement, Sandwich Bancorp was to have merged into a corporate subsidiary of Compass, in exchange for cash consideration of $53.00 per share of Sandwich Bancorp Common Stock. In order to raise the capital needed for such cash acquisition, Seacoast Financial and Compass planned to undertake a so-called "minority stock issuance" through the existing mutual holding company structure. In order to do so, Seacoast Financial planned to form a "mid-tier" holding company that would own 100% of the common stock of Compass. The mid-tier holding company would have issued at least 51% of its common stock to Seacoast Financial, and would have issued the remaining minority interest to Compass's depositors and others in a subscription and public offering.

     After the February 2 Agreement was announced, Sandwich Bancorp received unsolicited expressions of interest from three other financial institutions who had originally submitted bids in January, 1998, in each case proposing stock-for-stock merger transactions at nominal values higher than Seacoast Financial's cash transaction. As permitted by the February 2 Agreement, Sandwich Bancorp's Board of Directors determined that its fiduciary duties required it to consider the alternative proposals. The Sandwich Bancorp Board provided the three interested parties with the opportunity to perform "due diligence" in order to be in a position to make their best and final offers, and also gave Seacoast Financial the opportunity to propose a revised transaction.

     Based upon its knowledge of the terms of the competing proposals, Seacoast Financial's management, with the advice of its legal and financial advisors, concluded that the only way Seacoast Financial could make a financially sound, competitive proposal would be by undertaking a mutual-to-stock conversion followed by a stock-for-stock exchange with Sandwich Bancorp's stockholders. Since Seacoast Financial is currently a mutual corporation with no authority to issue capital stock, the only way that Seacoast Financial could enter into a transaction providing for a stock-for-stock exchange would be by undertaking a full conversion to stock form. (A stock-for-stock merger would not have been possible under Seacoast Financial's existing mutual holding company structure.) Seacoast Financial and Compass held a series of meetings with their respective Boards to consider such a proposal.

     At a joint meeting held on March 22, 1998, the Board of Directors of Compass and the Board of Trustees of Seacoast Financial confirmed their earlier judgment that the acquisition of Sandwich Bancorp, a well-established banking institution in an attractive contiguous market, represented the kind of business opportunity that Seacoast Financial and Compass had been seeking. The Boards were advised by management and by their investment advisors that, given the levels to which the price of the Sandwich Bancorp Common Stock had been bid, an acquisition of Sandwich Bancorp would only make sense, from a financial point of view, if the transaction were structured as a stock-for-stock exchange. The Boards determined that the ability to effect such an acquisition was exactly the kind of valid business purpose that warranted a decision to convert to stock form. At that meeting, the Boards approved the Merger Agreement (which superseded the February 2 Agreement) and directed the officers to prepare a plan of conversion for subsequent Board approval. At a meeting held on April 23, 1998, the Board of Trustees of Seacoast Financial approved the Conversion Plan. The Conversion Plan was subsequently approved by the Corporators of Seacoast Financial and by the Commissioner, subject to certain conditions.


     The Boards of Compass and Seacoast Financial believe that the combination with Sandwich Bancorp will enhance the competitive position of the combined entities and will enable the resulting institution to compete more effectively than either institution could on its own. The combined entity will have greater financial resources and, as a result of the Offerings, increased capital levels. At May 31, 1998, assuming the prior sale of the Conversion Shares at the maximum of the Estimated Valuation Range and consummation of the Merger, Seacoast Financial's pro forma stockholders' equity would amount to 16.5% of pro forma total assets. The combination will result in increased funds being available for lending purposes, greater resources for expansion of services and better opportunities (through stock benefit plans) for attracting and retaining qualified personnel.


     The terms of the Merger Agreement were the result of arm's length negotiations between representatives of Seacoast Financial and Sandwich Bancorp. Among the factors considered by the Board of Trustees of Seacoast Financial in considering the Merger were (i) the ability to expand Compass's presence onto Cape Cod (upon consummation of the Merger, Compass will have nine branches on Cape Cod); (ii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of Compass and Sandwich Bancorp; (iii) the short-term and long-term impact the Conversion and the Merger will have on Seacoast Financial's consolidated results of operations; (iv) the general structure of the transaction and the compatibility of the respective managements and business philosophies; (v) the enhancement of the franchise value of Seacoast Financial and Compass; (vi) the ability of the combined enterprise to compete in relevant banking and non-banking markets;
(vii) industry and economic conditions; and (viii) the impact of the Conversion and the Merger on the depositors, employees, customers and communities served by Compass and Sandwich Bancorp through the contemplated expansion of Compass's lending and retail banking services as a result of the Merger.


     Compass and Sandwich Bank currently serve contiguous market areas. Compass operates in the southeastern Massachusetts region just west of Cape Cod, including New Bedford, Fall River and Plymouth, and also operates on the island of Martha's Vineyard, off the coast of Cape Cod. Sandwich Bank, which has 11 full service offices, operates primarily on Cape Cod. As a result of the Conversion and the Merger, Compass will operate 34 full-service banking offices, and, based on pro forma total assets at May 31, 1998, would be the third largest savings bank in Massachusetts and the largest financial institution headquartered in southeastern Massachusetts.


     In addition to enabling Seacoast Financial to effect the Merger, the Conversion will structure Seacoast Financial in stock form, the organizational structure used by most business entities, including commercial bank holding companies. The Conversion will permit Compass's depositors and members of the local community and of the general public to become equity owners and to share in the future of Seacoast Financial and Compass. The Conversion will also provide additional funds for lending and investment activities, facilitate future access to the capital markets, enhance the ability of Seacoast Financial to diversify and expand into other markets and enable Compass to compete more effectively with other financial institutions.

     After completion of the Conversion, the unissued common and preferred stock authorized by Seacoast Financial's Articles of Organization will permit Seacoast Financial, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, Seacoast Financial has no plans with respect to additional offerings of securities (other than the issuance of the Exchange Shares in connection with the Merger), although Seacoast Financial may consider the adoption of a stock option plan and/or a recognition and retention plan that would provide for the granting of shares of stock or stock options to management and the Board. The ability to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries is another benefit of operating in stock form. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans."

     In light of the foregoing, the Board of Trustees of Seacoast Financial and the Board of Directors of Compass believe that the Conversion and the Merger are in the best interests of Seacoast Financial, Compass and their depositors and other customers and employees.


Description of the Conversion

     The Offering and Sale of Conversion Shares. Seacoast Financial is offering between 13,600,000 and 18,400,000 Conversion Shares (subject to adjustment to up to 21,160,000 shares in the event the estimated pro forma market value of the Conversion Shares increases immediately prior to the conclusion of the Offering) in connection with the Conversion. Pursuant to applicable state and federal regulations, Seacoast Financial is offering the Conversion Shares for sale in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) holders of deposit accounts at Compass with an aggregate balance of $50 or more on December 31, 1996 ("Eligible Account Holders"); (ii) holders of deposit accounts at Compass with an aggregate balance of $50 or more on June 30, 1997 ("Supplemental Eligible Account Holders"); (iii) Compass's ESOP; and (iv) employees, officers, directors and trustees of Compass and Seacoast Financial. Concurrently with, during or promptly after the Subscription Offering, and subject to the prior rights of holders of subscription rights, Seacoast Financial may offer Conversion Shares in the Community Offering to certain members of the general public with a preference given to residents of Compass's Community (as defined below in "The Offerings--Community Offering"). Seacoast Financial may offer Conversion Shares not subscribed for in the Subscription and Community Offerings, if any, for sale to the general public in the Syndicated Community Offering. For detailed information about subscription priorities, purchase limitations and procedures for placing an order for Conversion Shares, see "The Offerings."


     Stock Pricing and Number of Conversion Shares to be Issued. Seacoast Financial has established the Purchase Price per share of all Conversion Shares sold in the Offerings at $10.00. The Conversion Plan requires that the aggregate purchase price of the Conversion Shares must be based on the appraised pro forma market value of the Conversion Shares as determined on the basis of an independent appraisal. Seacoast Financial has retained RP Financial to make such valuation. For its services in making such appraisal and for preparation of a business plan, RP Financial will receive a fee of $45,000 for the initial appraisal, $5,000 for any update and $12,500 for the business plan plus out-of-pocket expenses not to exceed $10,000. Seacoast Financial has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind (including claims under federal and state securities laws) arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by Compass to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

     An appraisal has been made by RP Financial in reliance upon the information contained herein, including the financial statements of Seacoast Financial and Sandwich Bancorp. RP Financial also considered the following factors, among others, in preparing its appraisal: the present and projected operating results and financial condition of Seacoast Financial and Sandwich Bancorp and the economic and demographic conditions in Compass's and Sandwich Bank's existing marketing area; certain historical, financial and other information relating to Seacoast Financial and Sandwich Bancorp; a comparative evaluation of the operating and financial statistics of Seacoast Financial and Sandwich Bancorp with those of other similarly situated publicly traded savings and co-operative banks and other savings institutions located in Massachusetts and other New England states; the aggregate size of the offering of the Conversion Shares; the impact of the Conversion and the Merger on Seacoast Financial's net worth and earnings potential; estimates of the number of Exchange Shares to be issued in the Merger; and the trading market for securities of comparable institutions and general conditions in the market for such securities. In its review of the appraisal provided by RP Financial, the Board of Trustees of Seacoast Financial reviewed the methodologies and the appropriateness of the assumptions that RP Financial used, in addition to the factors enumerated above, and the Board of Trustees believes that such assumptions were reasonable.

     On the basis of the foregoing, RP Financial has advised Seacoast Financial and Compass that in its opinion, dated September 4, 1998, the estimated pro forma market value of the Conversion Shares ranged from a minimum of $136.0 million to a maximum of $184.0 million with a midpoint of $160.0 million (the "Estimated Valuation Range"), giving effect to the Merger. The Board of Directors of Compass and the Board of Trustees of Seacoast Financial determined that the Conversion Shares should be sold at $10.00 per share, resulting in a range of 13,600,000 to 18,400,000 Conversion Shares being offered. Upon consummation of both the Conversion (assuming consummation occurs at the maximum of the Estimated Valuation Range) and the Merger (assuming an Exchange Ratio of 6.4), the Conversion Shares and the Exchange Shares will represent approximately 59.2% and 40.8%, respectively, of the total shares of Seacoast Financial Common Stock outstanding, assuming no fractional Exchange Shares, no exercise of dissenters' rights and a Purchase Price of $10.00 per share. Assuming an Exchange Ratio of 4.7407, the Conversion Shares and Exchange Shares would represent 66.2% and 33.8%, respectively, of the total shares of Seacoast Financial Common Stock outstanding. See "--Description of the Merger and the Exchange Ratio." The Estimated Valuation Range may be amended with the approval of the Commissioner, if required, or if necessitated by subsequent developments in the financial condition of Seacoast Financial and Compass or market conditions generally.


     RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the Conversion Shares. RP Financial did not independently verify the consolidated financial statements and other information provided by Seacoast Financial and Sandwich Bancorp, nor did RP Financial value independently the assets or liabilities of the parties. The valuation considers Seacoast Financial and Compass as a going concern and should not be considered as an indication of the liquidation value of Seacoast Financial. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Conversion Shares in the Conversion or receiving Exchange Shares in the Merger will thereafter be able to sell such shares at prices at or above the Purchase Price (or the Seacoast Financial Trading Price used to determine the Exchange Ratio) or in the range of the foregoing valuation of the pro forma market value thereof.


     No sale of Conversion Shares may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate Purchase Price is materially incompatible with its September 4, 1998 estimate of the pro forma market value of the Conversion Shares upon consummation of the Conversion. If such is not the case, the Offering can be terminated; a new Estimated Valuation Range may be set and investors resolicited and new Subscription, Community Offerings and a new Syndicated Community Offering may be held; or such other action may be taken as Seacoast Financial and Compass shall determine and the Commissioner may permit or require.


     Depending upon market or financial conditions prior to conclusion of the Offering, the total number of Conversion Shares to be sold will be established. In the event market or financial conditions change so as to cause the aggregate Purchase Price, supported by the updated appraisal, to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, Seacoast Financial will resolicit subscribers (i.e., permit them to modify or rescind their subscriptions, or permit them to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation period or their subscription funds will be promptly refunded, with interest at Compass's passbook rate of interest (currently 2.25%), and their withdrawal authorizations will be cancelled). Any change in the Estimated Valuation Range must be approved by the Commissioner. If the number of Conversion Shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Valuation Range to reflect changes in market or financial conditions, no resolicitation of subscribers will be made. See "The Offering--Limitations on Purchases of Conversion Shares" as to purchase priorities with respect to additional shares that may be issued in the event of an increase in the Estimated Valuation Range.


     The higher the number of Conversion Shares issued, the lower a stockholder's ownership interest and per share pro forma net income and stockholders' equity, and the higher Seacoast Financial's pro forma net income and stockholders' equity on an aggregate basis. The lower the number of Conversion Shares issued, the higher a stockholder's ownership interest and per share pro forma net income and stockholders' equity and the lower Seacoast Financial's pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors--Dilution Resulting from Possible Issuances of Additional Shares" and "Pro Forma Data--Pro Forma Conversion Data."

     Copies of the appraisal report of RP Financial, including any amendments thereto, and the detailed report of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Seacoast Financial and at the other locations specified under "Additional Information."


Description of the Merger and the Exchange Ratio

     Pursuant to the Merger Agreement, Sandwich Bancorp will merge with a corporate subsidiary of Seacoast Financial. It is anticipated that, following the merger of Sandwich Bancorp with a subsidiary of Seacoast Financial, Sandwich Bancorp, as the surviving corporation, will merge with Seacoast Financial and that Sandwich Bank will be merged with Compass and cease to be a separate bank. Each outstanding share of Sandwich Bancorp Common Stock (other than shares held by any dissenting stockholders and shares held by Seacoast Financial or any subsidiary) and each outstanding Sandwich Bancorp Option will automatically convert into and become exchangeable for a number of shares of Seacoast Financial Common Stock determined by the application of the Exchange Ratio (as described below), and cash in lieu of any fractional share of Seacoast Financial Common Stock which such stockholders or optionholders otherwise would be entitled to receive. The Exchange Ratio depends upon a calculation of the average trading price of Seacoast Financial Common Stock on certain specified days between the consummation of the Conversion and consummation of the Merger, determined in the manner described below.

     At the Merger Effective Time (as such term is defined in "--Description of the Merger Agreement"), each share of Sandwich Bancorp Common Stock issued and outstanding immediately prior thereto (other than those held by Seacoast Financial, by Compass and by Sandwich Bancorp stockholders exercising dissenters' rights) will convert into a number of Exchange Shares equal to one share multiplied by the appropriate Exchange Ratio and cash in lieu of any fractional share. The Exchange Ratio will be based on the Seacoast Financial Trading Price and will be calculated as set forth below. The parties have agreed to a range of possible Exchange Ratios so that, as the Seacoast Financial Trading Price increases, the Exchange Ratio may decrease, as follows:





   Seacoast Financial
     Trading Price                       Exchange Ratio                   Per Sandwich Bancorp Share Value
-----------------------   --------------------------------------------   ---------------------------------
   More than $15.00       Less than 4.7407                                      $71.11
                          ($71.11 [divided by] Seacoast Financial
                          Trading Price)

  $13.51-$15.00           4.7407                                                $64.05-$71.11
                                                                                (4.7407 x Seacoast Financial
                                                                                Trading Price)

  $10.01-$13.50           6.3936-4.7407                                         $64.00
                          ($64.00 [divided by] Seacoast Financial
                          Trading Price)

  $10.00 or less          6.4000                                                $64.00 or less
                                                                                (6.4000 x Seacoast Financial
                                                                                Trading Price)


     The Seacoast Financial Trading Price (and therefore the Exchange Ratio) will be determined in the period between the consummation of the Conversion and the consummation of the Merger by averaging the closing bid and asked price of the Seacoast Financial Common Stock for each of the second through the ninth trading days (inclusive) following consummation of the Conversion (the average of the closing bid and asked price for each such day is referred to as the "Daily Closing Price"), discarding the two highest and two lowest Daily Closing Prices and averaging the remaining Daily Closing Prices. The closing bid and asked prices will be as quoted at the close of business on the Nasdaq National Market. The market price of Seacoast Financial Common Stock at the Merger Effective Time could be more or less than the Seacoast Financial Trading Price used to determine the Exchange Ratio, and the actual value of the shares issued in the Merger therefore could be more or less than the Per Sandwich Bancorp Share Value indicated in the foregoing table.

     In addition, each option to purchase a share of Sandwich Bancorp Common Stock outstanding under the Sandwich Stock Option Plans will, as of the Merger Effective Time, be automatically converted into and exchangeable for a number of Exchange Shares calculated by subtracting the per share exercise price of such option from the Per Sandwich Share Value and dividing the result by the Seacoast Financial Trading Price.

     At any time prior to the Merger Effective Time, Seacoast Financial may revise the structure of the Merger and the other transactions contemplated by the Merger Agreement, provided that (i) there are no material adverse federal or state income tax consequences to Sandwich Bancorp and its stockholders as a result of a modification; (ii) the consideration to be paid to the holders of the Sandwich Bancorp Common Stock under the Merger Agreement is not thereby changed in kind or reduced in amount; (iii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of Sandwich Bancorp's directors, officers and other employees; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. Seacoast Financial, Compass, Sandwich Bancorp and Sandwich Bank have agreed to appropriately amend the Merger Agreement and any related documents in order to reflect any such revised structure.

     For additional information about the Merger Agreement and the terms of the Merger, see "--Description of the Merger Agreement."


Effects of the Conversion and the Merger

     Continuity. While the Conversion and Merger are pending, the normal business of Compass and Sandwich Bank of accepting deposits and making loans will continue without interruption. Compass and Sandwich Bank will continue to be subject to regulation by the Commissioner and the FDIC. After the Conversion and Bank Merger, Compass will continue to provide services for both Compass's and Sandwich Bank's depositors and borrowers under Compass's current policies by its present management and staff, as supplemented by Sandwich Bank personnel.

     The directors and officers of Compass at the time of the Conversion will continue to serve as directors and officers of Compass after the Conversion. The directors of Seacoast Financial following the Conversion will consist of individuals currently serving as directors of Compass and the officers of Seacoast Financial will consist of the persons currently serving as officers of Seacoast Financial. Upon consummation of the Merger, certain of the officers and directors of Sandwich Bancorp and Sandwich Bank will become officers and directors of Seacoast Financial and/or Compass. See "Management of Seacoast Financial and Compass--Directors of Seacoast Financial."

     Effect on Deposit Accounts. The Conversion will have no effect on Compass's deposit accounts, except to the extent that funds in the account are withdrawn to purchase Conversion Shares and except with respect to liquidation rights. Moreover, each depositor in Sandwich Bank at the time of the Bank Merger will automatically become a depositor of Compass after the Bank Merger, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, subject to Compass's right to conform such account terms to comparable accounts offered by Compass. Subject to certain limitations, each such account will be insured by the FDIC to the same extent as before the Conversion and the Merger, and each such account will continue to be insured in full for amounts in excess of FDIC limits by the excess insurer of savings bank deposits, the DIF (as a co-operative bank, Sandwich Bank currently offers its depositors similar excess deposit insurance through the Share Insurance Fund of the Co-operative Central Bank). Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from either Compass or Sandwich Bank will be affected by the Conversion or the Merger, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion and the Merger.

     Tax Effects. Seacoast Financial has received a favorable opinion regarding the federal income tax consequences of the Conversion. See "--Tax Aspects of the Conversion and Merger." Consummation of the Merger is conditioned on prior receipt by Seacoast Financial and Sandwich Bancorp of an opinion with regard to federal income taxation which indicates, among other things, that each of the Merger and the merger of Sandwich Bank and Compass (the "Bank Merger") will constitute or will be part of a tax-free reorganization and that Seacoast Financial, Compass, Sandwich Bancorp, Sandwich Bank and the shareholders of Sandwich Bancorp, by reason of the Merger or the Bank Merger, will recognize no gain or loss for federal income tax purposes.

     Liquidation Rights. At the completion of the Conversion, Seacoast Financial will establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts with Compass following the Conversion. The amount of the liquidation account will be equal to the net worth of Seacoast Financial as set forth in the most recent consolidated statement of financial condition contained herein. In the unlikely event of a complete liquidation of Seacoast Financial, and only in such event, each such account holder will be entitled to receive a liquidating distribution from the liquidation account in the amount of the then-adjusted account balances for such person's deposit accounts then held following all liquidation payments to creditors.

     The initial account balance for each Eligible Account Holder and Supplemental Eligible Account Holder will be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of Qualifying Deposits or Supplemental Qualifying Deposits held by such Eligible Account Holder or Supplemental Eligible Account Holder on the Eligibility Record Date or the Supplemental Eligibility Record Date, respectively, and the denominator of which is the aggregate amount of all Qualifying Deposits or Supplemental Qualifying Deposits on such dates. For deposit accounts in existence on both dates, separate account balances shall be determined on the basis of the Qualifying Deposits and Supplemental Qualifying Deposits in such deposit accounts on such dates.

     If, however, on the last day of any fiscal year of Seacoast Financial commencing after the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, the deposit balance in any deposit account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than either (i) the amount of Qualifying Deposits of such Eligible Account Holder or Supplemental Eligible Account Holder on the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or (ii) the deposit balance in such deposit account at the close of business on the last day of any previous fiscal year of Seacoast Financial commencing after the Eligibility Record Date or the Supplemental Eligibility Record Date, then such Eligible Account Holder's or Supplemental Eligible Account Holder's account balance would be reduced in an amount equal to the reduction in such deposit balance, and such account balance will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the deposit balances of any Eligible Account Holder or Supplemental Eligible Account Holder. Any assets remaining after the above liquidation rights of Eligible Account Holders and Subsequent Eligible Account Holders are satisfied would be distributed to the stockholders of Seacoast Financial.

     Neither Compass nor Seacoast Financial will be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the account will not operate to restrict the use or application of any of the net worth accounts of Compass or Seacoast Financial, except that neither Compass nor Seacoast Financial, as the case may be, shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such a transaction would be to cause its net worth to be reduced below the amount required for the liquidation account.


Required Approvals

     Various regulatory approvals are required in order to consummate the Conversion and the Merger. The Commissioner has approved the Conversion Plan, subject to the satisfaction of certain conditions. The FRB has approved the Merger (including the Conversion as a precondition to the Merger) and the FDIC has approved the Bank Merger under the Bank Merger Act, and in each case the required 15-day waiting period has passed. In addition, the Conversion and the Merger cannot be consummated unless the BBI and the Commissioner approve the Merger and the Bank Merger. There can be no assurances that the required approvals will be obtained. Approvals, nonobjections and authorizations by the FDIC, the FRB, the Commissioner or the BBI do not constitute recommendations or endorsements of the Conversion or the Merger by such entities. There can be no assurances that the requisite regulatory approvals will be received in a timely manner. In the event the Merger is not consummated on or before February 20, 1999, the Merger Agreement may be terminated by either Seacoast Financial or Sandwich Bancorp (subject to a possible one-month extension under certain circumstances).

     Pursuant to Massachusetts law, the Conversion Plan must be approved by at least a majority of Seacoast Financial's Corporators, including a majority of the "Independent Corporators," as such term is defined in Massachusetts banking regulations. In addition, the Merger must be approved by at least two thirds (2/3) of Seacoast Financial's Corporators. Such approvals were obtained at a special meeting of Corporators held on August 24, 1998. In addition, consummation of the Merger requires the approval of the Merger Agreement by the stockholders of Sandwich Bancorp. Sandwich Bancorp has called a special meeting of stockholders for the purpose of voting on
the Merger on October    , 1998. Under Massachusetts law, the Merger Agreement
must be approved by a two-thirds vote of the outstanding Sandwich Bancorp Common Stock entitled to vote at such special meeting.

     Seacoast Financial is required to make certain filings with state securities regulatory authorities in connection with the issuance of Seacoast Financial Common Stock in the Conversion and the Merger.


Description of the Merger Agreement

     Representations and Warranties. The Merger Agreement contains representations and warranties by Sandwich Bancorp and Seacoast Financial regarding various legal, regulatory, financial and business matters which generally include, but are not limited to, the following: (i) capital structure, (ii) securities documents and regulatory reports, (iii) financial statements, (iv) material adverse change, (v) environmental matters, (vi) tax matters; (vii) legal proceedings, (viii) employee benefit plans; (ix) properties, (x) loan portfolio and (xi) material interests of certain persons. Except as otherwise provided in the Merger Agreement, these representations and warranties will not survive the Merger Effective Time.

     Conduct of Business Prior to the Closing Date. Under the terms of the Merger Agreement, each of Seacoast Financial and Sandwich Bancorp and their respective subsidiaries generally is prohibited from: (i) taking any action that materially adversely affects the ability of either party to obtain any necessary regulatory approvals or materially increases the period of time necessary to obtain such approvals; (ii) taking any action that materially adversely affects its ability to perform its covenants and agreements under the Merger Agreement; (iii) knowingly taking any action that would result in its representations and warranties not being true and correct on the date of the Merger Agreement or at any future date on or prior to the closing date; or (iv) taking or causing any act which disqualifies the Merger as a pooling-of-interests for accounting purposes or as a tax free reorganization under Section 368 of the Code.

     Sandwich Bancorp, including its subsidiaries, is required to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises and operate its business in the usual, regular and ordinary course. In addition, Sandwich Bancorp has agreed, except as otherwise specifically permitted or required by the Merger Agreement or consented to in writing, that Sandwich Bancorp may not: (i) declare or pay any dividends or other distributions on capital stock (except for (a) a quarterly cash dividend not in excess of $0.35 per share that is declared and paid in accordance with applicable law, regulation, contractual and regulatory commitments, and (b) dividends paid by any Sandwich Bancorp subsidiary to Sandwich Bancorp); (ii) increase compensation or fringe benefits of, or pay bonuses to, directors, officers or employees beyond certain stated limits;
(iii) change or waive any provision of its articles or by-laws; (iv) change the number of shares authorized or issued capital stock (except for an issuance pursuant to the Stock Option Agreement or upon exercise of outstanding Sandwich Options); (v) issue or grant any option, warrant, call commitment, subscription, right to purchase or agreement relating to the authorized and issued capital stock of Sandwich Bancorp, or any subsidiary thereunder, or any convertible securities, except for those shares issued to satisfy presently outstanding options under and in accordance with the Stock Option Agreement and the Sandwich Bancorp stock option plans; (vi) enter into or amend in any material respect or terminate any contract, except in the ordinary course of business consistent with past practice and as specified in the Merger Agreement; (vii) amend, terminate, waive or provide consent under any standstill agreement; (viii) incur any material liabilities or material obligations, whether directly or by way of guaranty, or acquire any equity, debt or other investment securities, except in the ordinary course of business consistent with past practices; (ix) make capital expenditures beyond stated limits, excluding binding commitments already existing as of the date of the Merger Agreement; (x) make equity investments in real estate, other than in foreclosed properties, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with customary banking practices; (xi) make commercial or commercial real estate loans or loans to one borrower above a certain stated size; (xii) open or close any branch offices or automated banking facilities; (xiii) engage in certain off-balance-sheet transactions; (xiv) change accounting method or practices, except as required by GAAP or by regulatory policy; (xv) merge or consolidate with, or be acquired by, another entity, except as the fiduciary duties of the Board of Directors otherwise requires; or (xvi) agree to do any of the foregoing.

     Acquisition Proposals. Sandwich Bancorp has also agreed in the Merger Agreement, subject to certain exceptions relating to the fiduciary duty of the Sandwich Bancorp Board of Directors, that it will not (and will use all commercially reasonable efforts to cause its representatives not to) directly or indirectly encourage, solicit, initiate or participate in any discussions or negotiations with, or provide any information to, any other person (other than Seacoast Financial and its affiliates or representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar acquisition transaction involving Sandwich Bancorp or Sandwich Bank. Sandwich Bancorp has agreed to notify Seacoast Financial immediately of any such inquiry or proposal (including the terms thereof and the identity of the other person making the inquiry or proposal) and has further agreed to consult with Seacoast Financial after receipt of such proposal or commencement of such discussion or negotiation relating to an acquisition transaction and not to take any action with respect to such proposed acquisition transaction except after reasonable consultation with Seacoast Financial.

     Closing Date of the Merger. The Merger Agreement provides that the closing of the Merger will occur on the tenth trading day following consummation of the Conversion or such other time as Seacoast Financial and Sandwich Bancorp may agree upon (the "Closing Date"). The reason for the delay between the dates of consummation of the Conversion and consummation of the Merger is that the calculation of the Exchange Ratio for determining the number of Exchange Shares issuable to the Sandwich Bancorp stockholders is based upon the Seacoast Financial Trading Price, which cannot be calculated until after the consummation of the Conversion. Notwithstanding this delay, the Conversion and the Merger are interdependent transactions, and neither one will occur unless both of them do. As a result, the conditions to the Merger set forth in the Merger Agreement (other than the delivery of the Exchange Shares), which would typically need to have been met as of the closing date of the Merger, must instead be met as of the date of consummation of the Conversion (the "Pre-Closing Date"), which will be the date of the pre-closing (the "Pre-Closing") for the Merger. Following completion of the Pre-Closing, which completion will be acknowledged in writing by the parties at such time, neither party will have the right to terminate the Merger Agreement. The Merger Agreement provides that if, after the Pre-Closing Date, any party to the Merger Agreement attempts to terminate such agreement or fails to take any action necessary to consummate the Merger, the other party may seek injunctive relief to enforce the Merger Agreement and the breaching party may not oppose or contest such effort. Assuming that all conditions to the Merger have been satisfied or waived as of the Pre-Closing Date, the Merger Effective Time shall be the time on the Closing Date that the Merger becomes effective pursuant to applicable provisions of Massachusetts law.

     Seacoast Financial and Sandwich Bancorp each anticipates that the Merger will be consummated in the fourth quarter of 1998. However, consummation could be delayed as a result of delays in obtaining the necessary governmental and regulatory approvals of the Conversion or the Merger or if any other condition to consummation of the Merger is not satisfied or waived. There can be no assurances as to if or when such approvals will be obtained or that the Merger will be consummated. See "--Regulatory and Other Approvals."


     Conditions to the Merger. The respective obligations of each party under the Merger Agreement are subject to the fulfillment of the following conditions at or prior to the Pre-Closing Date, none of which may be waived: (i) the approval of the Merger Agreement by the Sandwich Bancorp stockholders; (ii) the absence of orders, decrees or injunctions which enjoin or prohibit the Merger;
(iii) the receipt of all necessary regulatory approvals, authorizations and consents and the expiration of all applicable waiting periods, without any condition or requirement that materially and adversely affects the combined enterprise or the value of Sandwich Bancorp or Sandwich Bank; (iv) the effectiveness under the Securities Act of the Registration Statement registering the Exchange Shares without having a stop order issued by either the SEC or state securities regulators suspending the effectiveness or any proceeding initiated or threatened by the SEC to suspend such effectiveness;
(v) the approval for listing on the Nasdaq National Market, subject to official notice of issuance, of the Exchange Shares; (vi) the receipt of a tax opinion, dated as of the Pre-Closing Date for federal income tax purposes, relating to the Merger as described under "--Tax Aspects of the Conversion and the Merger"; and (vii) the consummation by Seacoast Financial of the Conversion, resulting in net proceeds sufficient to enable Compass to remain "well-capitalized" under applicable federal banking law and otherwise to meet regulatory capital requirements, in each case after giving effect to the Merger.


     The obligations of Seacoast Financial and Sandwich Bancorp under the Merger Agreement are further subject to the satisfaction (or waiver), at or prior to the Pre-Closing Date, of the following conditions: (i) the representations and warranties of the other party shall continue to be true and correct in all material respects as of the Pre-Closing Date; (ii) the other party shall have performed in all material respects all obligations and complied in all material respects with all of its agreements or covenants under the Merger Agreement, except to the extent that failure to perform does not have a material adverse effect; (iii) the other party shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by it; (iv) each party shall have received the agreed legal opinion from counsel to the other party; (v) each party shall have received the agreed "comfort" letter from the independent accountant to the other party; and (vi) each party shall have furnished the other party with such certificates of its officers or others and such other documents to evidence fulfillment of the aforementioned conditions as shall be reasonably requested.

     The obligations of Seacoast Financial are further subject to the condition that, as of the Pre-Closing Date, Seacoast Financial shall have received a letter from its independent accountant to the effect that the Merger will qualify for "pooling of interests" accounting treatment. Seacoast Financial will be deemed to have waived this condition if it purchases any shares of Sandwich Bancorp Common Stock between the date of the Merger Agreement and the Pre-Closing Date. The obligations of Sandwich Bancorp are further subject to the condition that Seacoast Financial shall have delivered to the exchange agent, on or before the Closing Date of the Merger, certificates representing the Exchange Shares and the cash in lieu of fractional shares to be delivered to the Sandwich Bancorp stockholders and optionholders pursuant to the Merger Agreement.

     Termination and Termination Fees. The Agreement may be terminated at any time prior to the Pre-Closing Date, whether before or after approval of the Merger by the stockholders of Sandwich Bancorp: (i) at any time by the mutual written agreement of Seacoast Financial and Sandwich Bancorp; (ii) by either Sandwich Bancorp or Seacoast Financial in the event of a material breach by the other party of any covenant, agreement, representation or warranty in the Merger Agreement which breach by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notice by Seacoast Financial to Sandwich Bancorp (or by Sandwich Bancorp to Seacoast Financial) of such breach (provided that the terminating party is not itself in material breach); (iii) at the election of either Seacoast Financial or Sandwich Bancorp in the event that the Closing Date does not occur on or before February 20, 1999, or such later date as Seacoast Financial and Sandwich Bancorp have agreed to in writing, subject to a one-month extension in certain circumstances specified in the Merger Agreement;
(iv) by either Sandwich Bancorp or Seacoast Financial if the stockholders of Sandwich Bancorp shall not have approved the Merger Agreement; (v) by either Sandwich Bancorp or Seacoast Financial if (a) either the Merger or the Conversion is disapproved by a regulatory authority and such disapproval has become unappealable or (b) if any court of competent jurisdiction or other governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the consummation of Merger, the Bank Merger or the Conversion and such order or injunction has become final and nonappealable; (vi) by either party if an event occurs that would result in Sandwich Bancorp's obligation to pay to Seacoast Financial the $6.0 million termination fee as described below; or (vii) by the Board of Directors of either party in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement.

     Termination due to mutual agreement shall be without liability, cost or expense on the part of any party to the other, unless an event occurs requiring the payment of a $6.0 million termination fee to Sandwich Bancorp or Seacoast Financial, as described below. In the event termination upon the occurrence of either party's material failure to comply with representations, warranties, covenants or other agreements contained in the Merger Agreement as a result of willful misconduct or gross negligence of a party, such party shall be obligated to reimburse the other party for up to $1,000,000 of out-of-pocket costs and expenses, including reasonable legal, accounting and investment banking fees and expenses, in addition to any other rights or remedies available at law or equity, unless under the Merger Agreement either Sandwich Bancorp or Seacoast Financial is entitled to a $6.0 million dollar termination fee, as described below.

     As a condition of Sandwich Bancorp's willingness to enter into the Merger Agreement, and to reimburse Sandwich Bancorp for incurring the damages, costs and expenses related to entering into the Merger Agreement and consummating the transactions contemplated thereby, Seacoast Financial has agreed to pay Sandwich Bancorp, as liquidated damages, and in lieu of any other rights or remedies under the Merger Agreement, a payment in the amount of $6.0 million if the Merger does not occur because (i) either the Conversion does not occur or it does occur but it does not result in net proceeds sufficient to enable Compass to remain "well-capitalized" under applicable federal banking law and otherwise to meet regulatory capital requirements, in each case after giving effect to the Merger, or (ii) the Conversion has not been approved by regulators, has been enjoined or is otherwise not completed by Seacoast Financial by February 20, 1999 (subject to a one-month extension under certain circumstances specified in the Merger Agreement), or if Sandwich Bancorp has terminated the Merger Agreement


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

as a result of Seacoast Financial's willful or intentional breach of its representations and warranties, covenants or agreements. Seacoast Financial will not be required to pay the termination fee if the triggering event is primarily due to a breach by Sandwich Bancorp of its representations, warranties, covenants or agreements that directly or adversely affects Seacoast Financial's ability to consummate the Merger or to satisfy the conditions to its obligation to consummate the Merger.

     As a condition of Seacoast Financial's willingness to enter into the Merger Agreement, and to reimburse Seacoast Financial for incurring the damages, costs and expenses related to entering into the Merger Agreement and consummating the transactions contemplated thereby, Sandwich Bancorp has agreed to pay to Seacoast Financial, as liquidated damages, and in lieu of any other rights or remedies under the Merger Agreement, a payment in the amount of $6.0 million, but if and only if a "payment event" (as such term is defined below) has occurred before the "expense fee termination date" (as such term is defined below).

     A "payment event" would be any of the following events: (i) without Seacoast Financial's prior written consent, Sandwich Bancorp shall have authorized, proposed or entered into, or publicly announced an intention to authorize, propose or enter into, an agreement with any person (other than Seacoast Financial or any subsidiary thereof) to effect (a) a merger, consolidation or similar transaction involving Sandwich Bancorp or any subsidiary thereof, (b) the disposition, by sale, lease, exchange or otherwise, of assets of Sandwich Bancorp or any subsidiary thereof representing in either case 15% or more of the consolidated assets of Sandwich Bancorp or any subsidiary or (c) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 15% or more of the voting power of Sandwich Bancorp or any subsidiary thereof or (ii) a person (other than Seacoast Financial or any subsidiary thereof) shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, or a group shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Sandwich Bancorp Common Stock.

     The "expense fee termination date" would be the earliest to occur of (i) the Merger Effective Time, (ii) the date that is 12 months after termination of the Merger Agreement following the occurrence of a "time extension event" (as such term is defined below) or (iii) the date on which the Merger Agreement is terminated in accordance with its terms, but only if such termination takes place prior to the occurrence of a payment event or a "time extension event." A "time extension event" would be any of the following events: (i) a person (other than Seacoast Financial or any subsidiary thereof) shall have commenced, or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Sandwich Bancorp Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of such stock;
(ii) following the public announcement of an "acquisition proposal" (which is defined in the Merger Agreement, and which the parties acknowledge has already taken place), the holders of the Sandwich Bancorp Common Stock shall not have approved the Merger Agreement; (iii) following the occurrence of an "acquisition proposal" (a) a meeting of Sandwich Bancorp's stockholders held for the purpose of voting on the Merger Agreement shall not have been held or shall have been canceled prior to termination of the Merger Agreement; (b) Sandwich Bancorp's Board of Directors shall have withdrawn or modified in a manner adverse to Seacoast Financial the recommendation of the Board of Directors with respect to the Merger Agreement and the Merger; (c) Sandwich Bancorp shall have willfully or intentionally breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach would entitle Seacoast Financial to terminate the Merger Agreement (without regard to the cure period otherwise provided for unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement); or (d) the Merger shall not have been consummated by reason of failure of the pooling-of-interests condition, and such failure is the result of the actions of a party not affiliated with either Seacoast Financial or Sandwich Bancorp.

     Amendment and Waiver. Subject to applicable law, at any time prior to the Merger Effective Time, the parties to the Merger Agreement may amend the Merger Agreement, extend the time for the performance of any of the obligations or other acts of any other party, waive any inaccuracies in the representations and warranties or any document delivered pursuant to the Merger Agreement or waive compliance with any of the Merger Agreement's agreements or conditions, except that after the Sandwich Bancorp stockholder meeting at which the Merger is to be considered there may not be, without further approval by Sandwich Bancorp's stockholders, any amendment of the Merger Agreement which reduces the amount or changes the form of consideration to be delivered to Sandwich Bancorp's stockholders.


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

The Stock Option Agreement

     Under the Stock Option Agreement, Sandwich Bancorp has granted an option (the "Option") to Seacoast Financial to purchase up to 387,107 authorized but unissued shares of Sandwich Bancorp Common Stock (constituting up to 19.9% of the outstanding Sandwich Bancorp Common Stock on the date of grant of the Option and 16.7% of the shares of Sandwich Bancorp Common Stock that would be outstanding following the exercise of the Option) at a price of $57 per share. In the event of any change in Sandwich Bancorp Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option and the purchase price therefor will be adjusted appropriately. If any additional shares of Sandwich Bancorp Common Stock are issued or otherwise become outstanding after the date of the Stock Option Agreement (other than as contemplated in the Stock Option Agreement), the number of shares of Sandwich Bancorp Common Stock subject to the Option shall be adjusted so that, after such issuance, it does not exceed 19.9% of the number of shares of Sandwich Bancorp Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. The $57 exercise price was based upon trading price information for Sandwich Bancorp Common Stock on March 20, 1998, the trading day immediately preceding the announcement of the Merger Agreement on March 23, 1998.

     The Option is exercisable in whole or in part upon the occurrence of a "Purchase Event" (as such term is defined below) and prior to an "Exercise Termination Event" (as such term is defined below). A "Purchase Event" would be any of the following events:

     (i) without Seacoast Financial's prior written consent, Sandwich Bancorp shall have authorized, recommend or publicly proposed or publicly announced an intention to authorize, recommend or propose or enter into, an agreement with any person (other than Seacoast Financial or any subsidiary thereof) to effect (a) a merger, consolidation or similar transaction involving Sandwich Bancorp or any subsidiary thereof, (b) the disposition, by sale, lease, exchange or otherwise, of assets of Sandwich Bancorp or any subsidiary thereof representing in either case 15% or more of the consolidated assets of Sandwich Bancorp or (c) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 15% or more of the voting power of Sandwich Bancorp or any subsidiary thereof (each, an "Acquisition Transaction"), or

     (ii) a person (other than Seacoast Financial or any subsidiary thereof) shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, or a group shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Sandwich Bancorp Common Stock.

     An "Exercise Termination Event" would be any of the following events: (i) the Merger Effective Time, (ii) the date that is 12 months after termination of the Merger Agreement following the occurrence of a "Purchase Event" or "Preliminary Purchase Event" (as such terms are defined below), (iii) the date on which the Merger Agreement is terminated in accordance with its terms, but only if such termination takes place prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, or (iv) the passage of twelve months after the Merger Agreement is terminated by Seacoast Financial as a result of a material breach of any representation, covenant, warranty or agreement set forth in the Merger Agreement, which breach by its nature cannot be cured prior to the pre-closing date or shall not have been cured within 30 business days after written notice by Sandwich Bancorp to Seacoast Financial of such breach.

     A "Preliminary Purchase Event" would be any of the following events:

     (i) a person (other than Seacoast Financial or any subsidiary thereof) shall have commenced, or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Sandwich Bancorp Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of the Sandwich Bancorp Common Stock;

     (ii) following the public announcement or occurrence of an "acquisition proposal" (which is defined in the Stock Option Agreement, and which the parties acknowledge has already taken place): (a) the holders of the Sandwich Bancorp Common Stock shall not have approved the Merger Agreement; (b) a meeting of Sandwich Bancorp's stockholders held for the purpose of voting on the Merger Agreement shall not have been held or shall have been canceled prior to termination of the Merger Agreement; (c) Sandwich Bancorp's

          Board of Directors shall have withdrawn or modified, or publicly announced its intention to withdraw or modify, in a manner adverse to Seacoast Financial the recommendation of the Board of Directors with respect to the Merger Agreement and the Merger; (d) Sandwich Bancorp shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach would entitle Seacoast Financial to terminate the Merger Agreement (without regard to the cure period otherwise provided for unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement); (e) or the Merger shall not have been consummated by reason of failure of the pooling-of-interests condition, and such failure is the result of the actions of a party not affiliated with either Seacoast Financial or Sandwich Bancorp; or

    (iii) any person, other than Seacoast Financial, or any subsidiary thereunder, other than in connection with a transaction to which Seacoast Financial has given prior written consent, shall have (a) acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Sandwich Bancorp Common Stock or (b) filed an application or notice with the FRB, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to acquire beneficial ownership of 10% or more of the outstanding shares of Sandwich Bancorp Common Stock or otherwise to engage in an Acquisition Transaction.

     The Stock Option Agreement also provides that Sandwich Bancorp is required to repurchase the Option from Seacoast Financial, together with any shares of Sandwich Bancorp Common Stock purchased by Seacoast Financial pursuant thereto, at the election of Seacoast Financial during the twelve months immediately following (i) the acquisition by one or more third parties of 50% or more of the outstanding shares of Sandwich Bancorp Common Stock (or the right to acquire 50% or more of such outstanding shares) or (ii) the execution by Sandwich Bancorp of an agreement to merge into or consolidate with a third party following which transaction Sandwich Bancorp will not be the continuing or surviving corporation or to sell 50% or more of the voting power of Sandwich Bancorp to a third party or to sell or otherwise transfer all or substantially all of the Sandwich Bancorp assets to a third party. The price of such repurchase is specified in the Stock Option Agreement. The obligation for Sandwich Bancorp to repurchase the Option terminates upon an Exercise Termination Event, unless a Purchase Event occurs prior to an Exercise Termination Event.

     Although the shares issuable upon exercise of the Option represent approximately 16.7% of the Sandwich Bancorp Common Stock that would be outstanding after such exercise, Seacoast Financial may not acquire more than 5% of the Sandwich Bancorp Common Stock, pursuant to the exercise of the Option or otherwise, without prior approval of the FRB. Seacoast Financial has received approval from the FRB to exercise the Option following any applicable event triggering the Option.


Interests of Certain Persons in the Conversion

     General. In connection with the Conversion, the trustees, directors and executive officers of Seacoast Financial and Compass, as a group (19 persons), have proposed to purchase 405,000 Conversion Shares, or 3.0% and 2.2% of the Conversion Shares at the minimum and maximum of the Estimated Valuation Range, respectively. See "Purchases by Management of Seacoast Financial and Compass."

     The ESOP. Compass has adopted the ESOP, a tax-qualified benefit plan for officers and employees of Compass, which intends to purchase 8% of the Conversion Shares, or 1,088,000 shares ($10.9 million) and 1,472,000 shares ($14.7 million) at the minimum and maximum of the Estimated Valuation Range, respectively. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans--Employee Stock Ownership Plan and Trust."


     Seacoast Financial Stock Compensation Plans. Following consummation of the Conversion, the Board of Directors may consider the adoption of a stock option plan for, and a stock plan for the recognition and retention of, officers and directors of Compass and Seacoast Financial. Applicable banking regulations would permit the Company to adopt such plans for presentation to Seacoast Financial's stockholders at a meeting to be held no earlier than six months after the completion of the Conversion. If such plans are adopted, no options or stock awards would be granted under either plan until the date on which stockholder approval of the respective plan is received. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors through Benefit Plans--Stock Option Plan" and "--Stock Plan."

     Seacoast Financial Employment Agreements. In connection with the Conversion, Seacoast Financial and Compass have entered into employment and change of control agreements with the following officers of Seacoast Financial and Compass: Kevin G. Champagne; Arthur W. Short; John D. Kelleher; Francis S. Mascianica, Jr.; and Carolyn A. Belanger. The employment agreements have three-year (in the case of Mr. Champagne) and two-year (in the case of the other officers) terms that are extended automatically unless one of the parties thereto gives a notice of non-renewal. Such agreements also guarantee the officers payments and benefits in the event the officers are terminated under certain circumstances or in the event of their retirement, death or disability. The change in control agreements guarantee the officers severance payments and continuing benefits in case they are terminated for certain reasons following a "change in control" (as such term is defined in such agreements) of Seacoast Financial or Compass. See "Management of Seacoast Financial and Compass--Employment and Change of Control Agreements."


Interests of Certain Persons in the Merger

     Boards of Directors. Upon consummation of the Merger, Seacoast Financial will take all necessary action to appoint Frederic D. Legate, currently the President and Chief Executive Officer of Sandwich Bancorp, and two other members of Sandwich Bancorp's Board of Directors (to be designated by Seacoast Financial after consultation with Sandwich Bancorp) to Seacoast Financial's Board of Directors. Mr. Legate will also be appointed to Compass's Board and the executive committee thereof.

     Sandwich Bancorp Employees. At the Merger Effective Time, all employees of Sandwich Bancorp and its subsidiaries shall be employed by Compass, with employee benefits which in the aggregate are no less favorable than those generally afforded to other employees of Compass holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees and to certain other provisions of the Merger Agreement. For purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes), service with Sandwich Bancorp prior to the Merger Effective Time will be treated as service with an "employer" as if such persons had been employees of Seacoast Financial, to the extent permissible under the terms of Seacoast Financial's employee benefit plans. Seacoast Financial has also agreed to continue to provide post-retirement medical benefits to former employees of Sandwich Bancorp who at the time of the Merger are receiving post-retirement medical benefits in accordance with Sandwich Bancorp's retiree health care plans, and Seacoast Financial will honor any and all vacation leave (but not sick leave) accrued by employees of Sandwich Bancorp, except to the extent of any duplication of benefits. No pre-existing condition exclusion that is currently inapplicable to an employee of Sandwich Bancorp or a subsidiary thereof and/or the employee's covered dependents shall affect their rights to health benefits or coverage under Seacoast Financial's plans, to the extent permissible under such plans.

     The parties are working to identify operational efficiencies that may be obtained through the consolidation of the entities in the Merger. It is anticipated that some positions will be eliminated following the Merger Effective Time, and Seacoast Financial and Compass are not under any continuing obligation with respect to the employment of any specific employee of Sandwich Bancorp or Sandwich Bank other than the officers whose employment contracts are being assumed. See "--Sandwich Bancorp Employment Agreements." Seacoast Financial and Compass have agreed that any employee of Sandwich Bancorp or Sandwich Bank whose employment with Seacoast Financial or Compass is terminated by Seacoast Financial within one year after the Merger Effective Time will receive a lump-sum severance benefit in an amount equal to two weeks' pay for each year of employment (with partial years of service included in the calculation on a pro-rated basis), up to a maximum of 26 weeks' pay, and continuation of health benefits, on the same terms and conditions applicable to Seacoast Financial's active employees, for the same number of weeks factored into the calculation of severance payments, and thereafter COBRA benefits for an additional period of time.

     Sandwich Bancorp Employment Agreements. Under the terms of the Merger Agreement, Seacoast Financial and Compass have agreed to assume employment and change of control agreements that Sandwich Bancorp and Sandwich Bank currently have with Frederic D. Legate, President and Chief Executive Officer, and Dana
S. Briggs, George L. Larson and David A. Parsons, each a Senior Vice President, of Sandwich Bancorp and Sandwich Bank, as well as comparable agreements with certain other officers of Sandwich Bank. Pursuant to the employment and change of control agreements, the officers are entitled to receive severance benefits if, within a period of time following a "change in control" (as defined in the agreements), such officers' employment is terminated involuntarily or voluntarily following certain specified events such as a material change in responsibilities. The

Merger constitutes a change in control of Sandwich Bancorp and Sandwich Bank and a material change of such officers' responsibilities and supervision under the agreements. The severance benefits payable to the officers may be an amount equal to up to 2.99 times the officer's average annual compensation received from Sandwich Bank during the five year period immediately prior to the date of the change of control. Assuming that the Seacoast Financial Trading Price is between $10.01 and $13.50, and the Exchange Ratio therefore results in the exchange of approximately $64 worth of Seacoast Financial Common Stock for each share of Sandwich Bancorp Common Stock, management of Sandwich Bancorp estimates that such payments could amount to up to $1,021,942, $394,496, $420,870 and $320,202 for Messrs. Legate, Briggs, Larson and Parsons, respectively, if made during the year ending December 31, 1998. Seacoast Financial has also agreed to assume certain deferred compensation plans, grantor trust agreements, supplemental retirement plans and split dollar insurance agreements currently in effect for certain officers and directors of Sandwich Bancorp.


     Indemnification and Insurance. Pursuant to the Merger Agreement, Seacoast Financial has agreed to indemnify the directors and officers of Sandwich Bancorp and its subsidiaries with respect to claims arising in whole or in part out of the fact that such person is or was a director, officer or employee of Sandwich Bancorp or any of its subsidiaries if such claim pertains to any matter of fact arising, existing or occurring before the Merger Effective Time.

     In addition, Seacoast Financial has agreed for a period of not less than six years following the Merger Effective Time to provide to those persons who served as directors or officers of Sandwich Bancorp on or before the Merger Effective Time Sandwich Bancorp's existing insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Merger Effective Time, or comparable substitute coverage, provided that Seacoast Financial is not required to expend more than $60,000 in the aggregate for such insurance coverage.

     Sandwich Bancorp Stock Option Plans. At the Merger Effective Time, each outstanding option under the Sandwich Stock Option Plans will be automatically converted into, and exchangeable for, a number of shares of Seacoast Financial Common Stock determined by subtracting the per share exercise price of such option from the value of the shares of Seacoast Financial Common Stock receivable by Sandwich Bancorp stockholders in exchange for each outstanding share of Sandwich Bancorp Common Stock and dividing the result by the Seacoast Financial Trading Price. As of June 30, 1998, there were outstanding under the Sandwich Stock Option Plans options to acquire an aggregate of 45,203 shares of Sandwich Bancorp Common Stock at exercise prices ranging from $9.00 per share to $30.6875 per share. Assuming that the Seacoast Financial Trading Price is between $10.01 and $13.50, and the Exchange Ratio therefore results in the exchange of approximately $64 worth of Seacoast Financial Common Stock for each share of Sandwich Bancorp Common Stock, management of Sandwich Bancorp estimates that the aggregate value of the Sandwich Stock Options held by each executive officer of Sandwich Bancorp at the time the Merger Agreement was executed was approximately as follows: Frederic D. Legate, President and Chief Executive Officer, $2,241,299; Dana S. Briggs, Senior Vice President and Corporate Secretary, $970,605; George L. Larson, Senior Vice President, Chief Financial Officer and Treasurer, $1,199,040; David A. Parsons, Senior Vice President, Senior Loan Officer, $904,756.


Delivery of Certificates

     Conversion Shares. Certificates representing the Conversion Shares issued in the Conversion will be mailed by Seacoast Financial's transfer agent to the subscribers at the addresses provided by such persons appearing on the Order Form as soon as practicable following consummation of the Conversion. Any certificates returned as undeliverable will be held by Seacoast Financial until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the Conversion Shares are available and delivered to subscribers, such subscribers may not be able to sell the Conversion Shares for which they have subscribed, even though trading of the Seacoast Financial Common Stock may have commenced.

     Exchange Shares. After consummation of the Merger, each Sandwich Bancorp stockholder, upon surrender of his or her stock certificate(s) to an agent, duly appointed by Seacoast Financial (the "Exchange Agent"), will be entitled to receive in exchange therefor a certificate or certificates representing the number of full Exchange Shares for which the shares of Sandwich Bancorp Common Stock surrendered shall have been converted based on the Exchange Ratio, and cash in lieu of fractional shares. The Exchange Agent will promptly mail to each Sandwich Bancorp stockholder a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the stockholder's stock certificate(s) shall pass, only upon delivery of such certificate(s) to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate(s) in exchange for a certificate or certificates evidencing the Exchange Shares. The stockholders of Sandwich Bancorp should not forward Sandwich Bancorp Common Stock certificates to Seacoast Financial or the Exchange Agent until they have received the transmittal letter.

     No holder of a certificate representing shares of Sandwich Bancorp Common Stock will be entitled to receive any dividends in respect of Seacoast Financial Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares of Sandwich Bancorp Common Stock is surrendered in exchange for certificates representing shares of Seacoast Financial Common Stock. In the event that dividends are declared and paid by Seacoast Financial in respect of Seacoast Financial Common Stock after the consummation of the Merger but prior to surrender of certificates representing shares of Sandwich Bancorp Common Stock, dividends payable in respect of shares of Seacoast Financial Common Stock not then issued shall accrue (without interest). Any such dividends will be paid (without interest) upon surrender of the certificates representing such shares of Sandwich Bancorp Common Stock. Seacoast Financial will be entitled, after the consummation of the Merger, to treat certificates representing shares of Sandwich Bancorp Common Stock as evidencing ownership of the number of full shares of Seacoast Financial Common Stock into which the shares of Sandwich Bancorp Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     Seacoast Financial will not be obligated to deliver a certificate or certificates representing Exchange Shares to which a holder of Sandwich Bancorp Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Sandwich Bancorp Common Stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Seacoast Financial.

     If any certificate evidencing Exchange Shares is to be issued in a name other than that in which the certificate evidencing Sandwich Bancorp Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered is properly endorsed or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the person surrendering such certificate and signing the letter of transmittal to do so on behalf of the record holder. The person requesting any such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


Resale Restrictions

     Resale of Exchange Shares. The Exchange Shares that will be issued in the Merger will be registered under the Exchange Act and approved for listing on the Nasdaq National Market and will be freely transferable, except for Exchange Shares received in the Merger by persons, including directors and executive officers of any of the parties to the Merger, who may be deemed to be "affiliates" of any of the parties under Rule 145 under the Securities Act. The term "affiliate" generally means any person who controls, is controlled by or is under common control with, or is a member of a group that controls, is controlled by or is under common control with, a party, and for purposes hereof could be deemed to include all executive officers, directors and 10% or greater stockholders of a party.

     Rule 145 will restrict the sale of Exchange Shares received in the Merger and beneficially owned by those stockholders who are deemed to be affiliates of Sandwich Bancorp or Seacoast Financial and certain of their family members and related interests. Such affiliates, provided they are not affiliates of Seacoast Financial at or following the Merger Effective Time, may publicly resell Exchange Shares received by them in the Merger subject to certain limitations of Rule 144 under the Securities Act, which restrict, among other things, the number of shares sold in any quarter and the manner of sale, during the one year following the Merger Effective Time. After such one-year period, such affiliates may resell their shares without restriction so long as there is adequate current public information with respect to Seacoast Financial as required by Rule 144. Persons who become affiliates of Seacoast


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

Financial prior to, at or after the Merger Effective Time may publicly resell the Exchange Shares received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144. Affiliates also would be permitted to resell the Exchange Shares received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act's registration requirements. This Prospectus does not cover any resales of Exchange Shares received in the Merger by persons who may be deemed to be affiliates of Seacoast Financial or Sandwich Bancorp.


     Resale by Seacoast Financial and Sandwich Bancorp Affiliates During "Pooling" Period. Affiliates of both Seacoast Financial and Sandwich Bancorp will not be able to transfer shares of Seacoast Financial Common Stock (including both Conversion Shares and Exchange Shares) or Sandwich Bancorp Common Stock during the period beginning 30 days prior to the Merger Effective Time and ending when financial results covering at least 30 days of post-Merger combined operations of Seacoast Financial and Sandwich Bancorp have been published, in order to satisfy certain requirements of the SEC in transactions to be accounted for using pooling-of-interests accounting treatment under GAAP. Under the Merger Agreement, Seacoast Financial has agreed to use its best efforts to publish no later than 30 days after the end of the first month in which there are at least 30 days of post-Merger combined operations (which may be the month in which the Merger Effective Time occurs) combined revenues and net income figures as contemplated by and in accordance with the SEC's Accounting Series Release No. 135. The Merger Agreement provides that Seacoast Financial and Sandwich Bancorp shall use all reasonable efforts to cause those persons who may be deemed to be affiliates of Sandwich Bancorp to deliver to Seacoast Financial, as soon as practicable after the date of the Merger Agreement, and prior to the Sandwich Bancorp Special Meeting, a written agreement providing that such persons will not sell, pledge, transfer or otherwise dispose of any shares of Seacoast Financial Common Stock or Sandwich Bancorp Common Stock for the period beginning 30 days prior to the Merger and ending on the publication of financial results covering at least 30 days of combined operations of Seacoast Financial and Sandwich Bancorp and in compliance with the Securities Act and the rules and regulations promulgated thereunder. Each director and executive officer of Sandwich Bancorp has executed such an agreement. Certificates of Sandwich Bancorp Common Stock surrendered for exchange pursuant to the Merger by any person deemed to be an affiliate shall not be exchanged for certificates representing Exchange Shares until Seacoast Financial has received from that person the written agreement described in this paragraph.


     One-Year Restriction on Sale of Conversion Shares by Seacoast Financial Insiders. Pursuant to Massachusetts law, directors, trustees, officers and Corporators of Seacoast Financial or Compass will not be able to sell any Conversion Shares that they purchase in the Conversion for a period of one year following the Conversion, except in the case of death or substantial disability, as determined by the Commissioner, or upon the written approval of the Commissioner. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Seacoast Financial Common Stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted Conversion Shares will be subject to the same restrictions.


Certain Restrictions on Purchase of Shares After the Conversion

     Three-Year Restriction on Certain Purchases of Seacoast Financial Common Stock. Purchases of Seacoast Financial Common Stock by directors, officers and their associates during the three-year period following completion of the Conversion (i) may not be made directly from Seacoast Financial and (ii) may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Commissioner. The second restriction does not apply, however, to negotiated transactions involving more than 1% of outstanding Seacoast Financial Common Stock or to certain purchases of such stock pursuant to an employee stock benefit plan.

     Repurchases of Seacoast Financial Common Stock by Seacoast Financial. In order to preserve pooling-of-interests accounting treatment for the Merger under GAAP, Seacoast Financial's ability to repurchase shares of its common stock may be limited during the two-year period following consummation of the Merger.


Tax Aspects of the Conversion and Merger

     General. As described below, Foley, Hoag & Eliot LLP ("FHE"), counsel to Seacoast Financial, has opined on federal income tax consequences of the Conversion and the Merger. Although these opinions are not complete descriptions of all federal income tax consequences of the Conversion and the Merger, they address all material federal income tax consequences of the Conversion and the Merger. Seacoast Financial, Compass, Sandwich



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

Bancorp, and Sandwich Bank have provided FHE with facts, representations and assumptions on which FHE has relied in rendering its opinions. These opinions are also based on laws, regulations, rulings and judicial decisions as they existed as of the date of the opinions. These authorities are all subject to change, and such change may be made with retroactive effect. FHE cannot give any assurance that, after any such change, its opinions would not be different, and FHE does not undertake any responsibility to update or supplement its opinions. Unlike private rulings, the opinions of FHE are not binding on the IRS, and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

     The Conversion. Subject to the foregoing, FHE has opined that, for federal income tax purposes: (i) the Conversion will constitute a reorganization under
Section 368(a)(1)(F) of the Code (see Rev. Rul. 80-105, 1980-1 C.B. 78; Rev. Rul. 96-29, 1996-24 I.R.B.); (ii) neither Compass nor Seacoast Financial will recognize any gain or loss as a result of the Conversion; and (iii) eligible subscribers will recognize no gain or loss upon the receipt of the subscription rights.

     The Merger. In addition, subject to the foregoing, FHE has opined that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by Seacoast Financial, Compass, Sandwich or Sandwich Bank as a result of the Merger; (iii) no gain or loss will be recognized by a shareholder of Sandwich Bancorp who exchanges all of such shareholders Sandwich Bancorp Common Stock solely for Exchange Shares; (iv) the basis of Exchange Shares to be received (including any fractional shares deemed received for tax purposes) by a stockholder of Sandwich Bancorp will be the same as the basis of the Sandwich Bancorp Common Stock surrendered in exchange therefor; and (v) the holding period of the Exchange Shares to be received by a shareholder of Sandwich Bancorp will include the period during which the shareholder held the shares of Sandwich Bancorp Common Stock surrendered in exchange therefor, provided that such Sandwich Bancorp Common Stock is held as a capital asset by such stockholder at the Merger Effective Time.


Accounting Treatment of the Conversion and Merger

     Seacoast Financial and Sandwich Bancorp expect to account for the Merger under the pooling-of-interests method of accounting under GAAP, and the availability of this accounting method is a condition to Seacoast Financial's obligation to consummate the Merger. Since the Conversion will not be consummated until the conditions to consummation of the Merger have been met, such accounting treatment is also effectively a condition to consummation of the Conversion. Seacoast Financial will be deemed to have automatically waived this condition if it acquires any shares of Sandwich Bancorp Common Stock between the date of the Merger Agreement and the Pre-Closing Date of the Merger.

     As a result of pooling-of-interests accounting treatment, the historical basis of the assets and liabilities of Sandwich Bancorp and Seacoast Financial will be combined at the Merger Effective Time and carried forward at their previously recorded amounts, and the stockholders' equity accounts of Sandwich Bancorp and Seacoast Financial will also be combined. The consolidated income and other financial statements of Seacoast Financial issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Seacoast Financial and Sandwich Bancorp as if the Merger had taken place prior to the periods covered by such financial statements. See "Selected Unaudited Pro Forma Financial Data of Seacoast Financial."


Expenses of the Conversion and the Merger

     The Merger Agreement provides, in general, that Seacoast Financial and Sandwich Bancorp shall each bear and pay all their respective costs and expenses incurred by them in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of their respective financial consultants, investment bankers, accountants and counsel.


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


         FEDERAL AND STATE TAXATION OF SEACOAST FINANCIAL AND COMPASS



Federal Taxation

     General. Seacoast Financial and Compass will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Compass.

     Method of Accounting. For federal income tax purposes, Compass currently reports it income and expenses on the accrual method of accounting and uses a fiscal year ending October 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995 (after October 31, 1996 in the case of Compass).

     Bad Debt Reserves. Prior to the 1996 Act, Compass was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in connection with the calculation of Compass's taxable income. As a result of the 1996 Act, Compass must use the specific charge-off method in computing its bad debt deduction beginning with its 1996 federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves accumulated after October 31, 1988. The amount of such reserve subject to recapture by Compass as of November 1, 1997 was $987,000.

     Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income should Compass fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should Compass make certain non-dividend distributions or cease to maintain a bank charter. At October 31, 1997, Compass's total federal pre-1988 reserve was $9.1 million. This reserve reflects the cumulative effects of federal tax deductions by Compass for which no federal income tax provision has been made.

     Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Compass has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

     Net Operating Loss Carryovers. For federal income tax purposes, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after 1996. At May 31, 1998, Compass had no net operating loss carryforwards for federal income tax purposes, other than net operating losses attributable to its acquisition of Martha's Vineyard National Bank in December 1994. Under Section 382 of the Code, the utilization of such carryforwards is spread over seven tax years of Compass. At October 31, 1997, the remaining balance of the foregoing carryforwards was $2,702,317, to be utilized at an annual rate of approximately $667,000 over the succeeding four tax years.

     Corporate Dividends-Received Deduction. Seacoast Financial may exclude from its income 100% of dividends received from Compass since they are both members of the same affiliated group of corporations.


State Taxation

     For Massachusetts income tax purposes, a consolidated tax return cannot be filed. Instead, Seacoast Financial, Compass and each of its subsidiaries file an annual income tax return. Compass is subject to an annual Massachusetts excise tax at a rate of 11.72% of its net income as of the date of this Prospectus and declining in increments to 10.50% for the fiscal year ending October 31, 2000. In addition, five of Compass's wholly-owned subsidiaries are subject to an excise tax at the rate of 9.50% of their net income plus a tax on their net worth. CBS Corporation, a wholly-owned subsidiary of Compass, is a securities corporation and, accordingly, is subject to an excise tax at the rate of 1.32% of its gross income. For these purposes, Massachusetts net income is currently defined as gross income from all sources without any exclusions, less the following deductions: all deductions (but not credits) which are allowable under the Code except for those deductions under the Code relating to (i) dividends received, (ii) losses sustained in other taxable years and (iii) taxes on or measured by income, franchise taxes for the privilege of doing business and capital stock taxes imposed by any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, any territory or possession of the United States or any foreign country or a political subdivision of any of the foregoing. Compass is not permitted to carry its losses forward or back for Massachusetts tax purposes. For Compass's tax year beginning November 1, 1999 and thereafter, it will be allowed a deduction equal to 95% of dividends received, as is permitted under the corporate excise rules. Seacoast Financial may also qualify to be classified as a Massachusetts security corporation. Bank holding companies that are so classified are subject to a state tax rate of 0.33% of their gross income.


     Compass's wholly-owned subsidiary Compass Preferred is taxed as a real estate investment trust ("REIT"). Shareholders of a REIT that are subject to the Massachusetts corporate excise tax are entitled to a 95% dividends-received deduction. A REIT corporation shareholder (such as Compass) subject to Massachusetts corporate taxation will, therefore, pay income tax on only 5% of the dividends received from the REIT.

     Finally, one of Compass's wholly-owned subsidiaries is subject to Rhode Island taxation on a portion of its net income at a rate of 9.0%.

                 REGULATION OF SEACOAST FINANCIAL AND COMPASS


General

     Compass is a Massachusetts-chartered stock savings bank and a wholly-owned subsidiary of Seacoast Financial. Compass's deposits are insured up to applicable limits by the FDIC through the BIF, except that certain deposits that Compass acquired from savings associations are insured through the SAIF. Compass's deposits are also insured by the DIF for amounts in excess of FDIC insurance limits. Compass is subject to extensive regulation by the Massachusetts Division of Banks (the "Division"), as its chartering agency, and by the FDIC, as its deposit insurer. Compass is required to file reports with, and is periodically examined by, the FDIC and the Division concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. Compass is a member of the FHLB and is subject to certain limited regulation by the FRB. Seacoast Financial, as a bank holding company, is subject to regulation by the FRB and is required to file reports with the FRB. Any change in such regulations, whether by the Division, the FDIC or the FRB, could have a material adverse impact on Compass or Seacoast Financial. See "Risk Factors--Regulatory Oversight and Legislation." Certain of the regulatory requirements applicable to Compass and Seacoast Financial are referred to below or elsewhere herein.



Massachusetts Bank Regulation

     General. As a Massachusetts-chartered savings bank, Compass is subject to supervision, regulation and examination by the Division and to various Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings and payment of dividends. In addition, Compass is subject to Massachusetts consumer protection and civil rights laws and regulations. The Commissioner's approval is required for a Massachusetts bank to establish or close branches, merge with other banks, organize a holding company, issue stock and undertake certain other activities.

     In response to a Massachusetts law enacted in 1996, the Commissioner adopted rules that generally give Massachusetts banks powers equivalent to those of national banks. The Commissioner also has adopted procedures reducing regulatory burdens and expense and expediting branching by well-capitalized and well-managed banks.


     Investment Activities. As a Massachusetts-chartered savings bank, Compass may invest in preferred and common stock of any corporation provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4% of Compass's deposits. Subject to certain limits, a Massachusetts-chartered savings bank may invest up to 7% of its deposits in investments not otherwise legally permitted, provided that any such amounts which exceed 3% of deposits must be invested in companies organized for the purpose of acquiring, constructing, rehabilitating, leasing, financing and disposing of housing, in micro-lending to small businesses (including fishing and farm loans) and in providing certain technical assistance. No investment in the equity or debt securities of any one issuer made pursuant to such authority may exceed 2% of the bank's deposits.


     Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Commissioner may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Commissioner may under certain circumstances suspend or remove officers or directors who have violated the law, conducted Compass's business in a manner which is unsafe, unsound or contrary to the depositors' interests or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Commissioner may issue an order to cease and desist and impose a fine on the bank concerned. Finally, Massachusetts consumer protection and civil rights statutes applicable to Compass permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorneys' fees in the case of certain violations or those statutes.

     DIF. All Massachusetts-chartered savings banks are required to be members of the DIF, a corporation that insures savings bank deposits not covered by federal deposit insurance. The DIF is authorized to charge savings banks an annual assessment of up to 1/16th of 1% of a savings bank's deposits.


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

Insurance of Accounts and Regulation by the FDIC

     Compass and Sandwich Bank are members of the BIF, which is administered by the FDIC. Certain of Compass's and Sandwich Bank's deposits, acquired from federal savings institutions, are insured by the SAIF. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the U.S. Government. As an insurer, the FDIC charges deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a risk to the insurance fund. The FDIC also has the authority to initiate enforcement actions against savings banks, after giving the Commissioner an opportunity to take such action, and may terminate deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices or is in an unsafe or unsound condition.

     In late 1995, the FDIC issued a final rule regarding deposit insurance premiums which, effective with respect to the semi-annual premium assessment beginning January 1, 1996, reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category.

     As a result of legislation passed in 1996 relating to the recapitalization of the SAIF, FDIC-insured institutions will pay an insurance premium of approximately 1.3 basis points of their BIF-assessable deposits and 6.4 basis points of their SAIF-assessable deposits from 1997 through 1999. Based upon assessable deposits at December 31, 1997, Compass and Sandwich Bank are paying $34,000 and $38,000, respectively, in FDIC insurance premiums per quarter during 1998.


Regulatory Capital Requirements

     FDIC-insured savings banks are subject to risk-based capital guidelines that establish a framework for making regulatory capital requirements more sensitive to the risk profiles of each institution. Compass is required to maintain certain levels of regulatory capital in relation to risk-weighted assets. The ratio of such regulatory capital to risk-weighted assets is referred to as Compass's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

     These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier 1") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier 2") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio equal to at least 8% of risk-weighted assets, and at least half of such a bank's capital must be Tier 1 capital.

     In addition, the FDIC has established regulations prescribing a minimum Tier 1 leverage capital ratio (Tier 1 capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier 1 leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier 1 leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     The FDIC has also proposed that a bank's interest rate risk exposure should be quantified using either the measurement system set forth in the proposal or the institution's internal model for measuring such exposure. Management of Compass has not determined what effect, if any, the proposed interest rate risk component would have on Compass's capital if adopted as proposed.

Standards for Safety and Soundness

     The federal banking agencies have adopted a final regulation and Interagency Guidelines Prescribing Standards for Safety and Soundness (the "Guidelines") to implement safety and soundness standards required under federal law. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address (i) internal controls and information systems;
(ii) internal audit program; (iii) credit underwriting; (iv) loan documentation; (v) interest rate risk exposure; (vi) asset growth; and (vii) compensation, fees and benefits. The agencies also adopted additions to the Guidelines which require institutions to examine asset quality and earnings standards. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by federal law. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.


Limitations on Dividends and Other Capital Distributions

     The FDIC has the authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. Massachusetts law also restricts Compass from declaring a dividend which would reduce its capital below (i) the amount required to be maintained by state and federal law and regulations or (ii) the amount of Compass's liquidation account established in connection with the Conversion.


Prompt Corrective Action

     The federal banking agencies have promulgated regulations to implement a system of prompt corrective action required by federal law. Under the regulations, a bank is deemed to be: (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier 1 leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a Tier 1 leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0% or a Tier 1 leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a Tier 1 leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower capitalization category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

     "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or to dismiss directors or officers and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by a parent holding company.

     Based on the foregoing, both Compass and Sandwich Bank are currently classified as "well capitalized" banks.


Activities and Investments of Insured State-Chartered Banks

     Federal law generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks, notwithstanding state laws. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things: (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership, the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining, through a subsidiary, up to 10% of the voting shares of a depository institution if certain requirements are met.

     Federal law and FDIC regulations permit certain exceptions to the foregoing limitations. For example, certain state-chartered banks, such as Compass and Sandwich Bank, may continue to invest, up to certain limits, in common or preferred stock listed on a National Securities Exchange or the National Market System of Nasdaq, and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. As of May 31, 1998 and June 30, 1998, respectively, Compass and Sandwich Bank, respectively, held marketable equity securities with a carrying value of $5.8 million and $6,000, respectively, pursuant to this exception.


Transactions with Affiliates

     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally,
Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes (i) the making of loans or other extensions of credit to an affiliate; (ii) the purchase of assets from an affiliate; (iii) the purchase of, or an investment in, the securities of an affiliate; (iv) the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or (v) issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances or letters of credit issued on behalf of, an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

     Further, Section 22(h) of the Federal Reserve Act restricts the making of loans by a savings bank to its directors, executive officers and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and stockholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal stockholders must generally be made on terms substantially the same as offered in comparable transactions to other persons. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.


Holding Company Regulation

     General. Seacoast Financial, as a bank holding company, is subject to comprehensive regulation and regular examinations by the FRB. The FRB also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices. Seacoast Financial would also be regulated as a bank holding company under Massachusetts law if it were to control two or more banking institutions. As a savings bank, Compass may elect to have Seacoast Financial regulated as a savings and loan holding company by the Office of Thrift Supervision ("OTS"). Regulation as a savings and loan holding company would require application to, and prior approval of, the OTS.

     Seacoast Financial is subject to capital adequacy guidelines for bank holding companies (on a consolidated basis) which are substantially similar to those of the FDIC for Compass. See "--Regulatory Capital Requirements." On a pro forma consolidated basis after the Offering, Seacoast Financial's pro forma stockholders' equity will exceed these requirements.

     Under FRB policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the FRB may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

     Seacoast Financial must obtain Massachusetts Board of Bank Incorporation and FRB approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or
(iii) merging or consolidating with another bank holding company.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the FRB includes, among other things: (i) operating a savings institution, mortgage company, finance company, credit card company or factoring company; (ii) performing certain data processing operations; (iii) providing certain investment and financial advice;
(iv) underwriting and acting as an insurance agent for certain types of credit-related insurance; (v) leasing property on a full-payout, non-operating basis; (vi) selling money orders, travelers' checks and United States Savings Bonds; (vii) real estate and personal property appraising; (viii) providing tax planning and preparation services; and (ix) subject to certain limitations, providing securities brokerage services for customers. Seacoast Financial has no present plans to engage in any of these activities.

     Interstate Banking and Branching. Federal law allows the FRB to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The FRB may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The FRB is prohibited from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Individual states continue to have authority to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit referred to above.

     Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transactions are prohibited by the law of any state, unless the home state of one of the banks "opted out" by adopting a law which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions.

     In 1996, the Massachusetts legislature enacted a new interstate banking statute pursuant to which an out-of-state bank may (subject to various regulatory approvals and to reciprocity in its home state) establish and maintain bank branches in Massachusetts by (i) merging with a Massachusetts bank that has been in existence for at least three years, (ii) acquiring a branch or branches of a Massachusetts bank without acquiring the entire bank or
(iii) opening such branches de novo. Massachusetts banks' ability to exercise similar interstate banking powers in other states depend upon the laws of those other states. For example, according to the law of the bordering state of New Hampshire, out-of-state banks may acquire New Hampshire banks by merger but may not acquire individual branches or establish de novo bank branches in New Hampshire.

     Federal law authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The appropriate federal banking agencies are required to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. The FDIC and FRB have adopted such regulations. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve. Should the FDIC determine that a bank's interstate branch is not reasonably helping to meet the credit needs of the communities serviced by the interstate branch, the FDIC is authorized to close the interstate branch or not permit the bank to open a new branch in the state in which the bank previously opened an interstate branch.

     Dividends. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The FRB also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the FRB, the FRB may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized." See "--Regulatory Capital Requirements."

     Bank holding companies are required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the consolidated net worth of the bank holding company. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, FRB order or any condition imposed by, or written agreement with, the FRB.

     This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, is "well managed" within the meaning of the FRB regulations and is not subject to any unresolved supervisory issues.


Federal Securities Law

     The Conversion Shares and Exchange Shares will be registered with the SEC under the Securities Act. Seacoast Financial will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of SEC regulations promulgated under the Exchange Act.


     Seacoast Financial Common Stock held by persons who are affiliates (generally officers, directors and 10% or more stockholders) of Seacoast Financial may not be resold without registration, unless such stock is sold in accordance with certain resale restrictions. If Seacoast Financial meets specified current public information requirements, each affiliate of Seacoast Financial is able to sell in the public market, without registration, a limited number of shares in any three-month period.


     In addition, "affiliates" of either Seacoast Financial or Sandwich Bancorp may not sell their Exchange Shares, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. See "The Conversion and the Merger--Resale Restrictions--Resale of Exchange Shares."



Federal Reserve System

     The FRB requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At May 31, 1998, Compass was in compliance with these reserve requirements. Savings banks are authorized to borrow from the Federal Reserve Bank's "discount window," but FRB regulations require savings banks to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

Community Reinvestment Act

     Under the Community Reinvestment Act, as amended (the "CRA"), as implemented by FDIC regulations, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the FDIC, in connection with its examination of a bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. Compass's latest FDIC CRA rating was "satisfactory" and Sandwich Bank's was "outstanding."

     Massachusetts has its own statutory counterpart to the CRA which is also applicable to Compass and Sandwich Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Commissioner to consider, but not be limited to, a bank's record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Both Compass's and Sandwich Bank's most recent rating under Massachusetts law was "outstanding."


Consumer Protection and Fair Lending Regulations

     Compass and Sandwich Bank are subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys' fees for certain types of violations.


Federal Home Loan Bank System

     Compass is a member of the FHLB, which is one of 12 regional Federal Home Loan Banks, that administer the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank system. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of each Federal Home Loan Bank. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances to Compass from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB.

     As a member, Compass is required to purchase and maintain stock in the FHLB. At May 31, 1998, Compass owned $4.9 million of FHLB stock. In past years, Compass has received dividends on its FHLB stock. The dividend yield from FHLB stock was 6.50% for the year ended October 31, 1997. No assurance can be given that such dividends will continue in the future at such levels.

                 MANAGEMENT OF SEACOAST FINANCIAL AND COMPASS


Directors of Seacoast Financial

     Upon consummation of the Conversion, the Board of Directors of Seacoast Financial will consist of 11 members (all of whom are currently trustees of Seacoast Financial and directors of Compass). The following table sets forth certain information about each such person as of June 30, 1998. Directors of Seacoast Financial serve three-year staggered terms so that approximately one-third of the Directors will be elected at each annual meeting of stockholders.




                                            Term
Name (1)                            Age    Expires     Date Elected (2)
---------------------------------   ---   ---------   -----------------
Manuel G. Camacho ...............   72      1999           1979
David P. Cameron ................   72      2000           1976
Kevin G. Champagne ..............   48      1999           1993
Howard C. Dyer, Jr. .............   69      2000           1963
Glen F. Johnson .................   73      2001           1972
Thornton P. Klaren, Jr. .........   62      2000           1968
J. Louis LeBlanc ................   58      2001           1982
A. William Munro ................   66      2001           1986
Carl Ribeiro ....................   51      1999           1991
Joseph H. Silverstein ...........   71      2000           1980
Gerald H. Silvia ................   63      1999           1990


------------
(1) In addition to the Directors set forth in this table, three members of Sandwich Bancorp's Board of Directors will be appointed to Seacoast Financial's Board of Directors upon consummation of the Merger, one of whom will be Frederic D. Legate, the President and Chief Executive Officer of Sandwich Bancorp, and the other two of whom will be selected by Seacoast Financial after consultation with Sandwich Bancorp.

(2) "Date Elected" indicates the date the Director first joined the Board of Trustees of Compass. All of such dates are prior to Seacoast Financial's formation in 1994.



     The principal occupation and business experience during at least the last five years for each person who will be a Director of Seacoast Financial upon consummation of the Conversion is set forth below. Seacoast Financial's Board does not currently have a Chairman due to the death of Richard Marchisio on September 10, 1998. Mr. Marchisio served as Chairman of the Boards of both Seacoast Financial and Compass from 1994 until his death. He was President of Compass from 1984 until his retirement in 1990. Mr. Marchisio first joined Compass in 1946.


     Manuel G. Camacho is a dentist in private practice in New Bedford, Massachusetts. He is semi-retired.

     David P. Cameron was President of Morse Cutting Tools in New Bedford, Massachusetts until his retirement in 1982.

     Kevin G. Champagne. See "Executive Officers," below.

     Howard C. Dyer, Jr. was General Manager, New Bedford Storage Warehouse, New Bedford, Massachusetts, until his retirement in 1996.

     Glen F. Johnson was a General Manager, Goodyear Tire and Rubber, New Bedford, Massachusetts, until his retirement in 1985.


     Thornton P. Klaren, Jr. is retired.

     J. Louis LeBlanc is an attorney in private practice in New Bedford, Massachusetts.


     A. William Munro is President of Munro Distributing, Inc., Fall River, Massachusetts.

     Carl Ribeiro is President, Luzo Foodservice Corp., New Bedford, Massachusetts.

     Joseph H. Silverstein was the President of Silverstein's Family Store, a retail clothing store located in New Bedford, Massachusetts, until his retirement in 1992.

     Gerald H. Silvia is the owner of Americana Travel, a travel agency located in Fall River, Massachusetts.


     Upon consummation of the Merger, Mr. Legate and two other directors of Sandwich Bancorp to be selected by Seacoast Financial will be appointed as directors of Seacoast Financial. Mr. Legate will also be appointed as a director and a member of the Executive Committee of Compass. Set forth below is certain biographical information with respect to Mr. Legate.


     Frederic D. Legate has served Sandwich Bank in various capacities since 1977 and was appointed its President and Chief Executive Officer in 1981. Mr. Legate became President and Chief Executive Officer of Sandwich Bancorp upon its formation in 1997. Mr. Legate plans to retire as an executive officer following consummation of the Merger.



Executive Officers

     The names and ages of each of the executive officers of Seacoast Financial and Compass and the principal occupation and business experience during at least the last five years for each is set forth below. Each of Messrs. Kelleher, Lambert, Rigby, Taber, Mascianica and Camara and Ms. Belanger serve as a Vice President of Seacoast Financial, a position each has held since the formation of Seacoast Financial in 1994.

     Kevin G. Champagne has served as President and Chief Executive Officer of Seacoast Financial since its formation in 1994 and as President and Chief Executive Officer of Compass since 1994. Prior to 1994, Mr. Champagne was Executive Vice President/Retail Banking of Compass. He joined Compass's Management Training Program in 1971. Mr. Champagne is 48 years old.


     Arthur W. Short served as Treasurer of Seacoast Financial since its formation in 1994 until 1997. He currently serves as Vice President of Seacoast Financial, as Executive Vice President of Compass, a position he has held since 1993, and as Chief Operating Officer of Compass, a position he has held since 1997. Prior to 1993, Mr. Short served as Senior Vice President/Treasurer and Chief Financial Officer of Compass. He joined Compass in 1981. Mr. Short is 57 years old.


     John D. Kelleher has served as Executive Vice President of Compass since 1993 and has headed Compass's Lending Division since 1984. Mr. Kelleher joined Compass's Management Training Program in 1971. Mr. Kelleher is 53 years old.

     James E. Lambert has served as Executive Vice President of Compass since 1994. Prior to joining Compass in 1990, Mr. Lambert served as President of Martha's Vineyard National Bank, which merged with Compass in 1994. Mr. Lambert is 53 years old.


     Francis S. Mascianica, Jr. has served as Senior Vice President/Treasurer and Chief Financial Officer of Compass since 1997 and as Treasurer of Seacoast Financial since 1997. Mr. Mascianica has held various positions with Compass since he joined the bank in 1981. He is 50 years old.

     Carolyn A. Belanger has served as Senior Vice President and head of the Retail Banking Division of Compass since 1994. Ms. Belanger has held various positions with Compass since she joined the bank in 1966. She is 50 years old.


     William D. Rigby has served as Senior Vice President since 1994 and Manager of the Consumer Lending Department of Compass since 1985, when he joined Compass. He is 50 years old.


     Carl W. Taber has served as Senior Vice President since 1993 and head of Mortgage Lending of Compass since 1984. Mr. Taber joined Compass's Management Training Program in 1975. He is 45 years old.


     Robert J. Camara has served as Senior Vice President and Loan Servicing Manager of Compass since 1997. He joined Compass in 1987 as Assistant Vice President and Auditor and became Vice President and Loan Servicing Manager in 1990. Mr. Camara is 41 years old.

     The executive officers of Seacoast Financial and Compass are elected annually and hold office until their successors are chosen and qualified.

     Since the formation of Seacoast Financial in 1994, none of the executive officers have received remuneration from Seacoast Financial. It is not anticipated that the executive officers of Seacoast Financial will initially receive any remuneration in their capacities as executive officers. For information concerning compensation of executive officers of Compass, see "Executive Compensation."


Indemnification and Limitation of Liability

     The Articles of Organization of Seacoast Financial provide that each Director of Seacoast Financial and each officer appointed or elected by the Board of Directors of Seacoast Financial shall be indemnified by Seacoast Financial to the extent permitted by law against any expenses incurred by such person in connection with any proceeding in which he or she is involved as a result of (i) his or her serving or having served as a Director, officer or employee of Seacoast Financial, (ii) his or her serving or having served as a Director, officer or employee of any of Seacoast Financial's wholly owned subsidiaries or (iii) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of Seacoast Financial. The Board of Directors may, in its discretion, indemnify non-officer employees of Seacoast Financial.

     In accordance with Massachusetts law, the Articles of Organization provide that no indemnification shall be provided with respect to a matter as to which the indemnitee shall have been determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses.

     If Seacoast Financial does not assume the defense or unless and until Seacoast Financial assumes the defense of any proceeding of which Seacoast Financial receives notice, Seacoast Financial has agreed to pay, in the case of a Director or officer at the level of Vice President or above, and may agree to pay, in the case of any other indemnitee, the expenses incurred by an indemnitee in defending a proceeding or any appeal therefrom in advance of the final disposition of such proceeding.

     The Articles of Organization also provide that no Director of Seacoast Financial shall be personally liable to Seacoast Financial or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability. However, a Director shall be liable (i) for any breach of the Director's duty of loyalty to Seacoast Financial or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the MGL, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.


Committees of the Boards of Seacoast Financial and Compass


     The Boards of Seacoast Financial and Compass have two committees, an Executive Committee and an Audit Committee. The current members of the Executive Committee are Messrs. Champagne, Dyer, Johnson, LeBlanc, Munro and Silverstein, and following the consummation of the Merger, Frederic D. Legate, currently the President of Sandwich Bancorp, will join the Executive Committee. The Executive Committee is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. The Executive Committee also serves as the Compensation Committee, in which capacity it reviews and establishes salaries and other compensation and benefit programs of all officers and employees of Seacoast Financial and Compass, and as the Nominating Committee, which recommends to the Boards of Seacoast Financial and Compass nominees for election to the Boards of Seacoast Financial and Compass.



     The Audit Committee, of which Messrs. Camacho, Cameron, Klaren, Ribeiro and Silvia are members, reviews the results and scope of the audit and other services provided by Seacoast Financial's and Compass's independent auditors.



Compensation Committee Interlocks and Insider Participation


     The Executive Committee serves as the Compensation Committee. Its members are Messrs. Champagne, Dyer, Johnson, LeBlanc, Munro and Silverstein. Mr. Champagne, the President and Chief Executive Officer of Seacoast Financial and Compass, does not participate in deliberations involving his own compensation.


     No executive officer of Seacoast Financial or Compass served (i) as a member of the compensation committee of another entity, one of whose executive officers served on the Executive Committee of Seacoast Financial and Compass,
(ii) as a director of another entity, one of whose executive officers served on the Executive Committee of Seacoast Financial and Compass, or (iii) as a member of the compensation committee of another entity, one of whose executive officers served as a trustee or director of Seacoast Financial or Compass.

Compensation of Directors

     Members of the Seacoast Financial and Compass Boards receive $500 for each Board meeting that they attend. The Chairman of the Board of Seacoast Financial (who also serves as Chairman of the Board of Compass) receives an annual retainer of $50,000 for service as Chairman of both Boards. Members of Seacoast Financial's and Compass's Executive Committee receive an annual retainer of $13,000 and members of Compass's Audit Committee receive an annual retainer of $5,000. In addition, members of the Audit Committee (other than the Chairman) are paid $500 for each Seacoast Financial Audit Committee meeting that they attend and the Chairman of the Audit Committee is paid $600 for each Seacoast Financial Audit Committee meeting that he attends. The most senior member of the Board of Directors of Compass receives an annual retainer of $7,000 for duties performed in connection with his appointment as a non-operating Vice President of Compass. Mr. Champagne does not receive any fees for service on the Board of Directors of Seacoast Financial or Compass or for service on any committees of either Board.


Executive Compensation

     Summary Compensation Table. The following table sets forth the cash compensation paid by Compass as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended December 31, 1997 to the Chief Executive Officer of Seacoast Financial and Compass and the four other executive officers of Seacoast Financial or Compass who received total annual compensation in excess of $100,000 (such other executive officers, "Named Executive Officers").



                                                                                                     All Other
                                                                 Annual Compensation              Compensation(4)
                                                      ------------------------------------------ ----------------
                  Name and Principal
     Position with Seacoast Financial and Compass      Year(1)     Salary    Bonus(2)   Other(3)
----------------------------------------------------- --------- ----------- ---------- ---------
Kevin G. Champagne ..................................   1997     $230,002    $59,801                  $5,794
 President and Chief Executive
 Officer of Seacoast Financial and Compass
A. William Short ....................................   1997      148,506     34,750                   7,450
 Vice President of Seacoast Financial;
 Executive Vice President and Chief Operating Officer
 of Compass
John D. Kelleher ....................................   1997      134,905     31,568                   6,478
 Vice President of Seacoast Financial;
 Executive Vice President/Lending of Compass
James E. Lambert ....................................   1997      120,001     23,400                   6,030
 Vice President of Seacoast Financial;
 Executive Vice President/Commercial Lending of
 Compass
Carolyn A. Belanger .................................   1997      105,346     24,651                   4,829
 Vice President of Seacoast Financial;
 Senior Vice President/Retail Banking of Compass


------------
(1) Because Seacoast Financial will not be a public company until the Conversion, Summary Compensation information is not provided for 1996 and 1995 in accordance with the rules of the SEC.

(2) Represents bonuses paid in December 1997 for the fiscal year ended October 31, 1997.

(3) Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table in accordance with the rules of the SEC.

(4) Includes Compass's matching contributions under its 401(k) plan of $4,750 for each of Messrs. Champagne, Short and Kelleher and of $4,302 and $3,900 for Mr. Lambert and Ms. Belanger, respectively. Also includes premiums paid by Compass for group term life insurance of $1,044, $2,700, $1,728, $1,728 and $929 for Messrs. Champagne, Short, Kelleher and Lambert and Ms. Belanger, respectively.

Employment and Change in Control Agreements

     In connection with the Conversion, Seacoast Financial and Compass will enter into certain employment agreements (each such agreement, an "Employment Agreement" and, such agreements collectively, the "Employment Agreements") and certain change in control agreements (the "Change in Control Agreements") with Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Belanger (collectively, the "Officers"). The Employment Agreements provide that the Officers will receive certain benefits and a base salary equal to $270,003, $156,505, $141,654, $103,382 and $110,346, respectively, subject to increases in accordance with the usual practices of Seacoast Financial and Compass with respect to review of compensation of their senior executives.

     Mr. Champagne's Employment Agreement has a three-year term and the Employment Agreements of the other Officers have two-year terms. The terms all commence on the date of consummation of the Conversion, and each term extends by one day for each day that an Officer remains employed by Compass or (in the case of Mr. Champagne) by Compass or Seacoast Financial until either of the Officer or Compass or (in the case of Mr. Champagne) Compass or Seacoast Financial give a notice of non-renewal. Under each of the Employment Agreements, Seacoast Financial (in the case of Mr. Champagne) and Compass (in the case of the other Officers) may terminate an Officer's employment at any time for "cause," as such term is defined in such agreements, without incurring any continuing obligations to the Officer. If Seacoast Financial or Compass terminates an Officer's employment for any reason other than for cause or if the Officer terminates the Officer's employment for "good reason," as such term is defined in the Employment Agreements, Seacoast Financial and Compass will become obligated to provide the Officer: (i) an amount equal to the sum of (a) the Officer's base salary or other compensation earned through the date of termination, (b) the Officer's pro rata share of the Officer's highest annual bonus paid during the three fiscal years preceding such termination and (c) all accrued vacation and deferred compensation; (ii) a lump sum severance benefit equal to three times (in the case of Mr. Champagne) or two times (in the case of the other Officers) the sum of (a) the Officer's annual base salary and (b) the highest annual bonus paid to the Officer in the three fiscal years preceding the termination; (iii) disability and medical benefits specified in the Officer's Employment Agreement for the duration of what otherwise would have been the remaining term of the Employment Agreement (which, as a result of the daily extension of the term of the Agreements, will always be three years for Mr. Champagne and two years for the other Officers); and (iv) a pension adjustment as specified in the Employment Agreement. The Employment Agreements also provide certain retirement, death and disability benefits. Mr. Champagne's Employment Agreement includes a provision reimbursing him, on an after-tax basis, for any "golden parachute" excise taxes.

     The Change in Control Agreements provide that an Officer may receive certain benefits if the Officer is terminated within three years (in the case of Mr. Champagne) or two years (in the case of the other Officers) of a "Change in Control" (as such term is defined in the Change in Control Agreements) of either Seacoast Financial or Compass. An Officer would receive such termination benefits if Seacoast Financial or Compass terminated the Officer for any reason other than death or "cause," as such term is defined in the Employment Agreements, or if the Officer terminated the Officer's employment following:
(i) a significant change in the nature or scope of the Officer's responsibilities, authorities, powers, functions or duties; (ii) a determination by the Officer that, as a result of a Change in Control, the Officer is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Officer immediately prior to such Change in Control; (iii) a reduction in the Officer's annual base salary; (iv) a significant relocation of the offices of Seacoast Financial or Compass; (v) a failure of either Seacoast Financial or Compass to pay any portion of compensation due to the Officer; (vi) the termination of or a material reduction in the Officer's benefits; or (vii) a failure of Seacoast Financial or Compass to obtain a satisfactory agreement from any successor to assume and agree to perform the Officer's Change in Control Agreement. The benefits in the case of both Mr. Champagne and the other Officers are: (i) a lump sum severance payment equal to three times the "base amount," as such term is defined in
Section 280G(b)(3) of the Code, applicable to the Officer minus $1.00 and (ii) for a period of three years, continuation of the Officer's disability and medical benefits existing on the date of the termination. Alternatively, an Officer could elect to receive such termination benefits as the Officer would be entitled to under the Officer's Employment Agreement, but may not receive payments under both agreements.

     Cash and benefits paid to each Officer under the Change in Control Agreements together with payments under other benefit plans following a change in control of Seacoast Financial or Compass may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to Seacoast Financial or Compass. The Change in Control

Agreements place limitations on the salary and benefits the Officers can receive so that such payments do not exceed the Section 280G limits. However, such limitations would not apply if an Officer elects to receive payments under his or her Employment Agreement instead of his or her Change in Control Agreement.

     Compass also has a severance agreement with James E. Lambert, its Executive Vice President/Commercial Lending. Mr. Lambert was formerly President of Martha's Vineyard National Bank, which Compass acquired in December 1994. Pursuant to this agreement, which Compass assumed from Martha's Vineyard National Bank, Compass has agreed to pay Mr. Lambert one year's severance for any termination of his employment by Compass, other than termination for "cause", and for any termination by Mr. Lambert for "good reason," as such terms are defined in the agreement.


Compensation of Officers and Directors Through Benefit Plans

     Compass's current tax-qualified employee pension benefit plans consist of a defined benefit pension plan and a 401(k) plan. As a result of the Conversion, Seacoast Financial and Compass will be able to compensate employees with stock-based compensation pursuant to the ESOP and pursuant to stock option plans and other stock-based management recognition and retention plans described below.

     Defined Benefit Pension Plan. Compass maintains the Savings Banks Employees Retirement Association Pension Plan, which is a qualified, tax-exempt defined benefit plan (the "Retirement Plan"). All employees age 21 or older who have worked at Compass for a period of two years and have been credited with 1,000 or more hours of service with Compass during the year are eligible to accrue benefits under the Retirement Plan. Compass contributes annually an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with ERISA.

     The retirement benefit provided is an amount equal to 1.25% of a participant's average compensation based on the average of the three consecutive years providing the highest average compensation multiplied by the participant's years of service (up to a maximum of 25 years) plus 0.6% of such average compensation in excess of covered compensation multiplied by the participant's total number of years of service (up to a maximum of 25 years). Normal retirement age is 65. Retirement benefits are also payable upon disability or death. A reduced benefit is payable upon early retirement at age 62, at age 55 and the completion of ten years of service with Compass or at age 50 and the completion of 15 years of such service. Benefits under the Retirement Plan are payable in various annuity forms as well as in the form of a single lump sum payment. As of October 31, 1997, the most recent date for which information is available, the market value of the Retirement Plan's assets was $8.4 million.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement by existing employees at age 65 between November 1, 1997 and October 31, 1998, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below:


                       Projected Annual Pension Benefit
                           Based on Years of Service



     Average                                               25 Years
  Compensation      10 Years     15 Years     20 Years     and After
----------------   ----------   ----------   ----------   ----------
  $   20,000        $ 2,500      $ 3,750      $ 5,000       $6,250
      40,000          5,642        8,463       11,284       14,104
      60,000          9,342       14,013       18,684       23,354
      80,000         13,042       19,563       26,084       32,604
     100,000         16,742       25,113       33,484       41,854
     120,000         20,442       30,663       40,884       51,104
     125,000         21,367       32,050       42,734       53,417
     140,000         24,142       36,213       48,284       60,354
     150,000         25,992       38,988       51,984       64,979
     160,000(1)      27,842       41,763       55,684       69,604

------------
(1) Beginning November 1, 1997, Federal law does not permit defined benefit pension plans to recognize compensation in excess of $160,000 for plan years (for SBERA plans).

     At October 31, 1997, the approximate years of credited service for the named executive officers were as follows:


                                                   Years of Credited Service
         Name                                              at Age 65
         ----                                     --------------------------
Kevin G. Champagne ............................               25
Arthur W. Short ...............................               25
John D. Kelleher ..............................               25
James E. Lambert ..............................               14
Carolyn A. Belanger ...........................               25

     Executive Salary Continuation Agreements. Compass has entered into a salary continuation agreement with four of its executive officers: Messrs. Champagne, Short, Kelleher and Mascianica. The agreements provide each officer with a supplemental retirement benefit in an amount equal to 25% of the average of the three highest years of compensation paid to the officer in the ten years of employment immediately preceding the officer's retirement. The benefit is payable monthly, for a period of 15 years, commencing on the first day of the month next following the officer's retirement. A reduced benefit is payable if the officer retires prior to the age of 65, but after age 55. If the officer dies while employed by Compass, a monthly benefit will be paid to the officer's beneficiary for a period of 15 years in an amount equal to 25% of the officer's salary on the date of his death. If the officer's employment with Compass is terminated prior to the age of 55 other than for cause, the officer is entitled to a benefit equal to 5% of the benefit he would have received upon retirement at age 65, multiplied by the number of years of service between the age of 35 and termination of employment. The agreements provide that Compass may not merge or consolidate into another corporation or sell substantially all of its assets to another corporation unless such corporation agrees to assume and discharge the obligations of Compass under the agreements. The agreements are funded by life insurance policies, of which Compass is the owner and beneficiary, held in a "rabbi" trust.

     Executive Deferred Compensation Plan. Compass has a deferred compensation plan for the benefit of certain of its senior management employees, as designated from time to time by the President of Compass. At the current time, 17 employees are eligible to participate in the plan. Participants may defer 1% to 15% of their base salary and 1% to 100% of any bonus to which they are entitled. Deferred amounts are credited to each participant's account and are held in a "rabbi" trust. The deferred compensation plan permits employees to direct the investment of their own accounts into various investment options. Compass has amended the plan to enable the participants to direct the investment of their accounts into subscriptions for Conversion Shares in the Offering, subject to participants' eligibility to so subscribe based on their qualifying deposits with Compass. Distributions to a participant are made upon the earliest of the participant's retirement, death or other termination of employment, in the form requested by the participant in his or her salary reduction deferral election. The plan permits, at the Committee's discretion, withdrawals in the event of a financial hardship caused by an unforeseeable emergency.

     401(k) Plan. Compass maintains a Savings Banks Employees Retirement Association 401(k) Plan, which is a qualified, tax-exempt plan. All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate.


     Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $10,000 (as indexed annually). All employee contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options. Compass matches 50% of the first 6% of compensation that a participant contributes to the 401(k) Plan. Compass has amended the plan to enable the participants to direct the investment of their accounts into subscriptions for Conversion Shares in the Offering, subject to such participants' eligibility to so subscribe under the subscription priorities set forth in the Plan of Conversion.


     Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the 401(k) Plan until the participant elects to receive his benefit from the plan. If a participant (and the participant's spouse, if married) elects to receive benefits after termination of employment prior to normal or early retirement age, benefits will be paid in a lump sum. Normal retirement age under the plan is age 65. Early retirement age is age 59-1/2.

     ESOP. Compass intends to implement the ESOP in connection with the Conversion. Employees with at least one year of employment with Compass and who have attained age 21 are eligible to participate. As part of the

Conversion, the ESOP intends to borrow funds from Seacoast Financial and use those funds to purchase a number of shares equal to up to 8% of the Conversion Shares. Collateral for the loan will be the unallocated shares of Seacoast Financial Common Stock purchased by the ESOP. The loan will be repaid principally from Compass's discretionary contributions to the ESOP, over a period of not less than 20 years. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. Participants in the ESOP will receive credit for years of service prior to the effective date of the ESOP. Benefits generally vest over a six-year period. Benefits generally vest at the rate of 20% per year beginning in the second year of service until a participant is 100% vested after six years or upon normal retirement (as such term is defined in the ESOP), disability or death of the participant or a change in control (as such term is defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Seacoast Financial Common Stock and cash upon death, retirement, early retirement, disability or separation from service. Compass's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits, and, therefore, benefits payable under the ESOP cannot be estimated. Compass is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     Compass has established a committee of three officers of Compass to administer the ESOP, and has appointed its President and Chief Executive Officer to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to his fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.


     Stock Option Plan. Following consummation of the Conversion, the Board of Directors may consider the adoption of a stock option plan for directors and officers of Compass and Seacoast Financial. Applicable banking regulations would permit Seacoast Financial to adopt such a plan for presentation to Seacoast Financial's stockholders at a meeting to be held no earlier than six months after the completion of the Conversion. If such plan were adopted, it would provide for the granting of options to purchase Seacoast Financial Common Stock in an aggregate amount no greater than 10% of the Conversion Shares. Ten percent of such shares would amount to 1,360,000 shares, 1,600,000 shares, 1,840,000 shares or 2,116,000 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. No options would be granted under a stock option plan until the date on which stockholder approval is received.

     Stock Plan. Following consummation of the Conversion, the Board of Directors may also consider the adoption of a stock plan for the recognition and retention of officers and directors of Seacoast Financial and Compass. Applicable banking regulations would permit Seacoast Financial to adopt such a plan for presentation to Seacoast Financial's stockholders at a meeting to be held no earlier than six months after the completion of the Conversion. If such plan were adopted, it would provide for the award of shares of Seacoast Financial Common Stock to executive officers and directors without their having to pay cash for the shares, in a manner designed to encourage them to continue their service with Compass. If the plan were adopted, Compass or Seacoast Financial would contribute funds to the plan from time to time to enable it to acquire shares of Seacoast Financial Common Stock for award under the plan (either in open market purchases or directly from Seacoast Financial) in an aggregate amount no greater than 4% of the Conversion Shares. Four percent of the Conversion Shares would amount to 544,000 shares, 640,000 shares, 736,000 or 846,400 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. In the event that additional authorized but unissued shares were acquired by the plan, the interests of existing stockholders would be diluted. No awards under the plan would be made until the date of approval of the plan by Seacoast Financial's stockholders.



Indebtedness of Management

     Compass makes loans to non-officer directors of Compass and Trustees of Seacoast Financial. Such loans are made on the same terms and conditions as those of comparable transactions with the general public and do not present more than the normal risk of collectibility.

           PURCHASES BY MANAGEMENT OF SEACOAST FINANCIAL AND COMPASS


     The following table sets forth information regarding intended Conversion Share purchases by each person who will serve as a director of Seacoast Financial upon consummation of the Conversion, by the non-director executive officers of Seacoast Financial and Compass as a group and by all directors and executive officers as a group, in each case including such person's associates. This table excludes shares to be purchased by the ESOP. The directors and executive officers of Compass and Seacoast Financial have indicated their intention to purchase in the Conversion an aggregate of $4,050,000 of Conversion Shares, equal to 3.0%, 2.5%, 2.2%, and 1.9% of the number of shares to be issued in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.





                                                  Aggregate         Number        Percent
        Name                                   Purchase Price     of Shares     at Midpoint
       ------                                  ----------------   -----------   ------------
Manuel G. Camacho, D.D.S. .................      $  100,000         10,000            *
David P. Cameron ..........................          50,000          5,000            *
Kevin G. Champagne ........................         250,000         25,000            *
Howard C. Dyer, Jr. .......................          40,000          4,000            *
Glen F. Johnson ...........................         150,000         15,000            *
Thornton P. Klaren, Jr. ...................          55,000          5,500            *
J. Louis LeBlanc ..........................         650,000         65,000            *
A. William Munro ..........................       1,500,000        150,000            *
Carl Ribeiro ..............................         300,000         30,000            *
Joseph Silverstein ........................         300,000         30,000            *
Gerald H. Silvia ..........................         160,000         16,000            *
All non-director executive officers
 (8 persons) as a group ...................         495,000         49,500            *
                                                 ----------        -------
Total shares to be purchased by
 directors and executive officers .........      $4,050,000        405,000          2.5%
                                                 ==========        =======


------------
* Less than 1%.

                                 THE OFFERINGS

     Pursuant to applicable state and federal regulation, the Conversion Shares are being offered for sale in the Subscription Offering pursuant to subscription rights in the following order of descending priority to: (i) the Eligible Account Holders (holders of deposit accounts at Compass with an aggregate balance of $50 or more on December 31, 1996) ("Qualifying Deposits");
(ii) the Supplemental Eligible Account Holders (holders of deposit accounts at Compass with an aggregate balance of $50 or more on June 30, 1997) ("Supplemental Qualifying Deposits"); (iii) the ESOP; and (iv) employees, officers, directors and trustees of Compass and Seacoast Financial. Subject to the prior rights of holders of subscription rights, Seacoast Financial may offer Conversion Shares in the Community Offering to certain members of the general public with a preference given to residents of "Compass's Community" (as such community is defined herein under "--Community Offering"). The Community Offering may commence concurrently with, during or promptly after the Subscription Offering. It is anticipated that shares not subscribed for in the Subscription and Community Offerings, if any, will be offered for sale by Seacoast Financial to the general public in the Syndicated Community Offering.


Subscription Offering


     In accordance with the Conversion Plan, the following persons have the right to subscribe for the purchase of Conversion Shares in the Subscription Offering in the order of priority set forth below. All subscriptions received will be subject to the availability of Conversion Shares after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering, to the maximum and minimum purchase limitations set forth in the Conversion Plan and as described below under "--Limitations Upon Purchases of Conversion Shares."


Priority 1:     Each Eligible Account Holder will have an opportunity to
Eligible        subscribe for a number of Conversion Shares equal to the
Account         Individual Purchase Limit, defined as the greatest of (x)
Holders         $750,000 of Conversion Shares, (y) one-tenth of one percent
                (.10%) of the Conversion Shares or (z) 15 times the product
                (rounded down to the nearest whole number) obtained by
                multiplying (1) the total number of Conversion Shares to be issued in the Conversion by (2) a fraction, of which the
                numerator is the Qualifying Deposit of the Eligible Account
                Holder and the denominator is the total amount of Qualifying
                Deposits of all Eligible Account Holders. If there are
                insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to
                Eligible Account Holders so as to permit each such
                subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares
                subscribed for. Thereafter, unallocated shares will be
                allocated pro rata to remaining subscribing Eligible Account
                Holders whose subscriptions remain unfilled in the same
                proportion that each such subscriber's Qualifying Deposits bears to the total amount of Qualifying Deposits of all
                subscribing Eligible Account Holders whose subscriptions
                remain unfilled. Subscription rights to purchase Conversion
                Shares received by executive officers, trustees,
                Corporators, and directors of Seacoast Financial and
                Compass, including associates of executive officers,
                trustees, Corporators and directors, based on their
                increased deposits in Compass in the one-year period
                preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account
                Holders. To ensure proper allocation of stock, each Eligible
                Account Holder must list on his Order Form all deposit
                accounts in which he had an ownership interest as of the
                Eligibility Record Date.

Priority 2:          Each Supplemental Eligible Account Holder will have the
Supplemental         opportunity to purchase, to the extent there are sufficient
Eligible             shares remaining after satisfaction of subscriptions by
Account              Account Holders, the greatest of (x) $750,000 of Conversion
Holders              Shares, (y) one-tenth of one percent (.10%) of the
                     Conversion Shares, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of Conversion Shares to be issued in the
                     Conversion by (2) a fraction, of which the numerator is the
                     Supplemental Qualifying Deposit of the Supplemental Eligible
                     Account Holder and the denominator is the total amount of
                     Supplemental Qualifying Deposits of all Supplemental
                     Eligible Account Holders. In the event Eligible Account
                     Holders subscribe for all available shares, subscriptions of
                     Supplemental Eligible Account Holders will not be filled. In the event Supplemental Eligible Account Holders subscribe
                     for more than the available number of shares, the Conversion
                     Shares available for purchase will be allocated among
                     subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares
                     will be allocated to each subscribing Supplemental Eligible
                     Account Holder whose subscription remains unfilled in the
                     same proportion that such subscriber's Supplemental
                     Qualifying Deposits bear to the total amount of Supplemental
                     Qualifying Deposits of all subscribing Supplemental Eligible
                     Account Holders whose subscriptions remain unfilled.


Priority 3:          On a third priority basis, the ESOP intends to subscribe for
Employee Stock       8% of the Conversion Shares issued in the Offering, or
Ownership Plan       1,088,000 shares and 1,472,000 shares based on the minimum and maximum of the Estimated Valuation Range, respectively.
                     Subscriptions by the ESOP will not be aggregated with
                     Conversion Shares purchased directly, pursuant to
                     subscription rights, by any person eligible to receive
                     allocations of shares under the ESOP. In the event that the total number of shares offered in the Conversion is
                     increased to a number of shares exceeding the maximum of the
                     Estimated Valuation Range, the ESOP will have a first
                     priority right to purchase any such shares up to an
                     aggregate of 8% of the Conversion Shares issued.


Priority 4:          To the extent there are sufficient shares remaining after
Employees,           satisfaction of subscriptions by Eligible Account Holders,
Officers, Trustees   Supplemental Eligible Account Holders and the ESOP, each
                     employee, officer, trustee and director of Seacoast
                     Financial and Compass will have the opportunity to subscribe for up to $750,000 of Conversion Shares. Shares purchased
                     under this order of priority will be aggregated with shares, if any, purchased under the preceding priority categories
                     when calculating the $750,000 individual purchase limit for such person. In the event that employees, officers, trustees and directors subscribe under this order of priority for
                     more Conversion Shares than are available for purchase by
                     them, the Conversion Shares available for purchase will be allocated by Seacoast Financial among such subscribing
                     persons on a equitable basis, such as by giving weight to
                     the period of service, compensation and position of the
                     individual subscriber, provided that no fractional shares
                     will be allocated or issued.


Community Offering

     Any Conversion Shares not subscribed for in the Subscription Offering may be offered for sale in the Community Offering. This will involve an offering of unsubscribed Conversion Shares directly to the general public. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by Seacoast Financial and Compass, and shall commence concurrently with, during or promptly after the Subscription Offering. The Conversion Shares will be offered and sold in the Community Offering, in accordance with the Division regulations, so as to achieve the widest distribution of the Conversion Shares. No person may subscribe for or purchase more than $750,000 of Conversion Shares in the Community Offering.

     In the event of an oversubscription for Conversion Shares in the Community Offering, available shares will be allocated first to natural persons residing in Compass's Community so that each such person receives 100 shares, and thereafter on a pro rata basis to such persons based on their respective subscriptions or on such other reasonable basis as Seacoast Financial may determine. If there are sufficient shares to fill orders of such Community residents, but not to fill the orders of others subscribing in the Community Offering, available shares will be allocated to such other persons in the manner described for Community residents. Compass's Community consists of the Massachusetts cities and towns of: Acushnet, Aquinnah, Barnstable, Bourne, Brewster, Buzzard's Bay, Carver, Chatham, Chilmark, Dartmouth, Dennis, Eastham, Edgartown, Fairhaven, Fall River, Falmouth, Freetown (Assonet), Gosnold, Harwich, Hyannis, Kingston, Lakeville, Marion, Mashpee, Mattapoisett, New Bedford, Oak Bluffs, Orleans, Plymouth (including Cedarville and Manomet), Plympton, Pocasset, Rochester, Sandwich, South Sandwich, Somerset, Swansea, Tisbury, W. Tisbury, Wareham, Westport, Yarmouth and South Yarmouth ("Compass's Community").


     The terms "residence," "reside" or "residing" as used herein with respect to any person shall mean any person who occupies a dwelling within Compass's Community, has an intent to remain in Compass's Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within Compass's Community together with an indication that such presence in Compass's Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in Compass's Community. Seacoast Financial may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of Seacoast Financial.

     Seacoast Financial, in its sole discretion, may reject subscriptions, in whole or in part, received from any person in the Community Offering.


Syndicated Community Offering

     Any Conversion Shares not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers to be managed by Ryan Beck and McConnell Budd in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by Seacoast Financial and Compass in a manner that is intended to achieve the widest distribution of the Conversion Shares subject to the rights of Seacoast Financial, in its sole discretion, to accept or reject in whole or in part all orders in the Syndicated Community Offering. It is expected that the Syndicated Community Offering, if any, would commence as soon as practicable after termination of the Community Offering. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No person may purchase more than $750,000 of Conversion Shares in the Syndicated Community Offering.

     If for any reason the Syndicated Community Offering cannot be effected or is not advisable and any shares remain unsold after the Subscription and Community Offerings, if any, Seacoast Financial and Compass will seek to make other arrangements for the sale of the remaining Conversion Shares. Such other arrangements will be subject to the approval of the Division and the FDIC and to compliance with applicable state and federal securities laws.


Restrictions on Agreements or Understandings Regarding Transfer of Conversion Shares to Be Purchased in the Offering

     Prior to the completion of the Offering, no depositor may transfer or enter into an agreement or understanding to transfer the legal or beneficial ownership of the Conversion Shares to be purchased by such person in the Offering. Each depositor who submits an Order Form will be required to certify that the purchase of Conversion Shares by such person is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. Seacoast Financial intends to pursue any and all legal and equitable remedies in the event it becomes aware of any such agreement or understanding, and will not honor orders that it reasonably believes to involve such an agreement or understanding.

Purchasers' Consent to the Merger

     The Conversion and the Merger are interdependent transactions, and neither will be completed unless both of them are. By subscribing for or purchasing Conversion Shares in the Offering, subscribers and other purchasers will be approving and consenting to the consummation of the Merger, which is expected to occur on the tenth trading day after completion of the Conversion. The Order Form, which each subscriber will be required to sign, contains an acknowledgment of such approval and consent.


Procedure for Purchasing Shares

     To ensure that each purchaser receives this Prospectus at least 48 hours before the Expiration Date, Prospectuses may not be mailed any later than five days prior to such date or be hand delivered any later than two days prior to such date. Order Forms may be distributed only with the Prospectus.


     Expiration Date. The Subscription Offering will expire at 10:00 a.m.,
Boston time on             , 1998, unless extended by Seacoast Financial, with
regulatory approval, if necessary. The Community Offering, if held, may commence during or promptly after the Subscription Offering. The Community and
Syndicated Community Offerings must be completed by         , 1998, unless
extended, with regulatory approval if necessary. If the Offerings are not completed by that date and are not so extended, subscribers will have their funds refunded promptly, with interest. Stock orders submitted are irrevocable until consummation or termination of the Conversion. However, if the Offering
is not consummated by          , 1998 (or by the date the Merger Agreement
expires or is terminated, if earlier), the Offering will be terminated and investors will have applicable subscription funds returned promptly with interest (or have applicable withdrawal authorizations canceled).


     Use of Order Forms. In order to purchase Conversion Shares, each purchaser must complete an Order Form except for certain persons purchasing in the Syndicated Community Offering as more fully described below. Any person receiving an Order Form who desires to purchase Conversion Shares may do so by delivering by mail to Seacoast Financial or by hand to any Compass office a properly executed and completed Order Form, together with full payment for the Conversion Shares purchased. The Order Form must be received prior to 10:00
a.m. Boston Time on           , 1998. Once tendered, a subscriber cannot modify
or revoke an Order Form without the consent of Seacoast Financial. Each person ordering shares must represent that he is purchasing such shares for his own account. Seacoast Financial's interpretation of the terms and conditions of the Conversion Plan and of the acceptability of the Order Forms will be final. Seacoast Financial is not required to accept copies or faxes of Order Forms.

     Payment for Shares. Payment for all Conversion Shares must accompany all completed Order Forms for the purchase to be valid. Subscribers may make payment by (i) check or money order or (ii) authorization of withdrawal from non-transaction deposit accounts maintained with Compass. Payments made by wire transfer will not be allowed in the Subscription and Community Offerings. Appropriate means by which withdrawals may be authorized are provided on the Order Forms. Once such a withdrawal amount has been authorized, Compass will place a hold on such funds, making them unavailable to the depositor. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the Offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at Compass's passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, Seacoast Financial will place such funds in a segregated savings account at Compass and such funds will earn interest at Compass's passbook rate from the date payment is received until the Offering is completed or terminated. Such interest will be paid by check promptly upon completion or termination of the Offering. An executed Order Form, once received by Seacoast Financial, may not be modified, amended or rescinded without the consent of Seacoast Financial, unless the Offering is not
completed by       , 1998, in which event the Offering will be terminated and
Seacoast will return subscription funds promptly with interest (or cancel applicable withdrawal authorizations).

     Depending on market conditions, the Seacoast Financial Common Stock may be offered for sale to the general public on a best efforts basis in the Syndicated Community Offering by a selling group (the "Selling Group") of broker-dealers ("Selected Dealers") to be managed by Ryan Beck and McConnell Budd. Ryan Beck and McConnell Budd, in their discretion, will instruct Selected Dealers as to the number of shares to be allocated to each Selected

Dealer. Only upon allocation of shares to Selected Dealers may Selected Dealers take orders from their customers. Investors who desire to purchase shares in the Syndicated Community Offering directly through a Selected Dealer, which may include Ryan Beck and McConnell Budd, are advised that the members of the Selling Group are required either (i) upon receipt of an executed Order Form or direction to execute an Order Form on behalf of an investor, to forward the appropriate purchase price to Seacoast Financial for deposit in a segregated account on or before twelve noon, Boston time, of the business day next following such receipt or execution or (ii) upon receipt of confirmation by such member of the Selling Group of an investor's interest in purchasing shares, and following a mailing of an acknowledgment by such member to such investor on the business day next following receipt of confirmation, to debit the account of such investor on the third business day next following receipt of confirmation and to forward the appropriate purchase price to Seacoast Financial for deposit in the segregated account on or before 12:00 noon, Boston time, of the business day next following such debiting. Payment for any shares purchased pursuant to alternative (i) above must be made by check made out to Seacoast Financial in full payment therefor. Payment for shares purchased pursuant to alternative (ii) above may be made by wire transfer.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase Conversion Shares in the Offering. Individuals who are participants in self-directed tax-qualified plans maintained by self-employed individuals ("Keogh Plans") may use the assets in their self-directed Keogh Plan accounts to purchase Conversion Shares in the Offering. The provisions of ERISA and IRS regulations require that executive officers, trustees and 10% stockholders who use self-directed IRA funds and/or Keogh Plan accounts to purchase Conversion Shares in the Offering make such purchase for the exclusive benefit of the IRA and/or Keogh Plan participant.

     The ESOP will not be required to pay for Conversion Shares that it orders until consummation of the Offering, provided that there is in force, from the time the order is received, a loan commitment to lend to the ESOP the amount of funds necessary to purchase the number of shares ordered.

     Delivery of Stock Certificates. Seacoast Financial will mail certificates representing Conversion Shares issued in the Offering to the persons entitled thereto at the registration address noted by them on the Order Form as soon as practicable following consummation of the Offering. Seacoast Financial will hold any certificates returned as undeliverable until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the Conversion Shares are available and delivered to purchasers, purchasers may not be able to sell the shares of such stock which they ordered.


Plan of Distribution and Selling Commissions

     Seacoast Financial has initially distributed Offering materials for the Offering to certain persons by mail, with additional copies made available at Compass's offices and by Ryan Beck and McConnell Budd. All prospective purchasers must send payments directly to Seacoast Financial. Such funds will be held in a segregated special escrow account at Compass and not released until the Offering is completed or terminated.


     To assist in the marketing of the Conversion Shares, Seacoast Financial has retained Ryan Beck and McConnell Budd, broker-dealers registered with the National Association of Securities Dealers (the "NASD"). Ryan Beck and McConnell Budd will assist Seacoast Financial and Compass in the Offering as follows: (i) in training and educating Compass's employees regarding the Conversion and their roles; (ii) assisting in design and implementation of a marketing strategy; and (iii) managing a Stock Information Center and coordinating selling efforts. Ryan Beck and McConnell Budd have agreed to use their best efforts to assist Seacoast Financial and Compass in the solicitation of subscriptions for Conversion Shares in the Offering. For these services, Ryan Beck and McConnell Budd will receive an advisory and management fee of $50,000 in the aggregate and an aggregate marketing fee of 1.0% of the dollar amount of the Conversion Shares sold in the Subscription and Community Offerings (other than shares purchased by officers, directors, trustees, employees and the ESOP). In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, Seacoast Financial will pay a fee to such selected dealers of 6.0%, including a management fee to Ryan Beck and McConnell Budd of no more than 1.0% for shares sold by NASD member firms, other than Ryan Beck and McConnell Budd. Seacoast Financial will also pay to McConnell Budd a $200,000 fee, plus out-of pocket expenses, for its ongoing investment advisory services in connection with the Merger. McConnell Budd has previously performed financial advisory services for Compass and been compensated for such services. Ryan Beck has not provided (and will not provide) investment advisory services in connection with the Merger.


     Seacoast Financial will also reimburse Ryan Beck and McConnell Budd for their reasonable out-of-pocket expenses (including legal fees, up to a maximum of $55,000 and up to $15,000 for other expenses) associated with their marketing efforts. Seacoast Financial has made an advance payment to Ryan Beck and McConnell Budd in the amount of $50,000 upon commencement of the Offering. If the Conversion Plan is terminated by Seacoast Financial, the Offering is not consummated by December 31, 1998, or if Ryan Beck and McConnell Budd terminates the agreement with Seacoast Financial in accordance with the provisions of such agreement, they will be entitled to receive a fee of $50,000 for their advisory and administrative services, plus reimbursement of their reasonable out-of-pocket expenses. Seacoast Financial will indemnify Ryan Beck and McConnell Budd against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Conversion Shares, including liabilities under the Securities Act.


     Trustees, directors and executive officers of Seacoast Financial and Compass may participate in the solicitation of offers to purchase Conversion Shares. Other trained employees of Compass may participate in the Offering in ministerial capacities, providing clerical assistance or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or Ryan Beck or McConnell Budd registered representatives. Seacoast Financial will rely on Rule 3a4-1 of the Exchange Act so as to permit officers, trustees, directors and employees to participate in the sale of the Conversion Shares. No officer, trustee, director or employee of Seacoast Financial or Compass will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the Conversion Shares.

     A Stock Information Center will be established at Compass's main office, in an area separated from Compass's banking operations. Employees will inform prospective purchasers to direct their questions to the Stock Information Center and will provide such persons with the telephone number of the Stock Information Center.

     Other Restrictions. Notwithstanding any other provision of the Conversion Plan, no person is entitled to purchase any Conversion Shares to the extent such purchase would be illegal under any federal or state law or regulation (including state "blue-sky" laws and regulations) or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. Seacoast Financial and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any such purchase order if such opinion is not timely furnished. The Conversion Plan prohibits Compass from lending funds or extending credit to any persons to purchase Conversion Shares in the Offering.


Stock Pricing and Number of Shares to be Issued

     Seacoast Financial has established a fixed Purchase Price of $10.00 per share for each Conversion Share sold in the Offering. Federal and state regulations require that the aggregate Purchase Price of the Conversion Shares offered in the Offering be based on the appraised pro forma market value of the Conversion Shares, as determined by an independent appraiser. Seacoast Financial has engaged RP Financial, an independent appraisal firm, to conduct such valuation. The Independent Valuation is not a recommendation for the purchase of Conversion Shares. RP Financial has estimated that the pro forma market value of the Conversion Shares is between $136.0 million and $184.0 million. Based on this estimate, Seacoast Financial will issue a total of between 13,600,000 and 18,400,000 Conversion Shares at the Purchase Price. RP Financial will update its appraisal immediately prior to completion of the sale of the Conversion Shares. As long as the estimated pro forma market value is not increased by more than 15% above the maximum, or decreased below the minimum, of the Estimated Valuation Range, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions. For more information about RP Financial's appraisal, see "The Conversion and the Merger--Description of the Conversion--Stock Pricing and Number of Conversion Shares to be Issued."



Limitations upon Purchases of Conversion Shares


     Individual Purchase Limitation. No person may purchase more than the Individual Purchase Limit, generally $750,000 of Conversion Shares, in all phases of the Offering combined, except that (i) Seacoast Financial may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (x) increase such individual purchase limitation to up to 5% of the number of Conversion Shares offered in the Offering or (z) decrease such individual purchase limitation to no less than one-tenth of one percent (.10%) of the number of Conversion Shares offered in the Offering; (ii) the ESOP may purchase up to 8% of Conversion Shares issued in the Offering; and
(iii) shares to be held by the ESOP and attributable to an employee or officer of Compass shall not be aggregated with other shares purchased directly by or otherwise attributable to such employee or officer.

Prior to completion of the Offering, if the maximum purchase limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of Seacoast Financial and Compass may be, given the opportunity to increase their subscriptions up to the then applicable limits.

     Persons and Associates and Groups Acting in Concert. No person together with his or her associates or group of persons acting in concert with one another may purchase more than an aggregate of $1.5 million of Conversion Shares in all phases of the Offering combined, except that: (i) Seacoast Financial may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (x) increase or decrease such overall maximum purchase limitation to up to 5% of the number of Conversion Shares offered in the Offering or (z) decrease such overall maximum purchase limitation to no less than one-tenth of one percent (.10%) of the number of Conversion Shares offered in the Offering; (ii) the ESOP may purchase up to 8% of Conversion Shares issued in the Offering; and (iii) shares to be held by the ESOP and attributable to an employee or officer of Compass shall not be aggregated with other shares purchased directly by or otherwise attributable to such employee or officer. For purposes of this paragraph, trustees and directors of Seacoast Financial and Compass shall not be deemed to be associates or a group acting in concert solely as a result of their membership on the boards of those companies.

     Increase in the Total Number of Shares Offered. In the event of an increase in the total number of Conversion Shares offered due to an increase in the Estimated Valuation Range of up to 15%, the ESOP shall have a first priority right to purchase any such additional shares necessary to fill its order for Conversion Shares (up to 8% of the Conversion Shares issued in the Conversion). Any remaining shares will be allocated to subscribers according to their respective categories in the Offering.

     Rejection of Orders. Seacoast Financial has the right in its sole discretion to reject any order submitted by a person whose representations Seacoast Financial believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Conversion Plan.

     Subscribers in Non-Qualified States or in Foreign Countries. Seacoast Financial may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Conversion Shares in states in which such offers and sales comply with such states' securities laws. However, no person will be offered or allowed to purchase any Conversion Shares if he or she resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to purchase shares under the Conversion Plan reside in such state or foreign country; (ii) the offer or sale of Conversion Shares to such persons would require Seacoast Financial or its employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

     Directors, Trustees, Officers and Corporators. The aggregate number of Conversion Shares purchased by officers, trustees, corporators, and directors of Seacoast Financial and Compass and their associates may not exceed 30% of the Conversion Shares issued in the Offering.


Interpretation of the Conversion Plan

     Seacoast Financial shall have the right, in its sole discretion, to determine whether prospective purchasers are "residents," "associates" or "acting in concert" as defined by the Conversion Plan and in interpreting any and all other provisions of the Conversion Plan. All such determinations are in the sole discretion of Seacoast Financial and may be based on whatever evidence Seacoast Financial chooses to use in making any such determination.


Termination of the Offering

     The Board of Trustees of Seacoast Financial may terminate the Conversion Plan in its sole discretion, by reason of the termination of the Merger Agreement or otherwise, at any time with the concurrence of the Commissioner. If the minimum number of Conversion Shares offered in the Offering (13,600,000 shares) is not sold by the Expiration Date, Seacoast Financial may terminate the Offering and promptly refund all orders for Conversion Shares.

              DESCRIPTION OF CAPITAL STOCK OF SEACOAST FINANCIAL


General

     Upon consummation of the Conversion, Seacoast Financial will be authorized to issue up to 110 million shares of capital stock, consisting of 100 million shares of Seacoast Financial Common Stock and 10 million shares of preferred stock, par value $.01 per share ("Seacoast Financial Preferred Stock"). As of the date of this Prospectus, Seacoast Financial has not issued any shares of Seacoast Financial Common Stock or Seacoast Financial Preferred Stock. Seacoast Financial currently expects to issue between 13,600,000 and 18,400,000 Conversion Shares, with an adjusted maximum of 21,160,000 shares, in the Offerings, and between 12,686,225 and 8,817,053 Exchange Shares in the Merger (based on 1,953,475 shares of Sandwich Common Stock, which is exclusive of 90,000 shares owned by Seacoast Financial, and 45,203 Sandwich Options outstanding as of June 30, 1998 and assuming Exchange Ratios of 6.4 and 4.4444, respectively). See "The Conversion and the Merger--Description of the Merger and Exchange Ratio" and "Pro Forma Data--Pro Forma Outstanding Seacoast Financial Common Stock." Seacoast Financial does not currently plan to issue any shares of Seacoast Financial Preferred Stock, either pursuant to the Conversion or the Merger or in the foreseeable future thereafter.



Seacoast Financial Common Stock

     General. Each issued and outstanding share of Seacoast Financial Common Stock will have the same rights as, and will be identical in all respects with, each other share of such stock. Upon payment of the Purchase Price for the Conversion Shares, in accordance with the Conversion Plan, and upon issuance of the Exchange Shares, in accordance with the provisions of the Merger Agreement, all such shares will be duly authorized, fully paid, validly issued and non-assessable.

     The Seacoast Financial Common Stock will represent nonwithdrawable capital, will not be an account that is insurable and will not be insured by the FDIC or by the DIF.

     Voting Rights. Each holder of Seacoast Financial Common Stock will be entitled to one vote for each share of such stock held by such holder.

     Holders of Seacoast Financial Common Stock will not have cumulative voting rights in connection with the election of directors. Such holders will be able to elect directors by a plurality of votes cast.

     Dividends. Holders of Seacoast Financial Common Stock will be entitled to receive and share equally in such dividends as the Board of Directors of Seacoast Financial may declare out of funds legally available therefor. If Seacoast Financial issues Seacoast Financial Preferred Stock, holders of such stock may have a priority over holders of Seacoast Financial Common Stock with respect to the payment of dividends. See "--Seacoast Financial Preferred Stock." State and federal laws and regulations place limitations on the payment of dividends. See "Seacoast Financial's Dividend Policy."

     Liquidation or Dissolution. Holders of Seacoast Financial Common Stock will receive pro rata all assets of Seacoast Financial available for distribution after payment or provision for payment of all debts and liabilities of Seacoast Financial (including all deposits in Compass and accrued interest thereon) and after distribution of the liquidation account established upon the completion of the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue their deposit accounts at Compass. If Seacoast Financial issues Seacoast Financial Preferred Stock, holders of such stock may have a senior interest over holders of Seacoast Financial Common Stock in such a distribution. See "--Seacoast Financial Preferred Stock."

     No Preemptive or Redemption Rights. Holders of Seacoast Financial Common Stock will not have preemptive rights with respect to issuances of any shares of the capital stock of Seacoast Financial and shares of Seacoast Financial Common Stock shall not be redeemable.


Seacoast Financial Preferred Stock

     Seacoast Financial's Board of Directors may, without stockholder approval but subject to certain regulatory approvals, create and issue one or more series of Seacoast Financial Preferred Stock. In connection with the creation and issuance of such stock, the Board may establish or change the number of shares in each such series, fix and state the voting powers, designations, preferences and the relative or special rights or privileges of the shares of any series so established and the qualifications thereon without further vote or action by the stockholders.

     Any issuance of Seacoast Financial Preferred Stock may have an adverse effect on the voting and other rights of holders of Seacoast Financial Common Stock. Each series of Seacoast Financial Preferred Stock issued after the Conversion may rank senior to shares of Seacoast Financial Common Stock as to dividend rights, liquidation preferences or both, may have full, limited or no voting rights and may be convertible into shares of Seacoast Financial Common Stock.


         RESTRICTIONS ON ACQUISITION OF SEACOAST FINANCIAL AND COMPASS

     Certain provisions of Seacoast Financial's Articles of Organization and By-Laws which will become effective upon the consummation of the Conversion, as well as provisions of the ESOP and certain state and federal laws, may have certain "anti-takeover" effects. The provisions and laws deal with matters of corporate governance and certain rights of stockholders, including stock ownership and transfer, Seacoast Financial's Board of Directors and business combinations. The provisions and laws may impede efforts to acquire Seacoast Financial, or stock purchases in furtherance of such an acquisition, which might otherwise have a favorable effect on the price of shares of Seacoast Financial Common Stock. Persons considering whether to purchase Seacoast Financial Common Stock in connection with the Conversion should give careful attention to these provisions and laws because they will affect the rights of Seacoast Financial's stockholders.

     Although the Board of Directors of Compass and Board of Trustees of Seacoast Financial are not aware of any effort that might be made to obtain control of Seacoast Financial following the Conversion, the Boards believe, as discussed below, that it is appropriate to include certain provisions in the Articles and By-Laws to protect the interests of Seacoast Financial and its stockholders from takeovers which the Board might conclude are not in the best interest of Compass, Seacoast Financial or Seacoast Financial's stockholders. In addition, these provisions will increase protections available to Seacoast Financial against transactions that, although not resulting in an acquisition of a majority of Seacoast Financial's capital stock, nevertheless may harm Seacoast Financial and its stockholders by disrupting Compass's operations and management and by causing Seacoast Financial to incur substantial expenses.

     The following discussion is a general summary of the material provisions of the Articles and By-Laws that will become effective upon consummation of the Conversion, and of certain provisions of the ESOP and certain laws, which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Articles and By-Laws, reference should be made in each case to the document in question, each of which is part of Seacoast Financial's application to the Commissioner and Registration Statement on Form S-1 filed with the SEC on May 15, 1998. See "Additional Information."


Certain Provisions of the Articles and By-Laws

     Definition of "Interested Stockholder" and "Disinterested Director." As used herein, the terms "Interested Stockholder" and "Disinterested Directors" have the same meanings ascribed to them by the Articles and By-Laws. An "Interested Stockholder" is any person (other than Seacoast Financial, any direct or indirect subsidiary of Seacoast Financial or any employee stock ownership plan formed by Seacoast Financial) who or which: (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding "voting stock" (as such term is defined in the Articles) of Seacoast Financial; (ii) is an "affiliate" (as such term is defined in the Articles) of Seacoast Financial and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of Seacoast Financial; or (iii) is an assignee of or has otherwise succeeded to any shares of voting stock of Seacoast Financial which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act and was not approved by two-thirds (2/3) of the Disinterested Directors. A "Disinterested Director" is any member of the Board of Directors of Seacoast Financial at any time when there is no Interested Stockholder or, when there is an Interested Stockholder, any Director who (i) is not, and was not at any time during the two-year period immediately prior to the date in question, an Affiliate or Associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of an Interested Stockholder and (ii) either (A) was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder or (B) thereafter received favorable votes for his or her nomination or election as a Director by a majority of the Disinterested Directors then serving on the Board. Throughout Seacoast Financial's Articles and By-Laws, a vote of the Disinterested Directors may be required (in addition to the vote of the full Board of Directors) when there is an Interested Stockholder. The required percentage vote of Disinterested Directors varies from section to section.

     Directors. The Articles and By-Laws contain certain provisions which may make it difficult to change majority control of Seacoast Financial's Board of Directors. The Articles provide for three classes of Directors elected for three-year staggered terms, so that ordinarily no more than approximately one-third of Seacoast Financial's Directors will stand for election in any one year. Thus, it would take two annual elections to replace a majority of Seacoast Financial's Board. The Articles also provide that stockholders shall not have cumulative voting rights in the election of Directors. The By-Laws provide that, subject to the foregoing requirements and applicable law, the Board of Directors may from time to time fix the number of Directors and their respective classifications (unless there is an Interested Stockholder, in which case an affirmative vote of Disinterested Directors shall also be required). The By-Laws also provide that any vacancy occurring in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled only by a vote of a majority of the Directors (even if such Directors do not constitute a quorum), unless at the time there is an Interested Stockholder, in which case such vacancy may be filled only by vote of a majority of the Disinterested Directors then in office. In addition, the By-Laws impose certain advance notice and informational requirements on the nomination by stockholders of candidates for election to the Board of Directors. Finally, the Articles provide that Directors may be removed only for cause and only by an affirmative vote of two-thirds (2/3) of the outstanding shares of Seacoast Financial entitled to vote on such removal.

     Meetings of Stockholders. The Articles and By-Laws provide that a special meeting of stockholders may be called at any time only by a majority of the Directors then in office (provided, however, that, if there is an Interested Stockholder, any such call by the Board of Directors shall also require an affirmative vote of Disinterested Directors) or upon application by one or more stockholders who hold at least two-thirds (2/3) of the capital stock entitled to vote at such meeting. Only those matters set forth in the call of the special meeting may be considered or acted upon at such meeting, unless otherwise provided by law. With respect to annual meetings of stockholders, the By-Laws impose certain advance notice and informational requirements for any business which a stockholder may wish to propose for consideration at such a meeting.

     Authorized Stock. The Articles authorize the Board of Directors to issue any of the 100,000,000 shares of Seacoast Financial Common Stock not issued in the Conversion and the Merger and any of the 10,000,000 shares of Seacoast Financial Preferred Stock which are authorized but unissued. See "Description of Capital Stock of Seacoast Financial--General." The Board of Directors may, without approval of Seacoast Financial's stockholders, designate and issue shares of one or more series of Seacoast Financial Preferred Stock, establish or change from time to time the number of shares to be included in each such series, fix and state the voting powers, designations, preferences and the relative or special rights of the shares of any series so established and the qualifications thereon. See "Description of Capital Stock of Seacoast Financial --General." In the event of a proposed merger, tender offer or other attempt to gain control of Seacoast Financial that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of Seacoast Financial Preferred Stock with rights and preferences that might impede the completion of such a transaction. Seacoast Financial has no present plans or understandings for the issuance of any shares of Seacoast Financial Preferred Stock.

     Vote Required to Approve Business Combinations Involving Interested Stockholders. The Articles contain a so-called "fair price" provision pursuant to which certain acquisitions, stock issuances, liquidations or recapitalizations (such transactions being referred to as "Business Combinations" in the Articles) involving an Interested Stockholder and Seacoast Financial or any subsidiary thereof would require stockholder approval by the affirmative vote of holders of at least 80% of the outstanding shares of Seacoast Financial entitled to vote in elections of directors. The provision does not require an 80% stockholder vote for approval of a Business Combination if at least one Disinterested Director is then in office and such transaction is approved by two-thirds (2/3) of Disinterested Directors or if certain procedures and price requirements are met. An affirmative vote of the holders of at least 80% of the outstanding voting stock shall be required to amend or repeal, or adopt any provisions inconsistent with, the fair price provision.

     Vote Required for Certain Transactions. The Articles further provide that any (i) sale, lease or exchange of all or substantially all of Seacoast Financial's property or assets, including goodwill or (ii) Seacoast Financial's merger, share exchange or consolidation with or into any other entity, must be approved by an affirmative vote of at least 75% of the total votes that may be cast by Seacoast Financial's stockholders on such a transaction. However, only a majority vote of Seacoast Financial's stockholders is necessary to approve a merger, share exchange or consolidation if the voting stock of Seacoast Financial outstanding immediately before such transaction will represent immediately after the transaction more than 70% of the outstanding voting stock of the company that will survive the transaction.

     Restrictions on Acquisitions of Securities. The Articles provide that, for a period of five years following the date of completion of Seacoast Financial's initial issuance of Seacoast Financial Common Stock, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the issued and outstanding voting stock of Seacoast Financial. Shares acquired in excess of this limitation will not be entitled to vote or to take other stockholder action or to be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, and such shares may be required to be sold through an independent trustee. The foregoing limitation does not apply to: (i) any acquisition of shares of voting stock which has been approved in advance by an affirmative vote of not less than two-thirds (2/3) of the Directors then in office (plus an affirmative vote of Disinterested Directors if there is an Interested Stockholder); (ii) any offer with a view toward public resale made exclusively to Seacoast Financial or to any underwriter acting on behalf of Seacoast Financial or to the selling group acting on the underwriter's behalf in connection with a public offering of Seacoast Financial's capital stock; or (iii) a corporate reorganization without a change in the respective beneficial ownership interests of Seacoast Financial's stockholders other than pursuant to the exercise of any dissenters' appraisal rights.

     Provisions for Amendment of Articles and By-Laws. The Articles provide that, in general, they may be amended only by a vote of at least 75% of the votes eligible to be cast by Seacoast Financial's stockholders or by a majority of such votes if the Board of Directors recommends an amendment by an affirmative vote of two-thirds (2/3) of the Disinterested Directors. In addition, any provision of the Articles which requires a greater than majority vote of stockholders will not be able to be amended except by such greater vote. The Articles also provide that the By-Laws may be amended by a vote of 75% of the votes eligible to be cast by Seacoast Financial's stockholders or by a majority of such votes if the Board of Directors recommends an amendment by an affirmative vote of two-thirds (2/3) of the Directors (plus an affirmative vote of Disinterested Directors if there is an Interested Stockholder). In addition, the Directors may amend the By-Laws themselves by a majority vote (plus an affirmative vote of Disinterested Directors if there is an Interested Stockholder).

     Matters to be Considered at Annual Meeting of Stockholders. The By-Laws provide only two methods of placing proposals on the agenda of an annual meeting of stockholders: (i) the Board of Directors, the Chairman of the Board or the President of Seacoast Financial may present a proposal for consideration or (ii) any stockholder may submit a proposal. However, stockholders can submit a proposal only by delivering a notice thereof to the Clerk at least 60 days (but not more than 150 days) in advance of such meeting. Such notice must state the stockholder's name, the name of other stockholders who support the proposal and the class and number of shares owned by them, must describe the matter proposed and the reason for considering it at the annual meeting and must set forth any financial interest that the proposing stockholder has in the proposal. The Board of Directors may reject a stockholder's proposal if such stockholder does not fully and timely comply with the foregoing notice requirement.

     Purpose and Takeover Defensive Effects of Articles and By-Laws. The Boards of Seacoast Financial and Compass believe that the provisions described above are prudent and will reduce Seacoast Financial's vulnerability to takeover attempts and to certain other transactions which have not been negotiated with and approved by Seacoast Financial's Board of Directors. These provisions will also assist Seacoast Financial and Compass in the orderly deployment of the Offering proceeds into productive assets during the initial period after the Offering. The Boards believe these provisions are in the best interests of Compass, Seacoast Financial and its stockholders. Attempts to acquire control of financial institutions and their holding companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by boards of directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors of Seacoast Financial, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for Seacoast Financial and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Seacoast Financial's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then-current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous or retaining their investment in an enterprise which is under different management and the objectives of which may not be similar to those of the remaining stockholders.

     Potential Anti-Takeover Effects. Despite the belief of Compass and Seacoast Financial as to the benefits to stockholders of the provisions described above, these provisions will have the effect of discouraging any takeover attempt which would not be approved either by regulatory policy or by Seacoast Financial's Board of Directors but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove the Board and Seacoast Financial's management. The Boards of Compass and Seacoast Financial, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Offering, Seacoast Financial may amend the Seacoast Financial Articles of Organization to add provisions regarding the acquisition of its equity securities that would be permitted to a Massachusetts corporation. Seacoast Financial and Compass do not presently intend to propose the adoption of further restrictions on the acquisition of Seacoast Financial's equity securities.


Employee Stock Ownership Plan

     The ESOP, which expects to subscribe to purchase 8% of the Conversion Shares sold in the Offering, contains certain provisions permitting participating employees to direct the voting of shares held in the ESOP. Such provisions may be considered to have anti-takeover effects. See "Management of Seacoast Financial and Compass--Compensation of Officers and Directors Through Benefit Plans--Employee Stock Ownership Plan and Trust."


FRB Regulations

     The Change in Bank Control Act and the BHCA, together with FRB regulations promulgated under those acts, require that the consent of the FRB be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company and if either (i) the company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the foregoing presumption. Since Seacoast Financial Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the outstanding Seacoast Financial Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls Seacoast Financial, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the FRB or obtain FRB approval for the acquisition of control.


     Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of Seacoast Financial. See "Regulation of Seacoast Financial and Compass."



Massachusetts Banking Law

     Massachusetts banking law also prohibits any "company," defined to include banking institutions as well as corporations, from directly or indirectly controlling the voting power of 25% or more of the voting stock of two or more banking institutions without the prior approval of the BBI. Additionally, an out-of-state company which already directly or indirectly controls voting power of 25% or more of the voting stock of two or more banking institutions may not also acquire direct or indirect ownership or control of more than 5% of the voting stock of a Massachusetts banking institution without the prior approval of the BBI. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual holding company without prior written approval of the Commissioner.

Massachusetts Anti-Takeover Laws

     The Massachusetts General Laws contain two anti-takeover statutes that are applicable to certain public corporations in Massachusetts--Chapter 110F, the "business combinations" law and Chapter 110D, the "control share acquisition" law. Seacoast Financial's Articles contain a provision opting out of the applicability of Chapters 110F and 110D, in light of the provisions contained in Seacoast Financial's Articles that provide similar anti-takeover protections.


       TRANSFER AGENT AND REGISTRAR FOR SEACOAST FINANCIAL COMMON STOCK

     Registrar and Transfer Company will act as the transfer agent and registrar for issued and outstanding shares of Seacoast Financial Common Stock.



                                LEGAL OPINIONS


     The legality of the Conversion Shares and the Exchange Shares, and certain tax matters, will be passed upon for Seacoast Financial by Foley, Hoag & Eliot LLP, Boston, Massachusetts. Foley, Hoag & Eliot LLP has consented to the references herein to its opinions. Certain legal matters will be passed upon for Ryan Beck and McConnell Budd by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C.



                                    EXPERTS

     The consolidated financial statements of Seacoast Financial as of October 31, 1997 and 1996 and for each of the years in the three-year period ended October 31, 1997 appearing herein have been audited by Arthur Andersen LLP, independent public accountants, as stated in its reports appearing elsewhere herein, and have been so included in reliance upon the reports of such firm given upon its authority as an expert in accounting and auditing.

     The consolidated financial statements of Sandwich Bancorp and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been included herein and in the Registration Statement on Form S-1 of which this Prospectus represents a part in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to Seacoast Financial setting forth its opinion as to the estimated pro forma market value of the Conversion Shares upon their conversion and its valuation with respect to subscription rights issued under the Conversion Plan.



                            ADDITIONAL INFORMATION

     Seacoast Financial has filed with the SEC a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Conversion Shares offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Also, since the effective date of the Registration Statement, Seacoast Financial has been subject to the annual and periodic reporting requirements of the Exchange Act pursuant to Section 15(d) of such act. In addition, Sandwich Bancorp is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the SEC.

     The Registration Statement, and the reports and other information of Seacoast Financial and Sandwich Bancorp, can be examined, without charge, and copied, at prescribed rates, at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, N.Y. 10048. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this web site is http://www.sec.gov. Sandwich Bancorp's materials are also available for inspection at the office of the Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The statements contained herein as to the contents of any contract or other document are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents. In each instance of such a statement, if such contract or document is filed as an exhibit to the Registration

Statement or to reports, proxy statements and other information filed by Seacoast Financial and Sandwich Bancorp with the SEC, reference is made to the copy of the contract or document filed as such exhibit, each of such statements being qualified in all respects by such reference.

     Seacoast Financial has filed the Conversion Application with the Commissioner. Pursuant to the rules and regulations of the Commissioner, this Prospectus omits certain information contained in the Conversion Application, including the Conversion Plan and the Independent Valuation. The Conversion Application may be examined at the office of the Commissioner, at 100 Cambridge Street, Boston, Massachusetts, and at the main office of Seacoast Financial, at 791 Purchase Street, New Bedford, Massachusetts, without charge.

     In connection with the Conversion, Seacoast Financial will register the Seacoast Financial Common Stock with the SEC under Section 12(g) of the Exchange Act. Upon such registration, Seacoast Financial and the holders of Seacoast Financial Common Stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders and the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Conversion Plan, Seacoast Financial has undertaken that it will not terminate such registration for a period of at least three years following the Offering.

     A copy of the Articles of Organization and By-Laws of Seacoast Financial are available without charge from Seacoast Financial by contacting Francis S. Mascianica, Jr., Treasurer, at 791 Purchase Street, New Bedford, Massachusetts 02740 or at (508) 984-6000.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY



                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                              Page
                                                                                             -----
Report of Independent Public Accountants .................................................    F-2
Consolidated Balance Sheets as of May 31, 1998 (Unaudited) and October 31, 1997 and 1996 .    F-3
Consolidated Statements of Income for the Seven Months ended May 31, 1998 and 1997
 (Unaudited) and the Years Ended October 31, 1997, 1996 and 1995 .........................    F-4
Consolidated Statements of Changes in Surplus for the Seven Months Ended May 31, 1998
 (Unaudited) and the Years Ended October 31, 1997, 1996 and 1995 .........................    F-5
Consolidated Statements of Cash Flows for the Seven Months Ended May 31, 1998 and 1997
 (Unaudited) and the Years Ended October 31, 1997, 1996 and 1995 .........................    F-6
Notes to Consolidated Financial Statements ...............................................    F-8

     All schedules are omitted because they are not required or applicable, or the required information is shown in the financial statements or notes thereto.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Audit Committee of
Seacoast Financial Services Corporation:

     We have audited the accompanying consolidated balance sheets of Seacoast Financial Services Corporation (formerly The 1855 Bancorp) and subsidiary (the
Bank) as of October 31, 1997 and 1996, and the related consolidated statements of income, changes in surplus and cash flows for each of the three years in the period ended October 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seacoast Financial Services Corporation and subsidiary as of October 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.




                                            /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
November 25, 1997 (except with respect to the matters discussed in Note 16, as to which the date is March 31, 1998)

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY



                          CONSOLIDATED BALANCE SHEETS
                                (In Thousands)



                                                                                        October 31,
                                                                               -----------------------------
                                                                   May 31,
                                                                    1998            1997            1996
                                                                ------------   -------------   -------------
                                                                 (Unaudited)
ASSETS:
   Cash and due from banks ..................................   $   34,561      $   25,611      $   34,511
   Federal funds sold .......................................       10,440           7,150              53
                                                                ----------      ----------      ----------
       Total cash and cash equivalents ......................       45,001          32,761          34,564
   Investment securities (Note 2)--
    Available-for-sale, at fair value .......................      183,340         209,316         200,306
    Held-to-maturity, at amortized cost .....................       13,649          12,633          11,752
    Restricted equity securities ............................        5,286           5,156           4,645
   Loans held-for-sale (Note 1) .............................       19,810           4,277           4,394
   Loans, net (Notes 3 and 13) ..............................      873,914         809,555         737,779
   Accrued interest receivable ..............................        6,782           5,805           5,422
   Banking premises and equipment, net (Note 5) .............       13,932          12,254          12,588
   Other real estate owned (Note 4) .........................        1,395           1,707           2,598
   Net deferred tax asset (Note 9) ..........................        5,877           6,988           8,276
   Other assets (Notes 1 and 12) ............................        7,573           6,138           5,440
                                                                ----------      ----------      ----------
       Total assets .........................................   $1,176,559      $1,106,590      $1,027,764
                                                                ==========      ==========      ==========
LIABILITIES AND SURPLUS:
   Deposits (Note 6) ........................................   $  982,351      $  937,948      $  882,608
   Short-term borrowings (Notes 2 and 7) ....................       12,213           9,697           3,925
   Federal Home Loan Bank advances (Note 8) .................       64,572          51,006          45,375
   Other borrowings (Note 12) ...............................          289              --             648
   Mortgagors' escrow payments ..............................        1,059           1,002             890
   Accrued expenses and other liabilities (Note 12) .........        9,565           8,796           9,401
                                                                ----------      ----------      ----------
       Total liabilities ....................................    1,070,049       1,008,449         942,847
                                                                ----------      ----------      ----------
COMMITMENTS AND CONTINGENCIES
 (Notes 9, 10 and 13)
SURPLUS (Note 11) ...........................................      104,193          96,527          84,743
NET UNREALIZED GAIN ON INVESTMENT
 SECURITIES AVAILABLE-FOR-SALE, NET OF
 INCOME TAXES ...............................................        2,317           1,614             174
                                                                ----------      ----------      ----------
       Total surplus ........................................      106,510          98,141          84,917
                                                                ----------      ----------      ----------
       Total liabilities and surplus ........................   $1,176,559      $1,106,590      $1,027,764
                                                                ==========      ==========      ==========



The accompanying notes are an integral part of these consolidated financial statements.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY



                       CONSOLIDATED STATEMENTS OF INCOME
                                (In Thousands)



                                                                   Seven Months Ended
                                                                        May 31,                   Years Ended October 31,
                                                               --------------------------   ------------------------------------
                                                                    1998          1997         1997         1996         1995
                                                               -------------   ----------   ----------   ----------   ----------
                                                                      (Unaudited)
INTEREST AND DIVIDEND INCOME:
   Interest on loans (Note 3) ..............................      $41,580       $37,375      $65,499      $60,423      $52,459
   Interest and dividends on investment securities .........       7,523          7,560       13,298       12,756       12,756
   Interest on federal funds sold ..........................         887            708        1,235          947        1,257
                                                                  -------       -------      -------      -------      -------
       Total interest and dividend income ..................      49,990         45,643       80,032       74,126       66,472
                                                                  -------       -------      -------      -------      -------
INTEREST EXPENSE:
   Interest on deposits ....................................      22,360         20,546       36,109       34,621       31,852
   Interest on borrowed funds ..............................       2,672          2,106        3,722        2,624        2,687
                                                                  -------       -------      -------      -------      -------
       Total interest expense ..............................      25,032         22,652       39,831       37,245       34,539
                                                                  -------       -------      -------      -------      -------
       Net interest income .................................      24,958         22,991       40,201       36,881       31,933
PROVISION (CREDIT) FOR POSSIBLE LOAN
 LOSSES (Note 3) ...........................................         536            890        1,865        1,166         (351)
                                                                  -------       -------      -------      -------      -------
       Net interest income after provision
          (credit) for possible loan losses ................      24,422         22,101       38,336       35,715       32,284
                                                                  -------       -------      -------      -------      -------
NONINTEREST INCOME:
   Deposit and other banking fees ..........................       1,841          1,760        3,213        2,733        2,271
   Loan servicing fees (Note 3) ............................         305            342          571          607          584
   Card fee income, net ....................................         195            138          398          354          402
   Other loan fees .........................................         277            250          449          412          386
   Gain (loss) on sales of investment
    securities, net ........................................            (3)          23           37           60          (84)
   Gain on sales of loans, net .............................         568            190          542          181           94
   Other income ............................................         590            405          733          799          750
                                                                  --------      -------      -------      -------      -------
       Total noninterest income ............................       3,773          3,108        5,943        5,146        4,403
                                                                  --------      -------      -------      -------      -------
NONINTEREST EXPENSE:
   Salaries and employee benefits (Note 12) ................       8,534          8,041       13,633       12,890       12,747
   Occupancy and equipment expenses (Notes 5
    and 10) ................................................       2,023          1,911        3,344        3,276        2,970
   Data processing expenses ................................       1,417          1,230        2,192        2,049        1,896
   Marketing expenses ......................................         792            542        1,225          743          901
   Professional services expenses ..........................         645            647        1,044          975          950
   Deposit insurance premiums ..............................          90             58          121          392        1,198
   Other real estate owned expenses, net (Note 1) ..........         138            293          519          644        1,072
   Other operating expenses ................................       1,936          1,949        2,732        3,189        2,956
                                                                  --------      -------      -------      -------      -------
       Total noninterest expense ...........................      15,575         14,671       24,810       24,158       24,690
                                                                  --------      -------      -------      -------      -------
       Income before provision for
           income taxes ....................................      12,620         10,538       19,469       16,703       11,997
PROVISION FOR INCOME TAXES (Note 9) ........................       4,954          4,254        7,685        6,548        4,511
                                                                  --------      -------      -------      -------      -------
       Net income ..........................................      $7,666        $ 6,284      $11,784      $10,155      $ 7,486
                                                                  ========      =======      =======      =======      =======



The accompanying notes are an integral part of these consolidated financial statements.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY



                 CONSOLIDATED STATEMENTS OF CHANGES IN SURPLUS
              FOR THE SEVEN MONTHS ENDED MAY 31, 1998 (UNAUDITED)
            AND FOR THE YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995
                                (In Thousands)



                                                                           Net Unrealized Gain
                                                                           (Loss) on Securities
                                                                              Classified as
                                                                           Available-for-Sale,
                                                              Surplus      Net of Income Taxes     Total Surplus
                                                            -----------   ---------------------   --------------
BALANCE, OCTOBER 31, 1994 ...............................    $ 67,102           $ (1,910)            $ 65,192
   Net income ...........................................       7,486                 --                7,486
   Change in unrealized loss on securities
    available-for-sale ..................................          --              1,926                1,926
                                                             --------           --------             --------
BALANCE, OCTOBER 31, 1995 ...............................      74,588                 16               74,604
   Net income ...........................................      10,155                 --               10,155
   Change in unrealized gain on securities
    available-for-sale ..................................          --                158                  158
                                                             --------           --------             --------
BALANCE, OCTOBER 31, 1996 ...............................      84,743                174               84,917
   Net income ...........................................      11,784                 --               11,784
   Change in unrealized gain on securities
    available-for-sale ..................................          --              1,440                1,440
                                                             --------           --------             --------
BALANCE, OCTOBER 31, 1997 ...............................      96,527              1,614               98,141
   Net income (unaudited) ...............................       7,666                 --                7,666
   Change in unrealized gain on securities available-for-
    sale (unaudited) ....................................          --                703                  703
                                                             --------           --------             --------
BALANCE, MAY 31, 1998 (UNAUDITED) .......................    $104,193           $  2,317             $106,510
                                                             ========           ========             ========



The accompanying notes are an integral part of these consolidated financial statements.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In Thousands)


                                                             Seven Months Ended
                                                                   May 31,                 Years Ended October 31,
                                                          ------------------------- --------------------------------------
                                                              1998         1997         1997         1996         1995
                                                          ------------ ------------ ------------ ------------ ------------
                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ...........................................  $   7,666    $   6,284    $   11,784   $   10,155   $   7,486
   Adjustments to reconcile net income to net cash
    provided by (used in) operating activities--
    Depreciation and amortization of premises
      and equipment .....................................        847          818         1,420        1,301       1,066
    Amortization and accretion, net .....................        386          569           906          337         349
    Provision (credit) for possible loan losses .........        536          890         1,865        1,166        (351)
    (Gain) loss on sale of investment securities ........          3          (23)          (37)         (60)         84
    Write-down of other real estate owned ...............         43          149           198          385         749
    Provision for deferred (prepaid) taxes ..............        547          318           453         (757)        648
    Originations of loans held-for-sale .................    (60,893)     (15,650)      (30,014)     (19,006)    (16,917)
    Proceeds from sales of loans originated
      for resale ........................................     45,928       16,273        34,268       35,441      18,921
    Gain on sales of loans ..............................       (568)        (190)         (542)        (181)        (94)
    Loss on sale of premises and equipment ..............         --           --            --            5          --
    Changes in assets and liabilities, net of effects
      from acquisition of Martha's Vineyard
      National Bank
      Net increase in accrued interest receivable .......       (977)      (1,289)         (383)          --        (283)
      Net (increase) decrease in other assets ...........      1,584          457          (714)       3,770         170
      Net increase (decrease) in accrued expenses
        and other liabilities ...........................        769       (1,447)         (605)       1,932       1,154
                                                           ---------    ---------    ----------   ----------   ---------
       Net cash (used in) provided by
         operating activities ...........................     (7,297)       7,159        18,599       34,488      12,982
                                                           ---------    ---------    ----------   ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of Martha's Vineyard National Bank,
    net of cash acquired ................................         --           --            --           --      (7,301)
   Purchase of securities classified as
    available-for-sale ..................................    (37,720)     (47,190)     (104,748)     (77,055)    (33,303)
   Purchase of securities classified as
    held-to-maturity ....................................     (5,433)      (3,489)       (5,971)      (6,924)    (39,364)
   Proceeds from sales, calls and maturities of
    securities classified as available-for-sale .........     54,194       32,262        87,831      105,166      46,969
   Proceeds from maturities and calls of securities
    classified as held-to-maturity ......................      4,300        3,069         5,069        9,600      40,661
   Purchase of premises and equipment ...................     (2,525)        (530)       (1,123)      (1,670)     (2,019)
   Purchase of loans ....................................     (6,736)        (500)       (4,461)      (8,859)     (8,313)
   Net increase in loans ................................    (58,637)     (30,913)      (78,620)    (106,726)    (64,016)
   Recoveries of loans previously charged off ...........        230          227           377          389         890
   Proceeds from sales of other real estate owned .......        517        1,409         2,315        2,722       4,033
   Principal receipts from mortgage-backed
    investments classified as available-for-sale ........     10,516        7,766        12,722        9,654       1,180
   Principal receipts from mortgage-backed                        --           --            --          676       5,491
   investments classified as held-to-maturity ...........         --           --            --            4          --
   Proceeds from sales of premises and equipment ........         --           --            --            4          --
                                                           ---------    ---------    ----------   ----------   ---------
       Net cash (used in) investing activities ..........    (41,294)     (37,889)      (86,609)     (73,023)    (55,092)
                                                           ---------    ---------    ----------   ----------   ---------

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY



               CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)
                                (In Thousands)



                                                           Seven Months Ended
                                                                 May 31,                 Years Ended October 31,
                                                         ----------------------- ---------------------------------------
                                                             1998        1997         1997         1996         1995
                                                         ----------- ----------- ------------- ------------ ------------
                                                               (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in NOW accounts and
    demand deposits ....................................  $  8,362    $  2,094     $ (11,072)   $  15,441    $  19,949
   Increase (decrease) in passbook and other
    savings accounts ...................................    13,123        (630)       29,014       (7,743)     (21,969)
   Increase in term certificates .......................    22,918      26,143        37,398       15,187       58,350
   Advances from Federal Home Loan Bank ................    21,586      15,192        17,007       16,992       55,719
   Repayments of Federal Home Loan Bank
    advances ...........................................    (8,020)     (6,550)      (11,376)     (10,981)     (47,821)
   Increase (decrease) in short-term and
    other borrowings ...................................     2,805       1,361         5,124        2,759       (1,289)
   Increase (decrease) in mortgagors'
    escrow payments ....................................        57          22           112         (111)         119
                                                          --------    --------     ---------    ---------    ---------
       Net cash provided by
          financing activities .........................    60,831      37,632        66,207       31,544       63,058
                                                          --------    --------     ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS ..................................    12,240       6,902        (1,803)      (6,991)      20,948
CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR .....................................    32,761      34,564        34,564       41,555       20,607
                                                          --------    --------     ---------    ---------    ---------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD .........................................  $ 45,001    $ 41,466     $  32,761    $  34,564    $  41,555
                                                          ========    ========     =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Interest paid on deposits and borrowed funds ........  $ 24,982    $ 22,556     $  39,734    $  37,244    $  34,492
   Income taxes paid ...................................     3,868       4,076         8,434        6,264        3,342
SUPPLEMENTAL DISCLOSURE OF NONCASH
 TRANSACTIONS:
   Transfers from loans to other real estate owned .....     1,098       2,023         3,333        2,430        5,783
   Financed other real estate owned sales ..............       850         809         1,460          638        2,881
   Loans securitized into mortgage-backed
    investments classified as available-for-sale .......        --          --         3,595       20,837        2,532
   Transfer of investments from held-to-maturity
    to available-for-sale ..............................        --          --            --      138,701           --



The accompanying notes are an integral part of these consolidated financial statements.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Basis of Presentation

     Compass Bank for Savings was reorganized into a mutual bank holding company operating under the name of Seacoast Financial Services Corporation, formerly The 1855 Bancorp, (The Bancorp) on October 1, 1994 under the provisions of Massachusetts general law. A new Massachusetts savings bank in stock form, known as Compass Bank for Savings, was chartered as a wholly owned subsidiary of the Bancorp. All deposits of the Bank, as defined below, are insured by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund.


     The accompanying consolidated financial statements include the accounts of the Bancorp and its wholly owned subsidiary, Compass Bank for Savings, (collectively referred to as the Bank). Compass Bank for Savings has four wholly owned subsidiaries--Compass Credit Corporation which engages in buying, selling and originating automobile loans and other extensions of credit; the 1855 Corporation which engages in leasing of property primarily for Bank use; CB Securities Corporation which engages in the investment of securities; and Buffinton-Brook Realty Corporation which is currently inactive. The 1855 Corporation has two wholly owned subsidiaries--Purchase Corporation and North Front Street, Inc., which engage in the management of real estate acquired from the Bank through foreclosure. All significant intercompany balances and transactions have been eliminated in consolidation.

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and income and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for possible loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

     In the opinion of management, the unaudited consolidated financial statements presented herein reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. Interim results are not necessarily indicative of the results to be expected for the entire year.


Cash and Cash Equivalents
     For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks and federal funds sold. Federal funds are sold with maturities of one day.


Investment Securities
     Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at cost, adjusted for amortization of premiums and accretion of discounts, both computed by a method that approximates the effective yield method; debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and reported at fair value, with unrealized gains and losses included in earnings. The Bank has no securities held for trading. Debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of surplus, net of taxes. The Bank classifies its securities based on the Bank's intention at the time of purchase.

     Restricted equity securities are reported at cost.

     Unrealized losses deemed to be other than temporary declines in value are charged to operations. When securities are sold, the adjusted cost of the specific security sold is used to compute gains or losses on the sale.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans, Deferred Fees and Allowance for Possible Loan Losses
     Loans are stated at the amount of unpaid principal, reduced by amounts due to borrowers on unadvanced loans, net deferred loan fees, unearned discount and the allowance for possible loan losses.

     Unearned discount is recognized on the level-yield method for discounted installment loans. All other interest on loans is recognized on a simple interest basis.

     Deferred loan origination fees and certain deferred loan origination costs are amortized over the contractual life of the related loan using the level-yield method. At May 31, 1998 and October 31, 1997 and 1996, the Bank had net deferred loan fees of approximately $756,000, $805,000 and $740,000, respectively.

     It is the policy of the Bank to discontinue the accrual of interest on loans delinquent in excess of 90 days or sooner if in the judgment of management the ultimate collectibility of principal or interest becomes doubtful and to reverse all interest previously accrued. Interest income is subsequently recognized only to the extent cash payments are received.

     Loans are considered impaired when it is probable that the Bank will not be able to collect principal, interest and fees according to the contractual terms of the loan agreement. Management considers the paying status, net worth and earnings potential of a borrower, and the value and cash flow of the collateral as factors to determine whether a loan will be paid in accordance with its contractual terms. The amount judged to be impaired is the difference between the present value of the expected cash flows using as a discount rate the original contractual effective interest rate and the recorded investment of the loan. If foreclosure on a collateralized loan is probable, impairment is measured based on the fair value of the collateral compared to the recorded investment. If appropriate, a valuation reserve is established to recognize the difference between the recorded investment and the present value. Impaired loans are charged off when management believes that the collectibility of the loan is remote. The Bank generally considers nonaccrual loans, except for smaller balance homogeneous residential and consumer loans, and troubled debt restructures to be impaired. All impaired loans are classified as nonaccrual.

     The allowance for possible loan losses is maintained at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to operations, and realized losses, net of recoveries, are charged directly to the allowance. The provision and the level of the allowance are based on management's periodic review of the loan portfolio in light of historical experience and prevailing economic conditions. The allowance is an estimate, and ultimate losses may vary from current estimates. As adjustments become necessary, they are reported in the results of operations of the period in which they become known.


Loan Sales
     Loans held for sale are valued at the lower of the recorded loan balance or market value. The Bank enters into forward commitments to sell loans for the purpose of reducing interest rate risk associated with the origination of loans for sale. Unrealized losses on contracts used to hedge the Bank's closed loans and pipeline of loans expected to close are considered in adjusting the carrying value of loans held for sale. No adjustments for unrealized losses were required at May 31, 1998 and October 31, 1997 and 1996.

     Prior to November 1, 1996, gains and losses on sales of loans were recognized based on the difference between the selling price and the carrying value of the related loans sold. When the servicing of such loans was retained by the Bank, gains and losses were adjusted by the present value of the difference, if any, between the weighted average interest rate on the loans sold, adjusted for a normal servicing fee, and the agreed yield to the buyer. At October 31, 1996 and 1995, the deferred loan sale premium resulting from such sales amounted to approximately $64,000 and $144,000, respectively, and is included in other assets in the accompanying consolidated balance sheets.

     Effective November 1, 1996, the Bank adopted Statement of Financial Accounting Standards (SFAS No.) 122, Accounting for Mortgage Servicing Rights. SFAS No. 122, requires entities that engage in mortgage banking

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

activities to recognize, as separate assets, rights to service mortgage loans for others acquired through either the purchase or origination of mortgage loans and sale or securitization of those loans with servicing retained. The amount capitalized is based on an allocation of the total cost of the mortgage loans to the mortgage servicing rights and the loans without the mortgage servicing rights based on their relative fair values. In addition, capitalized mortgage servicing rights are required to be assessed for impairment based on the fair value of those rights. Effective January 1, 1997, SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, superseded SFAS No. 122. For servicing contracts in existence before January 1, 1997, previously recognized servicing rights and excess servicing receivables that do not exceed contractually specified servicing fees were combined. Each time the Bank undertakes an obligation to service financial assets it shall recognize either a servicing asset or a servicing liability for that contract, unless it securitizes the assets, retains the resulting securities and classifies them as debt securities held-to-maturity. For the year ended October 31, 1997, the Bank capitalized approximately $255,000 in mortgage servicing rights. The mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income on loans and are assessed for impairment based on the fair values of the underlying servicing contracts. For purposes of measuring impairment, the rights are stratified based on the following predominant risk characteristics of the underlying loans; interest rates, type of interest and loan maturity dates.

     Amortization of the mortgage servicing rights for the year ended October 31, 1997 was approximately $33,000. No impairment loss was recognized in 1997.


Banking Premises and Equipment
     Land is stated at cost. Buildings, leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, which are computed on the straight-line method over the estimated useful lives of the assets or the terms of the leases, if shorter. Maintenance and repairs are expensed when incurred; major expenditures for betterments are capitalized and depreciated.


Other Real Estate Owned
     Other real estate owned (OREO) is composed of properties acquired through foreclosure or deed in lieu of foreclosure. After foreclosure, foreclosed assets are presumed to be held-for-sale and are recorded at the lower of the carrying value of the related loan or the fair value of property, less estimated costs to sell. The excess, if any, of the loan balance over the fair value of the property at the time of transfer from loans to OREO is charged to the allowance for loan losses. Subsequent write-downs of the carrying value of the foreclosed assets are charged to expense. Costs relating to the development and improvement of the property are capitalized. Costs relating to holding the property are charged to expense. Included in other real estate owned expenses are losses on sale and write-downs of carrying value amounting to approximately $198,000, $385,000 and $749,000 and net operating expenses of approximately $321,000, $259,000 and $323,000 in 1997, 1996 and 1995, respectively. For the seven months ended May 31, 1998 and 1997, OREO losses on sale and write-downs were $43,000 and $149,000, respectively, and net operating expenses were $95,000 and $144,000, respectively.


Income Taxes
     The Bank utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Core Deposit Intangible Asset
     The core deposit intangible asset, resulting from prior acquisitions, is being amortized over periods ranging from six to ten years using the straight-line method. Amortization expense was approximately $303,000, $337,000 and $349,000 in fiscal 1997, 1996 and 1995, respectively, and was approximately $163,000 for each of the seven months ended May 31, 1998 and 1997. The core deposit intangible asset is reported net of accumulated amortization and amounted to approximately $1,523,000, $1,726,000 and $2,029,000 at May 31, 1998
and October 31, 1997 and 1996, respectively.


Recent Accounting Pronouncements
     Effective November 1, 1996, the Bank adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long- Lived Assets To Be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of the carrying amount or fair value less cost to sell. The adoption of this standard did not have an impact on the results of operations or financial condition for the year ended October 31, 1997.

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components. Comprehensive income is the total of net income and all other nonowner changes in equity. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.


Reclassifications
     Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation. Such reclassifications have no effect on previously reported net income.


(2) INVESTMENT SECURITIES
     The amortized cost and estimated fair value of securities available-for-sale at May 31, 1998 and October 31, 1997 and 1996 are as follows:



                                                                 May 31, 1998
                                            ------------------------------------------------------
                                                              Gross          Gross       Estimated
                                             Amortized     Unrealized     Unrealized       Fair
                                                Cost          Gains         Losses         Value
                                            -----------   ------------   ------------   ----------
                                                                (In Thousands)
   U.S. government and agency
    obligations .........................    $ 80,172        $  335          $ 83        $ 80,424
   Other bonds and obligations ..........      51,800           283            49          52,034
   Mortgage-backed investments ..........      40,998           391            27          41,362
                                             --------        ------          ----        --------
      Total debt securities .............     172,970         1,009           159         173,820
   Marketable equity securities .........       6,605         2,916             1           9,520
                                             --------        ------          ----        --------
      Total securities available for sale    $179,575        $3,925          $160        $183,340
                                             ========        ======          ====        ========

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(2) INVESTMENT SECURITIES (Continued)


                                                               October 31, 1997
                                            ------------------------------------------------------
                                                              Gross          Gross       Estimated
                                             Amortized     Unrealized     Unrealized       Fair
                                                Cost          Gains         Losses         Value
                                            -----------   ------------   ------------   ----------
                                                                (In Thousands)
   U.S. government and agency
    obligations .........................    $113,231        $  392          $127        $113,496
   Other bonds and obligations ..........      45,774           239            46          45,967
   Mortgage-backed investments ..........      45,652           555            50          46,157
                                             --------        ------          ----        --------
      Total debt securities .............     204,657         1,186           223         205,620
   Marketable equity securities .........       2,164         1,532            --           3,696
                                             --------        ------          ----        --------
      Total securities available for sale    $206,821        $2,718          $223        $209,316
                                             ========        ======          ====        ========


                                                               October 31, 1996
                                            ------------------------------------------------------
                                                              Gross          Gross       Estimated
                                             Amortized     Unrealized     Unrealized       Fair
                                                Cost          Gains         Losses         Value
                                            -----------   ------------   ------------   ----------
                                                                (In Thousands)
   U.S. government and agency
    obligations .........................    $111,861        $  188          $436        $111,613
   Other bonds and obligations ..........      22,632            14           126          22,520
   Mortgage-backed investments ..........      64,760           324           434          64,650
                                             --------        ------          ----        --------
      Total debt securities .............     199,253           526           996         198,783
   Marketable equity securities .........         835           689             1           1,523
                                             --------        ------          ----        --------
      Total securities available for sale    $200,088        $1,215          $997        $200,306
                                             ========        ======          ====        ========

     A schedule of the maturity distribution of debt securities available-for-sale at October 31, 1997 is as follows:



                                       Amortized     Percent of     Estimated
                                          Cost          Total       Fair Value
                                      -----------   ------------   -----------
                                               (Dollars in Thousands)
 One year or less .................    $ 27,828           14%       $ 27,836
 Over 1 year to 5 years ...........     140,220           68         140,757
 Over 5 years to 10 years .........       5,722            3           5,719
 Over 10 years ....................      30,887           15          31,308
                                       --------           --        --------
                                       $204,657          100%       $205,620
                                       ========          ===        ========

     Mortgage-backed investments are shown at their contractual maturity dates, but actual maturities may differ as borrowers have the right to prepay obligations without incurring prepayment penalties.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(2) INVESTMENT SECURITIES (Continued)

     The amortized cost and estimated fair value of securities held-to-maturity at May 31, 1998 and October 31, 1997 and 1996 are as follows:



                                                                           May 31, 1998
                                                      ------------------------------------------------------
                                                                        Gross          Gross       Estimated
                                                       Amortized     Unrealized     Unrealized       Fair
                                                          Cost          Gains         Losses         Value
                                                      -----------   ------------   ------------   ----------
                                                                          (In Thousands)
   U.S. government and agency obligations .........     $13,649          $55            $2         $13,702
                                                        -------          ---            --         -------
      Total debt securities .......................     $13,649          $55            $2         $13,702
                                                        =======          ===            ==         =======


                                                                         October 31, 1997
                                                      ------------------------------------------------------
                                                                        Gross          Gross       Estimated
                                                       Amortized     Unrealized     Unrealized       Fair
                                                          Cost          Gains         Losses         Value
                                                      -----------   ------------   ------------   ----------
                                                                          (In Thousands)
   U.S. government and agency obligations .........     $12,633          $68            $7         $12,694
                                                        -------          ---            --         -------
      Total debt securities .......................     $12,633          $68            $7         $12,694
                                                        =======          ===            ==         =======


                                                                         October 31, 1996
                                                      ------------------------------------------------------
                                                                        Gross          Gross       Estimated
                                                       Amortized     Unrealized     Unrealized       Fair
                                                          Cost          Gains         Losses         Value
                                                      -----------   ------------   ------------   ----------
                                                                          (In Thousands)
   U.S. government and agency obligations .........     $11,752          $40            $48        $11,744
                                                        -------          ---            ---        -------
      Total debt securities .......................     $11,752          $40            $48        $11,744
                                                        =======          ===            ===        =======

     A schedule of the maturity distribution of debt securities held-to-maturity at October 31, 1997 is as follows:



                                       Amortized     Percent of     Estimated
                                          Cost          Total       Fair Value
                                      -----------   ------------   -----------
                                               (Dollars in Thousands)
   One year or less ...............     $ 5,298           42%        $ 5,301
   Over 1 year to 5 years .........       7,335           58           7,393
                                        -------           --         -------
                                        $12,633          100%        $12,694
                                        =======          ===         =======

     Included in restricted equity securities at May 31, 1998, and October 31, 1997 and 1996 are Federal Home Loan Bank (FHLB) stock, Savings Bank Life Insurance Company of Massachusetts stock and the Depositors Insurance Fund.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(2) INVESTMENT SECURITIES (Continued)

     Proceeds from the sales of investment securities and related gains and losses for the seven months ended May 31, 1998 and 1997 and for the years ended October 31, 1997, 1996 and 1995 (all classified as available-for-sale) were as follows:

                                    Seven Months Ended
                                          May 31,                Years Ended October 31,
                                   ---------------------   ------------------------------------
                                      1998        1997        1997         1996         1995
                                   ---------   ---------   ----------   ----------   ----------
                                                          In Thousands)
   Proceeds from sales .........    $6,010      $9,223      $22,017      $26,051      $46,884
   Gross gains .................        14          31           58          101          330
   Gross losses ................        17           8           21           41          414

     At October 31, 1997, investment securities carried at approximately $3,000,000 were pledged to secure public deposits under the Treasury, Tax and Loan program, as required by law, securities carried at $5,865,000 were pledged to secure deposits held by various municipalities and securities carried at $9,980,000 were pledged against various repurchase agreements.

     In November 1995, concurrent with the adoption of its implementation guide on SFAS No. 115, the FASB allowed a one-time reassessment of SFAS No. 115 classifications of all investment securities held. Any reclassifications are accounted for at fair value in accordance with SFAS No. 115, and any reclassifications from the held-to-maturity portfolio that resulted from this one-time reassessment did not call into question the intent of the Bank to hold other debt securities to maturity in the future. The Bank used the opportunity under this one-time reassessment to reclassify securities with an amortized cost of approximately $138,701,000 from held-to-maturity to the available-for-sale portfolio. In connection with this reclassification, a new unrealized gain of $117,000 was recorded in available-for-sale securities and in surplus (on a net-of-tax basis).


(3) LOANS
     The Bank's loan portfolio consisted of the following:

                                                                             October 31,
                                                          May 31,     -------------------------
                                                            1998          1997          1996
                                                        -----------   -----------   -----------
                                                                    (In Thousands)
   Real estate loans:
    Residential (one-to-four family) ................    $368,136      $363,030      $343,204
    Commercial ......................................     125,089       124,059       128,707
    Home equity lines of credit .....................      15,941        15,133        17,288
    Construction ....................................      41,925        33,894        25,007
                                                         --------      --------      --------
        Total real estate loans .....................     551,091       536,116       514,206
                                                         --------      --------      --------
   Commercial loans .................................      58,200        51,371        46,211
                                                         --------      --------      --------
   Consumer loans:
    Indirect auto loans .............................     280,215       238,114       189,865
                                                         --------      --------      --------
    Other ...........................................      27,553        24,662        22,063
                                                         --------      --------      --------
        Total consumer loans ........................     307,768       262,776       211,928
                                                         --------      --------      --------
   Less--Unearned discount ..........................      32,637        30,066        24,232
                                                         --------      --------      --------
        Total consumer loans, net ...................     275,131       232,710       187,696
                                                         --------      --------      --------
        Total loans .................................     884,422       820,197       748,113
   Less--Allowance for possible loan losses .........      10,508        10,642        10,334
                                                         --------      --------      --------
        Total loans, net ............................    $873,914      $809,555      $737,779
                                                         ========      ========      ========

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(3) LOANS (Continued)

     Nonaccrual loans consisted of the following:

                                            October 31,
                            May 31,    ----------------------
                              1998        1997         1996
                           ---------   ----------   ---------
                                     (In Thousands)
   Real estate .........    $8,998      $10,180      $ 9,312
   Commercial ..........       495          745        1,014
                            ------      -------      -------
                            $9,493      $10,925      $10,326
                            ======      =======      =======

     As a result of nonaccrual loans, interest income was reduced by approximately $203,000, $200,000 and $331,000 in 1997, 1996 and 1995,
respectively. At October 31, 1997 and 1996, restructured loans totaled approximately $4,619,000 and $10,178,000, respectively, of which $4,489,000 and $5,911,000, respectively, were included in nonaccrual loans. If these loans had been paying in accordance with their original contractual terms, approximately $36,000, $37,000 and $28,000 of additional interest income would have been recorded in 1997, 1996 and 1995, respectively. There are no commitments to extend additional credit on these loans.

     During fiscal 1997, the average recorded investment in impaired loans was approximately $10,844,000 and the income recognized related to impaired loans while impaired was $778,000. At October 31, 1997, the Bank classified approximately $10,560,000 of its loans as impaired. A portion of these impaired loans, approximately $7,912,000, had a related valuation reserve of approximately $1,114,000 included in the allowance for possible loan losses. In addition, approximately $2,648,000 of impaired loans did not, in the opinion of the Bank's management, require a related valuation reserve.

     During fiscal 1996, the average recorded investment in impaired loans was approximately $9,174,000, and the income recognized related to impaired loans while impaired was $671,000. At October 31, 1996, the Bank classified approximately $11,203,000 of its loans as impaired. A portion of these impaired loans, approximately $7,341,000, had a related valuation reserve of approximately $752,000 included in the allowance for possible loan losses. In addition, approximately $3,862,000 of impaired loans did not, in the opinion of the Bank's management, require a related valuation reserve.

     In the ordinary course of business, the Bank makes loans to its trustees, executive officers, directors and related parties at substantially the same terms as loans made to nonrelated borrowers. Generally, the Bank rarely extends credit to officers of the Bank. An analysis of related party loans for the years ended October 31, 1997 and 1996 is as follows:

                                           Years Ended October 31,
                                          -------------------------
                                              1997          1996
                                          -----------   -----------
                                               (In Thousands)
   Balance, beginning of year .........    $  5,807      $  1,961
    New loans .........................         442         5,123
    Payments ..........................      (1,133)       (1,277)
                                           --------      --------
   Balance, end of year ...............    $  5,116      $  5,807
                                           ========      ========

     Loans serviced for others at October 31, 1997 and 1996 amounted to approximately $204,162,000 and $192,114,000, respectively. At October 31, 1997 and 1996, there were no loans outstanding subject to formal recourse provisions.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(3) LOANS (Continued)

     An analysis of the allowance for possible loan losses follows:



                                                             Seven Months Ended
                                                                   May 31,                  Years Ended October 31,
                                                           -----------------------   --------------------------------------
                                                              1998         1997         1997          1996          1995
                                                           ----------   ----------   ----------   -----------   -----------
                                                                                    (In Thousands)
   Balance, beginning of year ..........................    $10,642      $10,334      $ 10,334     $  9,850      $  7,002
   Acquired allowance for possible loan losses .........         --           --            --           --         3,541
   Provision for possible loan losses ..................        536          890         1,865        1,166          (351)
   Charge-offs--
    Real estate ........................................       (410)        (475)         (898)        (501)         (871)
    Commercial .........................................       (137)        (113)         (442)        (134)          (51)
    Consumer ...........................................       (353)        (251)         (594)        (436)         (310)
                                                            -------      -------      --------     --------      --------
                                                               (900)        (839)       (1,934)      (1,071)       (1,232)
                                                            -------      -------      --------     --------      --------
   Recoveries--
    Real estate ........................................         44          104           147          191           756
    Commercial .........................................         83           36            57           96             2
    Consumer ...........................................        103           87           173          102           132
                                                            -------      -------      --------     --------      --------
                                                                230          227           377          389           890
                                                            -------      -------      --------     --------      --------
        Net charge-offs ................................       (670)        (612)       (1,557)        (682)         (342)
                                                            -------      -------      --------     --------      --------
   Balance, end of year ................................    $10,508      $10,612      $ 10,642     $ 10,334      $  9,850
                                                            =======      =======      ========     ========      ========

     On December 28, 1994, the Bank acquired all the outstanding voting stock of Martha's Vineyard National Bank (MVNB). At the date of purchase, the Bank's allowance for possible loan losses was increased by the MVNB allowance for possible loan losses of $3,541,000.


(4) OTHER REAL ESTATE OWNED
     Other real estate owned acquired through foreclosure consisted of the following:



                                                       October 31,
                                        May 31,    -------------------
                                          1998       1997       1996
                                       ---------   --------   --------
                                               (In Thousands)
   Land and construction ...........    $   --      $   --     $   43
   Residential real estate .........       794       1,227      1,769
   Commercial real estate ..........       601         480        786
                                        ------      ------     ------
                                        $1,395      $1,707     $2,598
                                        ======      ======     ======

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(5) BANKING PREMISES AND EQUIPMENT


     A summary of the cost and accumulated depreciation and amortization of banking premises and equipment and their estimated useful lives is as follows:



                                                         October 31,
                                         May 31,    ---------------------
                                                                               Estimated
                                           1998        1997        1996       Useful Lives
                                        ---------   ---------   ---------   ---------------
                                                       (In Thousands)
   Land .............................    $ 2,503     $ 2,503     $ 2,503    --
   Buildings ........................     10,147       9,378       9,139    30 to 50 years
   Leasehold improvements ...........      2,075       2,143       1,774     8 to 10 years
   Furniture and equipment ..........      8,039       7,026       6,572     3 to 20 years
   Construction-in-progress .........        967         156         194
                                         -------     -------     -------
                                          23,731      21,206      20,182
   Less--Accumulated depreciation and
    amortization ....................      9,799       8,952       7,594
                                         -------     -------     -------
                                         $13,932     $12,254     $12,588
                                         =======     =======     =======

     Total depreciation and amortization expense of banking premises and equipment for the seven months ended May 31, 1998 and 1997 amounted to approximately $847,000 and $818,000, respectively, and for the years ended October 31, 1997, 1996 and 1995 amounted to approximately $1,420,000, $1,301,000 and $1,066,000, respectively, and is included in occupancy and equipment expenses.


(6) DEPOSITS
     A summary of deposit balances is as follows:



                                                                           October 31,
                                                         May 31,     -----------------------
                                                           1998         1997         1996
                                                       -----------   ----------   ----------
                                                                  (In Thousands)
   Demand deposit accounts .........................    $ 59,378      $ 58,840     $ 48,466
   NOW and money market deposit accounts ...........     238,684       223,580      211,215
   Passbook and other savings accounts .............     176,915       171,072      175,869
                                                        --------      --------     --------
      Total noncertificate accounts ................     474,977       453,492      435,550
   Term certificates--
    Term certificates of $100,000 and over .........      88,428        82,647       71,729
    Term certificates less than $100,000 ...........     418,946       401,809      375,329
                                                        --------      --------     --------
      Total term certificate accounts ..............     507,374       484,456      447,058
                                                        --------      --------     --------
   Total deposits ..................................    $982,351      $937,948     $882,608
                                                        ========      ========     ========

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(6) DEPOSITS (Continued)

     A schedule of the maturity distribution of term certificates with weighted average interest rates is as follows:



                                                                      October 31,
                                                      --------------------------------------------
                                      May 31,
                                        1998                   1997                  1996
                               ---------------------- ---------------------- ---------------------
                                            Weighted               Weighted               Weighted
                                             Average                Average               Average
                                            Interest               Interest               Interest
                                  Amount      Rate       Amount      Rate       Amount      Rate
                               ----------- ---------- ----------- ---------- ----------- ---------
                                                     (Dollars in Thousands)
   Within 1 year .............  $421,364       5.62%   $408,291       5.69%   $354,969      5.50%
   Over 1 to 2 years .........    46,830       5.86      46,405       6.17      58,012      5.94
   Over 2 to 3 years .........    30,831       5.98      18,129       5.90      22,994      6.45
   Over 3 to 5 years .........     8,349       5.97      11,631       6.05      11,083      5.82
                                --------               --------               --------
                                $507,374       5.67%   $484,456       5.75%   $447,058      5.62%
                                ========               ========               ========

(7) SHORT-TERM BORROWINGS
     Short-term borrowings consisted of the following:



                                                                                October 31,
                                                                           ---------------------
                                                                May 31,
                                                                 1998         1997        1996
                                                              ----------   ---------   ---------
                                                                        (In Thousands)
   Securities sold under agreements to repurchase .........    $11,616      $9,533      $1,925
   Treasury tax and loan note account .....................        597         164       2,000
                                                               -------      ------      ------
                                                               $12,213      $9,697      $3,925
                                                               =======      ======      ======

     The average daily outstanding short-term borrowings were approximately $5,086,000 in 1997 and $1,198,000 in 1996. The maximum amount of short-term borrowings outstanding at any month-end was approximately $9,742,000 in 1997 and $3,925,000 in 1996. The weighted average interest rates during 1997 and 1996 were 4.77% and 4.82%, respectively. For the seven months ended May 31, 1998, the average daily outstanding short-term borrowings were approximately $10,783,000 with the maximum amount outstanding at any month end of approximately $12,213,000. The weighted average interest rate during the seven months ended May 31, 1998 was 4.80%.


(8) FEDERAL HOME LOAN BANK ADVANCES
     Federal Home Loan Bank (FHLB) advances are collateralized by a blanket-type pledge agreement on the Bank's FHLB stock, certain qualified investment securities, deposits at the FHLB, and first mortgages on residential property. As a member of the FHLB, the Bank is required to invest in stock of the FHLB at an amount equal to the greater of 1% of its outstanding first mortgage residential loans, .3% of total assets, or 5% of its outstanding advances from the FHLB divided by a leverage factor of 20. When such stock is redeemed, the Bank will receive from the FHLB an amount equal to the par value of the stock. The Bank also has access to a preapproved line of credit of $20,000,000. No funds were advanced under this line of credit at May 31, 1998 and October 31, 1997 and 1996.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(8) FEDERAL HOME LOAN BANK ADVANCES (Continued)

     A schedule of the maturity distribution of FHLB advances with weighted average interest rates is as follows:



                                                                              October 31,
                                                            ------------------------------------------------
                                          May 31,
                                           1998                      1997                      1996
                                  -----------------------   -----------------------   ----------------------
                                                            (Dollars in Thousands)
                                                Weighted                  Weighted                  Weighted
                                                 Average                   Average                  Average
                                    Amount        Rate        Amount        Rate        Amount        Rate
                                  ----------   ----------   ----------   ----------   ----------   ---------

   Within 1 year ..............    $ 2,719         5.54%     $ 6,087         6.40%     $ 4,291        5.46%
   Over 1 to 5 years ..........     32,979         6.02       16,528         6.02       15,030        5.84
   Over 5 to 10 years .........      9,775         6.64       10,741         6.61       11,317        6.52
   10 years and over ..........     19,099         7.16       17,650         7.29       14,737        7.47
                                   -------                   -------                   -------
                                   $64,572         6.43%     $51,006         6.63%     $45,375        6.50%
                                   =======                   =======                   =======

     The Bank may be subject to a substantial penalty upon prepayment of FHLB advances.


(9) INCOME TAXES
     The components of the provision for income taxes for the years ended October 31 are as follows:



                                              1997        1996        1995
                                           ---------   ---------   ---------
                                                    (In Thousands)
   Current--
    Federal ............................    $5,762      $5,448      $3,122
    State ..............................     1,470       1,857         741
                                            ------      ------      ------
      Total current ....................     7,232       7,305       3,863
   Deferred (prepaid)--
    Federal ............................       231        (560)        532
    State ..............................       222        (197)        116
                                            ------      ------      ------
      Total deferred (prepaid) .........       453        (757)        648
                                            ------      ------      ------
      Total ............................    $7,685      $6,548      $4,511
                                            ======      ======      ======

     The difference between the income tax rate computed by applying the statutory federal income tax rate to income before income taxes and the actual effective income tax rate is summarized as follows:



                                                        1997          1996          1995
                                                    -----------   -----------   -----------
   Statutory rate ...............................       35.00%        34.00%        34.00%
   State taxes, net of federal benefit ..........        5.68          6.56          4.72
   Other, net ...................................       (1.21)        (1.36)        (1.12)
                                                        -----         -----         -----
      Effective tax rate ........................       39.47%        39.20%        37.60%
                                                        =====         =====         =====

     The Bank does not separately determine its current and deferred tax provision on an interim basis. The change in net deferred tax assets between year ends is attributable to the change in unrealized gain on securities available-for-sale and changes in estimated temporary differences from those included in filed tax returns. The Bank's provision for income taxes for the seven months ended May 31, 1998 and 1997 and the related effective tax rate were $4,954,000 (39.3%) and $4,254,000 (40.4%), respectively.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(9) INCOME TAXES (Continued)

     At October 31, the Bank's net deferred tax asset, as presented in the accompanying consolidated balance sheets, consisted of the following components:

                                                                     October 31,
                                                                ---------------------
                                                                   1997        1996
                                                                ---------   ---------
                                                                   (In Thousands)
   Allowance for loan losses ................................    $4,114      $4,009
   Deferred compensation ....................................     2,239       2,180
   Net operating loss carryforward ..........................       946       1,179
   Accrued liabilities ......................................       547         780
   Unrealized gain on available-for-sale securities .........      (898)        (49)
   Other ....................................................        40         177
                                                                 ------      ------
                                                                 $6,988      $8,276
                                                                 ======      ======

     In August 1996, Congress passed the Small Business Job Protection Act of 1996. Included in this bill was the repeal of IRC Section 593, which allowed thrift institutions special provisions in calculating bad debt deductions for income tax purposes. Thrift institutions now will be viewed as commercial banks for income tax purposes. The repeal is effective for tax years beginning after December 31, 1995.

     One effect of this legislative change is to suspend the Bank's bad debt reserve for income tax purposes as of its base year (October 31, 1988). Any bad debt reserve in excess of the base year amount is subject to recapture over a six-year time period. The suspended (i.e., base year) amount is subject to recapture upon the occurrence of certain events, such as complete or partial redemption of the Bank's stock or if the Bank ceases to qualify as a bank for income tax purposes.

     At October 31, 1997, the Bank's surplus includes approximately $9,085,000 of bad debt reserves, representing the base year amount, for which income taxes have not been provided. Since the Bank does not intend to use the suspended bad debt reserve for purposes other than to absorb the losses for which it was established, deferred taxes in the amount of $3,800,000 have not been recorded with respect to such reserve.


(10) COMMITMENTS AND CONTINGENCIES
     In the normal course of business, there are outstanding commitments and contingencies that are not reflected in the accompanying consolidated financial statements. On March 21, 1996, the Bank entered into a Master Commitment to deliver or sell $40,000,000 in residential mortgage loans to a federal agency on or before March 31, 1998. At October 31, 1997, the unfulfilled portion that remained to be delivered under this commitment was approximately $17,076,000.

     Pursuant to the terms of noncancelable lease and sublease agreements pertaining to banking premises and equipment, future minimum lease payments and sublease income commitments are as follows:


Years Ending                Future Minimum     Future Lease
October 31,                 Lease Payments        Income
------------------------   ----------------   -------------
                                    (In Thousands)
    1998 ...............         $388              $165
    1999 ...............          432                88
    2000 ...............          431                59
    2001 ...............          285                54
    2002 ...............          285                --
    Thereafter .........          840                --

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(10) COMMITMENTS AND CONTINGENCIES (Continued)

     The leases contain renewal options for periods ranging from 8 to 85 years, the cost of which is not included above. Rent expense for the years ended October 31, 1997, 1996 and 1995 amounted to approximately $370,000, $403,000 and $387,000 respectively, and is included in occupancy and equipment expenses in the accompanying consolidated statements of income.

     Aggregate reserves (in the form of deposits with the Federal Reserve Bank and vault cash) of $6,754,000 and $12,537,000 were maintained to satisfy regulatory requirements at October 31, 1997 and 1996, respectively.

     In the ordinary course of business, the Bank is involved in litigation. Based on its review of current litigation and discussion with legal counsel, management does not expect any material adverse impact on the consolidated financial position or results of operations resulting from the resolution of pending litigation.


(11) REGULATORY CAPITAL REQUIREMENTS
     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of October 31, 1997, that the Bancorp and the Bank met all capital adequacy requirements to which they are subject.

     As of October 31, 1997, the most recent notification from the Federal Reserve Bank of Boston relating to the Bancorp classified the Bancorp's capital as satisfactory, and the most recent notification from the FDIC relating to the Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an insured depository institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bancorp's and the Bank's category.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(11) REGULATORY CAPITAL REQUIREMENTS (Continued)


     The Bancorp's and the Bank's actual capital amounts and ratios are also presented in the table.



                                                                                                            To Be Well
                                                                                                          Capitalized
                                                                                                          Under Prompt
                                                                                                           Corrective
                                                                                For Capital                  Action
                                                        Actual               Adequacy Purposes             Provisions
                                                -------------------- --------------------------------     ---------------
                                                   Amount     Ratio       Amount            Ratio         Amount  Ratio
                                                ----------- --------  ---------------    ------------     -------- ------
                                                                        (Dollars in Thousands)
As of October 31, 1997:
 Bancorp (consolidated)--
   Total capital (to risk weighted assets) ....  $104,158   13.92%    greater              greater
                                                                      than or              than or
                                                                      equal to $59,867     equal to 8.0%      N/A    N/A

   Tier I capital (to risk weighted assets) ...  $ 94,788   12.67%    greater              greater
                                                                      than or              than or
                                                                      equal to $29,933     equal to 4.0%      N/A    N/A

   Tier I capital (to average assets) .........  $ 94,788    8.60%    greater              greater
    Bank--                                                            than or              than or
                                                                      equal to $44,092     equal to 4.0%      N/A    N/A

                                                                      greater              greater          greater
                                                                      than or              than or          than or
   Total capital (to risk weighted assets) ....  $100,637   13.47%    equal to $59,766     equal to 8.0%    equal to $74,796  10.0%

                                                                      greater              greater          greater
                                                                      than or              than or          than or
   Tier I capital (to risk weighted assets) ...  $ 91,283   12.22%    equal to $29,883     equal to 4.0%    equal to $44,877   6.0%

                                                                      greater              greater          greater
                                                                      than or              than or          than or
   Tier I capital (to average assets) .........  $ 91,283    8.29%    equal to $44,045     equal to 4.0%    equal to $55,056   5.0%

As of October 31, 1996:
 Bancorp (consolidated)--
                                                                      greater              greater
                                                                      than or              than or
   Total capital (to risk weighted assets) ....   $91,005   13.73%    equal to $52,948     equal to 8.0%      N/A    N/A

                                                                      greater              greater
                                                                      than or              than or
   Tier I capital (to risk weighted assets) ...  $ 82,693   12.47%    equal to  $26,525    equal to 4.0%      N/A    N/A

                                                                      greater              greater
                                                                      than or              than or
   Tier I capital (to average assets) .........  $ 82,693    8.13%    equal to $40,685     equal to 4.0%      N/A    N/A
   Bank--
                                                                      greater              greater          greater
                                                                      than or              than or          than or
   Total capital (to risk weighted assets) ....  $ 87,252   13.19%    equal to $52,920     equal to 8.0%    equal to $66,150  10.0%

                                                                      greater              greater          greater
                                                                      than or              than or          than or
   Tier I capital (to risk weighted assets) ...  $ 78,959   11.94%    equal to $26,452     equal to 4.0%    equal to $39,678   6.0%

                                                                      greater              greater          greater
                                                                      than or              than or          than or
   Tier I capital (to average assets) ........   $ 78,959    7.79%    equal to $40,544     equal to 4.0%    equal to $50,680   5.0%

(12) EMPLOYEE BENEFITS
     The Bank provides basic and supplemental pension benefits for eligible employees through the Savings Bank's Employees Retirement Association Pension Plan (the Plan). Each employee having reached the age of 21 and having completed at least 1,000 hours of service in two consecutive 12-month periods beginning with such employee's date of employment automatically becomes a participant in the Plan. Benefits are based on employees' years of service and annual compensation, as defined in the Plan. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions made under the Plan totaled approximately $609,000, $425,000 and $112,000 for 1997, 1996 and 1995, respectively.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(12) EMPLOYEE BENEFITS (Continued)

     Net pension cost under the Plan for the years ended October 31 included the following components:



                                                                1997        1996        1995
                                                             ---------   ---------   ---------
                                                                      (In Thousands)
   Service cost during year ..............................    $  517      $  500      $  603
   Interest cost on projected benefit obligation .........       656         618         677
   Return on plan assets .................................      (544)       (439)       (367)
   Net amortization and deferral .........................       (57)        (28)         59
                                                              ------      ------      ------
       Net pension cost ..................................    $  534      $  651      $  972
                                                              ======      ======      ======

     According to the Plan's actuary, the funded status of the Plan was as follows at October 31 (latest available data):


                                                                       1997          1996
                                                                   -----------   -----------
                                                                        (In Thousands)
   Plan assets at fair value ...................................    $  8,369      $  6,806
   Actuarial present value of projected benefit obligation
    (substantially all vested) .................................       9,884         8,748
   Excess of projected benefit obligation over assets ..........      (1,515)       (1,942)
   Unrecognized net asset existing at transition ...............        (398)         (425)
   Unrecognized net gain .......................................      (1,172)         (763)
                                                                    --------      --------
   Accrued pension liability included on balance sheet .........    $ (3,085)     $ (3,130)
                                                                    ========      ========

     The accumulated benefit obligation (all vested) at October 31, 1997 and 1996 amounted to $5,258,499 and $4,651,406, respectively. Plan assets consist primarily of common stock, U.S. government and agency obligations and a guaranteed investment contract.

     Actuarial assumptions used in determining plan obligations and net pension expense are as follows:



                                                                                1997        1996        1995
                                                                             ---------   ---------   ---------
   Discount rate used to calculate projected benefit obligation ..........       7.5%        7.5%        7.5%
   Expected long-term rate of return on plan assets ......................       8.0         7.5         7.0
   Annual salary increases ...............................................       5.0         5.0         6.0

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(12) EMPLOYEE BENEFITS (Continued)

     In addition to the Bank's defined benefit pension plan, the Bank sponsors a noncontributory defined benefit postretirement life insurance plan (the Life Insurance Plan) that covers all pre-1996 retirees and active employees designated by the Bank for coverage. The Life Insurance Plan generally provides lifetime coverage to retired employees equal to retiring employees' final rate of pay, but not more than $50,000, and to active employees equal to three times the employees' annual salary, but not more than $350,000. The Bank funds the Life Insurance Plan in combination with its active employee coverage. The status of this Life Insurance Plan is as follows:



                                                                                  October 31,
                                                                            -----------------------
                                                                               1997         1996
                                                                            ----------   ----------
                                                                                (In Thousands)
   Accumulated postretirement benefit obligation--
   Retirees .............................................................     $ (288)      $ (269)
   Eligible plan participants ...........................................        (26)         (24)
                                                                              ------       ------
         Total ..........................................................     $ (314)      $ (293)
                                                                              ======       ======
   Plan assets ..........................................................     $   --       $   --
                                                                              ------       ------
   Accumulated postretirement benefit obligation in excess of plan assets       (314)        (293)
   Unrecognized transition obligation ...................................         25           27
   Unrecognized prior service cost ......................................         62           64
   Unrecognized net gain ................................................        (31)         (30)
                                                                              ------       ------
   Accrued postretirement benefit cost ..................................     $ (258)      $ (232)
                                                                              ======       ======

     Net periodic postretirement benefit cost included the following components:



                                                                             Years Ended October 31,
                                                                             -----------------------
                                                                              1997     1996     1995
                                                                             ------   ------   -----
                                                                                 (In Thousands)
   Service cost--benefits attributed to service during the period ........    $--      $--      $--
   Interest cost on accumulated postretirement benefit obligation ........     22       21       16
   Amortization of transition obligation over 20 years ...................      2        2        2
   Amortization of unrecognized prior service cost .......................      2        2       --
                                                                              ---      ---      ---
   Net periodic postretirement benefit cost ..............................    $26      $25      $18
                                                                              ===      ===      ===

     The discount rate used in determining the accumulated postretirement benefit obligation was 7%, and the assumed rate of compensation increase was 4.5% in all years presented.

     The Bank has entered into agreements with certain officers to provide supplemental retirement benefits based on 25% of average compensation computed over a three-year period. The present value of these future payments is presently being accrued over the estimated remaining terms of employment. The accrued supplemental retirement expense is approximately $1,332,000 and $1,281,000 at October 31, 1997 and 1996, respectively. The agreements are being funded through a life insurance program with policy benefits accruing to the Bank. The cash surrender value of the policies is approximately $1,567,000 and $1,245,000 at October 31, 1997 and 1996, respectively, and is included in other assets in the accompanying consolidated balance sheets. Borrowings made against the life insurance policies are approximately $0 and $648,000 at October 31, 1997 and 1996, respectively, and are included in other borrowings in the accompanying consolidated balance sheets. Net expense for these supplemental retirement benefits for the years ended October 31, 1997, 1996 and 1995 was approximately $70,000, $222,000 and $157,000, respectively, and is included in salaries and employee benefits in the accompanying consolidated statements of income.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(12) EMPLOYEE BENEFITS (Continued)

     The Bank has an Employee Bonus and Management Incentive Compensation Plan (the Bonus Plan) in which employees are eligible to participate. The Bonus Plan provides for awards based on a combination of Bank and individual performance objectives being met, subject to the approval of the Board of Directors. Amounts charged to operations under the Bonus Plan amounted to approximately $1,024,000, $696,000 and $581,000 for the years ended October 31, 1997, 1996 and 1995, respectively.

     The Bank offers a 401(k) Retirement Savings Plan (the Savings Plan) for employees. Participating employees are able to contribute up to 15% of their salary, and the Bank matches 50% of a participant's deferral contribution on the first 6% of the deferral amount subject to the maximum allowable under federal regulations. The Bank's matching contribution expense was approximately $218,000, $193,000 and $103,000 for the years ended October 31, 1997, 1996 and
1995, respectively, and is included in salaries and employee benefits in the accompanying consolidated statements of income.


(13) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK
     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the accompanying consolidated balance sheets.


     The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Off-balance-sheet financial instruments whose contract amounts present credit risk included the following:



                                                                             October 31,
                                                                       -----------------------
                                                            May 31,
                                                             1998         1997         1996
                                                          ----------   ----------   ----------
                                                                     (In Thousands)
   Unused portion of existing lines of credit .........    $38,551      $37,744      $32,839
   Standby letters of credit ..........................      1,428        1,110        1,265
   Unadvanced construction loans ......................     19,486       16,327       10,542
   Firm commitments to extend credit:
    Residential mortgage loans--
      Fixed rate ......................................     20,267       12,245        3,980
      Adjustable rate .................................      5,937        5,447        5,099
   Commercial loans ...................................     20,273       11,207       16,047

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily require future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of the credit

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(13) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK (Continued)


is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial real estate.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The collateral supporting those commitments varies and may include real property, accounts receivable or inventory. The Bank originates primarily residential and commercial real estate loans and, to a lesser extent, installment loans to customers primarily located in southeastern Massachusetts. In order to diversify its geographic risk, the Bank buys and sells loans to/from other financial institutions operating in other states. The Bank estimates that 95% of its loan portfolio is based in the state of Massachusetts, of which the majority is located in southeastern Massachusetts.


(14) FAIR VALUE OF FINANCIAL INSTRUMENTS
     The reported fair values of financial instruments are based on a variety of valuation techniques. In some cases, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows, assumed discount rates reflecting varying degrees of risk and future expected loss assumptions. These estimates involve a high degree of judgment. The estimates do not reflect any premium or discount that could result from offering significant holdings of financial instruments at bulk sale. Tax implications of unrealized gains and losses can also have a significant effect on fair value of the financial instruments that could have been realized as of October 31, 1997 and 1996 or that will be realized in the future. Changes in economic conditions may dramatically affect the fair value of financial instruments.

     The following methods and assumptions were used to estimate the fair value of the Bank's instruments:

     For cash and due from banks and federal funds sold, the carrying amount approximates fair value due to the short maturity of those instruments.

     The fair values of investment securities are based on published market prices or quotations received from securities dealers.

     The fair values of loans are estimated for loan portfolios with similar financial characteristics. Loans are segregated by type, fixed- and adjustable-rate interest terms and by performing and nonperforming status.

     The fair values of performing residential real estate loans are estimated by discounting the anticipated future cash flows at rates currently required by the secondary mortgage market for the purchase of similar loans. For performing commercial real estate loans and performing business loans, fair values are estimated by discounting the anticipated future cash flows using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan as determined by the loan's terms and credit rating. For home equity loans and certain consumer loans, the recorded book values approximate fair value because the majority of these loans reprice with changes in market rates.

     For collateral dependent nonperforming loans, the fair values are estimated based on the fair values of the underlying collateral as determined generally by recent appraisals. For other nonperforming loans, the fair values are estimated by discounting the expected future cash flows using a discount rate commensurate with the higher credit risk associated with these loans.

     The fair value of noncertificate deposits does not include the value of the Bank's long-term relationships with its depositors and does not reflect the value associated with possessing this relatively inexpensive source of funds

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

that may be available for a considerable length of time. The fair value of noncertificate deposits is equal to the amount payable on demand at the reporting date. The fair values of fixed-maturity certificate deposits are estimated by discounting the contractual future cash flows at rates currently offered for certificate deposits with similar remaining maturities.

     The fair values of FHLB advances are determined by discounting the anticipated future cash payments by using the rates currently available to the Bank for advances with similar terms and remaining maturities. For other borrowings, the carrying amount approximates fair value due to the short maturity of those instruments.

     The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of financial standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties. While these commitment fees have value, the Bank has not estimated their value due to the short-term nature of the underlying commitments and their immateriality.

     Certain assets are excluded from disclosure requirements, including banking premises and equipment, the intangible value of the Bank's portfolio of loans serviced for others and the intangible value inherent in the Bank's deposit relationships (i.e., core deposits) among others. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Bank.

     The estimated fair values of the Bank's financial instruments at October 31 are as follows (the amounts in the book value column represent the amounts at which such instruments are carried in the accompanying consolidated balance sheets):



                                                              1997                          1996
                                                   ---------------------------   --------------------------
                                                                    Estimated                    Estimated
                                                    Book Value     Fair Value     Book Value     Fair Value
                                                   ------------   ------------   ------------   -----------
                                                         (In Thousands)                (In Thousands)
Financial instrument assets:
   Cash and due from banks .....................    $  25,611       $ 25,611      $  34,511      $ 34,511
   Federal funds sold ..........................        7,150          7,150             53            53
   Investment securities .......................      227,105        227,166        216,703       216,695
   Loans held-for-sale .........................        4,277          4,305          4,394         4,414
   Loans--
    Residential ................................      377,362        383,772        355,517       353,316
    Commercial real estate .....................      143,621        143,503        141,401       139,524
    Commercial .................................       51,371         51,682         46,211        46,184
    Home equity lines of credit ................       15,133         15,655         17,288        17,550
    Consumer ...................................      232,710        233,629        187,696       189,513
    Allowance for possible loan losses .........      (10,642)            --        (10,334)           --
                                                    ---------       --------      ---------      --------
       Total loans, net ........................    $ 809,555       $828,241      $ 737,779      $746,087
                                                    =========       ========      =========      ========
Financial liabilities:
   Noncertificate deposits .....................      453,492        453,492        435,550       435,550
   Certificate deposits ........................      484,456        485,202        447,058       447,726
   Borrowings ..................................        9,697          9,697          4,573         4,573
   FHLB advances ...............................       51,006         51,941         45,375        47,171

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995


(15) CONDENSED PARENT COMPANY FINANCIAL STATEMENTS


     The balance sheets of the Bancorp are as follows:



                                                                                          October 31,
                                                                         May 31,     ----------------------
                                                                           1998         1997         1996
                                                                       -----------   ----------   ---------
                                                                                  (In Thousands)
ASSETS:
   Cash and due from banks .........................................    $     87      $   142      $   111
   Investment securities available-for-sale, at fair value .........       5,313        4,856        3,904
   Accrued interest receivable .....................................          55           62           62
   Investment in Subsidiary ........................................     101,738       93,603       81,046
   Other assets ....................................................          42           41           61
                                                                        --------      -------      -------
        Total assets ...............................................    $107,235      $98,704      $85,184
                                                                        ========      =======      =======
LIABILITIES AND SURPLUS:
   Accrued expenses and other liabilities ..........................    $    725      $   563      $   267
   Surplus .........................................................     106,510       98,141       84,917
                                                                        --------      -------      -------
        Total liabilities and surplus ..............................    $107,235      $98,704      $85,184
                                                                        ========      =======      =======

     The income statements of the Bancorp are as follows:



                                                               Seven Months Ended
                                                                     May 31,              Years Ended October 31,
                                                               -------------------   ---------------------------------
                                                                 1998       1997        1997        1996        1995
                                                               --------   --------   ---------   ---------   ---------
                                                                                   (In Thousands)
INTEREST AND DIVIDEND INCOME:
   Interest and dividends on investment securities .........    $  115     $  121     $   217     $   195     $  179
NONINTEREST INCOME:
   Gain on sales of investment securities ..................        --         --          --          --         11
NONINTEREST EXPENSE:
   Salaries and employee benefits ..........................        71         34          58          62         59
   Amortization of organization costs ......................         8         12          21          43         --
   Other operating expenses ................................        22          1          14          23         12
                                                                ------     ------     -------     -------     ------
        Total noninterest expense ..........................       101         47          93         128         71
                                                                ------     ------     -------     -------     ------
   Income before income taxes and equity in
    undistributed net income of subsidiary .................        14         74         124          67        119
PROVISION FOR INCOME TAXES .................................         5         26          18          23         41
                                                                ------     ------     -------     -------     ------
   Income before equity in undistributed net
    income of subsidiary ...................................         9         48         106          44         78
EQUITY IN UNDISTRIBUTED NET INCOME
 OF SUBSIDIARY .............................................     7,657      6,236      11,678      10,111      7,408
                                                                ------     ------     -------     -------     ------
   Net income ..............................................    $7,666     $6,284     $11,784     $10,155     $7,486
                                                                ======     ======     =======     =======     ======

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(15) CONDENSED PARENT COMPANY FINANCIAL STATEMENTS (Continued)

     The cash flow statements of the Bancorp are as follows:



                                                           Seven Months Ended
                                                                May 31,                 Years Ended October 31,
                                                        ------------------------ --------------------------------------
                                                            1998        1997          1997         1996         1995
                                                        ----------- ------------ ------------- ------------ -----------
                                                                                (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income .........................................  $  7,666     $ 6,284      $ 11,784     $  10,155    $  7,486
 Adjustments to reconcile net income to net
   cash provided by operating activities:
   Gain on sales of investments .......................        --          --            --            --         (11)
   Net (accretion) amortization of
    investment securities .............................         3            (2)           (2)        (17)         17
   Equity in undistributed earnings of subsidiary .....    (7,657)     (6,236)      (11,678)      (10,111)     (7,408)
   Net increase in other liabilities ..................        17          19             3           (12)         44
   Net decrease in other assets .......................         6          17            20             4         (61)
                                                         --------     ---------    ----------   ---------    --------
        Net cash provided by operating
          activities ..................................        35          82           127            19          67
                                                         --------     ---------    ----------   ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales and maturities of
    held-to-maturity and available-for-sale
    securities ........................................       496          --            --         2,017         551
   Purchase of securities classified as
    held-to-maturity ..................................        --          --           (96)           --        (497)
   Purchase of securities classified as
    available-for-sale ................................      (586)         --            --        (2,071)         --
                                                         --------     ---------    ----------   ---------    --------
        Net cash provided by (used in)
          investing activities ........................       (90)         --           (96)          (54)         54
                                                         --------     ---------    ----------   ---------    --------
   Net increase (decrease) in cash and
    cash equivalents ..................................       (55)         82            31           (35)        121
CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR ....................................       142         111           111           146          25
                                                         --------     ---------    ----------   ---------    --------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD ........................................  $     87     $   193      $    142     $     111    $    146
                                                         ========     =========    ==========   =========    ========
SUPPLEMENTAL CASH DISCLOSURE:
   Income taxes paid ..................................  $      1     $    10      $     27     $      43    $     62
                                                         ========     =========    ==========   =========    ========
   Transfer of investments from held-to-
    maturity to available-for-sale ....................  $     --     $    --      $     --     $     496    $     --
                                                         ========     =========    ==========   =========    ========

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(16) EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS


Stock Conversion
     On April 23, 1998, the Board of Trustees of the Bancorp adopted a Plan of Conversion (the Conversion) pursuant to which the Bancorp will convert to a stock form of ownership and offer for sale 100% of its common stock in a subscription offering initially to Bank depositors, employee benefit plans of the Bank and certain other eligible subscribers. Any shares of stock not sold in the subscription offering are expected to be sold to the public by underwriters.

     One of the primary purposes of the Conversion is to enable the Bancorp to acquire Sandwich Bancorp, Inc. (Sandwich) as more fully described below. The Bancorp will not proceed with the Conversion unless all preconditions to the closing of the acquisition of Sandwich have been satisfied or waived. As part of the Conversion, the Bank will establish a liquidation account in an amount equal to the net worth of the Bank as of the date of the latest consolidated balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

     Subsequent to the Conversion, the Bancorp may not declare or pay dividends on and may not repurchase any of its common stock if the effect thereof would cause its capital to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.


Pending Acquisition
     On February 2, 1998, the Bancorp and the Bank entered into a definitive agreement under which the Bank would acquire Sandwich, a one-bank holding company with approximately $519,000,000 in total assets at December 31, 1997. On February 24, 1998, Sandwich announced that its Board of Directors determined that it was appropriate to request additional information and a clarification of the renewed expressions of interest that it had received from the three other parties subsequent to February 2, 1998.

     Following a review of the other expressions of interests for Sandwich, the Bancorp and Sandwich jointly announced on March 23, 1998 that they had signed an amendment to their previously announced agreement of February 2, 1998 (the Amended Agreement) by which the Bancorp would acquire Sandwich. Under the terms of the Amended Agreement, the Bancorp will convert to a 100% publicly owned stock holding company and, thereafter, issue stock having a value of $64.00 per share to Sandwich shareholders in a tax-free exchange of common stock. The value to be received by Sandwich shareholders is subject to adjustment pursuant to a formula based on the value of the stock of the Bancorp near the transaction date. Based on the Bancorp's assumed initial public offering price of $10.00 per share, each Sandwich share will be exchanged for Bancorp stock having a value of $64.00 per share so long as Bancorp stock trades at an average price of between $10.00 and $13.50 per share during a designated trading period following the initial public offering date. If this average price exceeds $13.50 per share, the value to be received by Sandwich shareholders will increase proportionately up to a maximum value of $71.11 until Bancorp's average price reaches or exceeds $15.00 per share. If this average price is equal to or less than $10.00 per share, Sandwich shares will be exchanged for 6.4 shares of Bancorp stock.


     Sandwich and the Bancorp also entered into a Stock Option Agreement, granting to the Bancorp an option to acquire up to 19.9% of Sandwich common stock under certain circumstances. The transaction is conditioned upon its being eligible to be accounted for as a pooling of interests and is subject to all necessary regulatory and shareholder approvals. It is expected to close in the fourth quarter of 1998.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARY

                     MAY 31, 1998 AND 1997 (UNAUDITED) AND
                        OCTOBER 31, 1997, 1996 AND 1995

(16) EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (Continued)

Formation of New Subsidiary
     Compass Preferred Capital Corporation (CPCC) was established in March 1998 to engage in real estate business activities (including the acquisition and holding of securities and mortgage loans) that enable it to be taxed as a real estate investment trust (REIT) for federal and Massachusetts tax purposes. At March 31, 1998, CPCC had total assets of $157.1 million of which $157 million were residential mortgage loans originated by and acquired from the Bank. CPCC is currently a 100% owned subsidiary of Buffinton Brook Realty Corporation. It is anticipated that its ownership interest will be reduced to 99.9% through the issuance of shares to certain Bank employees, as required by tax regulation.

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES



        INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION




I. Excerpts from Sandwich Bancorp's Annual Report on Form 10-K for the Year Ended
   December 31, 1997
 Part II, Item 8.   Audited Consolidated Financial Statements of Sandwich
                    Bancorp, Inc. and Subsidiaries and Independent Auditors' Report Thereon:
                    Independent Auditors' Report .................................................. G-2
                    Consolidated Balance Sheets as of December 31, 1997 and 1996 .................. G-3
                    Consolidated Statements of Operations for the years ended December 31, 1997,
                    1996 and 1995. ................................................................ G-4
                    Consolidated Statements of Changes in Stockholders' Equity for the years ended
                    December 31, 1997, 1996 and 1995. ............................................. G-5
                    Consolidated Statements of Cash Flows for the years ended December 31, 1997,
                    1996 and 1995. ................................................................ G-6
                    Notes to Consolidated Financial Statements .................................... G-8
 Part II, Item 7.   Management's Discussion and Analysis of Financial Condition and Results of
                    Operations. ................................................................... G-28
 Part I, Item 1.    Business ...................................................................... G-38
II. Excerpts from Sandwich Bancorp's Quarterly Report on Form 10-Q for the Quarter Ended
    June 30, 1998
 Part I, Item 1.    Unaudited Consolidated Financial Statements of Sandwich Bancorp, Inc. and
                    Subsidiaries:
                    Consolidated Balance Sheets as of June 30, 1998 and December 31, 1997 ........ G-54
                    Consolidated Statements of Operations for the three and six months ended
                    June 30, 1998 and 1997 ....................................................... G-55
                    Consolidated Statements of Changes in Stockholders' Equity for the six months ended June 30, 1998 and 1997. ................................................ G-56
                    Consolidated Statements of Cash Flows for the six months ended June 30,
                    1998 and 1997 ................................................................. G-57
                    Notes to Consolidated Financial Statements .................................... G-59
 Part I, Item 2.    Management's Discussion and Analysis of Financial Condition and Results of
                    Operations. ................................................................... G-61

                             KPMG PEAT MARWICK LLP


The Board of Directors and Stockholders
Sandwich Bancorp, Inc.

     We have audited the accompanying consolidated balance sheets of Sandwich Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sandwich Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP



Boston, Massachusetts
January 26, 1998, except as to note 17,
which is as of March 23, 1998

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                                                                                  December 31,     December 31,
                                                                                      1997             1996
                                                                                 --------------   -------------
                                                                                         (In thousands)
ASSETS
   Cash and due from banks (note 14) .........................................      $  9,949         $ 11,543
   Federal funds sold ........................................................         6,018              175
                                                                                    --------         --------
       Total cash and cash equivalents .......................................        15,967           11,718
                                                                                    --------         --------
   Other short-term investments (note 2) .....................................           101              636
   Investment securities (notes 3 and 9):
    Available for sale (amortized cost of $10,863 and $13,262,
      at December 31, 1997 and 1996, respectively) ...........................        10,995           13,312
    Held to maturity (fair value of $99,775 and $99,128, at
      December 31, 1997 and 1996, respectively) ..............................        99,577           99,648
                                                                                    --------         --------
      Total investment securities ............................................       110,572          112,960
                                                                                    --------         --------
   Loans, less allowance for loan losses of $4,100 in 1997 and
    $3,741 in 1996 (notes 4, 5, 9 and 14) ....................................       366,642          317,103
    Stock in Federal Home Loan Bank of Boston, at cost (notes 7 and 9) .......         3,749            2,670
    Accrued interest receivable ..............................................         2,836            2,680
    The Co-operative Central Bank Reserve Fund ...............................           965              965
    Real estate held for sale ................................................           457               --
    Real estate held for investment ..........................................            --              571
    Real estate acquired by foreclosure ......................................           596              465
    Office properties and equipment (note 6) .................................         4,641            6,015
    Leased property under capital lease (note 6) .............................         1,738               --
    Core deposit intangible ..................................................         1,459            1,966
    Income taxes receivable, net (note 10) ...................................           103               --
    Deferred income tax asset, net (note 10) .................................         2,948            2,469
    Prepaid expenses and other assets ........................................         5,923            4,337
                                                                                    --------         --------
       Total assets ..........................................................      $518,697         $464,555
                                                                                    ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits (note 8) .........................................................      $423,014         $388,249
   Borrowed funds (note 9) ...................................................        45,601           32,073
   Capital lease obligation (note 6) .........................................         1,738               --
   Escrow deposits of borrowers ..............................................         1,604              915
   Income taxes payable, net (note 10) .......................................            --              282
   Accrued expenses and other liabilities ....................................         4,726            4,403
                                                                                    --------         --------
       Total liabilities .....................................................       476,683          425,922
                                                                                    --------         --------
Commitments and contingencies (note 14)
STOCKHOLDERS' EQUITY (NOTE 11)
   Preferred stock, par value $1.00 per share;
    authorized 5,000,000 shares; none issued or outstanding--
   Common stock, par value $1.00 per share; authorized 15,000,000
    shares; 1,942,159 and 1,901,565 issued and outstanding, respectively .....         1,942            1,902
   Additional paid-in capital ................................................        20,139           19,323
   Retained earnings .........................................................        19,848           17,381
   Net unrealized gain on investment securities available for sale ...........            85               27
                                                                                    --------         --------
       Total stockholders' equity ............................................        42,014           38,633
                                                                                    --------         --------
       Total liabilities and stockholders' equity ............................      $518,697         $464,555
                                                                                    ========         ========

          See accompanying notes to consolidated financial statements.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                             Years ended December 31,
                                                                    ------------------------------------------
                                                                        1997           1996           1995
                                                                    ------------   ------------   ------------
                                                                       (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME
   Interest on loans ............................................     $ 28,205       $ 24,680       $ 22,218
   Interest and dividends on investment securities
    available for sale ..........................................          772          1,562          1,719
   Interest on investment securities held to maturity ...........        6,575          5,833          6,027
   Interest on short-term investments ...........................          304            166            640
   The Co-operative Central Bank Reserve Fund ...................           61             68             69
                                                                      --------       --------       --------
       Total interest and dividend income .......................       35,917         32,309         30,673
                                                                      --------       --------       --------
INTEREST EXPENSE
   Deposits:
    Savings accounts ............................................        3,588          3,660          4,338
    Certificates of deposit .....................................       11,754         10,973          9,940
                                                                      --------       --------       --------
       Total deposits ...........................................       15,342         14,633         14,278
   Borrowed funds ...............................................        2,980          1,159            555
                                                                      --------       --------       --------
       Total interest expense ...................................       18,322         15,792         14,833
                                                                      --------       --------       --------
       Net interest and dividend income .........................       17,595         16,517         15,840
Provision for loan losses (note 5) ..............................          750            265            597
                                                                      --------       --------       --------
       Net interest and dividend income after
         provision for loan losses ..............................       16,845         16,252         15,243
                                                                      --------       --------       --------
NON-INTEREST INCOME
   Service charges ..............................................        1,687          1,781          1,740
   Mortgage loan servicing fees .................................          250            252            248
   Gain on sale of branch deposits ..............................           --             --            214
   Gain on sale of loans ........................................          175            250             40
   Gain on sales of investment securities, net ..................           55             --             --
   Other ........................................................          554            556            476
                                                                      --------       --------       --------
       Total non-interest income ................................        2,721          2,839          2,718
                                                                      --------       --------       --------
NON-INTEREST EXPENSE
   Salaries and employee benefits ...............................        6,243          5,999          5,757
   Occupancy and equipment ......................................        1,503          1,587          1,325
   FDIC deposit insurance .......................................           73            112            469
   SAIF special assessment ......................................           --            280             --
   Advertising ..................................................          385            357            358
   Data processing service fees .................................          633            702            665
   Foreclosed property expense ..................................            1             46            152
   Loss on writedown of real estate held for investment .........           --             --            305
   Amortization of core deposit intangible ......................          507            584            660
   Other ........................................................        2,881          2,666          2,665
                                                                      --------       --------       --------
       Total non-interest expense ...............................       12,226         12,333         12,356
                                                                      --------       --------       --------
       Income before income tax expense .........................        7,340          6,758          5,605
Income tax expense (note 10) ....................................        2,480          2,621          2,169
                                                                      --------       --------       --------
       Net income ...............................................     $  4,860       $  4,137       $  3,436
                                                                      ========       ========       ========
Basic earnings per share ........................................     $   2.54       $   2.20       $   1.87
                                                                      ========       ========       ========
Diluted earnings per share ......................................     $   2.45       $   2.13       $   1.82
                                                                      ========       ========       ========
Average basic shares outstanding ................................        1,913          1,881          1,840
Dilutive effect of outstanding stock options ....................           73             59             51
                                                                      --------       --------       --------
Average diluted shares outstanding ..............................        1,986          1,940          1,891
                                                                      ========       ========       ========

          See accompanying notes to consolidated financial statements.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES


          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                                            Net unrealized
                                                                                            gain (loss) on
                                                                                              investment
                                                                Additional                    securities
                                                     Common       paid-in      Retained       available
                                                      stock       capital      earnings     for sale, net       Total
                                                    --------   ------------   ----------   ---------------   ----------
                                                                              (In thousands)
Balance at December 31, 1994 ....................    $1,833       $18,448      $ 13,075        $ (537)        $ 32,819
   Net income ...................................        --            --         3,436            --            3,436
   Dividends declared ($0.70 per share) .........        --            --        (1,288)           --           (1,288)
   Stock options exercised ......................        17           184            --            --              201
   Decrease in net unrealized loss on
    investment securities available for sale             --            --            --           576              576
                                                     ------       -------      --------        ------         --------
Balance at December 31, 1995 ....................     1,850        18,632        15,223            39           35,744
   Net income ...................................        --            --         4,137            --            4,137
   Dividends declared ($1.05 per share) .........        --            --        (1,979)           --           (1,979)
   Stock options exercised ......................        52           691            --            --              743
   Decrease in net unrealized gain on
    investment securities available for sale             --            --            --           (12)             (12)
                                                     ------       -------      --------        ------         --------
Balance at December 31, 1996 ....................     1,902        19,323        17,381            27           38,633
   Net income ...................................        --            --         4,860            --            4,860
   Dividends declared ($1.25 per share) .........        --            --        (2,393)           --           (2,393)
   Stock options exercised ......................        40           816            --            --              856
   Increase in net unrealized gain on
    investment securities available for sale             --            --            --            58               58
                                                     ------       -------      --------        ------         --------
Balance at December 31, 1997 ....................    $1,942       $20,139      $ 19,848        $   85         $ 42,014
                                                     ======       =======      ========        ======         ========



          See accompanying notes to consolidated financial statements.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     Years ended December 31,
                                                                             ----------------------------------------
                                                                                 1997          1996           1995
                                                                             -----------   ------------   -----------
                                                                                          (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income ..............................................................    $   4,860     $   4,137      $   3,436
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Provision for loan losses .............................................          750           265            597
   Provision for loss and writedowns of real estate acquired
    by foreclosure .......................................................           31            48             96
   Depreciation and amortization .........................................          684         1,422          1,592
   (Increase) decrease in:
    Accrued interest receivable ..........................................         (156)           61            (47)
    Deferred income tax asset, net .......................................         (503)            9           (528)
    Other assets .........................................................       (1,586)        1,029         (3,626)
    Income taxes receivable ..............................................         (103)           --             --
    Core deposit intangible ..............................................          507            --             --
   Increase (decrease) in:
    Escrow deposits of borrowers .........................................          689          (664)           914
    Income tax payable ...................................................         (282)           32           (455)
    Accrued expenses and other liabilities ...............................          323         1,582           (398)
   Gain on sales of loans, net ...........................................         (175)         (250)           (40)
   Principal balance of loans originated for sale ........................      (18,197)      (20,827)       (14,752)
   Principal balance of loans sold .......................................       18,238        20,999         14,363
   Gain on sales of investment securities, net ...........................          (55)           --             --
   Gain on sales of real estate acquired by foreclosure ..................          (92)          (65)           (16)
                                                                              ---------     ---------      ---------
     Total adjustments ...................................................           73         3,641         (2,300)
                                                                              ---------     ---------      ---------
       Net cash provided by operating activities .........................        4,933         7,778          1,136
                                                                              ---------     ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of investment securities available for sale .................       (4,086)         (145)        (8,718)
   Purchases of investment securities held to maturity ...................      (38,915)      (29,948)        (6,054)
   Proceeds from sales of investment securities available for sale .......        2,910            --             --
   Proceeds from maturities and paydowns of investment securities
    available for sale ...................................................        3,584        12,495          6,457
   Proceeds from maturities and paydowns of investment securities
    held to maturity .....................................................       39,031        19,675         15,120
   (Increase) decrease in:
    Short-term investments ...............................................          535           274            773
    Loans ................................................................      (51,400)      (48,276)       (20,405)
    Real estate acquired by foreclosure ..................................           --            --            (52)
    Real estate held for sale ............................................         (457)           --             --
    Stock in Federal Home Loan Bank of Boston ............................       (1,079)           --             --
    Investments in real estate ...........................................          571            14            229
   Proceeds from sale of real estate acquired by foreclosure .............        1,195         1,326            983
   Disposal of office properties and equipment, net ......................        1,055            --             --
   Capitalized expenses on real estate acquired by foreclosure ...........          (20)           --             --
   Purchase of office properties and equipment ...........................         (364)         (512)        (1,009)
                                                                              ---------     ---------      ---------
       Net cash used by investing activities .............................      (47,440)      (45,097)       (12,676)
                                                                              ---------     ---------      ---------

          See accompanying notes to consolidated financial statements.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES


              CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)



                                                                       Years ended December 31,
                                                                ---------------------------------------
                                                                     1997         1996         1995
                                                                ------------- ------------ ------------
                                                                            (In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits ...................................  $   34,765    $  10,276    $  11,830
   Advances from the Federal Home Loan Bank of Boston .........     200,054       69,884       11,047
   Repayment of Federal Home Loan Bank advances ...............    (186,526)     (45,959)     (15,764)
   Cash dividends paid ........................................      (2,393)      (1,979)      (1,288)
   Net cash paid for deposits sold ............................          --           --        8,134
   Stock options exercised ....................................         856          743          201
                                                                 ----------    ---------    ---------
       Net cash provided by financing activities ..............      46,756       32,965       14,160
                                                                 ----------    ---------    ---------
   Net increase (decrease) in cash and federal funds sold .....       4,249       (4,354)       2,620
   Cash and federal funds sold, beginning of year .............      11,718       16,072       13,452
                                                                 ----------    ---------    ---------
   Cash and federal funds sold, end of year ...................  $   15,967    $  11,718    $  16,072
                                                                 ==========    =========    =========
CASH PAID FOR
   Interest on deposits .......................................  $   15,329    $  14,635    $  14,606
                                                                 ==========    =========    =========
   Interest on borrowed funds .................................  $    2,870    $     615    $     582
                                                                 ==========    =========    =========
   Income taxes, net ..........................................  $    2,983    $   2,481    $   3,152
                                                                 ==========    =========    =========
OTHER NON-CASH ACTIVITIES
   Deferred taxes on change in unrealized (gain) loss on
    securities available for sale .............................  $      (24)   $      15    $    (296)
                                                                 ==========    =========    =========
   Additions to real estate acquired by foreclosure ...........  $    1,245    $   1,407    $     409
                                                                 ==========    =========    =========

          See accompanying notes to consolidated financial statements.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


General
     Sandwich Bancorp, Inc. (the "Company") is a Massachusetts corporation and the holding company of Sandwich Co-operative Bank (the "Bank"). The Sandwich Co-operative Bank was organized as a Massachusetts chartered co-operative bank in 1885. The Bank merged with Wareham Co-operative Bank in May 1982. In July 1986, the Bank converted from mutual to stock form through the sale and issuance of 1,820,833 shares of common stock, par value $1.00 per share (the "Common Stock"). The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), an agency of the federal government, up to $100,000 per insured depositor, with additional insurance to the total amount of the deposit provided by the Share Insurance Fund of The Co-operative Central Bank (the "Central Bank"), a deposit insuring entity chartered by the Commonwealth of Massachusetts. The Bank is subject to regulation by the Massachusetts Commissioner of Banks ("Commissioner") and the FDIC.

     On January 28, 1997, Sandwich Co-operative Bank announced that its Board of Directors had approved a plan providing for the formation of a holding company with the Bank as the principal subsidiary. Under the plan, each existing share of the Bank's Common Stock was converted into one share of Common Stock in the new holding company. As a result of this reorganization, the Bank's stockholders became the owners of the newly formed holding company, which in turn owns all of the outstanding stock of the Bank. The holding company formation resulted in no change to the Bank's business, management, office locations or customer service, and the holding company's corporate documents did not include any additional anti-takeover provisions. The holding company reorganization was consummated on September 30, 1997.


Basis of Presentation
     The accompanying consolidated financial statements include the accounts of Sandwich Bancorp, Inc. (the "Company") and its wholly owned subsidiaries, The Sandwich Co-operative Bank, The Sextant Corporation, Sandwich Securities Corporation and Sextant Securities Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses. This estimate is dependent on future economic and overall business conditions.

     Certain reclassifications have been made to previously reported balances to conform with the current period's presentation.


Investment Securities
     Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading and reported at fair value, with unrealized gains and losses included in earnings; and debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of applicable taxes.

     Securities held to maturity, including bonds, mortgage-backed securities & CMOs are stated at cost, adjusted for amortization of premiums or accretion of discounts, calculated using a method which approximates the interest method. The basis for valuation reflects management's intention and ability to hold these securities to maturity.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     Securities available for sale consisting of government bonds, adjustable rate mortgage-backed securities and marketable equity securities are stated at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a separate component of stockholders' equity until realized. Fair value is based upon quoted market prices or dealer quotes as of the reporting date.

     Gains and losses on the sale of investment securities are recognized at the time of sale on a specific identification basis. Unrealized losses deemed to be other than temporary declines in value are charged to operations.

     Premiums and discounts on investment and mortgage-backed securities are amortized or accreted into income by a method that estimates the interest method adjusted for prepayments. If a decline in fair value below the amortized cost basis of an investment or mortgage-backed security is judged to be other than temporary, the cost basis of the investment is written down to fair value as a new cost basis and the amount of the write-down is included as a charge against income.


Loans
     Loans are reported at their principal amount outstanding, net of any unearned discount and deferred loan fees. Interest income on loans is credited to income based on loan principal amounts outstanding at appropriate interest rates.

     Unearned discount and premium on loans is credited or charged to income on a basis which approximates the interest method.

     Accrual of interest income on loans is discontinued and unpaid accrued interest is reversed when management determines that borrowers will be unable to meet contractual obligations and/or when loans are ninety days or more in arrears, except in certain instances where management believes that collateral held by the Bank is clearly sufficient for full satisfaction of both principal and interest. Loans will be removed from non-accrual when the principal and interest become current and the loan is considered fully collectable.

     Loan origination fees and certain direct origination costs are offset and the resulting net amount is deferred and amortized as an adjustment of the yield on the related loans.

     Loans held for sale are carried at the lower of cost or estimated fair value. Fair value is determined based on outstanding investor commitments or, in the absence of such commitments, current investor yield requirements.


Allowance for Loan Losses
     The allowance for loan losses is available for probable credit losses inherent in the loan portfolio. The allowance is increased by provisions charged to operations on the basis of many factors including the risk characteristics of the portfolio, current economic conditions and trends in loan delinquencies and charge-offs. Realized losses, net of recoveries, are charged directly to the allowance.

     The Bank accounts for impaired loans, except loans accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. Impaired loans include commercial, commercial real estate and individually significant mortgage or consumer loans for which it is probable the Bank will not collect all amounts due according to the terms of the loan agreement. Impairment on troubled debt restructurings is measured using the premodification rate of interest.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     While management uses the information available in establishing the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.


Real Estate Acquired by Foreclosure
     Real estate acquired by foreclosure is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Real estate acquired by foreclosure is initially recorded at the lower of the carrying value of the loan or the fair value of the property minus costs to sell. Fair value is based upon a market appraisal prepared by a State certified appraiser not more than 30 days prior to the date of the foreclosure. Losses arising from the acquisition of such properties are charged against the allowance for loan losses.

     Operating expenses and any subsequent provisions to reduce the carrying value to fair value minus cost to sell are charged to current period earnings. Gains upon disposition are reflected in earnings as realized. Realized losses are charged to the valuation allowance.

Office Properties and Equipment
     Office properties and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets or terms of leases.

Pension Costs and Employee Benefits
     The Bank accounts for pension and postretirement benefits on the net periodic cost method for financial reporting purposes. This method recognizes the compensation cost of an employee's benefit over that employee's approximate service period.

     The Company continues to follow APB Opinion No. 25 "Accounting for Stock Issued to Employees" as permitted by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). For companies that elect to continue using APB 25, SFAS 123 requires disclosure of the pro forma effect of using the fair value method of accounting for stock-based compensation that is encouraged by SFAS 123. See note 12 of notes to consolidated financial statements for the expanded disclosures required by SFAS 123 regarding pro forma net income and earnings per share.

Core Deposit Intangible
     Core deposit and other intangibles are amortized to expense over a period of ten years using an accelerated method. The unamortized balance of these intangibles are evaluated periodically for their recoverability.

Income Taxes
     The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. A valuation allowance related to deferred tax assets is established when, in management's judgment, it is more likely than not that all or a portion of such deferred tax assets will not be realized. Changes in the valuation allowance are reflected as deferred income tax expense or benefit. The deferred tax asset is adjusted for changes in the federal and state tax rates.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


Earnings Per Share
     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 replaces the existing accounting rules for computing earnings per share and makes the new rules comparable to international standards. Basic earnings per share excludes common stock equivalents and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share gives effect to all potential dilutive common shares using the average market price of the Company's common stock for the period plus the weighted average number of common shares outstanding for the equivalent period of time. All prior period earnings per share have been restated to comply with SFAS 128.

     The numerator in the earnings per share calculation is net income, as reported, for both the basic and dilutive calculations.


(2) OTHER SHORT-TERM INVESTMENTS
     A comparative summary of other short-term investments follows:


                                       December 31,     December 31,
                                           1997             1996
                                      --------------   -------------
                                              (In thousands)
   Tax anticipation notes .........        $ --             $570
   Money market funds .............         101               66
                                           ----             ----
                                           $101             $636
                                           ====             ====

(3) INVESTMENT SECURITIES
     A comparative summary of investment securities follows (mortgage-backed securities and CMOs are shown at their final maturity, but are expected to have shorter average lives); the Bank does not own callable securities.



                                                 December 31, 1997                            December 31, 1996
                                   --------------------------------------------- --------------------------------------------
                                      Held to Maturity      Available for Sale      Held to Maturity     Available for Sale
                                   ---------------------- ---------------------- ---------------------- ---------------------
                                    Amortized     Fair      Amortized     Fair    Amortized     Fair     Amortized     Fair
                                       Cost       Value        Cost      Value       Cost       Value       Cost      Value
                                   ----------- ---------- ------------ --------- ----------- ---------- ----------- ---------
                                                                         (In thousands)
U.S. Government obligations:
 Maturing within 1 year ..........   $ 9,992    $10,004        $--        $--      $12,015    $12,035      $2,000    $1,994
 Maturing after 1 year
   but within 5 years ............     5,488      5,506         --         --       10,462     10,492          --        --
                                     -------    -------        ---        ---      -------    -------      ------    ------
                                      15,480     15,510         --         --       22,477     22,527       2,000     1,994
                                     -------    -------        ---        ---      -------    -------      ------    ------
Collateralized mortgage
 obligations (CMOs):
 Maturing within 1 year ..........       413        413         --         --        1,436      1,436          --        --
 Maturing after 1 year
   but within 5 years ............     4,598      4,591         --         --        6,384      6,312          --        --
 Maturing after 5 years but
   within 10 years ...............     5,036      5,021         --         --          740        753          --        --
 Maturing after 10 years .........    40,162     40,230         --         --       56,220     55,708          --        --
                                     -------    -------        ---        ---      -------    -------      ------    ------
                                      50,209     50,255         --         --       64,780     64,209          --        --
                                     -------    -------        ---        ---      -------    -------      ------    ------

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997


                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(3) INVESTMENT SECURITIES (Continued)


                                                December 31, 1997                            December 31, 1996
                                   -------------------------------------------- --------------------------------------------
                                     Held to Maturity      Available for Sale     Held to Maturity      Available for Sale
                                   --------------------- ---------------------- --------------------- ----------------------
                                    Amortized     Fair     Amortized     Fair    Amortized     Fair    Amortized     Fair
                                       Cost      Value        Cost     Value        Cost      Value       Cost       Value
                                   ----------- --------- ------------ --------- ----------- --------- ----------- ----------
                                                                        (In thousands)
Mortgage-backed securities:
 Maturing within 1 year ..........        --         --          98         98         --         --         --         --
 Maturing after 1 year but
   within 5 years ................        --         --          --         --         --         --        147        147
 Maturing after 5 years but
   within 10 years ...............       217        228          --         --         --         --         --         --
 Maturing after 10 years .........    33,671     33,782      10,763     10,891     12,391     12,392      8,271      8,343
                                      ------     ------      ------     ------     ------     ------      -----      -----
                                      33,888     34,010      10,861     10,989     12,391     12,392      8,418      8,490
                                      ------     ------      ------     ------     ------     ------      -----      -----
Marketable equity securities:
 Mortgage-backed mutual
   fund ..........................        --         --          --         --         --         --      2,520      2,510
 Common and preferred
   stocks ........................        --         --           2          6         --         --        324        318
                                      ------     ------      ------     ------     ------     ------      -----      -----
                                          --         --           2          6         --         --      2,844      2,828
                                      ------     ------      ------     ------     ------     ------      -----      -----
                                     $99,577    $99,775     $10,863    $10,995    $99,648    $99,128    $13,262    $13,312
                                     =======    =======     =======    =======    =======    =======    =======    =======

     A comparative summary of mortgage-backed securities and CMO's follows:



                          December 31, 1997          December 31, 1996
                       ------------------------   ------------------------
                        Amortized       Fair       Amortized       Fair
                           Cost         Value         Cost         Value
                       -----------   ----------   -----------   ----------
                                         (In thousands)
FHLMC ..............     $18,086      $18,210       $18,820      $18,720
FNMA ...............      41,643       41,687        24,586       24,408
GNMA ...............       4,398        4,492         3,982        4,068
Non-agency .........      30,831       30,865        38,201       38,201
                         -------      -------       -------      -------
                         $94,958      $95,254       $85,589      $85,091
                         =======      =======       =======      =======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(3) INVESTMENT SECURITIES (Continued)

     A comparative summary of gross unrealized gains and losses pertaining to investment securities are summarized as follows:



                                                      December 31, 1997
                                       -----------------------------------------------
                                                       Gross        Gross
                                        Amortized   Unrealized   Unrealized     Fair
                                           Cost        Gains       Losses      Value
                                       ----------- ------------ ------------ ---------
                                                       (In thousands)
Held to Maturity
--------------------------------------
U.S. Government obligations ..........   $15,480       $ 36        $  (6)    $15,510
Collateralized mortgage
 obligations .........................    50,209        269         (223)     50,255
Mortgage-backed securities ...........    33,888        331         (209)     34,010
                                         -------       ----        -----     -------
                                         $99,577       $636        $(438)    $99,775
                                         =======       ====        =====     =======
Available for Sale
---------------------------------------
U.S. Government obligations ..........   $    --       $ --        $  --     $    --
Mortgage-backed securities ...........    10,861        137             (9)   10,989
Marketable equity securities .........         2          4           --           6
                                         -------       ----        -------   -------
                                         $10,863       $141        $  (9)    $10,995
                                         =======       ====        =======   =======



                                                      December 31, 1996
                                       ------------------------------------------------
                                                       Gross        Gross
                                        Amortized   Unrealized   Unrealized     Fair
                                           Cost        Gains       Losses       Value
                                       ----------- ------------ ------------ ----------
                                                        (In thousands)
Held to Maturity
---------------------------------------
U.S. Government obligations ..........   $22,477       $ 50        $   --     $22,527
Collateralized mortgage
 obligations .........................    64,780        209          (780)     64,209
Mortgage-backed securities ...........    12,391         88           (87)     12,392
                                         -------       ----        ------     -------
                                         $99,648       $347        $ (867)    $99,128
                                         =======       ====        ======     =======
Available for Sale
---------------------------------------
U.S. Government obligations ..........   $ 2,000       $ --        $   (6)    $ 1,994
Mortgage-backed securities ...........     8,418        112           (40)      8,490
Marketable equity securities .........     2,844         20           (36)      2,828
                                         -------       ----        ------     -------
                                         $13,262       $132        $  (82)    $13,312
                                         =======       ====        ======     =======

     The Bank had approximately $2,910,000 in proceeds from sales of securities available for sale for the year ended December 31, 1997. The Bank realized gross gains on sales of $66,000 and gross losses of $11,000 during 1997. There were no sales of securities for the year ended December 31, 1996.


(4) LOANS
     The Bank's lending activities are conducted principally in the Southeastern and Cape Cod areas of Massachusetts. The Bank grants single-family and multi-family residential loans, commercial real estate loans and a variety of consumer loans. In addition, the Bank grants loans for the construction of residential homes, multi-family properties, commercial real estate properties and for land development. Most loans granted by the Bank are either collateralized by real estate or guaranteed by Federal and local governmental authorities. The loans are expected to be repaid from borrower's earnings and cash flow or proceeds from the sale of the related assets.
     State banking regulations generally limit the amount of loans that may be outstanding to one borrower to 20% of stockholders' equity. At December 31, 1997, the Bank had no loans outstanding to one borrower in an aggregate amount exceeding this limitation.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(4) LOANS (Continued)

     A comparative summary of loans follows:

                                                          December 31,     December 31,
                                                              1997             1996
                                                         --------------   -------------
                                                                 (In thousands)
   Residential mortgage:
    Fixed rate .......................................      $ 14,956        $ 16,020
    Adjustable rate ..................................       232,925         186,012
   Commercial real estate ............................        62,579          61,088
   Construction ......................................        32,472          34,332
   Land ..............................................         6,351           4,526
   Other loans:
    Home equity ......................................        12,438          12,278
    Consumer .........................................         4,847           5,393
    Secured by deposits ..............................         1,182           1,160
    Commercial .......................................         8,060           7,933
    Education ........................................           826           1,123
                                                            --------        --------
                                                             376,636         329,865
   Less:
    Allowance for loan losses (note 5) ...............        (4,100)         (3,741)
    Unadvanced portion of construction loans .........        (7,188)         (9,763)
    Deferred loan origination costs ..................         1,294             742
                                                            --------        --------
                                                            $366,642        $317,103
                                                            ========        ========

     Non-accrual loans totaled approximately $3,581,000, $4,086,000, and $4,671,000 at December 31, 1997, 1996, and 1995, respectively. Restructured loans totaled approximately $105,000, $258,000, and $1,062,000 at December 31, 1997, 1996, and 1995, respectively.

     The reduction in interest income associated with non-accrual and restructured loans at the end of the periods was as follows:


                                                         Year ended December 31,
                                                        -------------------------
                                                         1997     1996      1995
                                                        ------   ------   -------
                                                             (In thousands)
   Income in accordance with original terms .........    $321     $403     $551
   Income recognized ................................     144      203      312
                                                         ----     ----     ----
    Reduction in interest income ....................    $177     $200     $239
                                                         ====     ====     ====

     Included in non-accrual loans are impaired loans totaling $630,000, $1,429,000 and $1,309,000 at December 31, 1997, 1996 and 1995, respectively.
The reduction in interest income associated with impaired loans at the end of the periods was as follows:


                                                         Year ended December 31,
                                                        -------------------------
                                                         1997     1996      1995
                                                        ------   ------   -------
                                                             (In thousands)
   Income in accordance with original terms .........    $67      $148     $141
   Income recognized ................................     23        84       72
                                                         ---      ----     ----
    Reduction in interest income ....................    $44      $ 64     $ 69
                                                         ===      ====     ====

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(4) LOANS (Continued)

     The Bank granted mortgage loans to executive officers and to Directors and their related interests in the normal course of business. The outstanding amount of such loans at December 31, 1997, 1996 and 1995 was approximately $700,000, $714,000, and $820,000, respectively. No such loans were on non-accrual. Currently, the Bank grants only loans secured by deposits to executive officers and Directors.

     Mortgage loans serviced by the Bank for others amounted to approximately $115,478,000, $108,756,000, and $100,902,000, at December 31, 1997, 1996 and
1995, respectively. The Bank had no loans held for sale at December 31, 1997 and $221,000, and $389,000 at December 31, 1996, 1995, respectively. At
December 31, 1997, the Bank had commitments to sell loans totaling approximately $6,149,000.


(5) ALLOWANCE FOR LOAN LOSSES
     An analysis of the allowance for loan losses follows:



                                                                   Year ended December 31,
                                                              ---------------------------------
                                                                 1997        1996        1995
                                                              ---------   ---------   ---------
                                                                       (In thousands)
   Balance at beginning of period .........................    $3,741      $3,674      $3,255
    Provision charged to operations .......................       750         265         597
    Recoveries on accounts previously charged off .........        89          67         183
    Loans charged off .....................................      (480)       (265)       (361)
                                                               ------      ------      ------
   Balance at end of period ...............................    $4,100      $3,741      $3,674
                                                               ======      ======      ======

(6) OFFICE PROPERTIES AND EQUIPMENT
     A summary of office properties and equipment follows:



                                                               December 31,     December 31,
                                                                   1997             1996
                                                              --------------   -------------
                                                                      (In thousands)
   Land ...................................................      $    712        $    870
   Buildings ..............................................         2,627           4,395
   Furniture, fixtures and equipment ......................         4,282           3,923
   Leasehold improvements .................................           400             392
                                                                 --------        --------
                                                                    8,021           9,580
   Less accumulated depreciation and amortization .........        (3,380)         (3,565)
                                                                 --------        --------
                                                                 $  4,641        $  6,015
                                                                 ========        ========

     In 1997, the Bank entered into a sale/leaseback agreement for three of its offices and deferred the gain on sale of $599,000. The initial lease term is twenty years followed by four five-year renewal options. Furthermore, the Bank will have the right to re-purchase the properties at the end of years eight, fifteen and twenty. The commitment for minimum annual lease payments is as follows:



                                                            Years ending December 31,
                                      ---------------------------------------------------------------------
                                       1997     1998     1999     2000     2001     Thereafter      Total
                                      ------   ------   ------   ------   ------   ------------   ---------
                                                                 (In thousands)
   Capital Lease Payments .........    $15      182      182      182      182         995         $1,738

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(7) STOCK IN FEDERAL HOME LOAN BANK OF BOSTON
     As a member of the Federal Home Loan Bank of Boston ("FHLB of Boston"), the Bank is required to invest in $100 par value stock of the FHLB of Boston in an amount equal to 1% of its outstanding home loans or 5% of its outstanding advances from the FHLB of Boston, or 1% of 30% of total assets, whichever is highest. If such stock is redeemed, the Bank will receive from the FHLB of Boston an amount equal to the par value of the stock. As of December 31, 1997, the Bank was required to have an investment of at least $2,603,000.


(8) DEPOSITS
     A summary of deposits follows:

                                                        December 31,     December 31,
                                                            1997             1996
                                                       --------------   -------------
                                                               (In thousands)
   Non-interest bearing accounts:
    Demand .........................................      $ 39,127         $ 38,459
    Official checks ................................           865            1,336
                                                          --------         --------
       Total non-interest bearing accounts .........        39,992           39,795
                                                          --------         --------
   Savings accounts:
    Regular ........................................        24,345           23,321
    NOW, Super NOW and Special Notice ..............        44,075           40,488
    Money market ...................................       100,825           92,441
                                                          --------         --------
       Total savings accounts ......................       169,245          156,250
                                                          --------         --------
   Certificates of deposit:
    Term ...........................................       168,523          147,265
    IRA ............................................        45,254           44,939
                                                          --------         --------
       Total certificates of deposit ...............       213,777          192,204
                                                          --------         --------
                                                          $423,014         $388,249
                                                          ========         ========

     A summary of certificates of deposit, by periods of maturity follows:


                                         December 31,     December 31,
                                             1997             1996
                                        --------------   -------------
                                                (In thousands)
   Within one year ..................      $134,958         $122,255
   From one to two years ............        55,552           42,250
   From two to three years ..........        16,678           15,798
   From three to five years .........         6,572           11,844
   Over five years ..................            17               57
                                           --------         --------
                                           $213,777         $192,204
                                           ========         ========

     Individual certificates of deposit of $100,000 or more, by periods of maturity, are summarized below:



                                          December 31,     December 31,
                                              1997             1996
                                         --------------   -------------
                                                 (In thousands)
   Within three months ...............       $15,133         $ 8,945
   From three to six months ..........         6,976           3,675
   From six to twelve months .........         7,897           4,823
   Thereafter ........................        15,146          18,391
                                             -------         -------
                                             $45,152         $35,834
                                             =======         =======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(9) BORROWED FUNDS
     Advances from the Federal Home Loan Bank of Boston are summarized as follows:



                                      Maturing in     December 31,     December 31,
Interest rate                         year ending         1997             1996
----------------------------------   -------------   --------------   -------------
                                                     (In thousands)
   4.53-5.78% ....................       1997           $     --        $ 26,026
   5.60-6.47% ....................       1998             34,000           5,000
   5.71-6.83% ....................       1999             11,000           1,000
   8.32% .........................       2015                 47              47
   6.67% .........................       2017                 54              --
   5.66% .........................       2018                500              --
                                                        --------        --------
                                                        $ 45,601        $ 32,073
                                                        ========        ========
   Weighted average rate .........                          5.82%           5.70%
                                                        ========        ========

     The advances are secured by the Bank's stock in the FHLB of Boston and certain qualifying assets of the Bank, which include mortgage loans on residential property and investments with a market value in excess of 125% of outstanding advances. The Bank has a line of credit with the FHLB of Boston aggregating $8,146,000 of which all is available at December 31, 1997.


(10) INCOME TAXES
     The components of income tax expense are as follows:


                                                  Year ended December 31,
                                            ------------------------------------
                                               1997         1996          1995
                                            ---------   ------------   ---------
                                                       (In thousands)
   Current tax expense:
    Federal .............................    $2,383        $2,070       $1,928
    State ...............................       606          539           674
                                             ------        ------       ------
                                              2,989        2,609         2,602
                                             ------        ------       ------
   Deferred tax benefit:
    Federal .............................      (426)          (2)         (423)
    State ...............................       (83)          14           (10)
                                             ------        -------      ------
                                               (509)          12          (433)
                                             ------        -------      ------
       Total income tax expense .........    $2,480        $2,621       $2,169
                                             ======        =======      ======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(10) INCOME TAXES (Continued)

     The difference between income tax expense computed by applying the statutory Federal income tax rate of 34% to income before income taxes and the reported income tax expense (benefit) is explained as follows:



                                                                        Year ended December 31,
                                                                 -------------------------------------
                                                                    1997          1996          1995
                                                                 ----------   ------------   ---------
                                                                        (Dollars in thousands)
   Expected income tax expense at statutory rate .............     $2,496        $2,298       $1,906
   Increase (decrease) resulting from:
    Dividend received deduction and municipal income .........        (17)            (7)        (16)
    State income taxes, net of Federal benefit ...............        345          365           436
    Change in valuation allowance ............................       (576)        (142)         (100)
    Expiration of capital loss carryforward ..................         30           98            --
    Other, net ...............................................        202            9           (57)
                                                                   ------        -------      ------
       Total income tax expense ..............................     $2,480        $2,621       $2,169
                                                                   ======        =======      ======
   Effective income tax rate .................................       33.8%        38.8%         38.7%
                                                                   ======        =======      ======

     The Bank had gross deferred tax assets and gross deferred tax liabilities as follows:



                                                                   December 31,     At December 31,
                                                                       1997              1996
                                                                  --------------   ----------------
                                                                           (In thousands)
   Gross deferred tax assets:
    Allowance for loan losses .................................       $1,470            $1,269
    Capital loss carryforward .................................            9               490
    Deferred compensation .....................................        1,113               966
    Non-accrual loan interest .................................           21                21
    Losses on foreclosed real estate ..........................           56               148
    Subsidiary state net operating loss carryforward ..........           --                34
    Deferred gain on the sale of office properties ............          269                --
    Purchase accounting .......................................          589               498
                                                                      ------            ------
   Gross deferred tax assets ..................................        3,527             3,426
   Valuation allowance ........................................          (56)             (632)
                                                                      ------            ------
    Gross deferred tax assets, net ............................        3,471             2,794
                                                                      ------            ------
   Gross deferred tax liabilities:
    Mortgage servicing rights .................................         (143)              (80)
    Unrealized gains on securities available for sale .........          (47)              (17)
    Depreciation ..............................................         (178)             (112)
    Loan origination costs ....................................         (100)              (71)
    Miscellaneous .............................................          (55)              (45)
                                                                      ------            ------
    Gross deferred tax liabilities ............................         (523)             (325)
                                                                      ------            ------
   Net deferred tax asset .....................................       $2,948            $2,469
                                                                      ======            ======

     A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. Management has established a valuation allowance principally for the tax effect of the capital loss carry forward and the state income tax benefit derived from the gross deductible temporary differences. The primary sources of recovery of the deferred tax asset are taxes paid that are available for carryback of $6.1

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(10) INCOME TAXES (Continued)

million in 1997, 1996 and 1995, and the expectation that the deductible temporary differences will reverse during periods in which the Bank generates taxable income. As of December 31, 1997, the capital loss carryforward approximates $25,000 and expires in 1998.

     The balance of the pre-1988 bad debt reserves continue to be subject to provision of present law that require recapture in the case of certain excess distributions to shareholders. The tax effect of pre-1988 bad debt reserves subject to recapture in the case of certain excess distributions is approximately $2,300,000.


(11) RETAINED EARNINGS
     The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional, discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes that as of December 31, 1997, the Bank meets all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the prompt corrective action provisions. To be categorized as well capitalized, the Bank must maintain Total capital risk-based, Tier 1 capital risk-based and Tier 1 capital leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes would cause a change in the Bank's categorization.

     The Company's and Bank's actual capital amounts and ratios in addition to the minimum capital requirements and well capitalized capital requirements at December 31 follow:


                                                                                                      To Be Well
                                                                              Minimums             Capitalized Under
                                                                            For Capital            Prompt Corrective
                                                     Actual                   Adequacy             Action Provisions
                                             -----------------------   ----------------------   -----------------------
                                               Amount        Ratio       Amount       Ratio       Amount        Ratio
                                             ----------   ----------   ----------   ---------   ----------   ----------
                                                                           (In thousands)
   As of December 31, 1997:
   Risk-based capital ratio:
    Total capital
      Sandwich Bancorp, Inc.                  $44,371         14.9%     $23,868         8.0%     $29,835         10.0%
      Sandwich Co-operative Bank .........     44,050         14.8       23,851         8.0       29,814         10.0
    Tier I capital
      Sandwich Bancorp, Inc. .............     40,640         13.6       11,934         4.0       17,901          6.0
     Sandwich Co-operative Bank ..........     40,321         13.5       11,926         4.0       17,889          6.0
   Leverage capital ratio:
    Tier I capital
      Sandwich Bancorp, Inc. .............     40,640          7.9       20,690         4.0       25,863          5.0
      Sandwich Co-operative Bank .........     40,321          7.8       20,686         4.0       25,858          5.0

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(11) RETAINED EARNINGS (Continued)


                                                                                             To Be Well
                                                                        Minimums         Capitalized Under
                                                                      For Capital        Prompt Corrective
                                                   Actual               Adequacy         Action Provisions
                                            --------------------   ------------------   --------------------
                                             Amount    Ratio        Amount    Ratio      Amount      Ratio
                                            --------   ---------   --------   -------   --------   ---------
                                                                     (In thousands)
   As of December 31, 1996:
   Risk-based capital ratio:
    Total capital:
     Sandwich Co-operative Bank .........    40,112        14.7    21,851        8.0    27,314         10.0
    Tier 1 capital
     Sandwich Co-operative Bank .........    36,694        13.4    10,925        4.0    15,147          6.0
   Leverage capital ratio:
    Tier 1 capital
     Sandwich Co-operative Bank .........    36,694         8.4    17,572        4.0    20,927          5.0

     The Company may not declare or pay cash dividends on its common stock if the effect thereof would cause its net worth to be reduced below regulatory net worth requirements or if such declaration and payment would otherwise violate regulatory requirements.


(12) EMPLOYEE BENEFITS


Postretirement Benefits
     The Bank provides postretirement medical benefits for employees that were hired before July 1, 1993. The Bank accrued postretirement benefits other than pensions (medical benefits) over the periods during which employees render service. The Bank amortizes the transition obligation from January 31, 1993 into operations over a 20 year period. Expense for the years ended December 31, 1997, 1996 and 1995 was approximately $54,000, $53,000 and $51,000, respectively.


Pension Plan
     The Bank provides pension benefits for its employees through membership in the Co-operative Banks Employee's Retirement Association. The Plan is a multi-employer, noncontributory, defined benefit plan. Bank employees become eligible after attaining age 21 and one year of service. The Plan is funded by the Bank and benefits become fully vested after six years of eligible service.

     Pension expense was approximately $317,000, $309,000 and $224,000 for the years ended December 31, 1997, 1996 and 1995, respectively.


Stock Option Plan
     During 1986, the Board of Directors adopted a Stock Option Plan for the benefit of officer and non-officer employees and reserved 182,083 shares of authorized but unissued common stock. Similarly, in 1994, the Board of Directors instituted the 1994 Stock Option and Incentive Plan and reserved 90,000 shares of common stock. Under terms of the Plans, the exercise price of any option granted will not be less than the fair market value of the common stock on the date of grant of the option and options may not have a maximum term of more than ten years.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(12) EMPLOYEE BENEFITS (Continued)

     A summary of the activity under the Plan follows:


                                                         Number of        Average
                                                           shares      exercise price
                                                        -----------   ---------------
   Balance outstanding at December 31, 1994 .........     169,005        $  10.67
    Options granted ($16.75) ........................      28,500           16.75
    Options exercised ($7.00-$12.00) ................     (17,716)          11.37
                                                          -------        --------
   Balance outstanding at December 31, 1995 .........     179,789           11.56
    Options granted ($21.1875) ......................      28,600           21.19
    Options exercised ($7.00-$16.75) ................     (51,266)          12.49
    Options canceled ($11.55-$16.75) ................        (450)          16.17
                                                          -------        --------
   Balance outstanding at December 31, 1996 .........     156,673           13.00
    Options granted ($30.6875) ......................      31,850           30.69
    Options exercised ($7.00-$21.1875)...............     (40,594)          10.47
    Options canceled ($16.75-$30.6875)...............      (1,050)          24.41
                                                          -------        --------
   Balance outstanding at December 31, 1997 .........     146,879        $  17.46
                                                          =======        ========

     Stock options outstanding and exercisable:


                                                           At December 31, 1997
                                ---------------------------------------------------------------------------
                                       Options outstanding                    Options exercisable
                                ----------------------------------   --------------------------------------
                                                     Weighted         Weighted                     Weighted
                                                      average          average                     average
                                    Number           remaining        exercise        Number       exercise
                                 outstanding     contractual life       price      outstanding      price
                                -------------   ------------------   ----------   -------------   ---------
   Range of exercise prices
    $7.00-$14.875 ...........      63,475           4.2 years         $  9.60        63,475        $  9.60
    $16.75-$21.1875 .........      52,004           7.8 years           19.07        24,064          18.29
    $30.6875 ................      31,400           9.2 years           30.69            --             --

     There are 3,828 options available for future grant at December 31, 1997.

     At December 31, 1997, the per share weighted average fair value of stock options granted during 1997, 1996 and 1995 was $18.05, $7.39 and $5.20, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions for 1997, 1996 and 1995: expected dividend yield of 2.42% for 1997 and 3.69% for 1996 and 1995, risk-free interest rate of 5.92% for 1997 and 6.56% for 1996 and 1995, volatility of the Company's common stock of 35% for 1997 and 45% for 1996 and 1995 and an expected life of ten years.

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:


                                                      1997          1996          1995
                                                  -----------   -----------   -----------
                                                  (Dollars in thousands except per share
                                                                   data)
   Net income .................   As reported       $ 4,860       $ 4,137       $ 3,436
                                  Pro forma           4,654         4,102         3,406
   Earnings per share .........   As reported       $  2.45       $  2.13       $  1.82
                                  Pro forma            2.34          2.11          1.80

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(12) EMPLOYEE BENEFITS (Continued)

     Pro forma net income reflects only options granted in 1997, 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of three years and compensation cost for options granted prior to January 1, 1995 is not considered.


Employee Bonus Plan
     The Bank has an employee bonus and management incentive compensation plan in which employees are eligible to participate. The Plan provides for awards based upon a combination of Bank and individual performance measured against predetermined annual goals, based on specific performance objectives. The Plan is administered by the Bank's president under the direction of the Board of Directors.

     Incentive compensation expense of $248,000, $188,000 and $235,000 was charged to expense for the years ended December 31, 1997, 1996 and 1995, respectively.


Employee Stock Ownership Plan
     Effective May 1, 1989, the Bank established an Employee Stock Ownership Plan ("ESOP") for the exclusive benefit of participating employees, defined as age 21 or older who have completed one year of service. Under the plan, the Bank reviews its profitability and determines what contribution, if any, will be made to the ESOP. ESOP expense of $197,000, $171,000 and $134,000 was charged to expense for the years ended December 31, 1997, 1996 and 1995, respectively.


Executive Supplemental Retirement Agreements
     The Bank entered into executive supplemental retirement agreements with certain executive officers. These agreements provide retirement benefits designed to supplement benefits available through the Bank's retirement plan for employees. Total expense for benefits payable under the agreements amounted to $101,000, $78,000 and $73,000 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, the Bank's liability for these arrangements, included in accrued expenses and other liabilities, was approximately $387,000.


Director Deferred Compensation Arrangements
     Starting in 1983, the Bank entered into deferred compensation arrangements with certain directors whereby in consideration for the deferral of directors' fees, those directors will receive in the future a fixed amount of cash compensation. Expensed under these arrangements for the years ended December 31, 1997, 1996 and 1995 was approximately $220,000, $238,000 and $148,000, respectively. At December 31, 1997, the Bank's liability for these arrangements, included in accrued expenses and other liabilities, was approximately $1,768,000.


(13) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS
     The following disclosure of the estimated fair value of financial instruments have been determined by using available quoted market information or other appropriate valuation methodologies at year-end, and are not indicative of the fair value of those instruments at the date this report is published. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(13) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

financial instruments. Significant assets and liabilities that are not considered financial instruments include real estate acquired by foreclosure, the deferred income tax asset, office properties and equipment, and core deposit and other intangibles. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered.

     The estimation methodologies used, book values and estimated fair values for the Bank's financial instruments follows.

     Financial instruments actively traded in a secondary market have been valued using quoted available market prices as follows:

                                              December 31, 1997          December 31, 1996
                                          -------------------------   ------------------------
                                           Carrying      Estimated     Carrying     Estimated
                                            Amount      Fair Value      Amount      Fair Value
                                          ----------   ------------   ----------   -----------
                                                             (In thousands)
   Loans held for sale ................    $    --        $    --      $   221       $   216
   Investment securities:
    Available for sale ................          6              6        4,822         4,822
    Held to maturity ..................     15,480         15,510       22,477        22,527
   Mortgage-backed securities and CMOs:
    Available for Sale ................     10,989         10,989        8,490         8,490
    Held to maturity ..................     84,097         84,265       77,171        76,601

     The fair value of financial instruments with stated maturities have been estimated by discounting cash flows with a discount rate approximately equal to the current market rate for similar instruments as follows:


                                                   December 31, 1997          December 31, 1996
                                               -------------------------   ------------------------
                                                Carrying      Estimated     Carrying     Estimated
                                                 Amount      Fair Value      Amount      Fair Value
                                               ----------   ------------   ----------   -----------
                                                                  (In thousands)
   Loans, net ..............................    366,642       372,455       $317,103     $321,473
   Certificates of deposit .................    213,777       214,369        192,204      193,236
   Federal Home Loan Bank advances .........     45,601        45,613         32,073       32,169

     The fair value of financial instruments with no maturity or short-term maturities approximates its carrying value as follows:

                                                          December 31, 1997          December 31, 1996
                                                      -------------------------   ------------------------
                                                       Carrying      Estimated     Carrying     Estimated
                                                        Amount      Fair Value      Amount      Fair Value
                                                      ----------   ------------   ----------   -----------
                                                                         (In thousands)
   Cash and cash equivalents ......................    $ 15,967      $ 15,967      $11,718       $11,718
   Other short-term investments ...................         101           101          636           636
   Accrued interest receivable ....................       2,836         2,836        2,680         2,680
   Stock in FHLB of Boston ........................       3,749         3,749        2,670         2,670
   Co-operative Central Bank Reserve Fund .........         965           965          965           965
   Demand deposit accounts ........................      39,992        39,992       39,795        39,795
   NOW, Super NOW and Special Notice
     accounts .....................................      44,075        44,075       40,488        40,488
   Regular savings accounts .......................      24,345        24,345       23,321        23,321
   Money market deposit accounts ..................     100,825       100,825       92,441        92,441
   Escrow deposits of borrowers accounts ..........       1,604         1,604          915           915

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(13) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

     The fair value of commitments to extend credit have been estimated using fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of commitments to sell loans are estimated as the cost to cancel such agreements. The fair value of financial instruments with off-balance sheet risk have been estimated as follows:



                                                   December 31, 1997                  December 31, 1996
                                            --------------------------------   -------------------------------
                                               Contract or        Estimated       Contract or       Estimated
                                             Notional Amount     Fair Value     Notional Amount     Fair Value
                                            -----------------   ------------   -----------------   -----------
                                                                      (In thousands)
   Commitments to extend credit .........        $46,190            $490            $51,976            $539
   Commitments to sell loans ............          6,149              20              1,232               0

(14) COMMITMENTS AND CONTINGENCIES


Legal Proceedings
     The Bank has been named a defendant in various legal proceedings arising in the normal course of business. In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the Company's or the Bank's consolidated financial statements.


Off-balance Sheet Risk
     The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to originate or purchase loans, unadvanced portions of construction loans, unused lines of credit, standby letters of credit and forward commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For forward commitments, the contract or notional amounts do not represent exposure to credit loss. The Bank controls the credit risk of forward commitments through credit approvals, limits and monitoring procedures.

     Financial instruments with off-balance sheet risk are as follows:

                                                                                    Contract or
                                                                                  Notional Amount
                                                                           ------------------------------
                                                                            December 31,     December 31,
                                                                                1997             1996
                                                                           --------------   -------------
                                                                                   (In thousands)
   Financial instruments whose contract amounts represent credit risk:
     Unused lines of credit and commitments to originate loans .........       $38,784         $41,926
     Unadvanced portions of construction loans .........................         7,188           9,764
     Standby letters of credit .........................................           218             286
   Financial instruments whose notional or contract amounts exceed the amount of credit risk:
     Commitments to sell loans .........................................         6,149           1,232

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(14) COMMITMENTS AND CONTINGENCIES (Continued)

     Unused lines of credit, commitments to originate or purchase loans and unadvanced portions of construction loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For all lines of credit and loans, the Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower.

     Commitments to sell loans are contracts which the Bank enters into for the purpose of reducing the market risk associated with originating and selling residential mortgage loans. In order to fulfill the commitment, the Bank must deliver loans under contract or must pay a cash penalty as determined by the investor. The Bank does not sell loans with recourse.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Bank is required to maintain certain reserves of vault cash and/or deposits with the Federal Reserve Bank of Boston. The amount of this reserve requirement included in cash and due from banks was $1,927,000 at December 31, 1997.


(15) CONDENSED PARENT COMPANY FINANCIAL STATEMENTS
     Sandwich Bancorp, Inc. was formed on September 30, 1997, therefore the Statement of Operations and Statement of Cash Flows is for the three months ended December 31, 1997 only. The following are the condensed financial statements for Sandwich Bancorp, Inc., referred to as the "Parent Company" for purposes of this note only, as of December 31:



                                                                        1997
  BALANCE SHEET                                                   ---------------
                                                                   (In thousands)
   Assets
   Cash and interest-bearing deposits in subsidiaries .........       $   258
   Investments in subsidiaries, at equity .....................        41,695
   Other assets ...............................................            73
                                                                      -------
     Total assets .............................................       $42,026
                                                                      =======
   Liabilities and Stockholders' Equity
    Total liabilities .........................................       $    12
    Total stockholders' equity ................................        42,014
                                                                      -------
     Total liabilities and stockholders' equity ...............       $42,026
                                                                      =======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(15) CONDENSED PARENT COMPANY FINANCIAL STATEMENTS (Continued)


                                                                                           Three Months
                                                                                               Ended
                                                                                         December 31, 1997
  STATEMENT OF OPERATIONS                                                               ------------------
                                                                                          (in thousands)
   Dividends from Company subsidiaries ................................................       $  768
   Interest income from deposits in Company subsidiaries ..............................           --
    Total operating income ............................................................           --
   Non-interest expenses ..............................................................           27
                                                                                              ------
   Income before income tax expense (benefit) and equity in net income of subsidiaries           741
   Income tax expense (benefit) .......................................................           --
                                                                                              ------
   Income before equity in net income of subsidiaries .................................          741
   Equity in net income of subsidiaries ...............................................          687
                                                                                              ------
   Net income .........................................................................       $1,428
                                                                                              ======

     The Parent Company's statements of changes in stockholders' equity are identical to the consolidated statements of changes in stockholders' equity and therefore are not presented here.



                                                                                            Three Months
                                                                                                Ended
                                                                                          December 31, 1997
  STATEMENT OF CASH FLOWS                                                                ------------------
                                                                                           (in thousands)
   Cash flows from operating activities:
     Net income ........................................................................       $1,428
   Adjustments to reconcile net income to net cash provided by operating activities:
     Equity in undistributed net income of subsidiaries ................................         (687)
     Increase in other assets ..........................................................          (73)
     Increase in other liabilities .....................................................           12
                                                                                               ------
      Net cash provided by operating activities ........................................          680
                                                                                               ------
   Cash flows from financing activities:
     Stock options exercised ...........................................................          250
     Dividends paid to stockholders ....................................................         (672)
                                                                                               ------
      Net cash used by financing activities ............................................         (422)
                                                                                               ------
      Net cash received by subsidiary ..................................................          258
                                                                                               ------
   Net increase in cash and interest-bearing deposit in subsidiaries ...................          258
   Cash and interest-bearing deposit in subsidiaries at beginning of year ..............           --
                                                                                               ------
   Cash and interest-bearing deposit in subsidiaries at end of year ....................       $  258
                                                                                               ======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                    SANDWICH BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995--(Continued)

(16) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


                                                    1997 Quarters                                 1996 Quarters
                                                  Three Months Ended                           Three months ended
                                     -------------------------------------------- ---------------------------------------------
                                      Dec. 31,   Sept. 30,   June 30,   Mar. 31,   Dec. 31,   Sept. 30,   June 30,    Mar. 31,
Periods ended                        ---------- ----------- ---------- ---------- ---------- ----------- ---------- -----------
                                                              (In thousands, except per share amounts)
   Interest and dividend income       $  9,400   $  9,234    $  8,958   $  8,325   $  8,616   $  8,233    $  7,754   $  7,706
   Interest expense ................     4,896      4,720       4,584      4,122      4,155      4,042       3,805      3,790
                                      --------   --------    --------   --------   --------   --------    --------   --------
      Net interest and dividend
       income ......................     4,504      4,514       4,374      4,203      4,461      4,191       3,949      3,916
   Provision for loan losses .......      (328)      (181)       (132)      (109)      (180)       (50)        (35)        --
   Non-interest income .............       823        662         620        616        712        719         702        706
   Non-interest expense ............    (3,186)    (2,989)     (3,046)    (3,005)    (2,915)    (3,158)     (3,116)    (3,144)
                                      --------   --------    --------   --------   --------   --------    --------   --------
   Income before income taxes ......     1,813      2,006       1,816      1,705      2,078      1,702       1,500      1,478
   Income tax expense ..............       385        768         669        658        831        658         563        569
                                      --------   --------    --------   --------   --------   --------    --------   --------
   Net income ......................  $  1,428   $  1,238    $  1,147   $  1,047   $  1,247   $  1,044    $    937   $    909
                                      ========   ========    ========   ========   ========   ========    ========   ========
   Basic earnings per share ........  $   0.74   $   0.65    $   0.60   $   0.55   $   0.66   $   0.55    $   0.50   $   0.49
                                      ========   ========    ========   ========   ========   ========    ========   ========
   Diluted earnings per share ......  $   0.71   $   0.62    $   0.58   $   0.53   $   0.63   $   0.54    $   0.48   $   0.47
                                      ========   ========    ========   ========   ========   ========    ========   ========

(17) SUBSEQUENT EVENTS
     On February 2, 1998, the Company and the Bank entered into a definitive agreement under which Compass Bank of New Bedford, Massachusetts will acquire Sandwich Bancorp, Inc. Prior to the Company's consideration and approval of its definitive agreement with Compass Bank, the Company had contacted and received expressions of interest from three other parties who had expressed an interest in an acquisition of the Company.

     On February 24, 1998, the Company announced that its Board of Directors, consistent with the exercise of its fiduciary duties, determined that it was appropriate to request additional information and clarification of the renewed expressions of interest that it had received from three other parties subsequent to February 2.

     Following a comprehensive review of the other expressions of interests for the Company, the Company and Compass Bank jointly announced on March 23, 1998, that they have signed an amendment to their previously announced agreement of February 2, 1998 (the "Amended Agreement") by which Compass Bank would acquire Sandwich Bancorp, Inc. Under the terms of the Amended Agreement, Compass Bank's parent company, The 1855 Bancorp will convert to a 100% publicly owned stock holding company and thereafter issue stock having a value of $64.00 per share to Sandwich Bancorp shareholders in a tax-free exchange of common stock. The value to be received by Sandwich Bancorp shareholders is subject to adjustment pursuant to a formula based on the value of the stock of The 1855 Bancorp near the transaction date. Based on 1855 Bancorp's assumed initial public offering price of $10.00 per share, each Sandwich Bancorp share will be exchanged for 1855 Bancorp stock having a value of $64.00 per share so long as 1855 Bancorp stock trades at an average price of between $10.00 and $13.50 per share during a designated trading period following the initial public offering date. If this average price exceeds $13.50 per share, the value to be received by Sandwich Bancorp shareholders will increase proportionately up to a maximum value of $71.11 until 1855 Bancorp's average price reaches or exceeds $15.00 per share. If this average price is equal to or less than $10.00 per share, Sandwich Bancorp shares will be exchanged for 6.4 shares of 1855 Bancorp stock.

     Sandwich Bancorp and The 1855 Bancorp also entered into a Stock Option Agreement, granting to The 1855 Bancorp an option to acquire up to 19.9% of Sandwich common stock under certain circumstances. The transaction, which is subject to all necessary regulatory and shareholder approvals, is expected to close in the fourth quarter of 1998.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

PART II, ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS

     At December 31, 1996, the Bank's total assets were $464,555,000 as compared to $426,515,000 at December 31, 1995. The increase was largely attributable to an increase in loan production throughout 1996 offset by a decrease in the Bank's investment portfolio. At December 31, 1997, the Company's total assets were $518,697,000 as compared to $464,555,000 at December 31, 1996, an increase of $54,142,000 or 11.7%. The increase is largely attributable to an increase in loan production throughout 1997 offset by a decrease in the Company's investment portfolio, including investment securities held to maturity and available for sale. Total cash and cash equivalents at December 31, 1997 totaled $15,967,000 compared to $11,718,000 at December 31, 1996, an increase of $4,249,000. The Company's investment portfolio, including other short-term investments, investment securities available for sale and investment securities held to maturity, decreased approximately $2,923,000 to $110,673,000. Maturities on investment securities and cash flow from collateralized mortgage obligations (CMOs) were reinvested into loans. The continuing improvement in the New England and local real estate markets has had a positive impact on the Company's loan portfolio. As evidence of this, the Company's loan portfolio, net of allowance for loan losses, increased approximately $49,539,000 or 15.6% to $366,642,000, through loan originations and purchases offset by principal amortization and early payoffs.

     Deposits totaled $423,014,000 at December 31, 1997 compared to $388,249,000 at December 31, 1996, an increase of $34,765,000 or 9.0%.
Borrowings totaled $45,601,000 at December 31, 1997 compared to $32,073,000 at December 31, 1996, an increase of $13,528,000 due to an increase in advances from the Federal Home Loan Bank of Boston used to finance loan originations, loan purchases and the purchase of investment securities.

     Non-performing assets, which include non-accrual loans and real estate acquired by foreclosure (OREO) decreased $374,000, from $4,551,000 at December 31, 1996, to $4,177,000 at December 31, 1997. At December 31, 1995,
non-performing assets totaled $5,038,000. Non-accrual loans decreased by $505,000, from $4,086,000 at December 31, 1996, to $3,581,000 at December 31,
1997. Other real estate owned, however, increased by $131,000, from $465,000 at December 31, 1996, to $596,000 at December 31, 1997.

     The Company's results of operations are affected by interest rate levels, the amount of non-performing assets, the health of the real estate sector of the economy, investment securities transactions and seasonal trends. At December 31, 1997, non-performing assets totaled $4,177,000 or 0.81% of total assets, of which $3,319,000 are residential properties, $560,000 are investment properties, and the balance reflects other land loans and properties.

     Management anticipates continued stability in the economy in 1998. However, the local real estate market continues to represent a risk to the Company's loan portfolio and could result in an increase in, and reduced values of, properties acquired by foreclosure. Accordingly, higher provisions for loan losses and foreclosed property expense may be required should economic conditions worsen or the levels of the Company's non-performing assets increase. Management continues to engage experienced outside consultants to assist in loan reviews in an effort to minimize risk and control exposure.


Results of Operations


Comparison of years ended December 31, 1997 and December 31, 1996
     General
     Net income for the year ended December 31, 1997 amounted to $4,860,000 compared with net income of $4,137,000 for the year ended December 31, 1996. The principal reason for the increase was improvement in net interest and dividend income, resulting from growth in the residential loan portfolio. Additionally, non-interest expense decreased as no provision for the special, one-time deposit insurance assessment from the Savings Association Insurance Fund ("SAIF") was incurred in the 1997 period. Decreases in net gains realized on the sale of loans in the secondary market and decreases in service charges also occurred for the year ended December 31, 1997. The Company's operating results depend largely upon its net interest margin which is the difference between the income earned on loans and investments, and the interest expense paid on deposits and borrowings, divided by total interest earning average assets. The net interest margin is affected by the economic and market factors which influence interest rates, loan demand and deposit flows. The interest rate margin decreased to 3.71% for the year ended December 31, 1997, from 3.94% for the year ended December 31, 1996.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Trends in the real estate market locally and in New England impact the Company because of its real estate loan portfolio. If the local and New England real estate markets show signs of weakness, additional provisions for loan losses may be necessary in the future. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on information available at the time of their review.

     Average Balance Sheets and Net Interest and Dividend Income
     The following table sets forth certain information relating to the Company's average balance sheets, including interest-earning assets, interest-bearing liabilities and net interest income:


                                                               Years ended December 31,
                                          -------------------------------------------------------------------
                                                        1997                              1996
                                          --------------------------------- ---------------------------------
                                                       Interest                          Interest
                                            Average     earned/    Yield/     Average     earned/    Yield/
                                            balance      paid       Rate      balance      paid        Rate
                                          ----------- ---------- ---------- ----------- ---------- ----------
                                                                (Dollars in thousands)
Assets
Interest-earnings assets:
Short-term investments ..................  $  6,467   $   304        4.70%   $  5,160   $   234        4.53%
Investment securities
 available for sale .....................    12,995       758        5.83      24,236     1,512        6.24
Investment securities held
 to maturity ............................   104,211     6,575        6.31      93,398     5,833        6.25
                                           --------   -------                --------   -------
Total investment securities (1) .........   117,206     7,333        6.26     117,634     7,345        6.24
  Total loans (2) .......................   349,028    28,205        8.08     295,228    24,680        8.36
Other earning assets ....................     1,988        75        3.77       1,657        50        3.02
                                           --------   -------                --------   -------
   Total interest-earnings
    assets ..............................   474,689    35,917        7.57     419,679    32,309        7.70
                                                      -------                           -------
Allowance for loan losses ...............    (3,839)                           (3,635)
                                           --------                          --------
Total interest-earning assets less
 allowance for loan losses ..............   470,850                           416,044
Other assets ............................    25,683                            25,214
                                           --------                          --------
  Total assets ..........................  $496,533                          $441,258
                                           ========                          ========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
 Savings accounts .......................  $154,856     3,588        2.32    $158,071     3,660        2.32
 Certificates of deposit ................   205,710    11,754        5.71     186,776    10,973        5.87
                                           --------   -------                --------   -------
   Total interest-bearing
    deposits ............................   360,566    15,342        4.25     344,847    14,633        4.24
 Borrowed funds .........................    51,241     2,980        5.82      20,999     1,159        5.52
                                           --------   -------                --------   -------
   Total interest-bearing
    liabilities .........................   411,807    18,322        4.45     365,846    15,792        4.32
                                                      -------                           -------
 Non-interest bearing deposits ..........    40,852                            36,415
 Other liabilities ......................     4,971                             2,929
                                           --------                          --------
  Total liabilities .....................   457,630                           405,190
                                           --------                          --------
Stockholders' equity ....................    38,923                            36,068
                                           --------                          --------
 Total liabilities and
   stockholders' equity .................  $496,553                          $441,258
                                           ========                          ========
Net interest income .....................             $17,595                           $16,517
                                                      =======                           =======
Interest rate spread ....................                            3.12%                             3.38%
                                                                     ====                              ====
Net interest margin (3) .................                            3.71%                             3.94%
                                                                     ====                              ====



                                              Years ended December 31,
                                          --------------------------------
                                                        1995
                                          --------------------------------
                                                       Interest
                                            Average    earned/    Yield/
                                            balance      paid      Rate
                                          ----------- --------- ----------
                                               (Dollars in thousands)
Assets
Interest-earnings assets:
Short-term investments ..................  $ 12,933   $   709       5.48%
Investment securities
 available for sale .....................    29,246     1,719       5.88
Investment securities held
 to maturity ............................    92,676     6,027       6.50
                                           --------   -------
Total investment securities (1) .........   121,922     7,746       6.35
  Total loans (2) .......................   262,952    22,218       8.45
Other earning assets ....................         0         0       0.00
                                           --------   -------
   Total interest-earnings
    assets ..............................   397,807    30,673       7.71
                                                      -------
Allowance for loan losses ...............    (3,412)
                                           --------
Total interest-earning assets less
 allowance for loan losses ..............   394,395
Other assets ............................    27,369
                                           --------
  Total assets ..........................  $421,764
                                           ========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
 Savings accounts .......................  $171,197     4,338       2.53
 Certificates of deposit ................   171,431     9,940       5.80
                                           --------   -------
   Total interest-bearing
    deposits ............................   342,628    14,278       4.17
 Borrowed funds .........................    10,423       555       5.32
                                           --------   -------
   Total interest-bearing
    liabilities .........................   353,051    14,833       4.20
                                                      -------
 Non-interest bearing deposits ..........    32,450
 Other liabilities ......................     2,622
                                           --------
  Total liabilities .....................   388,123
                                           --------
Stockholders' equity ....................    33,641
                                           --------
 Total liabilities and
   stockholders' equity .................  $421,764
                                           ========
Net interest income .....................             $15,840
                                                      =======
Interest rate spread ....................                           3.51%
                                                                    ====
Net interest margin (3) .................                           3.98%
                                                                    ====

------------
(1) Investment securities are shown at average amortized cost.
(2) Loans on non-accrual status are included in the average balance.
(3) Net interest income before provision for loan losses divided by total interest-earning average assets.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Interest and Dividend Income
     Interest and dividend income increased by $3,608,000 or 11.2% to $35,917,000 for the year ended December 31, 1997 when compared to the year ended December 31, 1996. Interest on loans increased $3,525,000 or 14.3% as a result of an increase in the average balance outstanding of $53,800,000, and a decrease in non-accrual loans, partially offset by a decrease in the average rate earned on the portfolio from 8.36% in 1996 to 8.08% in 1997. Interest and dividends on investment securities and other short-term investments increased by $58,000 or 0.8%.

     Non-accrual loans decreased $505,000 to $3,581,000 when compared to the year ended December 31, 1996 balance of $4,086,000. Restructured loans at December 31, 1997 amounted to approximately $105,000 compared to the December 31, 1996 balance of $258,000. Typically, restructured loans are restructured to provide either a reduction of the interest on the loan principal or an extension of the loan maturity.

     The following table presents changes in interest and dividend income, interest expense and net interest and dividend income which are attributable to changes in the average amounts of interest-earning assets and interest-bearing liabilities outstanding and/or to changes in the rates earned or paid thereon.



                                                       Years ended December 31,                  Years ended December 31,
                                                            1997 vs. 1996                              1996 vs. 1995
                                              ------------------------------------------ -----------------------------------------
                                                  Changes due to increase/(decrease)        Changes due to increase/(decrease)
                                              ------------------------------------------ -----------------------------------------
                                                                                Rate/                                      Rate/
                                                Total    Volume     Rate       Volume      Total     Volume      Rate      Volume
                                              --------- -------- ---------- ------------ --------- ---------- ---------- ---------
                                                                             (Dollars in thousands)
Interest and dividend income:
 Total loans ................................  $3,525    $4,498    $ (827)     $(146)     $2,462     $2,727     $ (237)    $ (28)
 Investments ................................      58        54        12           (8)     (876)      (756)      (135)       15
 Other earning assets .......................      25        10        13          2          50          0          0        50
                                               ------    ------    ------      -------    ------     ------     ------     -----
 Total interest and dividend income .........   3,608     4,562      (802)      (152)      1,636      1,971       (372)       37
                                               ------    ------    ------      -------    ------     ------     ------     -----
Interest expense:
 Deposits ...................................     709       666        34          9         355         93        240        22
 Borrowed funds .............................   1,821     1,669        63         89         604        555         21        28
                                               ------    ------    ------      -------    ------     ------     ------     -----
 Total interest expense .....................   2,530     2,335        97         98         959        648        261        50
                                               ------    ------    ------      -------    ------     ------     ------     -----
 Net interest and dividend income ...........  $1,078    $2,227    $ (899)     $(250)     $  677     $1,323     $ (633)    $ (13)
                                               ======    ======    ======      =======    ======     ======     ======     =====

     Interest Expense
     Total interest expense increased $2,530,000 to $18,322,000 for the year ended December 31, 1997, from $15,792,000 for the year ended December 31, 1996. Interest expense from deposits increased by $709,000 or 4.8%. The rise reflects the increase in average interest-bearing deposits balance outstanding of $15,719,000. Interest expense from borrowed funds increased $1,821,000 primarily due to an increase in the average balance outstanding of $30,242,000. Interest rates on interest-bearing deposits and borrowed funds for the year ended December 31, 1997 increased to 4.45% from 4.32% when compared to 1996.


     Provision for Loan Losses
     The provision for loan losses charged to earnings amounted to $750,000 and $265,000 for the years ended December 31, 1997 and 1996, respectively. The Company increased its provision for loan losses for the year ended December 31, 1997 as compared to the year ended December 31, 1996 as a result of the overall increase in the loan portfolio and an increase in specific loan charge-offs. Non-accrual loans as a percentage of total loans outstanding were 0.97% at December 31, 1997 and 1.27% at December 31, 1996. As of December 31, 1997 and 1996, the Company had identified $200,000 and $584,000, respectively, of potential problem loans. Management's analysis of the loan portfolio considers risk elements by loan category, and also the prevailing economic climate and anticipated future uncertainties. Future adjustments to the allowance for loan losses may be necessary if economic conditions differ substantially from assumptions used in performing the analysis, or the levels of the Company's non-performing assets increase significantly.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997


                                              December 31,     December 31,     December 31,
                                                  1997             1996             1995
                                             --------------   --------------   --------------
                                                          (Dollars in thousands)
Non-accrual loans:
   Mortgage loans ........................      $ 3,283          $ 3,521          $ 4,238
   Other loans ...........................          298              565              433
                                                -------          -------          -------
     Total non-accrual loans .............        3,581            4,086            4,671
   OREO ..................................          596              465              367
                                                -------          -------          -------
     Total non-performing assets .........      $ 4,177          $ 4,551          $ 5,038
                                                =======          =======          =======
Non-accrual loans as a percentage of:
     Total loans receivable ..............         0.97%            1.27%            1.70%
                                                =======          =======          =======
     Total assets ........................         0.69%            0.88%            1.10%
                                                =======          =======          =======
Non-performing assets as a percentage of:
     Total assets ........................         0.81%            0.98%            1.18%
                                                =======          =======          =======

     For further information on non-accrual loans and the provision for loan losses, see notes 4 and 5 of notes to consolidated financial statements.


     Non-Interest Income
     Non-interest income decreased $118,000 for the year ended December 31, 1997 compared to the 1996 period. The decrease was mainly the result of a decline of $94,000 in service charges along with a decrease in gain on sale of loans of $75,000, partially offset by a $55,000 increase in gains on sales of investment securities, net. The decrease in gain on sale of fixed rate loans in the secondary market was due to less favorable market interest rates during the year 1997. The decrease in service charges resulted from an overall decrease in fees received for checking account services the Company provides to its customers.


     Non-Interest Expense
     Total non-interest expense consists of salaries and employee benefits, occupancy and equipment, FDIC deposit insurance, advertising, data processing service fees, foreclosed property expense, amortization of core deposit and other intangibles, and other expenses. Also included are the costs of carrying and administering non-performing loans.

     Non-interest expense decreased as no provision for the special, one-time deposit insurance assessment from SAIF was incurred in 1997, while a $280,000 provision was incurred in 1996.


     Income Taxes
     The Company recognized income tax expense of $2,480,000 for the year ended December 31, 1997 and $2,621,000 in the comparable period of 1996. Both these amounts differ from the expected tax expense of 34% of income before income taxes. The major reasons for these variances relate to state income tax expense (net of the federal tax benefit), tax exempt income, dividend received deduction and changes in the valuation allowance for deferred income taxes. Factors such as the Company's earnings and equity securities gains or losses will affect income taxes recorded in the financial statements. At December 31, 1997, the Company had a net deferred income tax asset of $2,948,000, which is net of the valuation allowance of $56,000. Management establishes a valuation allowance when it is more likely than not that some portion of the gross deferred income tax assets will not be realized. The valuation allowance at year end applies principally to the tax effect of the state income tax benefit attributable to the gross deductible temporary differences. The primary sources of recovery of the deferred tax assets are taxes paid that are available for carry back of $6,100,000 in 1997, 1996 and 1995, and the expectation that the deductible temporary differences will reverse during periods in which the Company generates taxable income.

     During the fourth quarter of 1997, the Company implemented two tax strategies in order to recognize the benefit of net, unused capital loss carryforwards that were due to expire on December 31, 1997. The Company entered into a sale/leaseback agreement with a third party for three of its offices. In addition, the Company sold equity

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

securities that were maintained in a Grantors Trust in order to generate capital gains. The combination of these two transactions allowed the Company to recognize a $576,000 benefit through a reduction in the deferred tax asset valuation allowance.


Comparison of years ended December 31, 1996 and December 31, 1995

 General
     Net income for the year ended December 31, 1996 amounted to $4,137,000 compared with net income of $3,436,000 for the year ended December 31, 1995. The principal reasons for the increase were increased net interest and dividend income, increased gains realized on the sale of loans and a decrease in provisions for loan losses and FDIC deposit insurance expense, partially offset by increases in other non-interest expenses and a special one-time deposit insurance assessment from the Savings Association Insurance Fund ("SAIF"). The Bank's operating results depend largely upon its net interest margin which is the difference between the income earned on loans and investments, and the interest expense paid on deposits and borrowings, divided by total interest earning average assets. The net interest margin is affected by the economic and market factors which influence interest rates, loan demand and deposit flows. The interest rate margin decreased to 3.94% for the year ended December 31, 1996, from 3.98% for the year ended December 31, 1995.


     Interest and Dividend Income
     Interest and dividend income increased by $1,636,000 or 5.3% to $32,309,000 for the year ended December 31, 1996 when compared to the year ended December 31, 1995. Interest on loans increased $2,462,000 or 11.1% as a result of an increase in the average balance outstanding of $32,276,000, and a decrease in non-accrual loans, partially offset by a decrease in the average rate earned on the portfolio from 8.45% in 1995 to 8.36% in 1996. Interest and dividends on investment securities and other short-term investments decreased by $826,000 or 9.8% as a result of the decrease in the average balance outstanding to $122,794,000 and a decrease in the yield on investment securities to 6.17% for the year ended December 31, 1996, as compared to 6.27% for the year ended December 31, 1995.


     Interest Expense
     Total interest expense increased $959,000 to $15,792,000 for the year ended December 31, 1996, from $14,833,000 for the year ended December 31, 1995. Interest expense from deposits increased by $355,000 or 2.5%. The rise reflects the increase in average deposits balance outstanding of $2,219,000, along with an increase in market interest rates over the period. Interest expense from borrowed funds increased $604,000 primarily due to an increase in the average balance outstanding of $10,576,000, and an increase in the interest rates over the period. Interest rates on deposits and borrowed funds for the year ended December 31, 1996 increased to 4.32% from 4.20% when compared to 1995.


     Provision for Loan Losses
     The provision for loan losses charged to earnings amounted to $265,000 and $597,000 for the years ended December 31, 1996 and 1995, respectively. The Bank decreased its provision for loan losses for the year ended December 31, 1996 as compared to the year ended December 31, 1995 due to a decline in specific loan charge-offs. Non-accrual loans as a percentage of total loans outstanding were 1.27% at December 31, 1996 and 1.70% at December 31, 1995. As of December 31, 1996 and 1995, the Bank had identified $584,000 and $349,000, respectively, of potential problem loans. Management's analysis of the loan portfolio considers risk elements by loan category, and also the prevailing economic climate and anticipated future uncertainties. Future adjustments to the allowance for loan losses may be necessary if economic conditions differ substantially from assumptions used in performing the analysis, or the levels of the Bank's non-performing assets increase significantly.


     Non-Interest Income
     Non-interest income increased $121,000 for the year ended December 31, 1996 compared to the 1995 period. The increase was mainly the result of the increase in gain on sale of loans of $210,000, along with an increase of $41,000 in service charges, partially offset by a decrease of $214,000 in gain on sale of branch deposits. The

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

increase in gain on sale of loans was due to favorable market interest rates during the year 1996 and the recording of the value of the mortgage loan servicing rights. The increase in service charges resulted from the overall increases in fees for services the Bank provides to its customers.


     Non-Interest Expense
     Total non-interest expense consists of salaries and employee benefits, occupancy and equipment, FDIC deposit insurance, advertising, data processing service fees, foreclosed property expense, amortization of core deposit and other intangibles and other expenses. Also included are the costs of carrying and administering non-performing assets.

     The slight decrease in non-interest expense for the year when compared to the prior period is attributed primarily to decreases in FDIC deposit insurance, foreclosed property expense and amortization of core deposit intangible, offset partially by increases in salaries and employee benefits and occupancy and equipment, and the one-time special assessment of $280,000 on SAIF-assessable deposits.


     Income Taxes
     The Bank recognized income tax expense of $2,621,000 for the year ended December 31, 1996 and $2,169,000 in the comparable period of 1995. Both these amounts differ from the expected tax expense of 34% of income before income taxes. The major reasons for these variances relate to state income tax expense (net of the federal tax benefit), tax exempt income, dividend received deduction and changes in the valuation allowance for deferred income taxes. Factors such as the Bank's earnings and equity securities gains or losses will affect income taxes recorded in the financial statements. At December 31, 1996, the Bank had a net deferred income tax asset of $2,469,000, which is net of the valuation reserve of $632,000. Management establishes a valuation reserve when it is more likely than not that some portion of the gross deferred income tax asset will not be realized. The valuation reserve at year end applies principally to the tax effect of the capital loss carryforward and the state income tax benefit attributable to the gross deductible temporary differences.

     The primary sources of recovery of the deferred tax asset are taxes paid that are available for carry back of $5,400,000 in 1996, 1995 and 1994, and the expectation that the deductible temporary differences will reverse during periods in which the Bank generates taxable income.


Asset and Liability Management and Market Risk
     The Company's pre-tax earnings depend primarily on its net interest income, the difference between the income it receives on its loan portfolio and other investments and its cost of money, consisting primarily of interest paid on savings deposits, FHLB advances and other borrowings. Net interest income is affected by (i) the difference ("interest rate spread") between rates of interest earned on its interest-earning assets and rates paid on its interest-bearing liabilities and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rates spread will generate net interest income. Thrift institutions have traditionally used interest rate spreads as a measure of net interest income. Another indicator of an institution's net interest income is its "net yield on interest-earning assets" which is net interest income divided by average interest-earning assets.

     Market risk is the risk of loss from adverse changes in market prices and rates. The Company's market risk arises primarily from interest rate risk inherent in its lending, security investments, and deposit taking activities. To that end, management actively monitors and manages its interest rate risk exposure.

     The Company's primary objective in managing interest rate risk is to minimize the adverse impact of changes on the Company's net interest income and capital, while adjusting the Company's rate-sensitive asset and liability structure to obtain the maximum net yield on that structure. The Company relies primarily on this structure to control interest rate risk. However, a sudden and substantial shift in interest rates may adversely impact the Company's earnings to the extent that the interest rate earned on interest-earning assets and interest paid on interest-bearing liabilities do not change at the same frequency, to the same extent or on the same basis.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     A method used by the Company to measure the interest rate risk exposure is the interest rate sensitivity "GAP", which is the difference between assets and liabilities subject to rate change over specific time periods. There are limitations to GAP analysis. However, as rates on different assets and liabilities may not move to the same extent in any given time period, competition may affect the ability of the Company to change rates on particular loan or deposit products. The following table discloses the Company's interest-sensitive financial instruments, categorized by expected maturity and their fair values at December 31, 1997. Market risk sensitive instruments are generally defined as on- and off-balance sheet and other financial instruments.


     The following table presents the Company's interest sensitivity gap between interest-earning assets and interest-bearing liabilities at December 31, 1997. In addition the table indicates the Company's sensitivity gap at various periods and the ratio of the Company's interest-earning assets to interest-bearing liabilities at various periods. Term certificates are based upon contractual maturities.



                                                               Over One    Over Three    Over Five        Over
                                                 One Year      Through       Through      Through         Ten
                                                 or less     Three Years   Five Years    Ten Years       Years         Total
                                              ------------- ------------- ------------ ------------- ------------- -------------
                                                                            (Dollars in thousands)
Interest-earning assets:
   Short-term investments, investment
    securities held to maturity and
    investment securities available for
    sale ....................................   $ 71,379      $  34,973    $      32     $  10,307     $     --      $ 116,691
   Residential ..............................    101,623         66,312       68,511         7,193        5,272        248,911
   Commercial real estate ...................     44,975         17,286          153           111           54         62,579
   Construction and land loans ..............     13,384          6,378       11,850            23           --         31,635
   Other loans ..............................     20,230          3,029        2,602           709        1,047         27,617
                                                --------      ---------    ---------     ---------     --------      ---------
    Total ...................................   $251,591      $ 127,978    $  83,148     $  18,343     $  6,373      $ 487,433
                                                ========      =========    =========     =========     ========      =========
Interest-bearing liabilities:
   Money market accounts ....................   $100,825      $      --    $      --     $      --     $     --      $ 100,285
   NOW and Super NOW (1) ....................         --             --           --            --       44,075         44,075
   Regular savings accounts (1) .............         --             --           --            --       24,345         24,345
   Certificates of deposit ..................    134,958         77,230        6,572            17           --        213,777
   Borrowed funds ...........................     34,000         11,000           --            --          601         45,601
                                                --------      ---------    ---------     ---------     --------      ---------
    Total ...................................   $269,783      $  83,230    $   6,572     $      17     $ 69,021      $ 428,623
                                                ========      =========    =========     =========     ========      =========
Interest sensitivity gap ....................   $(18,192)     $  44,748    $  76,576     $  18,326     $(62,648)     $  58,810
                                                ========      =========    =========     =========     ========      =========
Cumulative interest sensitivity gap .........   $(18,192)     $  26,556    $ 103,132     $ 121,458     $ 58,810      $  58,810
                                                ========      =========    =========     =========     ========      =========
Interest sensitivity gap/total assets .......      (3.51)%         8.63%       14.76%         3.53%      (12.08)%        11.34%
                                                ========      =========    =========     =========     ========      =========
Cumulative interest sensitivity gap/total
 assets .....................................      (3.51)%         5.12%       19.88%        23.42%       11.34%
                                                ========      =========    =========     =========     ========

------------
(1) Interest rates on these accounts have remained constant or decreased from March of 1994 through December 31, 1997, although market interest rates have increased over the same period. It is the current intention of the Company's management not to increase rates on these accounts in a rising rate environment.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     The following table shows the company's financial instruments that are sensitive in interest rates, categorized by expected maturity, and the instruments' fair values as of December 31, 1997.


     Expected Maturity Date at December 31, 1997 (1)


                                             1998       1999       2000       2001
                                          ---------- ---------- ---------- ----------
                                                     (Dollars in millions)
INTEREST SENSITIVE ASSETS:
Loans:
Fixed interest rate
 Residential mortgages ..................  $      3   $      2   $      2   $      2
  Average interest rate .................      6.99%      7.05%      7.03%      6.96%
Variable interest rate
 Residential mortgages ..................        49         37         30         23
  Average interest rate .................      7.47%      7.49%      7.49%      7.49%
Fixed interest rate
 Consumer loans .........................         4          1          1         --
  Average interest rate .................     10.34%     10.30%      9.89%      0.00%
Variable interest rate
 Consumer loans .........................         8          4          2         --
  Average interest rate .................      9.80%      9.84%      9.87%      0.00%
Fixed interest rate
 Commercial loans .......................         1          1         --         --
  Average interest rate .................      9.73%      9.71%      0.00%      0.00%
Variable interest rate
 Commercial loans .......................        22         10          8          6
  Average interest rate .................      9.87%      9.64%      9.63%      9.63%
Fixed interest rate
 Investment securities ..................        21         12          5          4
  Average interest rate .................      6.18%      6.22%      6.41%      6.40%
Variable interest rate
 Investment securities ..................        10          8          6          5
  Average interest rate .................      6.36%      6.36%      6.37%      6.38%
                                           --------   --------   --------   --------
    Total interest sensitive assets .....  $    118   $     75   $     54   $     40
                                           ========   ========   ========   ========
INTEREST SENSITIVE LIABILITIES:
Deposits:
 Checking ...............................  $      2   $      2   $      2   $      2
  Average interest rate .................      0.58%      0.58%      0.58%      0.58%
 Savings ................................         4          3          2          2
  Average interest rate .................      1.98%      1.98%      1.98%      1.98%
 Money market ...........................        10         10          7          6
  Average interest rate .................      2.88%      2.99%      2.68%      2.68%
 Time deposits ..........................       144         51         14          2
  Average interest rate .................      5.41%      5.71%      5.92%      5.77%
Borrowings: .............................
 FHLB ...................................        34         11         --         --
  Average interest rate .................      5.82%      5.71%      0.00%      0.00%
 Other ..................................        --         --         --         --
  Average interest rate .................      0.00%      0.00%      0.00%      0.00%
                                           --------   --------   --------   --------
    Total interest sensitive
      liabilities: ......................  $    194   $     77   $     25   $     12
                                           ========   ========   ========   ========



                                             2002     Thereafter     Total    Fair Value
                                          ---------- ------------ ---------- -----------
                                                      (Dollars in millions)
INTEREST SENSITIVE ASSETS:
Loans:
Fixed interest rate
 Residential mortgages ..................  $      2    $      4    $     15      $ 15
  Average interest rate .................      6.96%       7.33%       7.10%
Variable interest rate
 Residential mortgages ..................        23          96         258       260
  Average interest rate .................      7.49%       7.51%       7.50%
Fixed interest rate
 Consumer loans .........................        --          --           6         6
  Average interest rate .................      0.00%       0.00%      10.17%
Variable interest rate
 Consumer loans .........................        --          --          14        14
  Average interest rate .................      0.00%       0.00%       9.85%
Fixed interest rate
 Commercial loans .......................        --          --           2         2
  Average interest rate .................      0.00%       0.00%       9.72%
Variable interest rate
 Commercial loans .......................         5          25          76        75
  Average interest rate .................      9.63%       9.68%       9.72%
Fixed interest rate
 Investment securities ..................         4          13          59        59
  Average interest rate .................      6.40%       6.42%       6.29%
Variable interest rate
 Investment securities ..................         5          18          52        52
  Average interest rate .................      6.38%       6.42%       6.39%
                                           --------    --------    --------
    Total interest sensitive assets .....  $     39    $    156    $    482      $483
                                           ========    ========    ========      ====
INTEREST SENSITIVE LIABILITIES:
Deposits:
 Checking ...............................  $      2    $     74    $     84      $ 84
  Average interest rate .................      0.58%       0.51%       0.52%
 Savings ................................         2          11          24        24
  Average interest rate .................      1.98%       1.98%       1.98%
 Money market ...........................         5          63         101       101
  Average interest rate .................      2.68%       3.47%       3.22%
 Time deposits ..........................         2           1         214       214
  Average interest rate .................      5.77%       2.90%       5.51%
Borrowings: .............................
 FHLB ...................................        --           1          46        46
  Average interest rate .................      0.00%       5.96%       5.82%
 Other ..................................        --          --          --        --
  Average interest rate .................      0.00%       0.00%       0.00%
                                           --------    --------    --------
    Total interest sensitive
      liabilities: ......................  $     11    $    150    $    469      $469
                                           ========    ========    ========      ====

                       (footnotes on the following page)

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

(1) Expected maturities are contractual maturities adjusted for projected prepayments of principal. The Company uses certain assumptions to estimate fair values and expected maturities. For assets, expected maturities are based upon contractual maturities, projected repayments and prepayments of principal. The prepayment experience reflected herein is based on the Company's historical experience. The Company's average Constant Prepayment Rate ("CPR") is 13.9% and 18.9% per year of its fixed-rate and adjustable-rate portfolios, respectively, for interest-earning assets. For deposits, "decay rates" have been applied to estimate deposit runoff of 14.3% per year based on the Company's own historical experience. The actual maturities of these instruments could vary substantially if future prepayments differ from the Company's historical experience. Off-balance sheet risk includes commitments to extend credit and sell loans. At December 31, 1997, the contract or notional amount of these commitments is $46,200,000 and $6,100,000, respectively. Their fair values have been estimated as $500,000.


Liquidity and Capital Resources
     The Company's primary source of liquidity is dividends from its bank subsidiary. Dividends from the Bank to the Company totaled $768,000 in 1997.The Company made payments of dividends to stockholders in the amount of $672,000 during the fourth quarter ended December 31, 1997.

     The Bank's primary sources of liquidity are deposits, loan payments and payoffs, investment income and maturities and principal payments on investments, mortgage-backed securities and CMOs, advances from the Federal Home Loan Bank of Boston, and other borrowings. Management believes it is prudent to maintain an investment portfolio that not only provides a source of income, but additionally provides a source of liquidity, through its principal paydowns and maturities, to meet lending demands and fluctuations in deposit flows. These various sources of funds are utilized to fund withdrawals, new loans and other investments, as well as to pay on-going expenses of operation. At December 31, 1997, the Bank had total unused lines of credit and commitments to originate loans of $38,784,000, unadvanced portions of construction loans of $7,188,000 and commercial standby letters of credit of $218,000. In addition, the Bank had commitments to sell loans totaling $6,149,000. Management believes that the Bank's various sources of funds are sufficient to meet its commitments in the ordinary course of business. For further information, see notes to consolidated financial statements.

     The Bank is required to maintain certain levels of capital (stockholders' equity) pursuant to FDIC regulations. At December 31, 1997, the Bank's capital level was significantly in excess of required minimums. For additional information on capital ratios of the Company and the Bank, see note 11 of notes to consolidated financial statements.


Impact of the Year 2000 Issue
     The Year 2000 (Y2K) Issue is the result of computer programs being written using two digits, rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company began addressing the Year 2000 Issue in the Fall of 1996. The Company formed a Y2K Review Team which is composed of the Company's internal Management Information Systems Steering Committee and all members of our Senior Management Group. A Plan was developed by the Y2K Review Team and approved by the Board of Directors. The Team has completed an assessment, identifying mission critical systems and has initiated formal communications with all third party vendors to determine the compliance status of any systems utilized by the Company. Based upon the results of the assessment, the Company has determined that there will be a need to replace portions of its existing hardware and require upgrades to a portion of its software systems. The Company does not utilize internally written and supported proprietary code. All software is purchased or licensed through widely recognized providers.

     The Company Plan calls for replacement and upgrading to take place with allowances for extensive testing within time frames established by the Federal Financial Institutions Examination Council (FFIEC). The Y2K Review Team meets no less than quarterly and provides quarterly reports to the Board of Directors. The Company has notified its customers of the Year 2000 Issue in the Fall 1997 issue of the Company newsletter, "Currents".

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

The newsletter outlines the issue and the Company's Plan to address it. Also, letters have been sent to all commercial loan customers informing them of the Year 2000 Issue and how it can impact businesses.

     The Company had included approximately $150,000 for the replacement and upgrade of specific hardware in its 1998 capital budget. An additional IS Technician position has been planned and included in the budget for the IS Department in the second quarter of 1998. The new employee will assist in the deployment of Y2K compliant hardware, upgrade software and facilitate the Y2K testing of all systems.

     The Company will utilize internal and, if necessary, external resources to upgrade, replace, and test the software and systems for Year 2000 Issue modifications. The Company plans to complete the Year 2000 Issue project no later than March 31, 1999.


Recent Accounting Pronouncements
     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 129, "Disclosure of Information about Capital Structure", which is effective for 1997 financial statements. The Company's disclosures currently comply with the provisions of this statement.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income, which is defined as all changes to equity except investments by and distributions to shareholders. Net income is a component of comprehensive income, with all other components referred to in the aggregate as other comprehensive income. This statement is effective for 1998 financial statements and is not expected to have a material effect on the financial statements.

     Also in June 1997 the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for reporting information about operating segments. An operating segment is defined as a component of a business for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and evaluate performance. This statement requires a company to disclose certain income statement and balance sheet information by operating segment, as well as provide a reconciliation of operating segment information to the company's consolidated balances. This statement is also effective for 1998 financial statements and is not expected to have a material effect on the financial statements.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997



PART I, ITEM 1. BUSINESS



General

     The Company. Sandwich Bancorp, Inc. (the "Company"), a Massachusetts corporation, was organized by The Sandwich Co-operative Bank (the "Bank") to be a bank holding company. The Company was organized at the direction of the Bank in June 1997 to acquire all of the capital stock of the Bank upon the consummation of the reorganization of the Bank into the holding company form of ownership (the "Reorganization"), which was completed on September 30, 1997. The Company's common stock, par value $1.00 per share (the "Common Stock") became registered under the Securities Exchange Act of 1934 on September 30, 1997. The Company has no significant assets other than the corporate stock of the Bank. For that reason, substantially all of the discussion in this Form 10-K relates to the operations of the Bank and its subsidiaries.


     The executive offices of the Company are located at 100 Old Kings Highway, Sandwich, Massachusetts 02563. The telephone number is (508) 888-0026.


     The Bank. The Sandwich Co-operative Bank was organized as a Massachusetts chartered co-operative bank in 1885. The Bank merged with Wareham Co-operative Bank in May 1982. In July 1986, the Bank converted from mutual to stock form through the sale and issuance of 1,820,833 shares of common stock, par value $1.00 per share (the "Common Stock"). Since 1986, the Bank's deposits have been insured by the Federal Deposit Insurance Corporation ("FDIC"), an agency of the federal government, up to $100,000 per insured depositor, with additional insurance to the total amount of the deposit provided by the Share Insurance Fund of The Co-operative Central Bank (the "Central Bank"), a deposit insuring entity chartered by the Commonwealth of Massachusetts. The Bank is subject to regulation by the Massachusetts Commissioner of Banks ("Commissioner") and the FDIC.


     The business of the Bank consists primarily of attracting deposits from the general public and originating both construction and permanent loans on one-to-four family homes. The Bank also makes consumer loans, home equity loans and commercial loans and mortgages. The Bank invests a portion of its funds in money market instruments, federal government and agency obligations, and various types of corporate securities and other authorized investments.

     The principal sources of funds for the Bank's lending and investment activities are deposits, loan payments and payoffs, investment income and maturities, and principal payments on investments, mortgage-backed securities and collateralized mortgage obligations. As additional sources of funds, the Bank has access to advances from the Federal Home Loan Bank of Boston and other borrowings. The Bank's principal sources of income are interest on loans and loan origination fees, interest and dividends on investment securities, mortgage-backed securities and collateralized mortgage obligations and short-term investments, customer service charges and gains on the sale of loans in the secondary market, as well as income from servicing loans sold. Its principal expenses are interest paid on deposits and general and administrative expenses.

     The Bank's deposit and lending operations are conducted through eleven full service office facilities located in Sandwich, South Sandwich, Buzzards Bay, Pocasset, Wareham, Cedarville, Falmouth, Hyannis, Chatham, Orleans and South Yarmouth, Massachusetts. In addition, the Bank maintains a loan production office in Plymouth, Massachusetts. Significant events contributing to the structure of the current branch network are described below.

     In February 1996 and May 1996 the Bank opened free standing ATMs in Cedarville and South Sandwich, Massachusetts, respectively, in order to provide greater convenience and access to accounts for its customers. In addition to its existing ATM network offerings of X-Press 24, NYCE, CIRRUS/MasterCard, the Bank recently added the Plus/VISA networks for users of Bank ATMs.

     In June 1996, the Bank entered into an agreement with FISCO, a national financial services group that provides a variety of investment services through community banks to offer expanded retirement investments and financial planning. FISCO will provide Bank customers with access to alternative investments, including mutual funds and annuities from a number of highly rated companies.

     The Bank also established a referral arrangement with State Street Global Advisors which enables customers to avail themselves of the estate planning and trust services of a nationally respected trust institution.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     The Bank's main office is located at 100 Old Kings Highway, Sandwich, Massachusetts 02563 and its telephone number is (508) 888-0026.


Recent Events
     On February 2, 1998, the Company and the Bank entered into a definitive agreement under which Compass Bank of New Bedford, Massachusetts will acquire Sandwich Bancorp, Inc. Prior to the Company's consideration and approval of its definitive agreement with Compass Bank, the Company had contacted and received expressions of interest from three other parties who had expressed an interest in an acquisition of the Company.

     On February 24, 1998, the Company announced that its Board of Directors, consistent with the exercise of its fiduciary duties, determined that it was appropriate to request additional information and clarification of the renewed expressions of interest that it had received from three other parties subsequent to February 2.

     Following a comprehensive review of the other expressions of interests for the Company, the Company and Compass Bank jointly announced on March 23, 1998, that they have signed an amendment to their previously announced agreement of February 2, 1998 (the "Amended Agreement") by which Compass Bank would acquire Sandwich Bancorp, Inc. Under the terms of the Amended Agreement, Compass Bank's parent company, The 1855 Bancorp will convert to a 100% publicly owned stock holding company and thereafter issue stock having a value of $64.00 per share to Sandwich Bancorp shareholders in a tax-free exchange of common stock. The value to be received by Sandwich Bancorp shareholders is subject to adjustment pursuant to a formula based on the value of the stock of The 1855 Bancorp near the transaction date. Based on 1855 Bancorp's assumed initial public offering price of $10.00 per share, each Sandwich Bancorp share will be exchanged for 1855 Bancorp stock having a value of $64.00 per share so long as 1855 Bancorp stock trades at an average price of between $10.00 and $13.50 per share during a designated trading period following the initial public offering date. If this average price exceeds $13.50 per share, the value to be received by Sandwich Bancorp shareholders will increase proportionately up to a maximum value of $71.11 until 1855 Bancorp's average price reaches or exceeds $15.00 per share. If this average price is equal to or less than $10.00 per share, Sandwich Bancorp shares will be exchanged for 6.4 shares of 1855 Bancorp stock.

     Sandwich Bancorp and The 1855 Bancorp also entered into a Stock Option Agreement, granting to The 1855 Bancorp an option to acquire up to 19.9% of Sandwich common stock under certain circumstances. The transaction, which is subject to all necessary regulatory and shareholder approvals, is expected to close in the fourth quarter of 1998.

     For additional information, reference is made to the Amended and Restated Affiliation and Merger Agreement, dated as of March 23, 1998, attached hereto as Exhibit 2.1, and the Stock Option Agreement dated as of March 23, 1998, attached hereto as Exhibit 2.2.


Lending Activities
     General. The Bank's net loan portfolio totaled $366.6 million as of December 31, 1997, which represented 70.7% of total assets. The Bank offers residential and home equity mortgage loans, commercial real estate loans, commercial business loans, construction loans, and personal, automobile, boat, education and other types of consumer loans. During the year ended December 31, 1997, the Bank originated mortgage loans totaling $123.2 million and purchased loans totaling $18.3 million for total mortgage loan originations and purchases of $141.5 million, compared to $117.4 million in mortgage loans originated, and $23.7 million in mortgage loans purchased for total mortgage loan originations and purchases of $141.1 million during the year ended December 31, 1996. Included in the Bank's mortgage loan originations for the year ended December 31, 1997 were $20.8 million of fixed rate residential loans of which $17.4 million were sold in the secondary mortgage market and the difference of $3.4 million was placed into the loan portfolio under the direction of senior management, as "fixed construction" and "fixed upon completion" mortgage loans. The increase in mortgage loan originations during fiscal 1997 as compared to fiscal 1996 was a direct result of a strong residential real estate market. Residential construction mortgages decreased from 175 loans totaling $27.9 million in 1996 to 156 loans totaling $19.8 million in 1997. In addition, the purchase of new homes and re-sales of existing homes increased over 1997. In early 1996, the Bank

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

began a correspondent relationship with Anchor Mortgage Co., Conway Financial Services and National City Mortgage (formerly known as Commonwealth United Mortgage), which generated an additional $25.2 million (164 loans) in loan volume during 1997.

     The following table shows the composition of the Bank's loan portfolio by type of loan and the percentage each type represents of the total loan portfolio at the dates indicated.



                                                          At December 31,
                                --------------------------------------------------------------------
                                         1997                   1996                   1995
                                ---------------------- ---------------------- ----------------------
                                   Amount        %        Amount        %        Amount        %
                                ----------- ---------- ----------- ---------- ----------- ----------
                                                       (Dollars in thousands)
Mortgage loans:
 Residential ..................  $247,881       67.6%   $202,032       63.7%   $162,974       60.3%
 Commercial real estate .......    62,579      17.0       61,088      19.3       59,597       22.0
 Commercial and land ..........    38,823      10.6       38,858      12.2       26,486        9.8
                                 --------     ------    --------     ------    --------      -----
                                  349,283      95.2      301,978      95.2      249,057       92.1
Unadvanced portion of loans
 in process ...................    (7,188)     ( 2.0)     (9,763)     ( 3.1)     (6,573)     ( 2.4)
Deferred loan origination
 (fees) costs .................     1,030       0.3          542       0.2           56         --
Unearned discount .............        --         --          --         --        (171)     ( 0.1)
                                 --------     ------    --------     ------    --------      -----
  Total mortgage loans,
   net ........................   343,125      93.5      292,757      92.3      242,369       89.6
                                 --------     ------    --------     ------    --------      -----
Other loans:
 Home equity ..................    12,438       3.4       12,278       3.9       13,188        4.9
 Consumer .....................     4,847       1.3        5,393       1.7        6,032        2.2
 Commercial ...................     8,060       2.2        7,933       2.5        9,671        3.6
 Secured by deposits ..........     1,182       0.3        1,160       0.4          992        0.3
 Education ....................       826       0.2        1,123       0.3        1,660        0.6
                                 --------     ------    --------     ------    --------      -----
                                   27,353       7.6       27,887       8.8       31,543       11.6
Deferred loan origination
 costs ........................       264       0.1          200       0.1          183        0.1
                                 --------     ------    --------     ------    --------      -----
  Total other loans, net ......    27,617       7.6       28,087       8.9       31,726       11.7
                                 --------     ------    --------     ------    --------      -----
Premium paid on loans, net
 of accumulated
 amortization .................        --         --          --         --          --         --
Allowance for loan losses .....    (4,100)     ( 1.1)     (3,741)     ( 1.2)     (3,674)     ( 1.3)
                                 --------     ------    --------     ------    --------      -----
Loans, net ....................  $366,642     100.00%   $317,103     100.00%   $270,421      100.0%
                                 ========     ======    ========     ======    ========      =====



                                                At December 31,
                                -----------------------------------------------
                                         1994                    1993
                                ---------------------- ------------------------
                                   Amount        %         Amount         %
                                ----------- ---------- ------------- ----------
                                            (Dollars in thousands)
Mortgage loans:
 Residential ..................  $150,788       60.1%    $ 124,420       59.9%
 Commercial real estate .......    49,919      19.9          40.501     19.5
 Commercial and land ..........    26,920      10.8         23,367      11.3
                                 --------     ------     ----------    ------
                                  227,627      90.8        188,288      90.7
Unadvanced portion of loans
 in process ...................    (5,810)     ( 2.3)       (5,520)     ( 2.7)
Deferred loan origination
 (fees) costs .................       (42)        --          (159)     ( 0.1)
Unearned discount .............      (239)     ( 0.1)           --         --
                                 --------     ------     ----------    ------
  Total mortgage loans,
   net ........................   221,536      88.4        182,609      87.9
                                 --------     ------     ----------    ------
Other loans:
 Home equity ..................    14,961       6.0         15,746       7.6
 Consumer .....................     4,903       1.9          2,306       1.1
 Commercial ...................     8,114       3.2          6,385       3.1
 Secured by deposits ..........       972       0.4            760       0.4
 Education ....................     3,193       1.3          2,397       1.1
                                 --------     ------     ----------    ------
                                   32,143      12.8         27,594      13.3
Deferred loan origination
 costs ........................       169       0.1            128       0.1
                                 --------     ------     ----------    ------
  Total other loans, net ......    32,312      12.9         27,722      13.4
                                 --------     ------     ----------    ------
Premium paid on loans, net
 of accumulated
 amortization .................       137         --           287       0.1
Allowance for loan losses .....    (3,255)     ( 1.3)       (2,983)     ( 1.4)
                                 --------     ------     ----------    ------
Loans, net ....................  $250,730     100.00%    $ 207,635     100.00%
                                 ========     ======     ==========    ======

     Loan Maturity or Repricing Analysis. The following table sets forth certain information at December 31, 1997 regarding the dollar amount of loans maturing or repricing in the Bank's portfolio. Demand loans, loans having no schedule of repayments or no stated maturity are reported as due in one year or less.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997


                                                                    Due after 3   Due after 5
                                  Due in Year Ended December 31,     through 5     through 10   Due after 10
                                 ---------------------------------  years after   years after   years after
                                     1998       1999       2000       12/31/97      12/31/97      12/31/97      Total
                                 ----------- ---------- ---------- ------------- ------------- ------------- -----------
                                                                     (In thousands)
Mortgage loans:
  Residential ..................  $101,623    $40,255    $26,057      $68,511        $7,193        $5,272     $248,911
  Commercial real estate .......    44,975      8,589      8,697          153           111            54       62,579
  Construction and land ........    13,384      3,497      2,881       11,850            23            --       31,635
                                  --------    -------    -------      -------        ------        ------     --------
   Total .......................   159,982     52,341     37,635       80,514         7,327         5,326      343,125
Other:
  Home equity ..................    12,358         57        287           --            --            --       12,702
  Consumer .....................       626        846      1,167        1,278           709           221        4,847
  Commercial ...................     6,074        246        416        1,324            --            --        8,060
  Secured by deposits ..........     1,172         10         --           --            --            --        1,182
  Education ....................        --         --         --           --            --           826          826
                                  --------    -------    -------      -------        ------        ------     --------
   Total .......................    20,230      1,159      1,870        2,602           709         1,047       27,617
                                  --------    -------    -------      -------        ------        ------     --------
   Total loans .................  $180,212    $53,500    $39,505      $83,116        $8,036        $6,373     $370,742
                                  ========    =======    =======      =======        ======        ======     ========

     Residential Lending. The Bank's residential mortgage loan program currently includes the origination of a variety of adjustable rate loans which are retained in the Bank's loan portfolio. At December 31, 1997, the Bank's adjustable rate residential mortgages totaled $232.9 million, or 63.5%, of the residential mortgage loan portfolio. Fixed-rate loans accounted for $15.0 million, or 4.1%, of the residential mortgage loan portfolio at that date. The Bank stresses the origination of adjustable rate mortgages for retention in its portfolio. The Bank continued to actively originate fixed rate loans for sale in the secondary mortgage market. By retaining the servicing on loans sold, the Bank generates loan servicing fee income.

     The Bank's adjustable rate residential mortgage loans have a maximum term of 35 years, and allow for periodic interest rate adjustments. The initial offering rates on these loans may be discounted to remain competitive prior to their first interest rate adjustment. The payment amount and the interest rate on the one year adjustable rate loan adjusts annually to 2.75% above the weekly average yield of the one year U.S. Treasury Securities (at time of adjustment) with a maximum interest rate adjustment of 2% per year and 6% over the term of the loan. Interest rates on the three year adjustable rate loans are fixed for the first three years by reference to various market indices and competitive rates, and rates are adjusted every three years thereafter to 2.875% above the weekly average yield of three year U.S. Treasury Securities (at time of adjustment) with a maximum interest rate adjustment of 2% every three years, and 6% over the term of the loan. In 1997, the Bank began offering a 4/3 adjustable rate mortgage loan. The interest rate is fixed for the first four years and then becomes a three year adjustable rate mortgage which adjusts every three years at 2.875% above the weekly average yield of the three year U.S. Treasury Securities, with a maximum interest rate adjustment of 2% per year and 3% over the remaining term of the loan. The Bank also offers a 5/1 year adjustable rate mortgage. The interest rate is fixed for the first five years and then becomes a one year adjustable rate mortgage which adjusts annually at 2.75% above the weekly average yield of the one year U.S. Treasury Securities, with a maximum interest rate adjustment of 2% per year and 5% over the remaining term of the loan.

     Residential loans may be made as construction loans or as permanent loans on one-to-four family residential properties and are typically written in amounts up to 95% of appraised value. The Bank makes fixed and adjustable rate mortgage loans of up to 95% of appraised value, if the property is owner occupied. All loans in excess of 80% of appraised value require private mortgage insurance, with the exception of the Bank's adjustable rate First-Time Home Buyer products, which does not require private mortgage insurance.

     As noted above, adjustable rate residential mortgage loans originated for retention in the Bank's loan portfolio provide for periodic interest rate adjustments. Despite the benefits of adjustable rate mortgages to the Bank's asset and liability management program, such mortgages pose risks, because as interest rates rise, the underlying payments by the borrowers rise, increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. One of the ways the Bank seeks to protect itself on these loans is by generally requiring private mortgage insurance as stated above.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Construction Lending. The Bank's construction loans totaled $32.5 million, or 8.9%, of the Bank's total loan portfolio at December 31, 1997. Construction loans originated during the years ended December 31, 1997 and 1996 totaled $34.4 million and $36.0 million, respectively.

     The Bank lends to individuals for the construction of residential properties which they intend to occupy as a primary or secondary residence. Borrowers are required to have a firm contract with a qualified builder. Such a construction loan is generally made with the first twelve months designated as the construction period (six months for fixed construction) after which time the loan converts to a 30-35 year permanent residential real estate loan. A maximum loan to value ratio of 95% of the value of the completed property, or 95% of the total cost to construct, whichever is less, is permitted as determined by appraisers. The majority of the Bank's construction loans are made for the construction of pre-sold, pre-approved residential homes. Inspections of the construction sites are primarily performed by independent inspectors.

     Due to the active real estate market in 1997, the Bank provided financing to established, credit worthy builders for the purpose of funding construction of residential homes which had either been pre-sold or constructed on speculation. Sound underwriting standards were adhered to, minimizing the inherent risks associated with construction lending. The total loan exposure to any one builder was well within the prudent levels established by management. All builder construction loans are performing as anticipated.

     Commercial Real Estate Lending. The Bank also originates loans secured by real estate other than one-to-four family residential properties. These commercial real estate loans generally bear interest at variable rates based upon a margin of one to two percent above the prime interest rate as quoted in The Wall Street Journal, and such rates adjust when The Wall Street Journal prime rate changes. In June 1996, the Bank started offering three year adjustable rate commercial real estate loans where the interest rate is fixed for the first three years, generally at 9-1/4%. After the initial three year period, the interest rate adjusts every three years thereafter to a margin of one and one half percent above the prime interest rate as quoted in The Wall Street Journal. This product has enabled the Bank to be more competitive with its product offerings. There were $62.6 million in commercial real estate loans outstanding, which comprised 17.1% of the Bank's total loan portfolio at December 31, 1997. In some cases, commercial real estate loans are made through participations with other banks. Commercial real estate loans are generally written in amounts of up to 75% of the appraised value of the property and all commercial real estate loans over $100,000 are appraised by independent appraisers. In addition, the Bank's underwriting procedures require verification of the borrower's credit history and income, banking relationships, references and income projections for the property. In certain cases, borrowers may be required to provide additional collateral for loans made. All property securing commercial loans is revalued or inspected periodically as required under Massachusetts law. It is the Bank's policy to use the same underwriting procedures for loan participations as for loans originated by the Bank. The Bank grants loans guaranteed by the Small Business Administration as well as by the Massachusetts Business Development Corporation's Capital Access Program. Although the Bank is permitted to grant commercial real estate loans in substantially greater amounts, the Bank's current policy generally limits new commercial real estate loan originations to $2,000,000 to any individual or entity.

     Consumer and Other Loans. The Bank's consumer and other loans totaled $27.4 million on December 31, 1997, representing 7.5% of the total loan portfolio on that date. In addition to consumer loans, including personal and automobile loans, the Bank makes education loans under the American Student Assistance Corporation ("A.S.A.") program, which are serviced by Sallie Mae, Inc. The interest on education loans is partially subsidized by the Federal Government and the principal is fully guaranteed by A.S.A. The Bank sells its student loans to Sallie Mae once the loan has begun repayment.

     The Bank offers a home equity line of credit whereby the Bank makes monthly adjustable rate loans, secured by the borrower's equity in their residence, whether or not the loans are to be used for home improvements. As of December 31, 1997, the Bank had $12.4 million in home equity loans outstanding or 3.4% of the Bank's total loan portfolio, as compared with $12.3 million in such loans outstanding at December 31, 1996 or 3.9% of the Bank's total loan portfolio at that date. Home equity loans are currently written in amounts up to 80% of the appraised value of the property less the outstanding balance of the existing first mortgage.

     The Bank offers a three year adjustable home equity loan. The interest rate for each three year period is based upon a margin of 3.0% above the prime interest rate as quoted in The Wall Street Journal. The home equity loan

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

has a maximum interest rate adjustment of 3.0% per adjustment, and a ceiling interest rate of 18.0%. The home equity loan amount is fully drawn down at closing.

     The Bank offers a commercial line of credit program for its established business customers with seasonal cash flow needs. The Bank's home equity line of credit loans and commercial lines of credit accounts generally bear interest at variable rates based upon a margin 1-3% above the prime interest rate as quoted in The Wall Street Journal, while other loans are generally priced based on market conditions.

     The Bank believes its consumer lending programs create diversity and interest rate sensitivity within its asset mix and offer attractive yields. The Bank is currently promoting its construction, consumer and home equity lending programs through the activities of its loan officers, branch managers and customer service personnel, and is utilizing careful underwriting and monitoring procedures in these programs.

     Risks of Commercial Construction and Consumer Lending. Commercial real estate, construction and consumer lending may entail additional risks compared to residential mortgage lending. Commercial real estate and construction loans may involve large loan balances to single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of the properties and thus may be subject to a greater extent to adverse conditions in the local real estate market or in the economy generally. Construction loans may involve additional risks, because the uncertainties inherent in estimating construction costs, delays arising from labor problems, material shortages, and other unpredictable contingencies, which make it relatively difficult to evaluate accurately the total loan funds required to complete a project, and related loan-to-value ratios. Because of these factors, the analysis of prospective construction loan projects requires an expertise that is different in significant respects from the expertise required for residential mortgage lending. Consumer loans and particularly unsecured personal loans may involve additional risks, and it may be expensive and time consuming to recover the money lent in the event of a default. While the Bank has attempted to limit the risk of loss on its commercial real estate, construction and consumer loans, and has established provisions for loan losses, a reversal in the current positive trend in the New England real estate market could negatively affect the Bank's commercial real estate, construction and consumer loan portfolios, which would further negatively affect the Bank's results of operations. In addition, the status of the Bank's problem assets could be impacted by a reversal in the continuing improvement in the New England real estate market and the Bank's market area.

     The following table indicates the amounts of construction and commercial loans which are due after one year from December 31, 1997 that earn interest at fixed rates and adjustable rates.



                                  Total Due After One Year
                            ------------------------------------
                              Fixed      Adjustable
                               Rate         Rate         Total
                            ---------   -----------   ----------
                                       (in thousands)
   Construction .........    $   --       $18,251      $18,251
   Commercial ...........     1,986            --        1,986
                             ------       -------      -------
     Total ..............    $1,986       $18,251      $20,237
                             ======       =======      =======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Loans by Interest Rate and Maturity. The following table shows as of December 31, 1997 information concerning the Bank's fixed and adjustable rate permanent mortgage loans by interest rate range and by maturity date for fixed rate mortgages and interest rate adjustment date for variable rate mortgages.



                                       Fixed Rate Mortgages                     Mortgages Subject to Interest Rate Adjustment
                        -------------------------------------------------- -------------------------------------------------------
                           4.01-     8.01-   10.01-    12.01%                 4.01-      8.01-     10.01-     12.01%
                           8.00%    10.00%   12.00%   and over     Total      8.00%     10.00%     12.00%    and over     Total
                        ---------- -------- -------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
                                                                      (In thousands)
   0-1 ................  $   205    $  147    $ --       $--     $   352    $ 54,773   $ 82,206   $22,575      $ 76     $159,630
   1-2 ................       37        80      20         5         142      36,410     15,190       534        65       52,199
   2-5 ................    1,712       442      66        11       2,231     100,363     14,811       744        --      115,918
   5-10 ...............    6,732       315     182        75       7,304          --         23        --        --           23
   10 or more .........    4,336       990      --        --       5,326          --         --        --        --           --
                         -------    ------    ----       ---     -------    --------   --------   -------      ----     --------
    Total .............  $13,022    $1,974    $268       $91     $15,355    $191,546   $112,230   $23,853      $141     $327,770
                         =======    ======    ====       ===     =======    ========   ========   =======      ====     ========

     Origination Fees and Other Fees. The Bank offers real estate loans with and without origination fees. During 1997, customer preference tended towards the "no point," higher rate loans, both adjustable and fixed. The Bank does charge the customer for expenses incurred during the loan application process to cover such items as real estate appraisal, credit report, etc. The Bank retains late charges on all real estate loans that are more than fifteen days late. For information regarding the manner in which fees are taken into income, see Note 1 of Notes to Consolidated Financial Statements contained in the Company's 1997 Annual Report to Stockholders (the "Annual Report"), which is
Exhibit 13 to this report.

     Loan Solicitation and Approval Procedures. Loan originations are developed by the Bank's officers, managers, assistant branch managers, customer service representatives, and loan originators from a number of sources, including referrals from realtors, builders, attorneys and customers. Consumer loans are solicited from existing depositors and loan customers. Various advertising forums are also used to promote the Bank's lending programs.

     Applications for all types of loans are taken at all of the Bank's offices and mortgage loan applications are forwarded to the Bank's loan department for processing. The Bank's loan underwriting procedures include the use of detailed credit applications, property appraisals and verifications of an applicant's credit history, employment situations and banking relationships. Loans up to and including $500,000 may be approved by the Bank's senior loan officer, while those over $500,000 must be approved by the Bank's Security Committee before they close. All mortgage loans are approved or ratified by the Security Committee and/or the full Board of Directors. All residential loans and commercial mortgages over $100,000 are appraised by independent state certified appraisers selected by the Bank. Title insurance and fire and casualty insurance are required on all security properties.

     Mortgage applicants are promptly notified of the decision concerning their application by a commitment letter setting forth the terms and conditions of the decision. If approved, these commitments include the amount of the loan, interest rate, amortization term, brief description of the real estate mortgaged to the Bank, the required amount of fire and casualty insurance to be maintained to protect the Bank's interest and other special conditions as warranted.

     Loan Originations, Purchases and Sales. The Bank uses the underwriting standards and standard documents of the Federal Home Loan Mortgage Corporation and Federal National Mortgage Association. The Bank continues to sell fixed rate residential loans in the secondary market. The Bank has also become more active in the Massachusetts Housing Finance Agency ("MHFA") program, and generated five loans totaling $326,175 under their below market fixed rate residential loan programs. Also, in 1997, the Bank began offering the low interest rate MHFA Septic loans and closed two loans totaling $10,000 as of December 31, 1997.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Set forth below is a table showing the Bank's mortgage loan origination, purchase and sales activity for the periods indicated, together with information on repayment of principal on mortgage loans in the Bank's portfolio. Mortgage loans purchased were whole loans originated by other New England-based financial institutions.



                                                                      Year Ended December 31,
                                                -------------------------------------------------------------------
                                                    1997          1996          1995          1994          1993
                                                -----------   -----------   -----------   -----------   -----------
                                                                          (In thousands)
Beginning balance (a) .......................    $ 292,757     $ 242,369     $ 221,536     $ 182,609     $ 151,892
Loan originations and purchases:
 Fixed rate .................................       20,845        19,127        12,682        21,244        60,921
 Adjustable rate ............................       67,895        62,258        36,416        35,026        36,087
 Construction ...............................       34,431        35,982        27,028        23,491        11,683
                                                 ---------     ---------     ---------     ---------     ---------
  Total mortgage loan originations ..........      123,171       117,367        76,126        79,761       108,691
 Loans purchased ............................       18,342        23,758         8,612        14,590        12,674
                                                 ---------     ---------     ---------     ---------     ---------
  Total loan originations and purchases .....      141,513       141,125        84,738        94,351       121,365
                                                 ---------     ---------     ---------     ---------     ---------
Loan principal reduction ....................      (74,023)      (70,396)      (49,708)      (35,160)      (46,739)
Loans sold ..................................      (17,610)      (20,999)      (14,363)      (20,142)      (43,913)
Change in deferred net loan origination
fees ........................................          488           487            98           117             4
Change in unearned discount .................           --           171            68          (239)           --
                                                 ---------     ---------     ---------     ---------     ---------
Ending balance (a) ..........................    $ 343,125     $ 292,757     $ 242,369     $ 221,536     $ 182,609
                                                 =========     =========     =========     =========     =========

     (a) Beginning balance and ending balance are net of undisbursed proceeds of loans in process, deferred net loan origination fees and unearned discounts.


     The following table sets forth at December 31, 1997 all mortgage loans by categories of weighted average annual yield.



                                                     Percent     Weighted Average
                                        Amount      of Total       Annual Yield
                                      ----------   ----------   -----------------
                                                    (In thousands)
   12.01% and over ................    $    232        0.07%           12.71%
   11.01% to 12% ..................         917        0.27            11.51
   10.01% to 11% ..................      23,352        6.81            10.50
   9.01% to 10% ...................      46,267       13.48             9.59
   8.01% to 9% ....................      67,957       19.81             8.54
   4.01% to 8% ....................     204,400       59.56             7.02
                                       --------      ------            -----
     Total mortgage loans .........    $343,125      100.00%            7.92%
                                       ========      ======            =====

     Non-performing Assets and Asset Classification. Once a loan payment is 15 days past due, the Bank notifies the borrower of the delinquency. Repeated contacts are made if the loan remains in a delinquent status for 30 days or more. While generally the Bank is able to work out satisfactory repayment with a delinquent borrower, the Bank will undertake foreclosure proceedings if the delinquency is not otherwise resolved when payments are 90 days past due. Property acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as "other real estate owned" until such time as it is sold or otherwise disposed. When such property is acquired it is recorded at the lower of unpaid principal balance of the related loan or its fair value, less costs to dispose. Beginning for the year ended December 31, 1993, the Bank has classified its non-performing assets in accordance with FDIC classification regulations, so that all loans secured by residential real estate are considered residential loans, regardless of whether they are owner-occupied or are investment properties. During the year ended December 31, 1997, the Bank foreclosed on eleven loans totaling $1,245,000 of which nine were residential mortgage loans totaling $728,000 and two were commercial real estate loans totaling $517,000. The Bank charged off $397,000 on various other loans during fiscal 1997.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     The following table sets forth information with respect to the Bank's non-performing assets at the dates indicated. At December 31, 1997, the Bank had one restructured loan within the meaning of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 15 which are described below.

                                                                                  At December 31,
                                                            -----------------------------------------------------------
                                                                1997        1996        1995        1994        1993
                                                            ----------- ----------- ----------- ----------- -----------
                                                                              (Dollars in thousands)
Loans accounted for on a non-accrual basis which
 are contractually past due 90 days or more:
   Mortgage loans:
    Residential ...........................................   $ 2,755     $ 2,320     $ 2,948     $   966     $ 1,614
    Commercial real estate ................................       456       1,118       1,225         401         228
    Construction and land .................................        72          83          65         227         264
                                                              -------     -------     -------     -------     -------
     Total ................................................     3,283       3,521       4,238       1,594       2,106
                                                              -------     -------     -------     -------     -------
   Other:
    Home equity ...........................................        82         195         133         250         219
    Consumer ..............................................        42          90         138          20           6
    Commercial ............................................       174         280         162         199          --
                                                              -------     -------     -------     -------     -------
     Total ................................................       298         565         433         469         225
                                                              -------     -------     -------     -------     -------
    Total non-accrual loans ...............................   $ 3,581     $ 4,086     $ 4,671     $ 2,063     $ 2,331
                                                              =======     =======     =======     =======     =======
Restructured loans:
   Mortgage loans:
    Residential ...........................................   $    --     $   151     $   504     $ 1,078     $   551
    Commercial real estate ................................       105         107         558         423       1,174
    Construction and land .................................        --          --          --          30          --
                                                              -------     -------     -------     -------     -------
     Total ................................................       105         258       1,062       1,531       1,725
                                                              -------     -------     -------     -------     -------
   Other:
    Home equity ...........................................        --          --          --          --          37
    Commercial ............................................        --          --          --          --         303
                                                              -------     -------     -------     -------     -------
     Total ................................................        --          --          --          --         340
                                                              -------     -------     -------     -------     -------
    Total restructured loans ..............................   $   105     $   258     $ 1,062     $ 1,531     $ 2,065
                                                              =======     =======     =======     =======     =======
Total of non-accrual loans and restructured loans .........   $ 3,686     $ 4,344     $ 5,733     $ 3,594     $ 4,396
                                                              =======     =======     =======     =======     =======
Percentage of total loans .................................      1.01%       1.37%       2.12%       1.43%       2.12%
                                                              =======     =======     =======     =======     =======
Real estate acquired by foreclosure or substantively
 repossessed ..............................................   $   596     $   465     $   367     $   969     $ 2,867
                                                              =======     =======     =======     =======     =======

     At December 31, 1997, the Bank had 46 loans, totaling $3.6 million which were non-accruing. Non-accruing loans at December 31, 1997 included in the above total were: (i) 27 loans on residential properties, including two land loans, totaling $2.8 million with balances outstanding ranging from $2,000 to $712,000; (ii) eight loans on commercial real estate properties, totaling $600,000, with balances outstanding ranging from $30,000 to $111,000; (iii) three home equity loans with combined balances outstanding of $82,000 and (iv) $121,000 in various other loans. Reserves of $4.1 million have been established by the Bank at December 31, 1997 to cover any losses that may be incurred on loans.


     Restructured loans at December 31, 1997 amounted to $105,000. Additional interest income of approximately $2,000 would have been recorded on these restructured loans during the year ended December 31, 1997 if they had been performing in accordance with their original terms. Interest income actually recorded on these loans for the year amounted to approximately $9,000. Typically, restructured loans are restructured to provide either a reduction of the interest on the loan principal or an extension of the loan maturity.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Real estate acquired by foreclosure at December 31, 1997 totaled $596,000, representing the lower of the carrying value of the loan or the fair value less costs to dispose of properties. These properties had secured six loans which were foreclosed upon by the Bank. The largest of these foreclosed properties, carried at $167,000 at December 31, 1997, is comprised of one residential loan. For further information regarding the Bank's non-performing assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 of Notes to Consolidated Financial Statements contained in the Annual Report.


Allowance for Loan Losses
     The Bank maintains an allowance for losses on loans. The annual provision for loan losses is determined by management on the basis of many factors including the risk characteristics of the portfolio, current economic conditions and trends in loan delinquencies and charge-offs. The provision for loan losses charged to earnings totaled $750,000 and $265,000 for the years ended December 31, 1997 and 1996, respectively. The Bank increased its provision for loan losses for the year ended December 31, 1997, as compared to the year ended December 31, 1996 as a result of the overall increase in the loan portfolio and an increase in specific loan charge-offs. The allowance for loan losses was $4.1 million at December 31, 1997. The allowance for loan losses is reviewed by management on a continual basis and although management currently believes this allowance to be adequate, there can be no assurance that this allowance will be sufficient to cover future losses.

     The following table presents activity in the allowance for loan losses during the periods indicated.



                                                                  Year Ended December 31,
                                             -----------------------------------------------------------------
                                                1997         1996          1995           1994          1993
                                             ----------   ----------   ------------   ------------   ---------
                                                                  (Dollars in thousands)
Balance at the beginning of year .........     $3,741       $3,674        $3,255         $2,983       $2,979
                                               ------       ------        ------         ------       ------
Provision for loan losses ................        750          265          597            340           478
                                               ------       ------        ------         ------       ------
Loans charged-off:
Mortgage loans:
Residential ..............................        (59)         (50)        (223)            (2)         (250)
Commercial real estate ...................        (24)         (92)         (36)           (89)         (121)
Construction and land ....................         --           --           --            (51)         (100)
Other loans:
Home equity ..............................         --           --          (21)           (23)           --
Consumer .................................       (151)        (101)         (73)           (19)          (16)
Commercial ...............................       (246)         (22)          (8)            --           (60)
                                               ------       ------        --------       -------      ------
 Total charge-offs .......................       (480)        (265)        (361)          (184)         (547)
                                               ------       ------        -------        -------      ------
Recoveries on previously charged-
off loans:
Mortgage loans ...........................         60           46          152            106            49
Other loans ..............................         29           21           31             10            24
                                               ------       ------        -------        -------      ------
 Total recoveries ........................         89           67          183            116            73
                                               ------       ------        -------        -------      ------
Net charge-offs ..........................       (391)        (198)        (178)           (68)         (474)
                                               ------       ------        -------        -------      ------
Balance at the end of year ...............     $4,100       $3,741        $3,674         $3,255       $2,983
                                               ======       ======        =======        =======      ======
Ratio of net charge-offs to average
loans outstanding ........................       0.11%        0.07%        0.07%          0.03%         0.25%
                                               ======       ======        =======        =======      ======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowances to absorb losses in any category.


                                                                    At December 31,
                                               ---------------------------------------------------------
                                                  1997        1996        1995        1994        1993
                                               ---------   ---------   ---------   ---------   ---------
                                                                    (In thousands)
Residential ................................    $1,613      $1,313      $1,396      $1,279      $1,302
Commercial real estate .....................     1,655       1,683       1,513       1,148         985
Construction and land ......................       378         284         267         320         311
Other:
 Home equity ...............................        81          90          90         130         188
 Consumer ..................................       137         146         178         273         128
 Commercial ................................       236         225         230         105          69
                                                ------      ------      ------      ------      ------
   Total allowance for loan losses .........    $4,100      $3,741      $3,674      $3,255      $2,983
                                                ======      ======      ======      ======      ======

Investment Activities
     The Bank's management believes it prudent to maintain an investment portfolio that provides not only a source of income but also a source of liquidity to meet lending demands and fluctuations in deposit flows. The relative mix of investment securities and loans in the Bank's portfolio is dependent upon the comparative attractiveness of yields available to the Bank on adjustable rate loans that it makes as compared to yields on short-term investment securities. At December 31, 1997, the Bank's portfolio of short-term investments, equity securities, mortgage-backed securities and collateralized mortgage obligations totaled $110.7 million, which represented 21.3% of total assets. Sales of equity securities during the year ended December 31, 1997 resulted in a net gain of $55,000. There were no sales of equity securities for the year ended December 31, 1996. The fair value of the Bank's equity securities portfolio as of December 31, 1997 totaled $6,000. For more information, see Note 3 of Notes to Consolidated Financial Statements in the Annual Report.

     The Bank's portfolio of investment securities consists of securities offering reasonably short maturities or adjustable interest rates, primarily United States Treasury notes and Government agency obligations, mortgage-backed securities, collateralized mortgage obligations, investment grade corporate bonds, money market instruments and municipal tax anticipation notes. The average life of the Bank's fixed-income investment portfolio was less than three years at December 31, 1997, with final maturities greater than ten years. The Bank's investment portfolio is presently managed by the Bank's Chief Financial Officer.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997


     The following table sets forth a summary of the held to maturity and available for sale, amortized cost and fair value of the Bank's investment securities at the dates specified.


                                                 December 31, 1997                 December 31, 1996
                                    -------------------------------------------- ----------------------
                                       Held to Maturity     Available for Sale      Held to Maturity
                                    ---------------------- --------------------- ----------------------
                                     Amortized     Fair     Amortized     Fair    Amortized     Fair
                                        Cost       Value       Cost      Value       Cost       Value
                                    ----------- ---------- ----------- --------- ----------- ----------
                                                              (In thousands)
U.S. Government obligations:
  Maturing within 1 year ..........   $ 9,992    $10,004     $    --    $    --    $12,015    $12,035
  Maturing after 1 year but within
   5 years ........................     5,488      5,506          --         --     10,462     10,492
                                      -------    -------     -------    -------    -------    -------
                                       15,480     15,510          --         --     22,477     22,527
                                      -------    -------     -------    -------    -------    -------
Collaterized mortgage obligations
 (CMOs):
  Maturing within 1 year ..........       413        413          --         --      1,436      1,436
  Maturing after 1 year but within
   5 years ........................     4,598      4,591          --         --      6,384      6,312
  Maturing after 5 years but within
   10 years .......................     5,036      5,021          --         --        740        753
  Maturing after 10 years .........    40,162     40,230          --         --     56,220     55,708
                                      -------    -------     -------    -------    -------    -------
                                       50,209     50,255          --         --     64,780     64,209
                                      -------    -------     -------    -------    -------    -------
Mortgage-backed securities:
  Maturing within one year ........        --         --          98         98         --         --
  Maturing after 1 year but within
   5 years ........................        --         --          --         --         --         --
  Maturing after 5 years but within
   10 years .......................       217        228          --         --         --         --
  Maturing after 10 years .........    33,671     33,782      10,763     10,891     12,391     12,392
                                      -------    -------     -------    -------    -------    -------
                                       33,888     34,010      10,861     10,989     12,391     12,392
                                      -------    -------     -------    -------    -------    -------
Other bonds and obligations:
  Maturing within one year ........        --         --          --         --         --         --
  Maturing after 1 year but within
   5 years ........................        --         --          --         --         --         --
                                      -------    -------     -------    -------    -------    -------

Marketable equity securities
  Mortgage-backed mutual funds ....        --         --          --         --         --         --
  Common and preferred stocks .....        --         --           2          6         --         --
                                      -------    -------     -------    -------    -------    -------
    Totals ........................   $99,577    $99,775     $10,863    $10,995    $99,648    $99,128
                                      =======    =======     =======    =======    =======    =======



                                      December 31, 1996                December 31, 1995
                                    --------------------- -------------------------------------------
                                     Available for Sale     Held to Maturity     Available for Sale
                                    --------------------- --------------------- ---------------------
                                     Amortized     Fair    Amortized     Fair    Amortized     Fair
                                        Cost      Value       Cost      Value       Cost      Value
                                    ----------- --------- ----------- --------- ----------- ---------
                                                             (In thousands)
U.S. Government obligations:
  Maturing within 1 year ..........   $ 2,000    $ 1,994    $ 2,522    $ 2,534    $ 8,758    $ 8,828
  Maturing after 1 year but within
   5 years ........................        --         --     12,072     12,172      4,007      4,005
                                      -------    -------    -------    -------    -------    -------
                                        2,000      1,994     14,594     14,706     12,765     12,833
                                      -------    -------    -------    -------    -------    -------
Collaterized mortgage obligations
 (CMOs):
  Maturing within 1 year ..........        --         --         --         --         --         --
  Maturing after 1 year but within
   5 years ........................        --         --      7,547      7,609         --         --
  Maturing after 5 years but within
   10 years .......................        --         --      6,022      6,001         --         --
  Maturing after 10 years .........        --         --     57,385     57,077         --         --
                                      -------    -------    -------    -------    -------    -------
                                           --         --     70,954     70,687         --         --
                                      -------    -------    -------    -------    -------    -------
Mortgage-backed securities:
  Maturing within one year ........        --         --         --         --         --         --
  Maturing after 1 year but within
   5 years ........................       147        147         --         --        152        152
  Maturing after 5 years but within
   10 years .......................        --         --         --         --         --         --
  Maturing after 10 years .........     8,271      8,343      1,358      1,390     10,031     10,062
                                      -------    -------    -------    -------    -------    -------
                                        8,418      8,490      1,358      1,390     10,183     10,214
                                      -------    -------    -------    -------    -------    -------
Other bonds and obligations:
  Maturing within one year ........        --         --        709        707         --         --
                                                            -------    -------    -------    -------
  Maturing after 1 year but within
   5 years ........................        --         --      1,853      1,898         --         --
                                      -------    -------    -------    -------    -------    -------
                                                              2,562      2,605         --         --
                                                            -------    -------    -------    -------
Marketable equity securities
  Mortgage-backed mutual funds ....     2,520      2,510         --         --      2,375      2,369
  Common and preferred stocks .....       324        318         --         --        370        354
                                      -------    -------    -------    -------    -------    -------
    Totals ........................   $13,262    $13,312    $89,468    $89,388    $25,693    $25,770
                                      =======    =======    =======    =======    =======    =======

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

                 DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

     General. Checking, savings and investment deposits have traditionally been an important source of the Bank's funds for use in lending and for other general business purposes. In addition to deposits, the Bank derives funds from loan repayments, selling loans, and from other operations. The availability of funds is influenced by general interest rates and other market conditions. Scheduled loan repayments are a relatively stable source of funds while deposit inflows and outflows vary widely and are influenced by prevailing interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in deposits or deposit inflows at less than projected levels and may be used on a longer term basis to support expanded lending activities, or to take advantage of favorable investment opportunities.


     Deposits. Consumer deposits are attracted principally from within the Bank's market area through the offering of a broad selection of deposit instruments including demand deposit accounts, NOW accounts, money market deposit accounts, regular savings accounts, term deposit accounts and retirement savings plans. The Bank does not actively solicit or advertise for deposits outside of its market area. The Bank accepts deposits primarily through its branch office network and through the "X-Press 24" automated teller machine network, of which it is a member. The Bank also actively solicits deposits from area businesses as part of its Business Services offerings and seeks to attract deposits from local municipalities.

     The Bank has adopted a policy of controlled deposit growth, by pricing its savings products based on the Bank's need for additional funds and rates being paid by other area financial institutions.

     The Bank offers its customers a variety of pricing options which enable them to select the combination of banking services which best meets their needs, in the most cost effective manner.

     In August 1994, the Bank introduced a new relationship banking product called "Advantage CD." With this deposit offering, customers have the opportunity to earn bonus interest each month, based upon their total deposit and loan account balances with the Bank. As of December 31, 1997, over $78.1 million had been deposited into the 18 and 30 month Advantage CD's. In January 1996, the Bank reintroduced its club program, as the Presidents Club, producing a package of benefits for customers with combined balances of $10,000 or more. During 1997, Presidents Club household deposits with the Bank grew by $31.3 million to $179.3 million at December 31, 1997. In August 1997, a high rate, high minimum balance money market account was introduced, resulting in deposits of $19.8 million by year end 1997.

     For further information regarding the Bank's deposits see Note 8 of Notes to Consolidated Financial Statements in the Annual Report.

     Borrowings. Savings deposits and loan repayments, as well as principal payments and maturing investments, are the primary source of funds of the Bank's lending and investment activities and for its general business purposes. Advances from the Federal Home Loan Bank ("FHLB") of Boston and other borrowings in the form of securities sold under agreements to repurchase, are alternative sources of funds. The Bank increased its advances from the FHLB of Boston to finance loan originations, loan purchases and purchases of investment securities. Advances from the FHLB of Boston were $45.6 million at December 31, 1997 compared to $32.1 million at December 31, 1996. Additional sources of available funds include the Co-operative Central Bank Reserve Fund and the Federal Reserve System.

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

     Advances from the Federal Home Loan Bank of Boston are summarized as follows:



                                                                                     At December 31,
                                                                        -----------------------------------------
                                                         Maturing in
Interest Rate                                            Year Ending        1997           1996           1995
-----------------------------------------------------   -------------   ------------   ------------   -----------
                                                                                 (Dollars in thousands)
4.19%-5.61% .........................................       1996          $     --       $     --       $ 6,407
4.53%-5.78% .........................................       1997                --         26,026           694
5.60%-6.47% .........................................       1998            34,000          5,000            --
5.71%-6.83% .........................................       1999            11,000          1,000         1,000
8.32% ...............................................       2015                47             47            47
6.67% ...............................................       2017                54             --            --
5.66% ...............................................       2018               500             --            --
                                                                          --------       --------       -------
                                                                          $ 45,601       $ 32,073       $ 8,148
                                                                          ========       ========       =======
Weighted average rate (cost of borrowings) ..........                         5.82%          5.70%         5.21%
                                                                          ========       ========       =======
Maximum amount outstanding at any month end .........                     $ 71,515       $ 32,073       $15,354
                                                                          ========       ========       =======

     For further information regarding the Bank's borrowings see Note 9 of Notes to Consolidated Financial Statements included in the Company's Annual Report to Stockholders.


Subsidiary Activities
     The Sextant Corporation (the "Corporation") is a wholly-owned subsidiary of the Bank, originally formed to purchase equipment and lease the equipment to the Bank to take advantage of favorable tax treatment previously but no longer allowed to such transactions. In fiscal 1989, the Corporation constructed four office condominium buildings which contain a total of sixteen thousand square feet of office space (16 units). At December 31, 1997, eight units had been sold, and two units have been leased. The Bank occupies the remaining units. The Corporation also owns seven condominium units in Cedarville, Massachusetts. These units have been written down to their appraised value and are actively being marketed. The sales price for the units has been reduced as of March 1, 1997 to help facilitate a sale. No further losses are anticipated; the current book value as of December 31, 1997 is $233,000.

     The Company in its application to the Federal Reserve Bank of Boston ("FRB") to become a bank holding company committed to divest or convert to bank premises the properties that are currently held by the Sextant Corporation including the properties discussed above, pursuant to [sec]225.22(f) of Regulation Y. Section 225.22(f) of Regulation Y, which stipulates that a company that becomes a bank holding company may, for a period of two years, engage in nonbanking activities and control voting securities or assets of a nonbank subsidiary, if the bank holding company engaged in such activities or controlled such voting securities or assets on the date it became a bank holding company. The FRB may grant requests for up to three one-year extensions of the two-year period.

     The Corporation is also a 49% partner in the Glasstown Group Partnership. In July 1996, the Partnership sold approximately 12 acres of land on Old Kings Highway adjacent to a major retail complex in Sandwich, Massachusetts. The Corporation received $113,000 in cash and a note receivable for $174,000. Principal and interest is payable in quarterly payments over a five year period. The Corporation sustained no loss as a result of the transaction. At December 31, 1997, the Corporation's portion of the note receivable was $135,000.

     In March 1992, the Bank established Redeil Corporation ("Redeil"), a Massachusetts Corporation which was established in order to allow the Bank to transfer certain real estate owned by foreclosure to Redeil. The Bank transferred $903,000 in real estate owned by foreclosure to Redeil in March 1992, and made an additional investment in Redeil of $20,000 in June 1992. At July 31, 1995, the Bank dissolved Redeil and transferred its investment of $791,000, including a real estate owned by foreclosure balance of $135,000, back to the Bank.

     In February 1993, the Bank established Sandwich Securities Corporation ("SSC"), a Massachusetts corporation for the purpose of engaging exclusively in buying, selling and holding, on its own behalf, securities that may be held directly by the Bank. SSC qualifies under Massachusetts General Laws, Chapter 63 Section 38B, as a Massachusetts security corporation. At December 31, 1997, SSC held $39.6 million in U.S. Treasury notes and Government agency obligations and mortgage-backed securities. In March 1995, the Bank established Sextant

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

Securities Corporation ("SEXT"), a second Massachusetts security corporation, for the purpose of engaging exclusively in buying, selling and holding, on its own behalf, securities that may be held directly by the Bank. At December 31, 1997, SEXT held $30.3 million in securities.

     In February 1997, the Bank filed for and received permission from the Massachusetts Commissioner of Banks to increase the amount of securities to be held by SSC from the original amount of $15 million to an amount not to exceed $45 million.


Yields Earned and Rates Paid
     The Bank's pre-tax earnings depend primarily on its net interest income, the difference between the income it receives on its loan portfolio and other investments and its cost of money, consisting primarily of interest paid on savings deposits, FHLB advances and other borrowings. Net interest income is affected by (i) the difference ("interest rate spread") between rates of interest earned on its interest-earning assets and rates paid on its interest-bearing liabilities and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Thrift institutions have traditionally used interest rate spreads as a measure of net interest income. Another indicator of an institution's net interest income is its "net yield on interest earning assets" which is net interest income divided by average interest earning assets.

     At December 31, 1997, approximately 6.4% of the Bank's total loans outstanding consisted of fixed-rate loans with maturities of up to 30 years. Although actions taken by management have largely reduced the Bank's reliance on long-term fixed-rate assets in favor of short-term repriceable assets, when interest rates rise, the Bank's yield on its loan portfolio still increases at a slower pace as the Bank's deposit base has a shorter term than its loan portfolio and is more sensitive to rapidly increasing or decreasing rates.


Competition
     The Bank's competition for deposits has historically come from other co-operative banks, savings banks, savings and loan associations, trust companies, commercial banks and credit unions located in Massachusetts generally, and on Cape Cod specifically, some of which have greater financial resources than the Bank. Based upon FDIC data for branch deposits as of June 30, 1997, the Bank ranked fourth in total deposits in its principle market of Barnstable County (Cape Cod), when compared to other deposit gathering institutions. The Bank has also experienced significant additional competition for investors' funds from short term money market funds, mutual funds, annuities and other corporate and government securities yielding interest rates which have been higher than those being paid by the Bank on savings deposits or containing other favorable features. The Bank anticipates that it will face continuing competition from other financial intermediaries for deposits.

     The Bank competes for deposits principally by offering depositors a wide variety of checking, savings and investment programs, convenient branch locations, 24-hour automated teller machine access, preauthorized payment and withdrawal systems, tax-deferred retirement programs, and other miscellaneous services. The Bank does not rely upon any individual, group or entity for a material portion of its deposits.

     The Bank's competition for real estate loans comes principally from mortgage banking companies, co-operative banks and savings banks, savings and loan associations, commercial banks, insurance companies and other institutional lenders. The Bank competes for loan originations primarily through the interest rates and loan fees it charges and the efficiency and quality of services it provides borrowers, real estate brokers and builders. For 1997, Banker and Tradesman listed the Bank as being the third largest originator of residential mortgages on Cape Cod (Barnstable County), Massachusetts, by dollar amount. The competition for loans encountered by the Bank, as well as the types of institutions with which the Bank competes, varies from time to time depending upon certain factors including the general availability of lendable funds and credit, general and local economic conditions, current interest rate levels, volatility in the mortgage markets and other factors which are not readily predictable.

     In addition to competing with other banks and financial services organizations based in Massachusetts, the Bank has and is expected to face competition from major commercial banks headquartered outside of Massachusetts as a result of regional interstate banking laws which currently permit banks located in New England to enter the Bank's market area and compete with it for deposits and loan originations. The Bank also faces increased

Sandwich Bancorp -- Excerpts from Annual Report on Form 10-K for the Year Ended
                               December 31, 1997

competition as a result of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 which, as of September 29, 1995, allowed the Federal Reserve Board to approve a bank holding company's application to acquire control of, or substantially all of the assets of, a Massachusetts bank without regard to Massachusetts law.

     Bank regulation is undergoing significant change with an increased number of bank mergers and acquisitions, changes in the products and services banks can offer, and involvement in non-banking activities by bank holding companies. There are a number of pending legislative and regulatory proposals that may further alter the structure, regulation, and competitive relationships of financial institutions.

     The Bank is headquartered in Sandwich, Massachusetts and operates a network of eleven full service offices and one loan production office. The Bank's eleven full service office facilities are located in Sandwich, South Sandwich, Buzzards Bay (Bourne), Pocasset (Bourne), Wareham, Cedarville (Plymouth), Falmouth, Hyannis, Chatham, Orleans and South Yarmouth, Massachusetts. The Bank's main office is located at 100 Old Kings Highway, Sandwich, Massachusetts. In addition, the Bank maintains a loan production office located in Plymouth, Massachusetts. Nine of the offices are located on Cape Cod in Barnstable County, while the Wareham and Cedarville offices are located in Plymouth County. The Bank's primary market area within which the majority of the properties securing loans originated by the Bank are located, encompasses the southern portion of Plymouth County and all of Cape Cod (Barnstable County), Massachusetts.


Employees
     As of December 31, 1997, the Company and subsidiaries had 128 full-time and 39 part-time employees. The employees are not represented by any collective bargaining agreement. Management considers its relations with its employees to be good.


Executive Officers Who Are Not Directors
     The executive officers of the Bank are as follows:


                               Age at
                            December 31,
Name                            1997     Principal Position
-------------------------- ------------- -------------------------------------------------------------
Dana S. Briggs ...........      46       Senior Vice President
George L. Larson .........      54       Senior Vice President, Chief Financial Officer and Treasurer
David A. Parsons .........      54       Senior Vice President

     The following is a description of the principal occupation and employment of the executive officers of the Company during at least the past five years:

     Dana S. Briggs joined the Bank in 1983 as Assistant Vice President and Main Office Manager and in 1984 became the Bank's Vice President of Administration. Presently as Senior Vice President and Senior Retail/ Operations Officer, he is in charge of the Bank's branches, operations and marketing. From 1973 to 1983, Mr. Briggs was employed by Bass River Savings Bank and Barnstable County National Bank.

     George L. Larson started with the Bank in November 1986 as Senior Vice President and Chief Financial Officer and is responsible for the Financial Division of the Bank. Mr. Larson came to the Bank with 15 years of bank accounting and finance experience. From 1978 to 1986, Mr. Larson was employed by Jefferson Federal Savings and Loan Association in Meriden, CT, as Senior Vice President and Treasurer, in which capacities he was in charge of the Jefferson Federal's accounting and data processing operations and managed the Association's investment portfolio.

     David A. Parsons joined the Bank in December, 1990 as Senior Vice President, Senior Loan Officer and is responsible for the Bank's Lending Division. He was employed from 1969-1989 by Shawmut Bank. His career has covered consumer lending and collection, commercial loan collection and workouts and equipment financing & leasing. In 1989, Mr. Parsons was employed as an Executive Vice President/Senior Credit Officer at Home National Bank in Milford, Massachusetts. Upon Home National's closing, Mr. Parsons was employed by the FDIC until August 1990. From August 1990 until being hired full-time by the Bank in December 1990, Mr. Parsons was employed as a consultant to the Bank.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

                             SANDWICH BANCORP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                           June 30,      December 31,
                                                                             1998            1997
                                                                        -------------   -------------
                                                                         (Unaudited)
                                                                               (In thousands)
ASSETS
   Cash and due from banks ..........................................      $ 15,771        $  9,949
   Federal funds sold ...............................................         8,001           6,018
                                                                           --------        --------
       Total cash and cash equivalents ..............................        23,772          15,967
                                                                           --------        --------
   Other short-term investments .....................................         2,149             101
   Investment securities:
    Available for sale ..............................................        58,180          10,995
    Held to maturity ................................................        64,792          99,577
                                                                           --------        --------
       Total investment securities ..................................       122,972         110,572
                                                                           --------        --------
   Loans:
    Mortgage loans ..................................................       336,646         346,062
    Other loans .....................................................        23,971          24,680
                                                                           --------        --------
       Total loans ..................................................       360,617         370,742
    Less allowance for loan losses ..................................         4,167           4,100
                                                                           --------        --------
       Net loans ....................................................       356,450         366,642
                                                                           --------        --------
   Stock in Federal Home Loan Bank of Boston, at cost ...............         3,749           3,749
   Accrued interest receivable ......................................         2,748           2,836
   The Co-operative Central Bank Reserve Fund .......................           965             965
   Real estate held for sale ........................................           442             457
   Real estate acquired by foreclosure ..............................           271             596
   Office properties and equipment ..................................         4,510           4,641
   Leased property under capital lease ..............................         1,721           1,738
   Core deposit and other intangibles ...............................         1,237           1,459
   Income taxes receivable, net .....................................           350             103
   Deferred income tax asset, net ...................................         2,929           2,948
   Prepaid expenses and other assets ................................         6,748           5,923
                                                                           --------        --------
       Total assets .................................................      $531,013        $518,697
                                                                           ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits .........................................................      $444,750        $423,014
   Borrowed funds ...................................................        33,601          45,601
   Capital lease obligation .........................................         1,721           1,738
   Escrow deposits of borrowers .....................................         1,382           1,604
   Accrued expenses and other liabilities ...........................         5,003           4,726
                                                                           --------        --------
       Total liabilities ............................................       486,457         476,683
                                                                           --------        --------
STOCKHOLDERS' EQUITY ................................................
   Preferred stock, par value $1.00 per share;
    authorized 5,000,000 shares; none issued or outstanding .........            --              --
   Common stock, par value $1.00 per share;
    authorized 15,000,000 shares; 2,043,475 and 1,942,159 issued
    and outstanding, respectively ...................................         2,043           1,942
   Additional paid-in capital .......................................        21,540          20,139
   Retained earnings ................................................        20,811          19,848
   Accumulated other comprehensive income ...........................           162              85
                                                                           --------        --------
       Total stockholders' equity ...................................        44,556          42,014
                                                                           --------        --------
       Total liabilities and stockholders' equity ...................      $531,013        $518,697
                                                                           ========        ========

     See accompanying notes to unaudited consolidated financial statements.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

                            SANDWICH BANCORP, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                                     Three Months Ended            Six Months Ended
                                                                           June 30                      June 30
                                                                  -------------------------   ---------------------------
                                                                      1998          1997          1998           1997
                                                                  -----------   -----------   ------------   ------------
                                                                          (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME
   Interest on loans ..........................................     $ 7,168       $ 6,986       $ 14,512       $ 13,493
   Interest on dividends on investment securities
    available for sale ........................................         440           134            649            301
   Interest on investment securities held to maturity .........       1,230         1,758          2,744          3,377
   Interest on short-term investments .........................         271            80            388            112
                                                                    -------       -------       --------       --------
       Total interest and dividend income .....................       9,109         8,958         18,293         17,283
                                                                    -------       -------       --------       --------
INTEREST EXPENSE
   Deposits ...................................................       4,185         3,714          8,215          7,295
   Borrowed funds .............................................         624           870          1,357          1,412
                                                                    -------       -------       --------       --------
       Total interest expense .................................       4,809         4,584          9,572          8,707
                                                                    -------       -------       --------       --------
       Net interest and dividend income .......................       4,300         4,374          8,721          8,576
Provision for loan losses .....................................          --           132             57            241
                                                                    -------       -------       --------       --------
       Net interest and dividend income after
         provision for loan losses ............................       4,300         4,242          8,664          8,335
                                                                    -------       -------       --------       --------
NON-INTEREST INCOME
   Service charges ............................................         411           432            813            838
   Mortgage loan servicing fees ...............................          71            58            138            122
   Gain on sale of loans, net .................................         146            27            304             67
   Other ......................................................         139           103            119            210
                                                                    -------       -------       --------       --------
       Total non-interest income ..............................         767           620          1,374          1,237
                                                                    -------       -------       --------       --------
       Income before non-interest expense and
         income taxes .........................................       5,067         4,862         10,038          9,572
                                                                    -------       -------       --------       --------
NON-INTEREST EXPENSE
   Salaries and employee benefits .............................       1,646         1,552          3,243          3,080
   Occupancy and equipment ....................................         359           378            721            750
   FDIC deposit insurance .....................................          27            18             46             36
   Advertising ................................................         103           101            221            202
   Data processing service fees ...............................         184           160            345            316
   Foreclosed property expense ................................          12            19             28             35
   Amortization of core deposit intangible ....................         110           130            223            261
   Other ......................................................         818           688          1,465          1,371
                                                                    -------       -------       --------       --------
       Total non-interest expense .............................       3,259         3,046          6,292          6,051
                                                                    -------       -------       --------       --------
       Income before income tax expense .......................       1,808         1,816          3,746          3,521
Income tax expense ............................................         646           669          1,404          1,327
                                                                    -------       -------       --------       --------
       Net income .............................................     $ 1,162       $ 1,147       $  2,342       $  2,194
                                                                    =======       =======       ========       ========
Basic earnings per share ......................................     $  0.59       $  0.60       $   1.19       $   1.15
                                                                    =======       =======       ========       ========
Diluted earnings per share ....................................     $  0.56       $  0.58       $   1.14       $   1.10
                                                                    =======       =======       ========       ========
Average basic shares outstanding ..............................       1,979         1,912          1,962          1,908
Dilutive effect of outstanding stock options ..................          79            78             89             81
                                                                    -------       -------       --------       --------
Average diluted shares outstanding ............................       2,058         1,990          2,051          1,989
                                                                    =======       =======       ========       ========

     See accompanying notes to unaudited consolidated financial statements.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

                            SANDWICH BANCORP, INC.


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (Unaudited)



                                                                     Additional               Accumulated other
                                                            Common     paid-in     Retained     comprehensive
                                                             Stock     capital     earnings        income          Total
                                                           -------- ------------ ----------- ------------------ ----------
                                                                                   (In thousands)
Balance at December 31, 1996 .............................  $1,902     $19,323    $ 17,381          $  27        $ 38,633
   Net income for six months .............................      --          --       2,194             --           2,194
   Other comprehensive income, net of tax
    Unrealized gains on securities, net of
      reclassification adjustment ........................                                             76              76
                                                                                                                 --------
   Comprehensive income ..................................                                                          2,270
   Dividends declared ($0.60 per share) ..................      --          --      (1,145)            --          (1,145)
   Stock options exercised ...............................      13         123          --             --             136
                                                            ------     -------    --------          -----        --------
Balance at June 30, 1997 .................................  $1,915     $19,446    $ 18,430          $ 103        $ 39,894
                                                            ======     =======    ========          =====        ========
Balance at December 31, 1997 .............................  $1,942     $20,139    $ 19,848          $  85        $ 42,014
Comprehensive income:
   Net income for six months .............................      --          --       2,342             --           2,342
   Other comprehensive income, net of tax
    Unrealized gains on securities, net of
      reclassification adjustment ........................                                             77              77
                                                                                                                 --------
   Comprehensive income ..................................                                                          2,419
   Dividends declared ($0.70 per share) ..................      --          --      (1,379)            --          (1,379)
   Stock options exercised ...............................     101       1,401          --             --           1,502
                                                            ------     -------    --------          -----        --------
Balance at June 30, 1998 .................................  $2,043     $21,540    $ 20,811          $ 162        $ 44,556
                                                            ======     =======    ========          =====        ========
DISCLOSURE OF RECLASSIFICATION
 AMOUNT:
Unrealized holding gains arising during period ...........                                          $  77
Less: reclassification adjustment for gains included in
 net income ..............................................                                             --
                                                                                                    -----
Net unrealized gains on securities .......................                                          $  77
                                                                                                    =====



          See accompanying notes to consolidated financial statements.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

                            SANDWICH BANCORP, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                             --------------------------
                                                                                 1998           1997
                                                                             ------------   -----------
                                                                                   (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income ..............................................................    $   2,342      $   2,194
   Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for loan losses .............................................           57            241
   Provision for loss and writedowns of real estate acquired by
    foreclosure ..........................................................           13             20
   Depreciation and amortization .........................................          498            322
   (Increase) decrease in:
    Accrued interest receivable ..........................................           88           (345)
    Deferred income tax asset, net .......................................          (27)           (39)
    Other assets .........................................................         (825)           408
    Income taxes receivable ..............................................         (247)          (146)
    Core deposit intangible ..............................................          222            260
   Increase (decrease) in:
    Escrow deposits of borrowers .........................................         (222)            63
    Income tax payable ...................................................           --           (282)
    Accrued expenses and other liabilities ...............................          277           (709)
   Gain on sales of loans, net ...........................................         (304)           (67)
   Principal balance of loans originated for sale ........................      (39,028)        (8,209)
   Principal balance of loans sold .......................................       39,232          8,430
   Loss on sales of investment securities, net ...........................           --              6
   Gain on sales of real estate acquired by foreclosure ..................          (25)           (20)
                                                                              ---------      ---------
       Total adjustments .................................................         (291)           (67)
                                                                              ---------      ---------
        Net cash provided by operating activities ........................        2,051          2,127
                                                                              ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of investment securities available for sale .................      (49,475)           (13)
   Purchases of investment securities held to maturity ...................           --        (28,733)
   Proceeds from sales of investment securities available for sale .......           --          2,527
   Proceeds from maturities and paydowns of investment securities
    available for sale ...................................................        2,382          2,686
   Proceeds from maturities and paydowns of investment securities
    held to maturity .....................................................       34,620         19,918
   (Increase) decrease in:
    Short-term investments ...............................................       (2,048)          (989)
    Loans ................................................................       10,105        (31,405)
    Real estate acquired by foreclosure ..................................           --            (20)
    Real estate held for sale ............................................           15             --
    Stock in Federal Home Loan Bank of Boston ............................           --         (1,079)
    Investments in real estate ...........................................           --              7
   Proceeds from sale of real estate acquired by foreclosure .............          467            742
   Purchase of office properties and equipment ...........................         (171)          (209)
                                                                              ---------      ---------
     Net cash used by investing activities ...............................       (4,105)       (36,568)
                                                                              ---------      ---------

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

                            SANDWICH BANCORP, INC.


               CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)
                                  (Unaudited)

                                                                            Six Months Ended
                                                                                June 30,
                                                                      ----------------------------
                                                                          1998            1997
                                                                      ------------   -------------
                                                                             (In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits .......................................    $  21,736      $   13,532
   Advances from the Federal Home Loan Bank of Boston .............       16,000         126,500
   Repayment of Federal Home Loan Bank advances ...................      (28,000)       (103,026)
   Cash dividends paid ............................................       (1,379)         (1,145)
   Stock options exercised ........................................        1,502             136
                                                                       ---------      ----------
    Net cash provided by financing activities .....................        9,859          35,997
                                                                       ---------      ----------
   Net increase in cash and federal funds sold ....................        7,805           1,556
   Cash and federal funds sold, beginning of period ...............       15,967          11,718
                                                                       ---------      ----------
   Cash and federal funds sold, end of period .....................    $  23,772      $   13,274
                                                                       =========      ==========
CASH PAID FOR
   Interest on deposits ...........................................    $   8,221      $    7,296
                                                                       =========      ==========
   Interest on borrowed funds .....................................    $   1,432      $    1,338
                                                                       =========      ==========
   Income taxes, net ..............................................    $   1,689      $    1,791
                                                                       =========      ==========
OTHER NON-CASH ACTIVITIES
   Deferred taxes on change in unrealized (gain) loss on securities
    available for sale ............................................    $     (46)     $      (18)
                                                                       =========      ==========
   Additions to real estate acquired by foreclosure ...............    $     130      $      524
                                                                       =========      ==========



     See accompanying notes to unaudited consolidated financial statements.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998
                            SANDWICH BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Basis of Presentation
     The unaudited consolidated financial statements of Sandwich Bancorp, Inc. (the "Company") and its wholly owned subsidiary, the Sandwich Co-operative Bank (the "Bank") presented herein should be read in conjunction with the consolidated financial statements of the Company as of and for the year ended December 31, 1997. In the opinion of management, the interim financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the three months and the six months ended June 30, 1998 and 1997. Interim results are not necessarily indicative of results to be expected for the entire year. Certain reclassifications have been made to the December 31, 1997 and the June 30, 1997 balances to conform with June 30, 1998 presentation. Management is required to make estimates and assumptions that effect amounts reported in the financial statements. Actual results could differ significantly from those estimates.


Recent Accounting Pronouncements
     In June 1998, the Financial Accounting Standards Board (FASB) issued Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair market value. Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement should not have an immaterial effect on the Company's consolidated financial statements.


Recent Events
     On February 2, 1998, the Company and the Bank entered into a definitive agreement under which The 1855 Bancorp, the parent company of Compass Bank for Savings of New Bedford, Massachusetts will acquire Sandwich Bancorp, Inc. Prior to the Company's consideration and approval of its definitive agreement with The 1855 Bancorp, the Company had contacted and received expressions of interest from three other parties who had an interest in an acquisition of the Company.

     On February 24, 1998, the Company announced that its Board of Directors, consistent with the exercise of its fiduciary duties, determined that it was appropriate to request additional information and a clarification of the renewed expressions of interest that it had recently received subsequent to February 2 from the three other parties.

     Following a comprehensive review of the other expressions of interests for the Company, the Company and Compass Bank jointly announced on March 23, 1998, that they had signed an amendment to their previously announced agreement of February 2, 1998 by which Compass Bank would acquire Sandwich Bancorp, Inc. Under the terms of the amended agreement, Compass Bank's parent company, The 1855 Bancorp will convert to a 100% publicly owned stock holding company and thereafter issue stock having a value of $64.00 per share to Sandwich Bancorp shareholders in a tax-free exchange of common stock. The value to be received by Sandwich Bancorp shareholders is subject to adjustment pursuant to a formula based on the value of the stock of The 1855 Bancorp near the transaction date. Based on 1855 Bancorp's assumed initial public offering price of $10.00 per share, each Sandwich Bancorp share will be exchanged for 1855 Bancorp stock having a value of $64.00 per share so long as 1855 Bancorp stock trades at an average price of between $10.00 and $13.50 per share during a designated trading period following the initial public offering date. If this average price exceeds $13.50 per share, the value to be received by Sandwich Bancorp shareholders will increase proportionately up to a maximum value of $71.11 until 1855 Bancorp's average price reaches or exceeds $15.00 per share. If this average price is equal to or less than $10.00 per share, Sandwich Bancorp shares will be exchanged for 6.4 shares of 1855 Bancorp stock.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998
                            SANDWICH BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                             June 30, 1998 and 1997

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Sandwich Bancorp and The 1855 Bancorp also entered into a Stock Option Agreement, granting to The 1855 Bancorp an option to acquire up to 19.9% of Sandwich's common stock under certain circumstances. The transaction, which is subject to all necessary regulatory and shareholder approvals, is expected to close in the fourth quarter of 1998.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998


PART I, ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS


Financial Condition

     The following is a discussion of the major changes and trends in financial condition as of June 30, 1998 as compared to December 31, 1997.

     At June 30, 1998, the Company's total assets were $531,013,000 as compared to $518,697,000 at December 31, 1997, an increase of $12,316,000 or 2.4%. The increase is largely attributable to increases in cash and cash equivalents, other short-term investments and investment securities available for sale, partially offset by a decrease in investment securities held to maturity and in loans. Total cash and cash equivalents at June 30, 1998 totaled $23,772,000 compared to $15,967,000 at December 31, 1997, an increase of $7,805,000. The increase was the direct result of cash flow from loan repayments. The Company's investment portfolio, including other short-term investments, investment securities available for sale and investment securities held to maturity increased $14,448,000 or 11.5% to $125,121,000 at June 30, 1998 compared to
$110,673,000 at December 31, 1997. Maturities on investment securities and cash flow from mortgage-backed securities were reinvested into investment securities available for sale.

     The major components of investment securities at June 30, 1998 and December 31, 1997 are as follows:



                                                     June 30,     December 31,
                                                       1998           1997
                                                    ----------   -------------
                                                          (In thousands)
   Available-for-sale:
    US Government obligations ...................    $  4,993       $     --
    Mortgage-backed securities ..................      53,181         10,989
    Common and preferred stocks .................           6              6
                                                     --------       --------
                                                       58,180         10,995
                                                     --------       --------
   Held-to-maturity:
    US Government obligations ...................       9,989         15,480
    Collateralized mortgage obligations .........      37,235         50,209
    Mortgage-backed securities ..................      17,568         33,888
                                                     --------       --------
                                                       64,792         99,577
                                                     --------       --------
    Total .......................................    $122,972       $110,572
                                                     ========       ========

     The New England and local real estate markets have been positively impacted by a decline in market interest rates, occurring late in the fourth quarter of 1997 and continuing through the first six months of 1998. The decline has created a significant increase in loan refinances and thirty-year fixed rate loan originations, which the Company sells in the secondary market. As evidence of this, the Company's loan portfolio, net of allowance for loan losses, decreased to $356,450,000 at June 30, 1998 compared to $366,642,000 at December 31, 1997. In addition, property acquired by the Company as the result of foreclosure or repossession decreased to $271,000 at June 30, 1998 from $596,000 at December 31, 1997. Foreclosed properties are classified as "real estate acquired by foreclosure," representing the lower of the carrying value of the loan or the fair value of the property less costs to sell until such time as they are sold or otherwise disposed. During the six months ended June 30, 1998, the Company acquired two properties through foreclosure or repossession, of which one was a land loan totaling $30,000 and one, a commercial mortgage loan totaling $100,000. During the same period, the Company sold four foreclosed residential properties totaling $457,000, thereby incurring a net gain of $25,000 and have accepted deposits totaling $10,000 on pending sales of three additional properties.

     Management anticipates continued stability in the economy in 1998. However, the local real estate market continues to represent a risk to the Company's loan portfolio and could result in an increase in, and reduced values of, properties acquired by foreclosure. Accordingly, higher provisions for loan losses and foreclosed property expense may be required should economic conditions worsen or the levels of the Company's non-performing assets increase.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

     Deposits increased by $21,736,000 or 5.1% to $444,750,000 at June 30, 1998
compared to $423,014,000 at December 31, 1997. Substantially all of the increase was realized in money market deposit accounts, passbook savings and checking accounts. Borrowed funds decreased by $12,000,000 to $33,601,000 at June 30, 1998 compared to $45,601,000 at December 31, 1997. Cash flow from loan repayments and mortgage-backed securities were used to pay down maturing advances from the Federal Home Loan Bank of Boston.

     Total stockholders' equity increased $2,542,000 or 6.1% since December 31, 1997. Increases in stockholders' equity resulted from net income of $2,342,000, stock options exercised of $1,502,000 and an increase in net unrealized gains on investment securities available for sale of $77,000, partially offset by cash dividends paid of $0.70 per share or $1,379,000. The Company is required to maintain certain levels of capital (stockholders' equity) pursuant to FDIC regulations. At June 30, 1998, the Company had a qualifying total capital to risk-weighted assets ratio of 16.46%, of which 8.29% constituted Tier 1 leverage capital, substantially exceeding the FDIC qualifying total capital to risk-weighted assets requirement of at least 8.00%, of which at least 4.00% must be Tier 1 leverage capital.

     As a result of the amendment to the Merger Agreement of February 2, 1998, which was signed on March 23, 1998, the new terms, being a stock-for-stock transaction, will allow the Company to record the transaction under the pooling-of-interest method. Under the pooling-of-interest method, the Company is allowed to defer all merger-related expenses (versus expensing as incurred). During the first six months of 1998, the Company incurred approximately $1,003,000 of merger-related expenses, which have been deferred and will be recognized by the merged entity during the quarter when the merger is complete.



Results of Operations


Comparison of Three Months Ended June 30, 1998 and 1997

 General
     Operations for the three months ended June 30, 1998 resulted in net income of $1,162,000 compared with $1,147,000 for the three months ended June 30, 1997. Non-interest income increased $147,000 or 23.7% to $767,000 for the three months ended June 30, 1998 as compared to $620,000 for the three months ended June 30, 1997. The principal reason for the increase was an increase in gains on sale of fixed rate loans in the secondary market. No provision for loan losses was recorded as a result of a decline in non-performing assets and total loans. Non-interest expenses increased by $213,000 or 7.0% to $3,259,000 for the three months ended June 30, 1998 as compared to $3,046,000 for the three months ended June 30, 1997. The major areas of increase in non- interest expense were in salaries and employee benefits, data processing service fees and other non-interest expenses. Market interest rates have remained low over the three month period, a continuance from the initial decline experienced late in the fourth quarter of 1997. The Company's results of operations largely depend upon its net interest margin which is the difference between the income earned on loans and investments, and the interest expense paid on deposits and borrowings divided by total interest earning average assets. The net interest margin is affected by economic and market factors which influence interest rate levels, loan demand and deposit flows. The net interest margin decreased to 3.46% for the three months ended June 30, 1998 from 3.70% for the three months ended June 30, 1997. As a result of this decrease, net interest and dividend income decreased $74,000 from $4,374,000 for the three months ended June 30, 1997 to $4,300,000 for the three months ended June 30, 1998.

     Trends in the real estate market locally and in New England impact the Company because of its real estate loan portfolio. If the local and New England real estate markets should show signs of weakness, additional provisions for loan losses and further write downs of properties acquired by foreclosure or repossession may be necessary in the future. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on information available at the time of their review.


     Interest and Dividend Income
     Interest and dividend income increased by $151,000 to $9,109,000 for the three months ended June 30, 1998 when compared to three months ended June 30, 1997. Interest on loans increased $182,000 or 2.6% as a result of an increase in the average balance outstanding of $19,419,000, partially offset by a decrease in the average rate

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

earned on the portfolio from 8.12% in the second quarter of 1997 to 7.88% for the same period in 1998. Interest and dividends on total investments decreased by $31,000 as a result of the decrease in the yield on the Company's investment portfolio from 6.19% for the June 30, 1997 period, to 5.88% for June 30, 1998, partially offset by an increase in the average balance outstanding of $4,272,000.


     Interest Expense
     Total interest expense increased $225,000 to $4,809,000 for the three months ended June 30, 1998, from $4,584,000 for the three months ended June 30, 1997. Interest expense on interest bearing deposits increased by $471,000 or 12.7%. The increase reflects an increase in the average balance outstanding of $36,553,000 and an increase in interest rates over the three month period, from 4.19% in 1997 to 4.28% in 1998. Interest expense on borrowed funds decreased $246,000 primarily due to a decrease in the average balance outstanding of $17,039,000, along with a slight decrease in interest rates over the three month period from 5.64% in 1997 to 5.61% in 1998. Cash flow from loan repayments and mortgage-backed securities were used to pay down maturing advances from the Federal Home Loan Bank of Boston. Interest rates on interest bearing deposits and borrowed funds for the three months ended June 30, 1998 increased slightly to 4.41% from 4.40% when compared to the same period in 1997.


     Provision for Loan Losses
     No provision for loan losses was recorded for the three months ended June 30, 1998 as a result of a decline in non-performing assets, specific loan charge-offs and total loans, compared to $132,000 charged to earnings for the 1997 period. At June 30, 1998, total non-performing assets were $2,962,000 representing 0.56% of total assets, compared to $3,958,000 or 0.79% of total assets at June 30, 1997. Management's analysis of the loan portfolio considers risk elements by loan category, and also the prevailing economic climate and anticipated future uncertainties. Future adjustments to the allowance for loan losses may be necessary if economic conditions differ substantially from assumptions used in performing the analysis, or the levels of the Company's non-performing assets increase significantly.

     Non-accrual loans as of June 30, 1998 decreased $1,000,000 to $2,691,000 when compared to the June 30, 1997 balance of $3,691,000. Substantially all of the decrease was attributed to a reduction in non-accrual residential mortgage loans. There were no restructured loans at June 30, 1998 compared to $106,000 at June 30, 1997. Typically, restructured loans are modified to provide either a reduction of the interest on the loan principal or an extension of the loan maturity.

     Non-performing assets and the percentage of such assets to total loans and total assets are as follows:


                                                    June 30,     December 31,      June 30,
(Dollars in thousands)                                1998           1997            1997
------------------------------------------------   ----------   --------------   -----------
Non-performing assets:
   Non-accrual loans:
   Mortgage loans ..............................    $ 2,309        $ 3,283         $ 3,159
   Other loans .................................        382            298             532
                                                    -------        -------         -------
       Total non-accrual loans .................      2,691          3,581           3,691
   Real estate acquired by foreclosure .........        271            596             267
                                                    -------        -------         -------
       Total non-performing assets .............    $ 2,962        $ 4,177         $ 3,958
                                                    =======        =======         =======
Non-accrual loans as a percentage of:
       Total loans receivable ..................       0.75%          0.97%           1.05%
                                                    =======        =======         =======
       Total assets ............................       0.51%          0.69%           0.74%
                                                    =======        =======         =======
Non-performing assets as a percentage of:
       Total assets ............................       0.56%          0.81%           0.79%
                                                    =======        =======         =======

     Non-interest Income
     Non-interest income increased $147,000 for the three months ended June 30, 1998 when compared to the same period in 1997. Substantially all of the increase was due to an increase in gain on sale of fixed rate loans in the secondary market. Gain on sale of loans, net as of three months ended June 30, 1998 totaled $146,000 compared to $27,000 as of three months ended June 30, 1997, an increase of $119,000. Other non-interest income as of three months ended June 30, 1998 increased $36,000 to $139,000 when compared to $103,000 as of three months ended June 30, 1997.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

     Non-interest Expense
     Non-interest expense increased by $213,000 or 7.0% for the three months ended June 30, 1998 compared to the three months ended June 30, 1997. Increases in salaries and employee benefits, data processing service fees and other non-interest expenses were incurred.


     Income Tax Expense
     The Company incurred income tax expense of $646,000 for the three months ended June 30, 1998 and $669,000 in the comparable period of 1997. Both these amounts differ from the expected tax expense of 34% of income before income taxes. The major reasons for these variances relate to state income tax expense (net of the federal tax benefit), tax exempt income and dividend received deduction.


Comparison of Six Months Ended June 30, 1998 and 1997

 General
     Operations for the six months ended June 30, 1998 resulted in net income of $2,342,000 compared with $2,194,000 for the six months ended June 30, 1997. The principal reason for the increase was improvement in the net interest income, resulting from growth in the residential loan portfolio. Substantial increases in net gains realized on the sale of loans in the secondary market were also realized for the six months ended June 30, 1998. The provision for loan losses charged to earnings for the six months ended June 30, 1998 was $57,000, compared to $241,000 charged to earnings for the 1997 period. Total non- interest expense increased by $241,000 or 4.0% to $6,292,000 for the six months ended June 30, 1998 when compared to six months ended June 30, 1997. The Company's results of operations largely depend upon its net interest margin which is the difference between the income earned on loans and investments, and the interest expense paid on deposits and borrowings divided by total interest earning average assets. The net interest margin is affected by economic and market factors which influence interest rate levels, loan demand and deposit flows. The net interest margin decreased to 3.51% for the six months ended June 30, 1998 from 3.74% for the six months ended June 30, 1997.


     Interest and Dividend Income
     Interest and dividend income increased by $1,010,000 or 5.8% to $18,293,000 for the six months ended June 30, 1998 when compared to six months ended June 30, 1997. Interest on loans increased $1,019,000 or 7.6% as a result of an increase in the average balance outstanding of $32,209,000, partially offset by a decrease in the average rate earned on the portfolio from 8.04% in 1997 to 7.89% in 1998. Interest and dividends on total investments decreased slightly by $9,000 to $3,781,000 for the six months ended June 30, 1998 when compared to six months ended June 30, 1997. The decrease was the result of a decrease in the average rate earned on the portfolio from 6.19% in 1997 to 5.93% in 1998, partially offset by an increase in the average balance outstanding of $5,121,000.


     Interest Expense
     Total interest expense increased $865,000 to $9,572,000 for the six months ended June 30, 1998, from $8,707,000 for the six months ended June 30, 1997. Interest expense on interest bearing deposits increased by $920,000 or 12.6%. The rise reflects the increase in the average balance outstanding of $35,468,000, that resulted substantially from an increase in deposit account balances, along with market interest rates increasing over the same six month period, from 4.17% in 1997 to 4.27% in 1998. Interest expense on borrowed funds decreased $55,000 due to a decrease in the average balance outstanding of $2,170,000, partially offset by a slight increase in the interest rate paid for the six months ended June 30, 1998 of 5.70% compared to 5.68% for the same period in 1997.


     Provision for Loan Losses
     The provision for loan losses charged to earnings for the six months ended June 30, 1998 was $57,000 compared to $241,000 for the same period in 1997. The Company decreased its provision for loan losses for the six months ended June 30, 1998 as a result of a decline in non-performing assets, specific loan charge-offs and total loans.

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

     Non-interest Income
     Non-interest income was $1,374,000 for the six months ended June 30, 1998 compared to $1,237,000 for the same period in 1997. Gain on sale of fixed rate loans in the secondary market was $304,000 for the six months ended June 30, 1998 compared to $67,000 for the same period in 1997, an increase of $237,000 due to the more favorable market interest rates in 1998. Other non-interest income decreased $91,000 to $119,000 for the six months ended June 30, 1998, from $210,000 for the six months ended June 30, 1997.


     Non-interest Expense
     Non-interest expense increased by $241,000 or 4.0% for the six months ended June 30, 1998 compared to the six months ended June 30, 1997. Increases in salaries and employee benefits, data processing service fees and other non-interest expenses were incurred.


     Income Tax Expense
     The Company incurred income tax expense of $1,404,000 for the six months ended June 30, 1998 compared with $1,327,000 in the 1997 period. Both these amounts differ from the expected tax expense of 34% of income before income taxes. The major reasons for these variances relate to state income tax expense (net of the federal tax benefit), tax exempt income and dividend received deduction.


     Liquidity and Capital Resources
     Substantially all of the Company's funds are generated through its Company's subsidiary, the Sandwich Co-operative Bank. The Bank's primary sources of liquidity are deposits, loan payments and payoffs, investment income and maturities and principal payments of investments, mortgage-backed securities and CMOs, advances from the Federal Home Loan Bank of Boston, and other borrowings. As a member of the Co-operative Central Bank's Share Insurance Fund, the Company also has a right to borrow from the Share Insurance Fund for short-term cash needs by pledging certain assets, although it has never exercised this right. The Company's liquidity management program is designed to assure that sufficient funds are available to meet its daily needs.


     The Company believes its capital resources, including deposits, scheduled loan repayments, revenue generated from the sales of loans and investment securities, unused borrowing capacity at the Federal Home Loan Bank of Boston, and revenue from other sources will be adequate to meet its funding commitments. At June 30, 1998 and December 31, 1997 the Company's and the Bank's capital ratios were in excess of regulatory requirements.


     Impact of the Year 2000 Issue
     The Company remains on track with plans for Year 2000 compliance. In March of 1998, the FDIC reviewed the Company's Year 2000 readiness plans and found nothing unusual. They will continue to monitor the Company's process. The Company continues to provide reports to the Board of Directors on a quarterly basis. Recognizing the importance of customer awareness, additional informational mailings are planned for the third quarter of 1998 for all customers receiving monthly statements. A special follow-up mailing is also planned for commercial loan customers during the third quarter of this year.

     The Company relies on a third-party data processing vendor for critical data warehousing and on-line transaction processing. Other, less critical, systems are supported by purchased applications software. The Company is continually evaluating mission-critical vendor plans and monitoring project milestones. The Company plans to begin testing its key transaction processing system in the third quarter of 1998 and to complete testing on most other applications not later than December 31, 1998. There can be no guarantee that the systems of other companies, or third party vendors on which the Company's systems rely, will be remedied on a timely basis. Therefore, the Company may possibly be negatively impacted to the extent other entities not affiliated with the Company are unsuccessful in properly addressing their respective Year 2000 compliance responsibilities. Specific factors that may cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     During the first and second quarters of 1998, the Company replaced specific hardware and software that had been identified as non-compliant in the organization assessment. All replacements have been on schedule and within

Sandwich Bancorp -- Excerpts from Quarterly Report on Form 10-Q for the Quarter
                              Ended June 30, 1998

budget. The remaining replacements are scheduled for the third quarter of 1998. In addition, the Company added to the Information Systems Department staff in the second quarter of 1998, according to plan. The Company will utilize internal and, if necessary, external resources to upgrade, replace, and test the software and systems for Year 2000 modifications.

     Current projected timeframes call for completion of the proposed merger with the 1855 Bancorp in the fourth quarter of 1998 and the subsequent data system conversion in the first quarter of 1999. Y2K Team Leaders at both Companies have agreed to pursue independent plans for Y2K compliance through the date of the data system conversion. The Company foresees no significant complications from the proposed merger and plans to complete the Year 2000 Project no later than March 31, 1999. Y2K Team Leaders from each Company are working in concert to ensure smooth integration of plans after the conversion.

     For further response, refer to the discussion under the sub-caption "Impact of the Year 2000 Issue" of the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Annual Report, included as Part II, Item 7 of the Form 10-K, which is incorporated herein by reference.


Quantitative and Qualitative Disclosures About Market Risk
     The response is incorporated herein by reference from the discussion under the sub-caption "Asset and Liability Management and Market Risk" of the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Annual Report, included as Part II, Item 7 of the Form 10-K, which is incorporated herein by reference. In addition, there has been no significant change in interest rates over the six month period ending June 30, 1998.

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the Offering made hereby and, if given or made, such other information or representation must not be relied upon as having been authorized by Seacoast Financial Services Corporation, Compass Bank for Savings, Ryan Beck & Co., Inc., McConnell, Budd & Downes, Sandwich Bancorp, Inc. or The Sandwich Co-operative Bank. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Seacoast Financial Services Corporation, Compass Bank for Savings, Sandwich Bancorp, Inc. or The Sandwich Co-operative Bank since any of the dates as of which information is furnished herein or since the date hereof.

                      ----------------------------------

                               TABLE OF CONTENTS


                                                                   Page
                                                                ----------
Summary of Prospectus .......................................         5
Selected Consolidated Financial And Other Data of
   Seacoast Financial .......................................        13
Selected Consolidated Financial And Other Data of
   Sandwich Bancorp .........................................        16
Selected Unaudited Pro Forma Consolidated Financial
   Data of Seacoast Financial ...............................        18
Recent Developments .........................................        20
Forward-looking Statements ..................................        24
Risk Factors ................................................        24
Pro Forma Data ..............................................        30
Regulatory Capital Compliance ...............................        43
Capitalization ..............................................        44
Use of Proceeds of Conversion ...............................        46
Seacoast Financial's Dividend Policy ........................        47
Market for Seacoast Financial Common Stock ..................        47
Seacoast Financial and Subsidiary Consolidated
   Statements of Income .....................................        48
Management's Discussion and Analysis of Financial
   Condition and Results of Operations of Seacoast
   Financial ................................................        49
Business of Seacoast Financial ..............................        63
Business of Compass .........................................        64
Certain Effects of the Merger on Seacoast Financial .........        91
The Conversion and the Merger ...............................        94
Federal and State Taxation of Seacoast Financial and
   Compass ..................................................       113
Regulation of Seacoast Financial and Compass ................       115
Management of Seacoast Financial and Compass ................       122
Purchases by Management of Seacoast Financial and
   Compass ..................................................       130
The Offerings ...............................................       131
Description of Capital Stock of Seacoast Financial ..........       138
Restrictions on Acquisition of Seacoast Financial and
   Compass ..................................................       139
Transfer Agent and Registrar for Seacoast Financial
   Common Stock .............................................       143
Legal Opinions ..............................................       143
Experts .....................................................       143
Additional Information ......................................       143
Seacoast Financial Services Corporation and Subsidiary
   Index to Consolidated Financial Statements ...............       F-1
Sandwich Bancorp, Inc. and Subsidiaries Index to
   Consolidated Financial Statements and
   Other Information ........................................       G-1


       Until the later of                , 1998 and 25 days after commencement
of a broker assisted public offering, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver this Prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

                                18,400,000 Shares
                             (Anticipated Maximum)











                            [Seacoast Financial Logo]






                                  COMMON STOCK

                           par value $0.01 per share







                     -------------------------------------
                              P R O S P E C T U S
                     -------------------------------------



                             [Ryan, Beck & Co. Logo]



                             [McConnell Budd Logo]


                                        , 1998


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses to be paid by Seacoast Financial in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
All amounts shown are estimates except for amounts of filing and listing fees.


     Securities and Exchange Commission filing fee................    $113,100
     National Association of Securities Dealers, Inc.
       filing fee.................................................      30,500
     Nasdaq National Market System listing fee....................      95,000
     Secretary of State of The Commonwealth of Massachusetts......     100,000
     Accounting fees and expenses.................................     218,000
     Legal fees and expenses......................................     537,000
     Blue Sky fees and expenses (including related legal fees) ...      12,500
     Printing, engraving, postage and EDGAR expenses..............     350,000
     Consulting fees and expenses.................................      75,000
     Appraisal and Business Plan fees and expenses................      80,000
     Data processing fees and expenses............................      65,000
     Miscellaneous................................................      91,900
                                                                    ----------
            Total.................................................  $1,768,000
                                                                    ==========


Item 14.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws (the "MGL") authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Articles of Organization of Seacoast Financial provide that each Director of Seacoast Financial and each officer appointed or elected by the Board of Directors of Seacoast Financial shall be indemnified by Seacoast Financial to the extent permitted by law against any expenses incurred by such person in connection with any proceeding in which he or she is involved as a result of (i) his or her serving or having served as a Director, officer or employee of Seacoast Financial, (ii) his or her serving or having served as a Director, officer or employee of any of Seacoast Financial's wholly owned subsidiaries or (iii) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of Seacoast Financial. The Board of Directors may, in its discretion, indemnify non-officer employees of Seacoast Financial. In accordance with Massachusetts law, the Articles also provide that no indemnification shall be provided with respect to a matter as to which the indemnitee shall have been determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses.

         The Articles of Organization also provide that no Director of Seacoast Financial shall be personally liable to Seacoast Financial or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability. However, in conformity with
Section 13(b) (1 1/2) of Chapter 156B of the MGL, a Director shall be liable (i) for any breach of the Director's duty of loyalty to Seacoast Financial or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the MGL or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

     The effect of these provisions would be to permit indemnification by Seacoast Financial for liabilities arising out of the Securities Act.

     Section 67 of Chapter 156B of the MGL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Seacoast Financial has procured a directors and officers liability and company reimbursement liability insurance policy that (i) insures directors and officers of Seacoast Financial against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts or omissions of such directors or officers in their capacity as directors or officers and (ii) insures Seacoast Financial against losses (above a deductible amount) arising from any such claims, but only if Seacoast Financial is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of Seacoast Financial's Articles of Organization or By-Laws.


     Reference is also made to Section 7 of the Agency Agreement between Ryan Beck and Compass, filed as Exhibit 1.2 to this Registration Statement, for a description of indemnification arrangements between Ryan Beck and Compass.


Item 15. Recent Sales of Unregistered Securities.

     None.

Item 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits


1.1     Engagement Letter between Seacoast Financial Services Corporation,
        Compass Bank for Savings and Ryan, Beck & Co., Inc.*

1.2     Form of Agency Agreement between Compass Bank for Savings and Ryan, Beck
        & Co., Inc.

2 Seacoast Financial Services Corporation Plan of Conversion (the two documents that are attached as Exhibit A to such plan are attached to this Registration Statement as Exhibits 3.1 and 3.2, respectively)*

3.1     Articles of Organization of Seacoast Financial Services Corporation*

3.2     By-Laws of Seacoast Financial Services Corporation*

4       Specimen certificate for the common stock of Seacoast Financial Services
        Corporation**

5 Opinion of Foley, Hoag & Eliot LLP regarding legality of securities being registered**

8       Opinion of Foley, Hoag & Eliot LLP regarding certain tax matters

10.1    Employment Agreement by and among Seacoast Financial Services
        Corporation, Compass Bank for Savings and Kevin G. Champagne*

10.2    Form of Employment Agreement by and among Compass Bank for Savings,
        Seacoast Financial Services Corporation and certain Officers of Compass
        Bank for Savings*

10.3    Form of Change in Control Agreements by and among Seacoast Financial
        Services Corporation, Compass Bank for Savings, Kevin G. Champagne and certain other Officers of Compass Bank for Savings*

10.4    Form of Change in Control Agreement by and among Seacoast Financial
        Services Corporation, Compass Bank for Savings and certain Officers of
        Compass Bank for Savings.*

10.5 Form of Executive Salary Continuation Agreements made and entered into by and between Compass Bank for Savings and Kevin G. Champagne, Arthur
        W. Short, John D. Kelleher and Francis S. Mascianica and forms of amendments thereto*

10.6    Trust Agreement, made as of December 18, 1992, by and between Compass
        Bank for Savings and Shawmut Bank, N.A.*

10.7    Compass Bank for Savings January 1998 Incentive Compensation Plan**

10.8    Amended and Restated Affiliation and Merger Agreement dated as of March
        23, 1998 by and among Seacoast Financial Services Corporation, Compass
        Bank for Savings, Sandwich Bancorp, Inc. and the Sandwich Co-operative
        Bank*

10.9    Stock Option Agreement dated as of March 23, 1998 by and between
        Sandwich Bancorp, Inc. and Seacoast Financial Services Corporation*

10.10   Form of Voting Agreements between Seacoast Financial Services
        Corporation and the Directors of Sandwich Bancorp, Inc.*

10.11   Form of Affiliates Agreements between Seacoast Financial Services
        Corporation and certain affiliates of Sandwich Bancorp, Inc.*

10.12   Compass Bank for Savings Executive Deferred Compensation Plan*

10.13   Rabbi Trust for Compass Bank for Savings Executive Deferred Compensation
        Plan*




                                      II-2



10.14(a)Employment Agreements dated July 18, 1994 by and between Sandwich
        Co-operative Bank and Frederic D. Legate, Dana S. Briggs and George L.
        Larson**

10.14(b)1998 Amendment to Employment Agreements dated July 18, 1994 by and between Sandwich Co-operative Bank and Frederic D. Legate, Dana S.
        Briggs and George L. Larson**

10.15(a)Employment Agreement dated December 17, 1991 by and between Sandwich
        Co-operative Bank and David A. Parsons**

10.15(b)1998 Amendment to Employment Agreement dated December 17, 1991 by and between Sandwich Co-operative Bank and David A. Parsons**

10.16   Sandwich Co-operative Bank 1983 Directors Deferred Income Agreement**

10.17   Sandwich Co-operative Bank 1992 Directors Deferred Compensation Plan**

10.18 Supplemental Executive Retirement Agreements dated May 5, 1995 by and between Sandwich Co-operative Bank and Frederic D. Legate, Dana S.
        Briggs, George L. Larson and David A. Parsons and amendments thereto**

10.19   Employment Agreement by and among Seacoast Financial Services
        Corporation, Compass Bank for Savings and James E. Lambert**

21      Subsidiaries of Seacoast Financial Services Corporation*

23.1    Consent of Arthur Andersen LLP

23.2    Consent of RP Financial, LC.

23.3    Consent of Foley, Hoag & Eliot LLP (included in Exhibits 5 and 8 to this
        Registration Statement)

23.4    Consent of KPMG Peat Marwick LLP

23.5    Consent of T.C. Edwards & Co., P.C.

27      EDGAR Financial Data Schedule**

99.1    Appraisal Agreement between Compass Bank for Savings and RP Financial,
        LC.*

99.2 Appraisal Report of RP Financial, LC. dated as of May 8, 1998, together with Conversion Appraisal Update Reports dated as of August 7, 1998 and September 4, 1998.

99.3    Marketing Materials**

99.4    Stock Order Form*

99.5 Letter from RP Financial, LC. with respect to value of subscription rights issued under the Seacoast Financial Services Corporation Plan of Conversion**

99.6    Consent of Frederic D. Legate**

-------------------------
  *  Filed on May 15, 1998.
 **  Filed on August 14, 1998.


     (b) Financial Statement Schedules

     Financial statement schedules have been omitted because they are inapplicable or the required information is shown in the Financial Statements and the Notes thereto.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Seacoast Financial Services Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Bedford, The Commonwealth of Massachusetts, on September 1, 1998.

                                       SEACOAST FINANCIAL SERVICES CORPORATION



                                       By: /s/ Kevin G. Champagne
                                           ------------------------------------
                                           Kevin G. Champagne
                                           President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on September 1, 1998.



                  Signature                                    Title
                  ---------                                    -----

        /s/ Kevin G. Champagne
------------------------------------------        President, Chief Executive Officer
            Kevin G. Champagne                    and Trustee (Principal Executive
                                                  Officer)


                   *                              Vice President and Treasurer (Principal
------------------------------------------        Financial and Accounting Officer)
       Francis S. Mascianica, Jr.

                   *
------------------------------------------        Trustee
           Manuel G. Camacho

                   *
------------------------------------------        Trustee
             David P. Cameron


                   *
------------------------------------------        Trustee
           Howard C. Dyer, Jr.


                   *
------------------------------------------        Trustee
              Glen F. Johnson


                   *
------------------------------------------        Trustee
            John D. Kelleher


                   *
------------------------------------------        Trustee
        Thornton P. Klaren, Jr.



                                      II-5



                  Signature                                      Title
                  ---------                                      -----


                   *
------------------------------------------        Trustee
            J. Louis LeBlanc



                   *
------------------------------------------        Trustee
               Terence G. Lewis


                   *
------------------------------------------        Trustee
             Richard S. Marchisio



------------------------------------------        Trustee
              A. William Munro



------------------------------------------        Trustee
                Carl Ribeiro


                   *
------------------------------------------        Trustee
              Arthur W. Short


                   *
------------------------------------------        Trustee
            Joseph H. Silverstein


------------------------------------------        Trustee
             Gerald H. Silvia



------------------------------------------        Trustee
           William N. Whalen


* By: /s/ Kevin G. Champagne
      -------------------------------------
        Kevin G. Champagne
         Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
   No.                             Description
-------                            -----------
1.1     Engagement Letter between Seacoast Financial Services Corporation,
        Compass Bank for Savings and Ryan, Beck & Co., Inc.*

1.2     Form of Agency Agreement between Compass Bank for Savings and Ryan, Beck
        & Co., Inc.

2 Seacoast Financial Services Corporation Plan of Conversion (the two documents that are attached as Exhibit A to such plan are attached to this Registration Statement as Exhibits 3.1 and 3.2, respectively)*

3.1     Articles of Organization of Seacoast Financial Services Corporation*

3.2     By-Laws of Seacoast Financial Services Corporation*

4       Specimen certificate for the common stock of Seacoast Financial Services
        Corporation**

5 Opinion of Foley, Hoag & Eliot LLP regarding legality of securities being registered**

8       Opinion of Foley, Hoag & Eliot LLP regarding certain tax matters

10.1    Employment Agreement by and among Seacoast Financial Services
        Corporation, Compass Bank for Savings and Kevin G. Champagne*

10.2    Form of Employment Agreement by and among Compass Bank for Savings,
        Seacoast Financial Services Corporation and certain Officers of Compass
        Bank for Savings*

10.3    Form of Change in Control Agreements by and among Seacoast Financial
        Services Corporation, Compass Bank for Savings, Kevin G. Champagne and certain other Officers of Compass Bank for Savings*

10.4    Form of Change in Control Agreement by and among Seacoast Financial
        Services Corporation, Compass Bank for Savings and certain Officers of
        Compass Bank for Savings.*

10.5 Form of Executive Salary Continuation Agreements made and entered into by and between Compass Bank for Savings and Kevin G. Champagne, Arthur
        W. Short, John D. Kelleher and Francis S. Mascianica and forms of amendments thereto*

10.6    Trust Agreement, made as of December 18, 1992, by and between Compass
        Bank for Savings and Shawmut Bank, N.A.*

10.7    Compass Bank for Savings January 1998 Incentive Compensation Plan**

10.8    Amended and Restated Affiliation and Merger Agreement dated as of March
        23, 1998 by and among Seacoast Financial Services Corporation, Compass
        Bank for Savings, Sandwich Bancorp, Inc. and the Sandwich Co-operative
        Bank*

10.9    Stock Option Agreement dated as of March 23, 1998 by and between
        Sandwich Bancorp, Inc. and Seacoast Financial Services Corporation*

10.10   Form of Voting Agreements between Seacoast Financial Services
        Corporation and the Directors of Sandwich Bancorp, Inc.*

10.11   Form of Affiliates Agreements between Seacoast Financial Services
        Corporation and certain affiliates of Sandwich Bancorp, Inc.*

10.12   Compass Bank for Savings Executive Deferred Compensation Plan*




10.13   Rabbi Trust for Compass Bank for Savings Executive Deferred Compensation
        Plan*

10.14(a)Employment Agreements dated July 18, 1994 by and between Sandwich
        Co-operative Bank and Frederic D. Legate, Dana S. Briggs and George L.
        Larson**

10.14(b)1998 Amendment to Employment Agreements dated July 18, 1994 by and between Sandwich Co-operative Bank and Frederic D. Legate, Dana S.
        Briggs and George L. Larson**

10.15(a)Employment Agreement dated December 17, 1991 by and between Sandwich
        Co-operative Bank and David A. Parsons**

10.15(b)1998 Amendment to Employment Agreement dated December 17, 1991 by and between Sandwich Co-operative Bank and David A. Parsons**

10.16   Sandwich Co-operative Bank 1983 Directors Deferred Income Agreement**

10.17   Sandwich Co-operative Bank 1992 Directors Deferred Compensation Plan**

10.18 Supplemental Executive Retirement Agreements dated May 5, 1995 by and between Sandwich Co-operative Bank and Frederic D. Legate, Dana S.
        Briggs, George L. Larson and David A. Parsons and amendments thereto**

10.19   Employment Agreement by and among Seacoast Financial Services
        Corporation, Compass Bank for Savings and James E. Lambert**

21      Subsidiaries of Seacoast Financial Services Corporation*

23.1    Consent of Arthur Andersen LLP

23.2    Consent of RP Financial, LC.

23.3    Consent of Foley, Hoag & Eliot LLP (included in Exhibits 5 and 8 to this
        Registration Statement)

23.4    Consent of KPMG Peat Marwick LLP

23.5    Consent of T.C. Edwards & Co., P.C.

27      EDGAR Financial Data Schedule**

99.1    Appraisal Agreement between Compass Bank for Savings and RP Financial,
        LC.*

99.2    Appraisal Report of RP Financial, LC.

99.3    Marketing Materials**

99.4    Stock Order Form*

99.5 Letter from RP Financial, LC. with respect to value of subscription rights issued under the Seacoast Financial Services Corporation Plan of Conversion**

99.6    Consent of Frederic D. Legate**

-------------------------
  *  Filed on May 15, 1998.
 **  Filed on August 14, 1998.